    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1998

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      EQUITY RESIDENTIAL PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)

             MARYLAND                             6798                            13-3675988
 (State or other jurisdiction of      (Primary Standard Industrial              (IRS Employer
  incorporation or organization)      Classification Code Number)            Identification No.)

                      TWO NORTH RIVERSIDE PLAZA, SUITE 400
                               CHICAGO, IL 60606
                                 (312) 474-1300
              (Address, including ZIP Code, and telephone number,
       including area code, of registrant's principal executive offices)

                               DOUGLAS CROCKER II
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      TWO NORTH RIVERSIDE PLAZA, SUITE 400
                               CHICAGO, IL 60606
                                 (312) 474-1300
           (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                HAL M. BROWN, ESQ.                                 W. HALE BARRETT, ESQ.
                  RUDNICK & WOLFE                          HULL, TOWILL, NORMAN & BARRETT, P.C.
       203 NORTH LASALLE STREET, SUITE 1800                     801 BROAD STREET, 7TH FLOOR
                 CHICAGO, IL 60601                                SUNTRUST BANK BUILDING
                  (312) 368-4000                                     AUGUSTA, GA 30901
            (312) 236-7516 (TELECOPIER)                               (706) 722-4481
                                                                (706) 722-9779 (TELECOPIER)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED           PROPOSED
                                                                             MAXIMUM             MAXIMUM          AMOUNT OF
                                                         AMOUNT TO BE     OFFERING PRICE        AGGREGATE        REGISTRATION
 TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED     REGISTERED(1)       PER SHARE       OFFERING PRICE(2)        FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest, par value $.01
  per share.........................................      21,888,417            (2)           $899,541,670         $265,370
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Represents the estimated maximum number of shares of beneficial interest to be issued in exchange for all of the issued and outstanding shares of common stock of Merry Land & Investment Company, Inc. pursuant to a plan of merger.
(2) Pursuant to Rule 457(f), the filing fee has been computed based on the market value of the common shares to be exchanged in the merger, computed pursuant to Rule 457(c) using the average of the high and low prices reported in the consolidated reporting system ($21.78) of such common shares as reported on the New York Stock Exchange on August 11, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PRELIMINARY COPY

                      EQUITY RESIDENTIAL PROPERTIES TRUST
                           TWO NORTH RIVERSIDE PLAZA
                            CHICAGO, ILLINOIS 60606

                                                                          , 1998

Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders of Equity Residential Properties Trust ("EQR") to be held at One North Franklin,
Chicago, Illinois, on           , 1998, at           .m., local time (the "EQR
Special Meeting").

     At the EQR Special Meeting, you will be asked to approve the acquisition of the multifamily property business of Merry Land & Investment Company, Inc., a Georgia corporation ("Merry Land"), by EQR through a tax-free merger (the "Merger"). In the Merger, each outstanding share of common stock of Merry Land will be converted into 0.53 of a common share of beneficial interest of EQR ("EQR Common"). At the EQR Special Meeting you will also be asked to separately approve an increase in the number of authorized shares of EQR Common from 200,000,000 to 350,000,000 in the Merger (the "Increase").

     Details of the proposed Merger and information regarding EQR and Merry Land are contained in the attached Joint Proxy Statement/Prospectus/Information Statement, which you are encouraged to read carefully. Special note should be taken of the risk factors relating to the proposed Merger, which are discussed beginning on page 18 of the attached Joint Proxy Statement/Prospectus/Information Statement.

     Your Board of Trustees believes that the proposed acquisition of Merry Land by EQR will benefit EQR by (i) acquiring at the effective time of the Merger a high-quality portfolio of approximately 34,990 apartment units (including 1,418 units under development or construction) (ii) making the resulting company better equipped to meet competitive challenges by increasing its size and achieving greater economies of scale and (iii) improving its access to capital.

     Your Board of Trustees has carefully reviewed and considered the terms and conditions of the Merger and has received and considered the written opinion of J.P. Morgan Securities Inc. ("J.P. Morgan") dated July 8, 1998 to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be paid by EQR in connection with the Merger was fair to EQR from a financial point of view. A copy of the written opinion of J.P. Morgan is included as Appendix D to the Joint Proxy Statement/Prospectus/Information Statement and should be read carefully in its entirety with respect to assumptions made, matters considered and limitations on the review undertaken by J.P. Morgan in rendering its opinion. Your Board of Trustees has approved the Merger and the Increase, believes the Merger and the Increase are in the best interests of EQR and its shareholders, and recommends that all shareholders vote FOR approval of the Merger and the Increase.

     The Merger requires the affirmative vote of EQR shareholders owning a majority of the outstanding shares of EQR Common. The Increase is subject to the affirmative vote of a majority of the shares of EQR Common cast at the EQR Special Meeting, provided a quorum is present. Accordingly, whether or not you plan to attend the EQR Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus/Information Statement at any time before it has been voted at the EQR Special Meeting. If you attend the EQR Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated. This solicitation is made on behalf of the Board of Trustees of EQR.

                                          Sincerely,

                                          Douglas Crocker II,
                                          Chief Executive Officer, President and
                                          Trustee

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders ("EQR Special Meeting") of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), will be held at One North Franklin, Chicago, Illinois,
on             , 1998 at                ,   .m. local time, to consider and vote
on the following:

          1. A proposal to approve the merger of Merry Land & Investment Company, Inc., a Georgia corporation ("Merry Land"), into EQR, and in the alternative, the merger of Merry Land Merger Subsidiary, Inc., a newly formed subsidiary of Merry Land, into EQR, all pursuant to an Agreement and Plan of Merger entered into by EQR and Merry Land on July 8, 1998, as amended (collectively, the "Merger").

          2. The proposed increase in the number of authorized common shares of beneficial interest of EQR from 200,000,000 shares to 350,000,000 in the Merger.

     Only holders of record of common shares of beneficial interest, $.01 par
value per share, of EQR at the close of business on             , 1998 will be
entitled to vote at the EQR Special Meeting.

                                          By Order of the Board of Trustees,

                                          Bruce C. Strohm
                                          Executive Vice President,
                                          General Counsel and Secretary

Chicago, Illinois
            , 1998
--------------------------------------------------------------------------------

     PLEASE DATE, SIGN AND RETURN YOUR EQR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                     MERRY LAND & INVESTMENT COMPANY, INC.
                                624 ELLIS STREET
                             AUGUSTA, GEORGIA 30901

                                           , 1998

Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders of Merry Land & Investment Company, Inc. ("Merry Land") to be held at The Radisson
Riverfront Hotel, Two Tenth Street, Augusta, Georgia, on             , 1998, at
                 .m., local time (the "Merry Land Special Meeting").

     At the Merry Land Special Meeting, you will be asked to approve the acquisition of the multifamily property business of Merry Land by Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), through the tax-free merger of EQR and Merry Land. In the merger, each outstanding share of common stock of Merry Land ("Merry Land Common") will be converted into 0.53 of a common share of beneficial interest of EQR ("EQR Common").

     In the event Merry Land and EQR receive a favorable determination from the Internal Revenue Service, as an alternative merger structure, Merry Land will merge with and into a newly formed subsidiary limited liability company (the "Merry Land LLC"), with the shareholders of Merry Land receiving shares of stock in a newly formed corporate subsidiary (the "Merry Land Merger Subsidiary"), which would own all of the equity interests in Merry Land LLC. The Merry Land Merger Subsidiary would then merge with and into EQR, with each outstanding share of common stock of Merry Land Merger Subsidiary being converted into 0.53 of a share of EQR Common. Shareholders are being asked to approve the merger, including the alternative merger structure (the "Merger").

     Immediately prior to the Merger, and subject to the satisfaction or waiver of all conditions thereto, Merry Land will contribute certain of its assets (the "Contribution") to its subsidiary, Merry Land Properties, Inc. ("MRYP Newco") in exchange for shares of common stock, no par value, of MRYP Newco ("MRYP Newco Common"). Merry Land will distribute to its common shareholders, on a pro rata basis, all of the shares it owns in MRYP Newco (the "Distribution") prior to the Merger. Details of the proposed Merger and Distribution and information regarding EQR, Merry Land and MRYP Newco are contained in the attached Joint Proxy Statement/Prospectus/Information Statement, which you are encouraged to read carefully. Special note should be taken of the risk factors relating to the proposed Merger and MRYP Newco, which are discussed beginning on page 18 of the attached Joint Proxy Statement/Prospectus/Information Statement.

     At the Merry Land Special Meeting you will be asked to approve the Merger. You will also be asked to approve the adoption of MRYP Newco's 1998 Management Incentive Plan.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger, the Contribution, and the Distribution and has received and considered the written opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley") dated July 8, 1998 to the effect that, as of the date of such opinion, and based upon and subject to certain assumptions and considerations stated therein, the Exchange Ratio and MRYP Newco Common (the "Merger Consideration") to be received by the holders of shares of Merry Land Common pursuant to the Merger was fair to such shareholders from a financial point of view. A copy of the written opinion of Morgan Stanley dated July 8, 1998 is included as Appendix E to the Joint Proxy Statement/Prospectus/Information Statement and should be read carefully and in its entirety.

     Your Board of Directors and the Board of Directors of Merry Land Merger Subsidiary have approved the Merger, the Contribution and the Distribution and believes they are in the best interests of Merry Land and its shareholders, and recommends that all shareholders vote FOR approval of the Merger. Shareholders are not being asked to approve the Contribution or the Distribution, which are not subject to shareholder approval. However, approval of the Merger will, in effect, constitute approval of the Contribution and Distribution. Your Board of Directors and the Board of Directors of MRYP Newco recommend that all shareholders vote FOR the adoption of MRYP Newco's 1998 Management Incentive Plan.

     The Merger requires the affirmative vote of Merry Land shareholders owning a majority of the outstanding Merry Land Common. The approval of MRYP Newco's 1998 Management Incentive Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Merry Land Common voting. Accordingly, whether or not you plan to attend the Merry Land Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus/Information Statement at any time before it has been voted at the Merry Land Special Meeting. If you attend the Merry Land Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated. This solicitation is made on behalf of the Board of Directors of Merry Land.

                                          Sincerely,

                                          Boone A. Knox, Chairman

                     MERRY LAND & INVESTMENT COMPANY, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders ("Merry Land Special Meeting") of Merry Land & Investment Company, Inc., a Georgia corporation ("Merry Land"), will be held at The Radisson Riverfront Hotel, Two
Tenth Street, Augusta, Georgia, on           ,      , 1998 at   .m., local time,
to consider and vote on the following proposals:

          (i) the approval of (a) the merger of Merry Land with and into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), and in the alternative, (b) the merger of Merry Land with and into a newly formed subsidiary limited liability company ("Merry Land LLC"), with the shareholders of Merry Land receiving shares of stock in a newly formed corporate subsidiary (the "Merry Land Merger Subsidiary"), followed by the merger of the Merry Land Merger Subsidiary with and into EQR, all pursuant to an Agreement and Plan of Merger entered into by Merry Land and EQR on July 8, 1998, as amended (collectively, the "Merger"); and

          (ii) the adoption of Merry Land Properties, Inc.'s 1998 Management Incentive Plan.

     Only holders of record of common stock, no par value per share, of Merry
Land at the close of business on             , 1998 will be entitled to vote at
the Merry Land Special Meeting.

                                          By Order of the Board of Directors,

                                          W. Hale Barrett,
                                          Secretary

Augusta, Georgia
          , 1998
--------------------------------------------------------------------------------

     PLEASE DATE, SIGN AND RETURN YOUR MERRY LAND PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      EQUITY RESIDENTIAL PROPERTIES TRUST
                                      AND
                     MERRY LAND & INVESTMENT COMPANY, INC.
                             JOINT PROXY STATEMENT
                               ------------------

                      EQUITY RESIDENTIAL PROPERTIES TRUST
                                   PROSPECTUS
                               ------------------

                          MERRY LAND PROPERTIES, INC.
                             INFORMATION STATEMENT

     This Joint Proxy Statement/Prospectus/Information Statement is being furnished to the shareholders of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), in connection with the solicitation of proxies on behalf of the Board of Trustees of EQR ("EQR Board of Trustees") for use at a special meeting of the holders of common shares of beneficial interest,
$.01 par value per share, of EQR ("EQR Common") to be held on                ,
1998 and at any adjournment or postponement thereof ("EQR Special Meeting"). At the EQR Special Meeting, holders of EQR Common ("EQR Common Shareholders") will be asked to approve (i) the acquisition of the multifamily property business of Merry Land & Investment Company, Inc., a Georgia corporation ("Merry Land"), by approving the merger of EQR and Merry Land pursuant to an Agreement and Plan of Merger dated as of July 8, 1998, by and between EQR and Merry Land, as amended (the "Merger Agreement"), including the alternative merger transactions as described herein (collectively, the "Merger"); and (ii) an increase in the number of authorized shares of EQR Common from 200,000,000 shares to 350,000,000 in the Merger (the "Increase"). A copy of the Merger Agreement is attached hereto as Appendix A. Certain capitalized terms used herein are defined in the Glossary beginning on page G-1.

     This Joint Proxy Statement/Prospectus/Information Statement also is being furnished to the shareholders of Merry Land in connection with the solicitation of proxies on behalf of the Board of Directors of Merry Land ("Merry Land Board of Directors") for use at a special meeting ("Merry Land Special Meeting" and, together with the EQR Special Meeting, the "Meetings of Shareholders") of the holders of shares of common stock, without par value, of Merry Land ("Merry Land
Common") to be held on             , 1998 and at any adjournment or postponement
thereof. At the Merry Land Special Meeting, holders of Merry Land Common ("Merry Land Common Shareholders") will be asked to approve (i) the Merger and (ii) the adoption of Merry Land Properties, Inc.'s ("MRYP Newco") 1998 Management Incentive Plan.

     In considering whether to approve the Merger, the shareholders of EQR and Merry Land voting thereon should consider, in addition to the other information in this Joint Proxy Statement/Prospectus/Information Statement, the matters discussed under "Risk Factors" beginning on page 18. Such matters include:

     - The possibility that the costs or other factors associated with the integration of EQR and Merry Land will adversely affect future combined results of operations or the benefits of expected costs savings.

     - The distribution declared on Merry Land Common for each of the first two quarters of 1998 was $0.41 and the distribution declared on 0.53 of a share of EQR Common, into which each share of Merry Land will be converted pursuant to the Merger (the "EQR Share Equivalent"), was $0.355 for each such quarters.

     - Possible conflicts of interest of certain directors and officers of Merry Land.

     - Upon consummation of the Merger, Merry Land Common Shareholders will own approximately 18% of the EQR Common and will not have separate approval rights with respect to any actions or decisions of EQR.

     - A potential change in the relative prices of EQR Common and Merry Land Common prior to the consummation of the Merger and a possible reduction in the market price of EQR Common prior to or following the Merger.

     - In the event the Merger Agreement is terminated under certain conditions, the possible payment of liquidated damages and/or expenses by Merry Land to EQR or the possible payment of expenses by EQR to Merry Land.

     - The shareholders of EQR and Merry Land do not have appraisal rights in connection with the Merger under Maryland or Georgia law.

     This Joint Proxy Statement/Prospectus/Information Statement also is being furnished to the shareholders of Merry Land to provide them with information regarding MRYP Newco. Immediately prior to the Merger, Merry Land will contribute certain assets to MRYP Newco, subject to liabilities (the "Contribution"), and Merry Land will distribute to the Merry Land Common Shareholders, pro rata, all of the MRYP Newco Common owned by Merry Land (the "Distribution"). In addition, an affiliate of EQR will enter into certain financial and business arrangements with MRYP Newco, as described herein. Such financial and business arrangements, together with the Contribution and Distribution, are referred to collectively herein as the "Spin-Off." The Merger and Spin-Off are referred to collectively herein as the "Transactions."

     In addition to the matters discussed above, shareholders of Merry Land should also consider the matters discussed under "MRYP Newco Risk Factors" beginning on page 20, including:

     - Prior to the consummation of the transactions described herein, there has been no public market for MRYP Newco Common. Although an application will be made to have the MRYP Newco Common listed on the Nasdaq National Market ("Nasdaq"), there can be no assurance that MRYP Newco will obtain approval for listing on Nasdaq, that an active trading market will develop or, if such market does develop, that it will be sustained.

     - MRYP Newco does not have an operating history as a separate company.

     - Upon consummation of the transactions described herein, and after making expected borrowings under certain loan documents and other agreements described herein, MRYP Newco will have substantial indebtedness and debt service and preferred stock obligations.

     - There is no assurance that MRYP Newco will have the working capital or adequate financing in the foreseeable future to execute its business plan.

     This Joint Proxy Statement/Prospectus/Information Statement also relates to the shares of EQR Common issuable upon consummation of the Merger. On
          , 1998, the last reported sales price of a share of EQR Common on the
New York Stock Exchange ("NYSE") was $     . On           , 1998, the last
reported sales price of a share of Merry Land Common on the NYSE was $     .

     This Joint Proxy Statement/Prospectus/Information Statement and the proxy forms are first being mailed to EQR Common Shareholders and Merry Land Common
Shareholders on or about             , 1998.

     SEE "RISK FACTORS" BEGINNING ON PAGE 18 AND "MRYP RISK FACTORS" BEGINNING ON PAGE 20 FOR A DISCUSSION OF MATERIAL FACTORS WHICH SHOULD BE CONSIDERED BY SHAREHOLDERS OF EQR AND MERRY LAND.
                               ------------------
   THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT RELATE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS/ INFORMATION
      STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Joint Proxy Statement/Prospectus/Information Statement is
            , 1998.

                             AVAILABLE INFORMATION

     EQR has filed a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of EQR Common to be issued in connection with the Merger. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus/Information Statement omits certain information, exhibits and undertakings contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

     EQR and Merry Land are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. MRYP Newco has filed a registration statement on Form 10 with the Commission and, as of the date of the Distribution, MRYP Newco will also be subject to the informational requirements of the Exchange Act. Reports, proxy statements and other information filed by EQR, Merry Land and MRYP Newco can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at its Regional Offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov. The EQR Common and preferred shares of beneficial interest of EQR ("EQR Preferred" and, collectively with the EQR Common, "EQR Shares") and the (i) Merry Land Common,(ii) Merry Land $1.75 Series A Cumulative Convertible Preferred Stock ("Merry Land Series A"), (iii) Merry Land $2.15 Series C Cumulative Convertible Preferred Stock ("Merry Land Series C") and (iv) Merry Land 7.625% Series E Cumulative Redeemable Preferred Stock ("Merry Land Series E") are currently listed on the NYSE, and such reports, proxy statements and other information concerning EQR and Merry Land can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. MRYP Newco has applied for listing of the MRYP Newco Common on Nasdaq.

     All information contained in this Joint Proxy
Statement/Prospectus/Information Statement with respect to Merry Land and MRYP Newco has been supplied by Merry Land, and all information with respect to EQR and ERP Operating Limited Partnership, an Illinois limited partnership ("ERP Operating Partnership"), has been supplied by EQR.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT OR INCORPORATED IN IT BY REFERENCE AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION WHERE OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF EQR, MERRY LAND OR MRYP NEWCO SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT.

     ALL DOCUMENTS THAT ARE INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS/ INFORMATION STATEMENT BUT WHICH ARE NOT DELIVERED HEREWITH ARE AVAILABLE WITHOUT CHARGE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) UPON REQUEST FROM, IN THE CASE OF DOCUMENTS RELATING TO EQR, TWO NORTH RIVERSIDE PLAZA, SUITE 400, CHICAGO, ILLINOIS 60606, ATTENTION: CYNTHIA MCHUGH, TELEPHONE (312) 474-1300, AND, IN THE CASE OF DOCUMENTS RELATING TO MERRY LAND, 624 ELLIS STREET, AUGUSTA, GEORGIA 30901, ATTENTION: DORRIE E. GREEN, TELEPHONE (706) 722-6756. IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
            , 1998.

                     INFORMATION INCORPORATED BY REFERENCE
         IN THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT

     The following documents filed with the Commission by EQR or by Merry Land pursuant to the Exchange Act are hereby incorporated in this Joint Proxy Statement/Prospectus/Information Statement by reference:

     - EQR's annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1997.*

     - EQR's current report on Form 8-K dated January 21, 1998.*

     - EQR's current report on Form 8-K dated February 12, 1998.*

     - EQR's current report on Form 8-K dated February 18, 1998.*

     - EQR's definitive proxy statement relating to EQR's Annual Meeting of Shareholders, dated March 27, 1998.*

     - EQR's current report on Form 8-K dated March 25, 1998.*

     - EQR's quarterly report on Form 10-Q for the quarter ended March 31, 1998.*

     - EQR's current report on Form 8-K dated April 23, 1998.*

     - EQR's current report on Form 8-K dated June 25, 1998.*

     - EQR's current report on Form 8-K dated July 8, 1998.*

     - EQR's current report on Form 8-K dated July 23, 1998.*

     - EQR's quarterly report on Form 10-Q for the quarter ended June 30, 1998.*

     - EQR's current report on Form 8-K dated August 11, 1998.*

     - The information prescribed by Items 12, 13, 14, 15 and 16 of Form S-11 contained in EQR's Registration Statement on Form S-11 (No. 33-80420) dated July 20, 1994, as amended.

     - The description of EQR Common contained in EQR's Registration Statement on Form 8-A/A, dated August 10, 1993.*

     - EQR's current reports on Form 8-K dated March 12, 1997; March 17, 1997; August 15, 1997; September 10, 1997; September 17, 1997; October 9, 1997; December 23, 1997; and EQR's current report on Form 8-K/A dated October 9, 1997.*

     - EQR's Joint Proxy Statement/Prospectus/Information Statement dated April 25, 1997.*

     - Merry Land's annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1997.**

     - Merry Land's current report on Form 8-K, dated February 13, 1998.**

     - Merry Land's current report on Form 8-K, dated February 23, 1998.**

     - Merry Land's current report on Form 8-K dated March 16, 1998.**

     - Merry Land's current report on Form 8-K dated April 7, 1998.**

     - Merry Land's current report on Form 8-K dated July 13, 1998.**

     - Merry Land's quarterly report on Form 10-Q for the quarter ended March 31, 1998, as amended by Form 10-Q/A dated May 13, 1998.**

     - Merry Land's quarterly report on Form 10-Q for the quarter ended June 30, 1998.**

     - Merry Land's definitive proxy statement relating to Merry Land's Annual Meeting of Shareholders, dated March 23, 1998.**

     - All documents subsequently filed by EQR or Merry Land pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the meetings of shareholders.

     Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/ Prospectus/Information Statement to the extent that a statement contained in this Joint Proxy Statement/ Prospectus/Information Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus/Information Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus/Information Statement.
-------------------------
 * Commission File No. 1-12252

** Commission File No. 1-11081

             JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT

                               TABLE OF CONTENTS

SUMMARY.....................................................    1
RISK FACTORS................................................   18
  Potential Adverse Effects of Combining the Companies......   18
  Decrease in Distributions Per Share to Merry Land
     Shareholders...........................................   18
  Possible Conflicts of Interest............................   18
  Reduction in Ownership and Voting.........................   19
  Potential Change in Relative Share Prices.................   19
  Termination Payments if Merger Fails to Occur.............   19
  No Appraisal Rights Under Maryland or Georgia Law.........   19
  Size and Rapid Growth of EQR..............................   19
  Consequences of Failure to Qualify as a REIT..............   19
  Investment by EQR in MRYP Newco...........................   20
MRYP NEWCO RISK FACTORS.....................................   20
  No Prior Public Market; No Assurance of Value.............   20
  Lack of Operating History as Separate Entity; Limited
     Relevance of Historical Financial Information..........   21
  Substantial Indebtedness; Preferred Stock Obligations.....   21
  Lack of Working Capital...................................   22
  Absence of Distributions..................................   23
  Change in Business Strategy...............................   23
  Lack of Geographic Diversity..............................   23
  Equity Financings May Not Be Successful...................   23
  Conflicts of Interest of Common Directors.................   24
  Nasdaq Maintenance Requirements; Possible Delisting of
     MRYP Newco                     Common from Nasdaq;
     Penny Stock Regulations................................   24
  Taxable Nature of the MRYP Newco Common Distribution......   24
  General Real Estate Risks.................................   24
  Limits on Changes in Control..............................   25
  Uninsured Loss............................................   26
  Potential Environmental Liability Related to MRYP Newco
     Properties.............................................   26
THE MEETINGS OF SHAREHOLDERS................................   27
  EQR.......................................................   27
  Merry Land................................................   27
THE MERGER..................................................   29
  Terms of the Merger.......................................   29
  Background of the Merger..................................   29
  Advantages and Disadvantages of the Merger; Recommendation
     of the EQR Board of Trustees...........................   32
  Advantages and Disadvantages of the Merger; Recommendation
     of the Merry Land Board of Directors...................   34
  Opinion of Financial Advisor -- EQR.......................   36
  Opinion of Financial Advisor -- Merry Land................   40
  Effective Time of the Merger and Closing Date.............   44
  Representations and Warranties; Conditions to the
     Merger.................................................   44
  No Appraisal Rights.......................................   45
  Regulatory Matters........................................   46
  Termination Provisions....................................   46
  Termination Fee and Expenses..............................   47
  No Solicitation of Other Transactions.....................   47

  Conversion of Shares.....................................................................................         47
  Appointment of Exchange Agent............................................................................         48
  Exchange of Certificates.................................................................................         48
  Conduct of Business Pending the Merger...................................................................         49
  Waiver and Amendment.....................................................................................         49
  Stock Exchange Listing...................................................................................         49
  Anticipated Accounting Treatment.........................................................................         50
  Shares Available for Resale..............................................................................         50
  Contribution of Assets of Merry Land to ERP Operating Partnership........................................         50
  Alternative Merger Transactions..........................................................................         50
  Federal Income Tax Consequences of the Merger............................................................         51
  Qualification of EQR as a REIT...........................................................................         52
  Tax Aspects of EQR's Investments in Partnerships.........................................................         57
  Taxation of Shareholders.................................................................................         58
  Federal Income Tax Consequences of the Alternative Merger Transactions...................................         62
  Merry Land Employee Stock Ownership Plan.................................................................         64
INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS...........................................................         65
  Retention and Severance Program..........................................................................         65
  Stock Loans..............................................................................................         66
  Merry Land Options.......................................................................................         66
  Excise Tax Gross-Up......................................................................................         67
  Agreements with EQR......................................................................................         67
  Agreements with MRYP Newco...............................................................................         67
POLICIES OF EQR WITH RESPECT TO CERTAIN ACTIVITIES.........................................................         68
  Business Objectives and Operating Strategies.............................................................         68
  Acquisition Strategies...................................................................................         68
  Disposition Strategies...................................................................................         69
  Investment Policies......................................................................................         69
  Financing Policies.......................................................................................         70
  Lending Policies.........................................................................................         70
  Development Policies.....................................................................................         70
  Policies with Respect to Other Activities................................................................         71
MANAGEMENT AND OPERATION OF EQR AFTER THE MERGER...........................................................         71
  Management...............................................................................................         71
  Anticipated Effects of the Merger on Results of Operations, Liquidity and Capital Resources..............         71
PROPOSAL TO INCREASE AUTHORIZED SHARES OF EQR..............................................................         72
COMPARISON OF RIGHTS OF SHAREHOLDERS.......................................................................         72
  Authorized and Issued Shares.............................................................................         72
  Special Meetings.........................................................................................         73
  Amendment to Declaration, Articles and Bylaws............................................................         73
  Boards of Trustees/Directors.............................................................................         73
  Mergers, Consolidations, and Sales of Substantially all Assets...........................................         74
  Restrictions on the Ownership, Transfer or Issuance of Shares............................................         75
  Standard of Conduct for Directors and Trustees...........................................................         76
  Board Committees.........................................................................................         76
  Maryland Asset Requirements..............................................................................         76
MERRY LAND PROPERTIES, INC.................................................................................         76
  Description of Contribution and Distribution.............................................................         76
  Business Objectives and Operating Strategies.............................................................         77
  MRYP Newco Properties....................................................................................         78
  Certain Agreements between EQR and MRYP Newco............................................................         80

MRYP Newco Common, Listing, Trading and Dividend Policy.       83
  MRYP Newco Capitalization.................................   83
  Management's Discussion and Analysis of Financial
     Condition and Results of Operations of MRYP Newco......   84
  Results of Operations for the Six Months Ended June 30,
     1998 and 1997..........................................   84
  Results of Operations for the Twelve Months Ended December
     31, 1997, 1996 and 1995................................   85
  Liquidity and Capital Resources...........................   87
  Management................................................   87
  Directors and Executive Officers..........................   88
  Executive Compensation....................................   89
  Principal Shareholders of MRYP Newco Common...............   89
  Capital Stock of MRYP Newco...............................   89
  Certain Provisions of Georgia Law and MRYP Newco's Charter
     and Bylaws.............................................   91
  MRYP Newco -- Federal Income Tax Consequences.............   91
  Environmental Matters.....................................   95
POLICIES OF MRYP NEWCO WITH RESPECT TO CERTAIN ACTIVITIES...   95
  Investment Policies.......................................   95
  Joint Ventures............................................   96
  Financing Policies........................................   96
  Policies with Respect to Other Activities.................   96
PROPOSAL TO APPROVE MRYP NEWCO'S 1998 MANAGEMENT INCENTIVE
  PLAN......................................................   96
  Background................................................   96
  Awards and Administration of Plan.........................   97
  Incentive Stock Options and Nonstatutory Stock Options....   97
  Reload Options............................................   98
  Stock Loan Rights and Director Stock Loan Rights..........   99
  Dividend Rights...........................................   99
  Restricted Stock Grants...................................   99
  Certain Federal Income Tax Consequences...................  100
LEGAL MATTERS...............................................  101
EXPERTS.....................................................  101
SHAREHOLDER PROPOSALS.......................................  102
AUDITORS....................................................  102
GLOSSARY....................................................  G-1
INDEX TO FINANCIAL STATEMENTS...............................  F-1
APPENDIX A  AGREEMENT AND PLAN OF MERGER AND FIRST AMENDMENT
  THERETO...................................................  A-1
APPENDIX B  ARTICLES OF MERGER..............................  B-1
APPENDIX C  CERTIFICATE OF MERGER...........................  C-1
APPENDIX D  OPINION OF JP MORGAN SECURITIES INC.............  D-1
APPENDIX E  OPINION OF MORGAN STANLEY & CO. INCORPORATED....  E-1
APPENDIX F  MRYP NEWCO 1998 MANAGEMENT INCENTIVE PLAN.......  F-1

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in the Summary and under captions "Risk Factors," "MRYP Newco Risk Factors," "The Merger -- Advantages and Disadvantages of the Merger; Recommendation of the EQR Board of Trustees" "-- Advantages and Disadvantages of the Merger; Recommendation of the Merry Land Board of Directors," "-- Opinion of Financial Advisor -- EQR" and "-- Opinion of Financial Advisor -- Merry Land" and elsewhere in this Joint Proxy Statement/Prospectus/Information Statement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of EQR, Merry Land or MRYP Newco or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general and local economic and business conditions, which will, among other things, affect demand for multifamily properties, availability and credit worthiness of prospective tenants; the availability of financing; adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate development and acquisition; governmental actions and initiatives; environmental/safety requirements; ability to achieve anticipated cost savings and operating efficiencies from the Merger; and other changes and factors referenced in this Joint Proxy Statement/Prospectus/Information Statement and the documents incorporated herein by reference. With respect to MRYP Newco, such factors may also include: risks of substantial indebtedness and lack of prior operating history. See "Risk Factors" and "MRYP Newco Risk Factors."

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/ Prospectus/Information Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements contained in this Joint Proxy Statement/Prospectus/ Information Statement, the Appendices hereto and the documents incorporated by reference herein.

     Certain capitalized terms used in this summary are defined in the Glossary and elsewhere in this Joint Proxy Statement/Prospectus/Information Statement. As used in this Joint Proxy Statement/Prospectus/ Information Statement, except where the context requires otherwise, "EQR" means Equity Residential Properties Trust, a Maryland real estate investment trust, and its subsidiaries, as the survivor of the mergers between EQR and each of Wellsford Residential Property Trust ("Wellsford") and Evans Withycombe Residential, Inc. ("EWR") and each of EQR, Wellsford and EWR as predecessors to EQR; "ERP Operating Partnership" means ERP Operating Limited Partnership, an Illinois limited partnership of which EQR is the general partner, and its subsidiaries; "Merry Land" means Merry Land & Investment Company, Inc., a Georgia corporation, and its subsidiaries; and "MRYP Newco" means Merry Land Properties, Inc., a Georgia corporation, and its subsidiaries.

PARTIES TO THE MERGER

     EQR. EQR, one of the largest publicly traded real estate investment trusts ("REIT") (based on the aggregate market value of its outstanding equity capitalization), is a self-administered and self-managed equity REIT. EQR was organized in March 1993 and commenced operations as a publicly traded company on August 18, 1993 upon the completion of its initial public offering (the "EQR IPO"). EQR was formed to continue the multifamily property business objectives and acquisition strategies of certain affiliated entities controlled by Mr. Samuel Zell, Chairman of the Board of Trustees of EQR. These entities had been engaged in the acquisition, ownership and operation of multifamily properties since 1969. EQR's senior executives average over 24 years of experience in the multifamily property business.

     EQR is the largest owner of multifamily properties in the United States (based on the number of apartment units owned and total revenues earned). As of June 30, 1998, EQR owned or had interests in a portfolio of 520 multifamily properties containing 148,568 apartment units and managed 9,295 additional units owned by affiliated entities. As of June 30, 1998, the 520 properties EQR owned or had interests in had an average occupancy rate of approximately 95.5%. These properties are located in the following

35 states: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New Hampshire, New Jersey, New Mexico, Nevada, North Carolina, Ohio, Oklahoma, Oregon, South Carolina, Tennessee, Texas, Utah, Virginia, Washington and Wisconsin.

     All of EQR's interests in its properties are held directly or indirectly by, and substantially all of its operations relating to the properties are conducted through, ERP Operating Partnership. EQR controls ERP Operating Partnership as its sole general partner and, as of June 30, 1998, owned approximately 91% of ERP Operating Partnership's outstanding partnership interests (excluding preference units) ("OP Units"), which may be exchanged by the holders thereof for either shares of EQR Common, on a one-for-one basis or, at EQR's option, the cash equivalent thereof.

     EQR's corporate headquarters and executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and its telephone number is
(312) 474-1300. In addition, EQR has 30 management offices in the following cities: Chicago, Illinois; Denver, Colorado; Seattle, Tukwila and Redmond, Washington; Bethesda, Maryland; Atlanta, Georgia; Las Vegas, Nevada; Scottsdale and Tucson, Arizona; Portland, Oregon; Dallas, San Antonio and Houston, Texas; Irvine, Pleasant Hill and Stockton, California; Ypsilanti, Michigan; Charlotte and Raleigh, North Carolina; Tampa, Jacksonville and Ft. Lauderdale, Florida; Minneapolis, Minnesota; Louisville, Kentucky; Tulsa, Oklahoma; Boston, Massachusetts; Nashville and Memphis, Tennessee; and Kansas City, Kansas.

     Merry Land. Merry Land is a self-administered and self-managed equity REIT and is one of the largest owners of garden apartments in the United States (based on the number of apartments owned and total revenue earned). At June 30, 1998, Merry Land had a total market capitalization of $2.0 billion and owned a portfolio of 118 apartment communities, containing 33,435 units geographically diversified throughout the southern United States. The communities are located in nine states, extending from the Washington, D.C. area to Texas and Florida, with 40.8% of Merry Land's assets located in Florida, 22.7% in Texas, and 36.5% in other southern states, based on cost. Merry Land also has 2,560 units under development or construction. Merry Land completed its initial public offering in 1981 (the "Merry Land IPO") and elected REIT tax status in 1987. Merry Land's apartment communities are located in 27 metropolitan areas, each with a population in excess of 250,000 and at June 30, 1998, no metropolitan area contained more than 13% of Merry Land's portfolio.

     Merry Land is headquartered at 624 Ellis Street, Augusta, Georgia 30901, and its telephone number is (706) 722-6756. In addition, Merry Land maintains area management offices in Charlotte, North Carolina; Atlanta, Georgia; Orlando, Florida; and Dallas, Texas.

THE SPIN-OFF

     Prior to the Transactions, Merry Land will contribute certain of its assets, including five apartment properties, four apartment development sites, five commercial properties, six commercial sites and 4,816 acres of undeveloped land to MRYP Newco and MRYP Newco will assume certain obligations of Merry Land. The MRYP Newco Common will be distributed to the holders of Merry Land Common immediately prior to the consummation of the Transactions. The Contribution and the Distribution are not subject to approval by the shareholders of Merry Land. The Distribution will be subject to income tax under Section 301 of the Code. Each holder of Merry Land Common will receive one share of MRYP Newco Common for each 20 shares of Merry Land Common held. After the Merger, MRYP Newco will operate as a separate company and will focus on local management of real estate assets in the coastal areas of the South. MRYP Newco will also supervise the completion of the development of certain projects initiated by Merry Land which will be owned by EQR after the Merger. See "Merry Land Properties, Inc."

     No shares of MRYP Newco Common will be distributed to EQR Common Shareholders. EQR Common Shareholders will participate indirectly in MRYP Newco through the interests of ERP Operating Partnership in MRYP Newco as described under "Merry Land Properties, Inc. -- Certain Agreements between ERP Operating Partnership and MRYP Newco."

SUMMARY RISK FACTORS

     In considering whether to approve the Merger, the shareholders of EQR and Merry Land should consider, in addition to the other information in this Joint Proxy Statement/Prospectus/Information Statement, the matters discussed under "Risk Factors." Such matters include:

     - There can be no assurance that costs or other factors associated with the integration of EQR and Merry Land would not adversely affect future combined results of operations or the benefits of expected costs savings.

     - The distribution declared on the Merry Land Common for each of the first two quarters of 1998 was $0.41 and the distribution declared on the EQR Share Equivalent was $0.355 for each such quarter. There can be no assurance that EQR will make distributions or, if distributions are made, that they will be equal to or in excess of those historically paid to shareholders of EQR.

     - Possible conflicts of interest arising from benefits to certain directors and officers of Merry Land to be received at the Effective Time.

     - Upon consummation of the Merger, Merry Land Common Shareholders will own approximately 18% of the EQR Common and will not have separate approval rights with respect to any actions or decisions of EQR.

     - Possible changes in the share prices of EQR and Merry Land, including (a) a potential change in the relative prices of EQR Common and Merry Land Common prior to the Effective Time and (b) a possible reduction in the market price of EQR Common prior to or following the Merger.

     - Possible payment of liquidated damages and expenses: the Merger Agreement provides for a "Break-Up Fee" of $45 million (the "Break-Up Fee") plus "Break-Up Expenses" of up to $5 million (the "Break-Up Expenses") payable by Merry Land to EQR if the Merger Agreement is terminated by either EQR or Merry Land under certain circumstances or, in certain cases, within one year after a termination, Merry Land enters into an agreement regarding an "Acquisition Proposal" (as defined herein in "The Merger -- Termination Provisions") which is consummated. If the Merger Agreement is terminated by either EQR or Merry Land under certain other circumstances, either EQR or Merry Land will be required to pay the other party's Break-Up Expenses of up to $5 million.

     - Shareholders of EQR and Merry Land do not have appraisal rights in connection with the Merger under Maryland or Georgia law.

SUMMARY OF MRYP NEWCO RISK FACTORS

     In addition to the general investment and real estate risks and those factors set forth elsewhere in this Joint Proxy Statement/Prospectus/Information Statement under "MRYP Newco Risk Factors" Merry Land Common Shareholders should be aware of, among other things, the following factors:

     - Prior to the consummation of the transactions described herein, there has been no public market for MRYP Newco Common. Although an application has been made to have the MRYP Newco Common listed on Nasdaq, there can be no assurance that MRYP Newco will obtain approval for listing. In addition, there can be no assurance that an active trading market will develop or if such market does develop, be sustained for the MRYP Newco Common.

     - MRYP Newco does not have an operating history as a separate company. The historical and pro forma results for MRYP Newco contained elsewhere in this Joint Proxy Statement/Prospectus/Information Statement include certain non-recurring income items and may not be indicative of its results for future periods.

     - Upon consummation of the transaction described herein, and after making expected borrowings under certain loan documents and other agreements described herein, MRYP Newco will have substantial indebtedness and debt service obligations. In addition, under the terms of the MRYP Newco preferred stock which will be held by EQR (the "MRYP Newco Preferred"), MRYP Newco will be required to pay annual dividends of at least $400,000 on a quarterly basis. On a pro forma basis, MRYP Newco's total indebtedness of approximately $38.3 million would represent approximately 75% of its total capitalization as of June 30, 1998, and its total indebtedness plus $5,000,000 in liquidation value of the MRYP Newco Preferred would represent approximately 85% of its total capitalization as of June 30, 1998.

     - There is no assurance that MRYP Newco will have the working capital or adequate financing in the foreseeable future to execute its business plan. The failure by MRYP Newco to obtain adequate working capital or other financing may have a material adverse effect on MRYP Newco's business, financial condition and results of operations.

     - MRYP Newco is organized as a C corporation and not as a REIT. MRYP Newco does not anticipate paying distributions to common shareholders for the foreseeable future.

TERMS OF THE MERGER

     The Merger Agreement provides that, upon satisfaction or waiver of the conditions set forth therein, Merry Land will be merged into EQR. The EQR Board of Trustees and Merry Land Board of Directors have each approved the Merger as set forth in the Merger Agreement. Upon consummation of the Merger (the "Effective Time"), each outstanding share of Merry Land Common will be converted into 0.53 (the "Exchange Ratio") of a share of EQR Common, except for any shares of Merry Land Common owned by EQR, which will be canceled as of the Effective Time. At the Effective Time, each outstanding share of Merry Land preferred stock ("Merry Land Preferred") will be converted into one preferred share of EQR having the same preferences and other terms as the same series of Merry Land Preferred previously outstanding; provided, however, the conversion ratio for each of the Merry Land Series A, Merry Land $2.205 Series B Cumulative Convertible Preferred Stock ("Merry Land Series B"), and Merry Land Series C will be adjusted in accordance with its terms. See "The Merger -- Terms of the Merger."

                              PRE-MERGER STRUCTURE

                                     CHART
-------------------------
 * As of June 30, 1998.
** Includes 2,560 units under development or construction at June 30, 1998.

                              MERGER TRANSACTIONS

                                     CHART
-------------------------
Alternative Transaction: In the event EQR and Merry Land receive a favorable tax determination, in lieu of steps 4 & 5 above, (i) Merry Land will form a wholly-owned corporate subsidiary, Merry Land Merger Subsidiary, Inc. ("Merry Land Merger Subsidiary"), (ii) Merry Land Merger Subsidiary will form a wholly-owned limited liability company ("Merry Land LLC"), (iii) Merry Land will merge with and into the Merry Land LLC, with the shareholders of Merry Land receiving shares of stock in Merry Land Merger Subsidiary, (iv) Merry Land Merger Subsidiary will merge into EQR and (v) EQR will contribute the interests of Merry Land LLC to ERP Operating Partnership. See "The Alternative Merger Transaction."

                             POST-MERGER STRUCTURE

                                     CHART
-------------------------
 * Pro forma as of June 30, 1998.

** Pro forma book value of total assets as of June 30, 1998, including 1,004 apartment units.

 + Includes 2,560 Merry Land units under development or construction at June 30,
   1998.

ADVANTAGES AND DISADVANTAGES OF THE MERGER; RECOMMENDATIONS OF THE BOARDS

     The EQR Board of Trustees believes that the Merger, including the consideration to be paid by EQR, is fair and in the best interests of EQR and its shareholders. THE EQR TRUSTEES WHO VOTED ON THE MERGER UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMEND THAT THE EQR COMMON SHAREHOLDERS VOTE FOR THE MERGER. The EQR Board of Trustees considered certain potentially negative factors which could arise from the Merger. These included (i) the significant costs involved in connection with consummating the Merger, (ii) the increase in the outstanding debt of EQR, (iii) the risk that the anticipated benefits of the Merger might not be fully realized, and (iv) the ability of EQR to manage approximately 34,990 additional apartment units (including 2,560 units under development and construction). The favorable factors the EQR Board of Trustees considered in reaching the foregoing conclusions were the beliefs that (i) the Merger would solidify EQR's leadership position in the multifamily property industry and as one of the largest publicly traded REITs (based on the aggregate market value of its outstanding equity capitalization), (ii) the Merger would increase EQR's market capitalization to approximately $12 billion as of June 30, 1998, (iii) the Merger would provide greater access to the public equity and debt markets, (iv) the Merger would increase operating efficiencies through economies of scale, (v) the combination of the Merry Land properties with those of EQR would expand the geographic focus of EQR's operations in the southern United States, (vi) EQR would be a larger and financially stronger company, which would make it easier to combine with other entities, (vii) the Merger could be effectuated through the issuance of shares of equity to shareholders in the Merger rather than through the use of cash or a separate public offering of equity or debt securities, and (viii) the Merger would be tax-free. The EQR Board of Trustees also received the written opinion, dated July 8, 1998, of J.P. Morgan Securities Inc. ("J.P. Morgan") to the effect that, as of such date and based upon and subject to certain matters stated therein, the consideration to be paid by EQR in connection with the Merger was fair, from a financial point of view, to EQR. See "The Merger -- Advantages and Disadvantages of the Merger; Recommendation of the EQR Board of Trustees" and "-- Opinion of Financial Advisor -- EQR."

     The Merry Land Board of Directors believes that the Merger is fair to, and in the best interests of, Merry Land and its shareholders. BY UNANIMOUS VOTE, THE MERRY LAND BOARD OF DIRECTORS APPROVED THE MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND UNANIMOUSLY RECOMMEND THAT THE MERRY LAND COMMON SHAREHOLDERS VOTE FOR THE MERGER. Although Merry Land Common Shareholders are not being asked to approve the Spin-Off, approval of the Merger will, in effect, constitute approval of the Spin-Off. The Board of Directors reached its decision after careful consideration of a wide variety of factors, including certain potentially negative factors. These negative factors consisted of the following:
(i) the risk that the anticipated benefits of the Merger might not be fully realized; (ii) the significant costs involved in connection with consummating the Merger; (iii) the fixed exchange ratio and the risk that the value of the consideration to be received could decline; (iv) the risk that the perceived benefits of MRYP Newco may not be realized; (v) the substantial management time and effort required to effectuate the Merger; (vi) the possibility that Merry Land may be required, if the Merger Agreement is terminated under certain circumstances, to pay EQR a Break-Up Fee of $45 million and to reimburse EQR Break-Up Expenses of up to $5 million; and (vii) the current dividend rate payable with respect to the EQR Share Equivalent is less than the current dividend rate payable with respect to the Merry Land Common.

     In making its determination with respect to the Merger and the Spin-Off, the Merry Land Board of Directors also considered, among other things, the following advantages: (i) the Merger would afford Merry Land shareholders a significant participation in a much larger and more geographically diversified REIT with greater potential for long-term appreciation and improved access to capital markets; (ii) the market capitalization of EQR following the Merger was expected to be approximately $10 billion greater than the current market capitalization of Merry Land as of June 30, 1998; (iii) the Distribution will allow shareholders of Merry Land to separately participate in the value of the MRYP Newco Properties; (iv) the "stock-for-stock" structure of the Merger will allow the shareholders of Merry Land to participate in any future appreciation of EQR; (v) the fixed exchange ratio and the possibility that the value of the consideration to be received could increase; and (vi) the Merger would be tax-free. The Merry Land Board of Directors also received and considered the written opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), dated July 8, 1998, to the effect that, as of such date and based upon and subject to certain assumptions and considerations, the Merger Consideration to be received by Merry Land Common Shareholders pursuant to the Merger Agreement was fair to such shareholders from a financial point of view. See "The Merger -- Opinion of Financial Advisor -- Merry Land."

OPINIONS OF FINANCIAL ADVISORS

     EQR. At the meeting of the Board of Trustees of EQR on July 8, 1998, J.P. Morgan rendered its oral opinion to the Board of Trustees of EQR, and subsequently on such date J.P. Morgan delivered its written opinion, that, as of such date, and based upon the assumptions made, matters considered and limitations on the review undertaken by J.P. Morgan in rendering its opinion, the consideration to be paid by EQR in connection with the proposed Merger was fair from a financial point of view to EQR. No limitations were imposed by EQR's Board of Trustees upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions. See "The Merger -- Opinion of Financial Advisor -- EQR."

     Merry Land. At the meeting of the Merry Land Board of Directors on July 8, 1998, Morgan Stanley rendered its oral opinion to the Merry Land Board of Directors, and subsequently on such date Morgan Stanley delivered its written opinion, that, as of such date and based upon and subject to the assumptions made, matters considered and limits of review, as set forth in such opinion, the Merger Consideration to be received by the Merry Land Common Shareholders pursuant to the Merger Agreement was fair from a financial point of view to such shareholders. No limitations were imposed by Merry Land's Board of Directors upon Morgan Stanley with respect to the investigations made or procedures followed by it in rendering its opinions. See "The Merger -- Opinion of Financial Advisor -- Merry Land." Morgan Stanley's written opinion is attached as Appendix E to this Joint Proxy Statement/Prospectus/Information Statement. Merry Land Common Shareholders are urged to read the written opinion of Morgan Stanley carefully and in its entirety.

INTERESTS OF CERTAIN PERSONS

     In considering whether to approve the Merger, shareholders should be aware that certain members of the management of Merry Land and the Merry Land Board of Directors have interests that arise in connection with the Merger and the Spin-Off that are in addition to the interests of shareholders of Merry Land generally. The Merry Land Board of Directors considered these interests and deliberated upon any resulting conflicts of interest in connection with its unanimous approval of the Merger and Spin-Off and the benefits thereof to the shareholders of Merry Land. See "Interests of Certain Persons in the Transactions."

EFFECTIVE TIME OF THE MERGER AND CLOSING DATE

     The closing ("Closing") of the Merger will take place at 10:00 a.m. (local time) on the date to be specified by EQR and Merry Land, which will be no later than the third business day after satisfaction or waiver of the conditions set forth in the Merger Agreement (the "Closing Date"), at the offices of Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, unless another date or place is agreed to in writing by the parties. The Merger will become effective upon the latest of (i) the acceptance for record of the Articles of Merger (the "Articles") by the State Department of Assessments and Taxation of Maryland (the "Department"), (ii) the endorsement of the Certificate of Merger (the "Certificate") filed with Secretary of State of Georgia (the "Secretary") or
(iii) the time specified in the Articles and Certificate. It is currently
anticipated that the Merger will be effective on or about             , 1998.

CONDITIONS TO THE MERGER

     The obligations of EQR and Merry Land to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including, among others,
(i) obtaining the requisite approval of the EQR Common Shareholders and Merry Land Common Shareholders, (ii) the absence of any material adverse change in the financial condition, business or operations of Merry Land or EQR, (iii) the receipt of certain legal opinions, including opinions with respect to the tax consequences of the Merger, (iv) the receipt of all material consents, authorizations, orders and approvals of governmental agencies and third parties,
(v) the
consummation of certain transactions by and between EQR, ERP Operating Partnership, Merry Land and MRYP Newco, (vi) the execution of certain agreements between each of Merry Land and EQR and their respective affiliates, and (vii) the consummation of the Distribution. EQR and Merry Land each have the right to waive any conditions to their respective obligations to consummate the Merger. See "The Merger -- Representations and Warranties; Conditions to the Merger."

NO APPRAISAL RIGHTS

     Neither the EQR Common Shareholders nor the Merry Land Common Shareholders are entitled to dissenting shareholders' appraisal rights in connection with the Merger. See "The Merger -- No Appraisal Rights."

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     Rudnick & Wolfe, special counsel to EQR in connection with the Merger, has rendered an opinion to EQR that on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and EQR and Merry Land will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

     Piper & Marbury L.L.P., special counsel to Merry Land in connection with the Merger, has rendered an opinion to Merry Land that on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. For a more detailed discussion of the material United States Federal income tax consequences of the Merger and certain other matters related thereto, see "The Merger -- Federal Income Tax Consequences of the Merger."

TERMINATION

     The Merger Agreement provides that it may be terminated in a number of circumstances at any time prior to the Effective Time, whether before or after the approval of the Merger by the EQR Common Shareholders and/or Merry Land Common Shareholders. See "The Merger -- Termination Provisions."

TERMINATION FEES

     Depending on the reason for the Merger Agreement's termination, Merry Land may be required to pay EQR the Break-Up Fee and/or the Break-Up Expenses, or EQR may be required to pay Merry Land the Break-Up Expenses. See "The
Merger -- Termination Fee and Expenses."

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be treated as a purchase in accordance with Accounting Principles Board Opinion No. 16.

NO SOLICITATION OF OTHER TRANSACTIONS

     Merry Land has agreed that prior to the Effective Time it will not initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to an Acquisition Proposal. Merry Land has also agreed to use its best efforts to prevent its officers, directors, employees, agents or financial advisors from engaging in any of the foregoing activities. The Merger Agreement does not, however, prohibit Merry Land from entering into discussions with respect to an unsolicited Acquisition Proposal if the Merry Land Board of Directors determines that such action is required by its duties to its shareholders as imposed by law.

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

     Each share of Merry Land Common outstanding immediately prior to the Effective Time will be converted into 0.53 of a share of validly issued, fully paid and nonassessable EQR Common, except for any shares of Merry Land Common owned by EQR, which will be canceled as of the Effective Time. Each share of Merry Land Preferred outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable EQR Preferred Share, with all the preferences, rights and powers that each share previously had as preferred shares issued by Merry Land and will rank pari passu with each other outstanding class of EQR Preferred; provided, however, that the conversion ratio relating to each of the Merry Land Series A, Merry Land Series B and Merry Land Series C shares will be adjusted in accordance with their respective terms. It is expected that as a result of this adjustment, the conversion rate for each of the Merry Land Series A, Merry Land Series B and Merry Land Series C shares will be adjusted upward to account for the Distribution and subsequently adjusted for the 0.53 Merry Land Common exchange rate. As a result, the conversion rate of the Merry Land Series A, Merry Land Series B, and Merry Land Series C will be multiplied by approximately 0.54.

     All shares of Merry Land Common, when converted pursuant to the Merger, will no longer be outstanding and will automatically be canceled and retired and each holder of a certificate representing Merry Land Common will cease to have any rights with respect thereto, except the right to receive shares of EQR Common, and cash in lieu of any fractional shares of EQR Common, as well as any distributions declared with respect thereto with a record date after the Effective Time. At the Effective Time, each certificate representing outstanding shares of Merry Land Preferred will cease to have any rights with respect to such shares, except the right to receive a certificate representing an equal number of EQR Preferred. Merry Land shareholders should not tender their certificates for Merry Land Shares with their proxy. As promptly as practicable after the Effective Time, Boston EquiServe LP, an affiliate of BankBoston, N.A., as the exchange agent ("Exchange Agent"), will mail to the shareholders of Merry Land transmittal materials for use in exchanging certificates evidencing Merry Land Common or Merry Land Preferred ("Merry Land Shares") for certificates evidencing EQR Shares. See "The Merger -- Exchange of Certificates."

ALTERNATIVE MERGER TRANSACTIONS

     In the event Merry Land and EQR receive a favorable determination from the Internal Revenue Service, as an alternative merger structure Merry Land will merge with and into Merry Land LLC, a newly formed limited liability company, with the shareholders of Merry Land receiving shares of stock of Merry Land Merger Subsidiary, a newly formed corporate subsidiary of Merry Land. Merry Land Merger Subsidiary would then own all of the equity interests in Merry Land LLC. The Merry Land Merger Subsidiary would then merge with and into EQR, with each outstanding share of common stock of Merry Land Merger Subsidiary being converted into 0.53 of a share of EQR Common. Approval by the shareholders of EQR and Merry Land of the Merger will include approval of the alternative merger transactions.

THE INCREASE

     The EQR Common Shareholders are being requested to separately vote on the Increase, which will be adopted as part of the Merger and will increase the number of authorized shares of EQR Common from 200,000,000 to 350,000,000. The Increase will provide EQR with added flexibility to react to market opportunities and conditions. Approval of the Increase requires the affirmative vote of a majority of the shares of EQR Common present at the EQR Special Meeting, provided a quorum is present. The approval of the Merger is not conditioned upon the approval of the Increase by the EQR Common Shareholders. In the event that the Merger is approved by the EQR Common Shareholders, but the Increase is not approved by the EQR Common Shareholders, the number of authorized shares of EQR Common will remain at 200,000,000. See "Proposal to Increase Authorized Shares of EQR."

THE MEETINGS OF SHAREHOLDERS

EQR

     The EQR Special Meeting has been called to consider and vote on the approval of the Merger and the Increase. The EQR Special Meeting will be held on
            , 1998 at        .m., local time, at One North Franklin, Chicago,
Illinois. Only holders of record of EQR Common at the close of business on
            , 1998 will be entitled to vote at the EQR Special Meeting. Each EQR Common Shareholder is entitled to one vote per share on the Merger and the Increase as proposed in the notice of the EQR Special Meeting. EQR had
outstanding      shares of EQR Common as of the close of business on
            , 1998, of which
shares (or approximately   % of the outstanding shares of EQR Common) (excluding
     shares where beneficial ownership is disclaimed) were owned beneficially by the officers and trustees of EQR, and such persons have indicated their intention to vote such shares in favor of each of the proposals. Approval of the Merger requires the affirmative vote of a majority of the holders of the outstanding shares of EQR Common. Approval of the Increase is subject to the affirmative vote of a majority of the shares of EQR Common cast at the EQR Special Meeting, provided a quorum is present. EQR Common Shareholders may revoke their proxies at any time prior to the voting thereof by giving written notice of such revocation to EQR, by executing and delivering a proxy bearing a later date, or by attending the EQR Special Meeting and voting in person.

Merry Land

     The Merry Land Special Meeting has been called to consider and vote on the approval of (i) the Merger and (ii) the adoption of MRYP Newco's 1998 Management
Incentive Plan. The Merry Land Special Meeting will be held on             ,
1998, at        .m., local time, at The Radisson Riverfront Hotel, Two Tenth
Street, Augusta, Georgia. Only holders of record of Merry Land Common at the
close of business on             , 1998 will be entitled to notice of and to
vote at the Merry Land Special Meeting. Each Merry Land Common Shareholder is entitled to one vote per share of Merry Land Common as proposed in the notice of
the Merry Land Special Meeting. Merry Land had      shares of Merry Land Common
outstanding as of the close of business on             , 1998.
shares (or approximately      % of the outstanding shares of Merry Land Common)
(excluding                shares where beneficial ownership is disclaimed) were
owned beneficially by the officers and directors of Merry Land, and such persons have indicated their intention to vote such shares in favor of the Merger and MRYP Newco's 1998 Management Incentive Plan. In addition, EQR owns 1,701,100 shares of Merry Land Common (or approximately 4.0% of the outstanding shares of Merry Land Common) and intends to vote such shares in favor of the Merger and MRYP Newco's 1998 Management Incentive Plan. Approval of the Merger requires the affirmative vote of Merry Land Common Shareholders owning a majority of the outstanding Merry Land Common. Approval of MRYP Newco's 1998 Management Incentive Plan requires the affirmative vote of a majority of votes cast by holders of the outstanding shares of Merry Land Common at the Merry Land Special Meeting. Merry Land Common Shareholders may revoke their proxies at any time prior to the voting thereof by giving written notice of such revocation to Merry Land, by executing and delivering a proxy bearing a later date, or by attending the Merry Land Special Meeting and voting in person.

EQR SUMMARY HISTORICAL FINANCIAL DATA AND SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following tables set forth the summary historical financial data for EQR as of June 30, 1998 and for the six-month periods ended June 30, 1998 and 1997 and the summary unaudited pro forma combined financial data for EQR as of June 30, 1998 and for the six-month period then ended and for the year ended December 31, 1997.

     The summary unaudited pro forma combined financial data for EQR gives effect to the Merger as if it had occurred on the dates indicated herein, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma financial statements included elsewhere in this Joint Proxy Statement/ Prospectus/Information Statement.

     The summary unaudited pro forma combined operating data are presented as if the Merger had been consummated at the beginning of the period presented.

     The summary unaudited pro forma combined balance sheet is presented as if the Merger had occurred on June 30, 1998. The Merger has been accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger have been made.

     The summary pro forma financial information should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of EQR and Merry Land incorporated by reference into this Joint Proxy Statement/Prospectus/Information Statement and the unaudited pro forma financial statements and notes thereto included elsewhere in this Joint Proxy Statement/ Prospectus/Information Statement.

     The summary unaudited pro forma operating and balance sheet data are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of EQR and Merry Land would have been for the period and dates presented, nor does such data purport to represent the results of future periods.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                                             HISTORICAL SIX    HISTORICAL SIX    PRO FORMA SIX        PRO FORMA
                                              MONTHS ENDED      MONTHS ENDED     MONTHS ENDED        YEAR ENDED
                                             JUNE 30, 1998     JUNE 30, 1997     JUNE 30, 1998    DECEMBER 31, 1997
                                             --------------    --------------    -------------    -----------------
                                                          (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
OPERATING DATA:
Total revenues.............................    $  593,391        $  306,324       $   782,608        $1,482,882
                                               ==========        ==========       ===========        ==========
Income before gain on disposition of
  properties, extraordinary items and
  allocation to Minority Interests.........    $  122,540        $   71,384       $   147,924        $  250,519
                                               ==========        ==========       ===========        ==========
Net income.................................    $  125,322        $   68,671       $   150,429        $  253,664
                                               ==========        ==========       ===========        ==========
Net income available to Common Shares......    $   81,938        $   47,732       $    91,655        $  136,014
                                               ==========        ==========       ===========        ==========
Net income per weighted average Common
  Share outstanding........................    $     0.86        $     0.86       $      0.77        $     1.15
                                               ==========        ==========       ===========        ==========
Net income per weighted average Common
  Share outstanding -- assuming dilution...    $     0.85        $     0.85       $      0.75        $     1.14
                                               ==========        ==========       ===========        ==========
Weighted average Common Shares
  outstanding..............................        95,394            55,385           119,222           118,228
                                               ==========        ==========       ===========        ==========
Weighted average Common Shares
  outstanding -- assuming dilution.........       106,195            63,708           133,089           130,146
                                               ==========        ==========       ===========        ==========
Distributions declared per Common Share
  outstanding..............................    $     1.34        $     1.25
                                               ==========        ==========
BALANCE SHEET DATA (at end of period):
  Real estate, before accumulated
    depreciation...........................    $7,968,121        $4,482,434
  Real estate, after accumulated
    depreciation...........................    $7,394,762        $4,124,835       $10,237,826
  Total assets.............................    $8,000,039        $4,738,734       $10,597,405
  Total debt...............................    $3,378,860        $1,715,387       $ 4,409,698
  Minority Interests.......................    $  290,770        $  179,222       $   366,124
  Shareholders' Equity.....................    $4,051,002        $2,662,684       $ 5,510,153

COMPARATIVE PER SHARE DATA

     The following summary presents selected comparative unaudited per share information for EQR and Merry Land on an historical basis and on a pro forma combined basis assuming the Merger had been effective throughout the periods presented. Merry Land pro forma equivalent per share amounts are presented with respect to pro forma information. Such per share amounts allow comparison of historical information with respect to the value of one share of Merry Land Common to the corresponding information with respect to the projected value of one share of EQR Common as a result of the Merger by multiplying the pro forma amounts by the Exchange Ratio. Net Income Per Common Share is presented assuming dilution giving effect to the Statement of Financial Accounting Standard No. 128 "Earnings Per Share."

                                                              SIX MONTHS ENDED      YEAR ENDED
                                                               JUNE 30, 1998     DECEMBER 31, 1997
                                                              ----------------   -----------------
NET INCOME PER COMMON SHARE
EQR.........................................................       $  .85             $ 1.76
Merry Land..................................................          .45               1.10
EQR pro forma combined(A)...................................          .75               1.14
Merry Land pro forma equivalent(B)..........................          .40                .60
CASH DISTRIBUTION DECLARED PER COMMON SHARE
EQR.........................................................       $ 1.34             $ 2.55
Merry Land..................................................          .82               1.56
EQR pro forma combined(A)...................................         1.34               2.55
Merry Land pro forma equivalent(B)..........................          .71               1.35
SHAREHOLDERS' EQUITY PER COMMON SHARE
EQR.........................................................       $41.39             $41.42
Merry Land..................................................        22.40              20.35
EQR pro forma combined(A)...................................        46.02                N/A
Merry Land pro forma equivalent(B)..........................        24.39                N/A

-------------------------
(A) The pro forma combined Net Income Per Common Share and Shareholders' Equity Per Common Share data for EQR has been prepared assuming that in the Merger each share of Merry Land Common is converted into 0.53 of a share of EQR Common resulting in total weighted average outstanding shares -- assuming dilution of EQR Common of 130.1 million and 133.1 million for the year ended December 31, 1997 and for the six months ended June 30, 1998, respectively. For the Shareholder's Equity Per Common Share data, total outstanding shares were 119,743,000 for the six months ended June 30, 1998.

(B) The Merry Land pro forma equivalent is determined by multiplying the Exchange Ratio by the EQR pro forma combined per share amounts so that the per share amounts are equated to the comparative values for each share of Merry Land Common.

COMPARATIVE SHARE PRICES

EQR

     The EQR Common has traded on the NYSE under the symbol "EQR" since August 11, 1993. The following table sets forth the quarterly high and low sales prices per share of EQR Common reported on the NYSE, as well as the quarterly distributions declared per share of EQR Common, from January 1, 1996 through August 12, 1998.

                                                        HIGH             LOW       DISTRIBUTIONS
                                                        ----             ---       -------------
1996
First Quarter.....................................  $33 1/4          $28 1/4           $.59
Second Quarter....................................   33 1/2           30 7/8            .59
Third Quarter.....................................   36 1/8           32 7/8            .59
Fourth Quarter....................................   43 3/8           35 5/8            .625
1997
First Quarter.....................................   48 7/8           39 3/4            .625
Second Quarter....................................   47 1/2           41 1/4            .625
Third Quarter.....................................   54 9/16          47 1/8            .625
Fourth Quarter....................................   55               47 3/4            .67
1998
First Quarter                                        52 3/8           47                .67
Second Quarter                                       52 9/16          44 1/2            .67
Third Quarter (through August 12, 1998)...........   47 1/2           40 1/8         N/A

-------------------------

     On August 12, 1998, the last reported sale price of a share of EQR Common on the NYSE was $42 3/16. On July 7, 1998, the last full trading day prior to the pubic announcement of the Merger, the last reported sale price of a share of EQR Common on the NYSE was $47 1/8. As of August 12, 1998, EQR's transfer agent reported 1,432 record holders of EQR Common.

MERRY LAND

     The Merry Land Common has traded on the NYSE under the symbol "MRY" since April 10, 1992. The following table sets forth the quarterly high and low sales prices per share of Merry Land Common reported on the NYSE, as well as the quarterly distributions declared per share of Merry Land Common from January 1, 1996 through August 12, 1998.

                                                        HIGH             LOW       DISTRIBUTIONS
                                                        ----             ---       -------------
1996
First Quarter.....................................  $23 3/4         $21 5/8            $0.37
Second Quarter....................................   22 1/4          20                 0.37
Third Quarter.....................................   22 1/8          20 1/8             0.37
Fourth Quarter....................................   21 3/4          18 1/4             0.37
1997
First Quarter.....................................   22 5/8          20 3/8             0.39
Second Quarter....................................   22 1/8          20 1/2             0.39
Third Quarter.....................................   23              21 1/16            0.39
Fourth Quarter....................................   24 1/8          21 1/16            0.39
1998
First Quarter.....................................   24 1/8          21 9/16            0.41
Second Quarter....................................   22 3/8          20 1/8             0.41
Third Quarter (through August 12, 1998)...........   24 1/4          21 1/16            0.41

     On August 12, 1998, the last reported sale price of a share of Merry Land Common on the NYSE was 22 3/16. On July 7, 1998, the last full trading day prior to the pubic announcement of the Merger, the last reported sale price of a share of Merry Land Common on the NYSE was $22 5/16. As of August 12, 1998, Merry Land's transfer agent reported 4,501 record holders of Merry Land Common.

     The Merger Agreement provides that Merry Land may declare quarterly distributions with respect to shares of Merry Land Common of up to $0.41 per share for the third and fourth quarters of 1998, respectively; provided that the record dates for such distributions are September 16, 1998 and, provided that the Merger has not previously been consummated, December 16, 1998, respectively.

     BECAUSE THE EXCHANGE RATIO IS FIXED AND THE MARKET PRICE OF EQR COMMON IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF THE EQR COMMON THAT HOLDERS OF MERRY LAND COMMON WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE MERGER. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR EQR COMMON AND MERRY LAND COMMON.

MERRY LAND PROPERTIES, INC. (PREDECESSOR) SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following tables set forth the summary historical financial data for MRYP Newco as of June 30, 1998 and December 31, 1997 and for the six-month period ended June 30, 1998 and for the year ended December 31, 1997 and the summary unaudited pro forma combined financial data for MRYP Newco as of June 30, 1998 and for the six-month period ended June 30, 1998 and for the year ended December 31, 1997.

     The summary unaudited pro forma combined financial data for MRYP Newco gives effect to the Distribution as if it had occurred on the dates indicated herein, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma financial statements included elsewhere in this Joint Proxy Statement/Prospectus/Information Statement.

     The summary unaudited pro forma combined operating data are presented as if the Distribution had been consummated at the beginning of the periods presented. The summary unaudited pro forma combined balance sheet is presented as if the Distribution had occurred on June 30, 1998. In the opinion of management, all significant adjustments necessary to reflect the effects of the Distribution have been made.

     The summary pro forma financial information should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of MRYP Newco and Merry Land incorporated by reference into this Joint Proxy Statement/Prospectus/Information Statement and the unaudited pro forma financial statements and notes thereto included elsewhere in this Joint Proxy Statement/ Prospectus/Information Statement.

     The summary unaudited pro forma operating and balance sheet data are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of MRYP Newco would have been for the period and dates presented, nor does such data purport to represent the results of future periods.

                                   MRYP NEWCO

                                      HISTORICAL SIX       HISTORICAL        PRO FORMA SIX        PRO FORMA
                                       MONTHS ENDED        YEAR ENDED        MONTHS ENDED        YEAR ENDED
                                      JUNE 30, 1998     DECEMBER 31, 1997    JUNE 30, 1998    DECEMBER 31, 1997
                                      --------------    -----------------    -------------    -----------------
                                                    (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
OPERATING DATA:
Total revenues......................      $ 4,923            $ 9,269            $ 8,040            $12,303
                                          =======            =======            =======            =======
Total expenses......................      $ 2,361            $ 4,650            $ 5,021            $ 9,972
                                          =======            =======            =======            =======
Net income..........................      $ 2,562            $ 4,619            $ 1,872            $ 1,445
                                          =======            =======            =======            =======
Net income per weighted average
  Common Share outstanding -- basic
  and diluted.......................                                            $  0.90            $  0.75
                                                                                =======            =======
Weighted average Common Shares
  outstanding -- basic and
  diluted...........................                                              2,072              1,933
                                                                                =======            =======
BALANCE SHEET DATA (at end of
  period):
  Real Estate, before accumulated
     depreciation...................      $54,353            $53,673             54,353
  Real Estate, after accumulated
     depreciation...................      $42,495            $42,596            $42,495
  Total assets......................      $43,877            $44,008            $51,653
  Total debt........................      $    --            $    --            $38,317
  Shareholders' Equity..............      $43,161            $43,379            $ 7,620

                                  RISK FACTORS

     In considering whether to approve the Merger, EQR Common Shareholders and Merry Land Common Shareholders should consider, in addition to the other information in this Joint Proxy Statement/Prospectus/ Information Statement, the matters described below. Additional information concerning the risks associated with an investment in EQR Common are set forth in EQR's annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1997, which is incorporated by reference into this Joint Proxy Statement/ Prospectus/Information Statement.

POTENTIAL ADVERSE EFFECTS OF COMBINING THE COMPANIES

     EQR and Merry Land are large enterprises with operations in a number of different states. There can be no assurance that costs or other factors associated with the integration of the two companies, including the ability to manage approximately 34,990 additional apartment units, would not adversely affect future combined results of operations or the benefits of the Merger, including expected costs savings.

DECREASE IN DISTRIBUTIONS PER SHARE TO MERRY LAND SHAREHOLDERS

     The distribution declared on Merry Land Common for each of the first two quarters of 1998 was $0.410 and the distribution declared on the EQR Share Equivalent was $0.355 for each such quarter. There can be no assurance that EQR will make distributions or, if distributions are made, that they will be equal to or in excess of those historically paid to shareholders of EQR.

POSSIBLE CONFLICTS OF INTEREST

     Shareholders should be aware that certain directors, officers and members of the management of Merry Land have certain interests that arise in connection with the Merger and related transactions to be entered into by Merry Land that are in addition to the interests of shareholders generally and therefore a conflict between the interests of such directors and executive officers and the interests of the Merry Land Shareholders could exist. These interests arise under existing agreements with, and compensation awards from Merry Land, all of which were approved by the Merry Land Board of Directors and are described below.

     All outstanding loans made to the employees and directors of Merry Land under the Merry Land Stock Loan Program (the "Merry Land Stock Loan Program") will be forgiven by EQR at the Effective Time pursuant to the terms of the Merger Agreement; provided, however, that 60% of any dividends or distributions declared on shares of Merry Land Common after the date of the Merger Agreement, where the record date for such dividends is prior to the Effective Time (other than the Distribution), shall continue to be applied towards the repayment of such loans. As of June 30, 1998 the aggregate amount of loans outstanding to 72 directors, executive officers, officers and managers under the Merry Land Stock Loan Program was $26.8 million and included $12.8 million loaned to directors and certain executive officers of Merry Land. See "Interests of Certain Persons in the Transactions."

     Pursuant to the terms and conditions of the Merry Land Retention and Severance Program dated as of July 8, 1998 (the "Retention and Severance Program") payments aggregating $11 million will be made to approximately 110 executive officers, officers, managers and staff of Merry Land, as more fully described in "Interests of Certain Persons in the Transactions," in consideration for their agreement to remain in Merry Land's employment until the Effective Time and, in some cases, through a retention period of up to six months following the Effective Time. In addition, the chairman of the Merry Land Board of Directors and eight executive officers of Merry Land will receive a gross-up payment which is intended to put the recipients in the same position that they would have been in if the excise tax imposed by Code Section 4999 was not imposed upon the payment to be received as a result of the Merger (a "Gross-Up Payment"). In no event shall the aggregate Gross-Up Payments exceed $16.25 million. See "Interests of Certain Persons in the Transactions."

     Pursuant to the terms of the Merger Agreement, each individual holding an option to purchase Merry Land Common (a "Merry Land Option") will have the right to enter into an agreement with EQR providing for the cancellation of such option, whether or not vested, immediately following the Effective Time for cash in an amount equal to the difference between the Closing Price of Merry Land Common and the applicable exercise price set forth in such option, multiplied by the number of shares of Merry Land Common subject to such option. For purposes of such calculation, "Closing Price" is defined to mean the unweighted average closing price of a share of Merry Land Common, reported as "New York Stock Exchange Composite Transactions" by The Wall Street Journal (Midwest Edition) for the ten trading days ending on the third trading day immediately prior to the Effective Time. Each Merry Land Option which remains unexercised as of the Closing Date will be converted into an option to purchase 0.54 of a share of EQR Common for each share of Merry Land Common subject to such Merry Land Option at the stated per share exercise price divided by 0.54 and shall otherwise continue to be exercisable pursuant to its terms.

REDUCTION IN OWNERSHIP AND VOTING

     Upon consummation of the Merger, Merry Land Common Shareholders will own approximately 18% of the EQR Common and will not have separate approval rights with respect to any actions or decisions of EQR.

POTENTIAL CHANGE IN RELATIVE SHARE PRICES

     In considering whether to approve the Merger, Merry Land Common Shareholders and EQR Common Shareholders should consider the risks associated with (i) a potential change in the relative prices of EQR Common and Merry Land Common prior to the Effective Time and (ii) a possible reduction in the market price of EQR Common prior to or following the Merger, due to future sales of shares of EQR Common or the availability of such shares for future sales, government regulatory action, tax laws, interest rates, the operating performance of EQR and market conditions in general.

     Neither Merry Land nor EQR has the right to terminate the Merger Agreement because of any change in the prevailing market price of EQR Common or Merry Land Common.

TERMINATION PAYMENTS IF MERGER FAILS TO OCCUR

     The Merger Agreement provides for a Break-Up Fee payable by Merry Land of $45 million plus Break-Up Expenses of up to $5 million if the Merger Agreement is terminated by either EQR or Merry Land under certain circumstances and, within one year after a termination, Merry Land enters into an agreement regarding an "Acquisition Proposal" (as defined herein in "The Merger -- Termination Provisions") which is consummated. In addition, if the Merger Agreement is terminated for certain reasons, EQR or Merry Land will be required to pay the other party's Break-Up Expenses of up to $5 million. See "The
Merger -- Termination Fee and Expenses."

     The obligation to pay the Break-Up Fee and/or Break-Up Expenses may adversely affect the ability of Merry Land to engage in another transaction in the event the Merger is not consummated.

NO APPRAISAL RIGHTS UNDER MARYLAND OR GEORGIA LAW

     Neither EQR nor Merry Land Shareholders are entitled to appraisal rights in connection with the Merger under Maryland or Georgia law. See "The Merger -- No Appraisal Rights."

SIZE AND RAPID GROWTH OF EQR

     EQR has grown rapidly since the completion of the EQR IPO, at which time EQR owned or held interests in 69 multifamily properties containing 21,725 units. Upon completion of the Merger, based upon the number of properties owned by EQR and Merry Land as of June 30, 1998, EQR will own or have interests in and operate 638 properties, containing 183,558 units, and EQR will continue to be the largest multifamily property owner in the United States (based on the number of apartment units owned and total revenues earned). There can be no assurance that EQR will be able to continue to maintain the growth rate which it has experienced since 1993.

CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

     Taxation as a Corporation. EQR intends to operate in a manner so as to qualify as a REIT under the Code. However, no assurance can be given that EQR was organized and will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within EQR's control.

     If EQR were to fail to qualify as a REIT in any taxable year, EQR would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. Moreover, unless entitled to relief under certain statutory provisions, EQR also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of EQR available for investment or distribution to shareholders because of the additional tax liability to EQR for the years involved. In addition, distributions to shareholders would no longer be required to be made. See "The Merger -- Federal Income Tax Consequences of the Merger."

     Other Tax Liabilities. Even if EQR qualifies as a REIT, it will be subject to certain Federal, state and local taxes on its income and property. See "The Merger -- Taxation of Shareholders -- Other Tax Considerations -- State and Local Taxes." In addition, EQR's management operations, which will be conducted through Equity Residential Properties Management Limited Partnership and Equity Residential Properties Management Limited Partnership II (collectively, the "EQR Management Partnerships"), generally will be subject to Federal income tax at regular corporate rates. See "The Merger -- Federal Income Tax Consequences of the Merger."

     Consequences of Failure to Qualify as Partnerships. EQR intends that ERP Operating Partnership, the EQR Management Partnerships and each of the other partnership and limited liability company subsidiaries, other than those EQR entities treated as disregarded entities for Federal tax purposes, will be organized as partnerships and will qualify for treatment as such under the Code. If any of such subsidiaries fail to qualify for such treatment under the Code, and are not disregarded for Federal tax purposes, EQR would cease to qualify as a REIT, and such subsidiary would be subject to Federal income tax (including any alternative minimum tax) on its income at corporate rates. See "The Merger -- Federal Income Tax Consequences of the Merger."

     Each of EQR and Merry Land believes it has operated in a manner so as to qualify as a REIT under the Code for all taxable years since EQR's and Merry Land's initial election of REIT status and for the period beginning January 1, 1998 and ending on the date hereof.

INVESTMENT BY EQR IN MRYP NEWCO

     Upon consummation of the Merger and the Spin-Off, EQR will be the largest creditor of MRYP Newco and will hold all of the shares of MRYP Newco Preferred. The failure of MRYP Newco to satisfy its debt obligations would therefore have an adverse effect on EQR.

                            MRYP NEWCO RISK FACTORS

     Ownership of MRYP Newco Common involves various risks. In addition to general risks of ownership of MRYP Newco Common and those factors set forth elsewhere in this Joint Proxy Statement/Prospectus/ Information Statement, holders of MRYP Newco Common should be aware of, among other things, the following factors:

NO PRIOR PUBLIC MARKET; NO ASSURANCE OF VALUE

     Prior to the consummation of the Spin-Off, there has been no public market for MRYP Newco Common. An application has been made to have the MRYP Newco Common listed on Nasdaq. There can be no assurance that MRYP Newco will obtain approval for listing such shares. See "-- Nasdaq Maintenance Requirements; Possible Delisting of MRYP Newco Common from Nasdaq; Penny Stock Regulations." There can also be no assurance that an active trading market for the MRYP Newco Common will develop, or if such market does develop, that it will be sustained. The market price of the MRYP Newco Common may fluctuate substantially due to a variety of factors, including quarterly fluctuations in results of operations, changes in earnings estimates by securities analysts, changes in accounting principles, sales of MRYP Newco Common by existing holders, negative publicity, loss of key personnel, lack of sustained volume of trading activity, and other factors. In addition, broad market fluctuations and general economic and political conditions may adversely affect the market price of the MRYP Newco Common regardless of MRYP Newco's performance. There can be no assurance as to the value of MRYP Newco Common in the secondary market.

LACK OF OPERATING HISTORY AS SEPARATE ENTITY; LIMITED RELEVANCE OF HISTORICAL FINANCIAL INFORMATION

     Upon consummation of the Spin-Off, MRYP Newco will own and operate the MRYP Newco Properties. MRYP Newco does not have an operating history as a separate company, and management has historically been able to rely on the earnings, assets and cash flow of Merry Land in managing the MRYP Newco Properties. MRYP Newco will be a substantially smaller company than Merry Land was prior to consummation of the Spin-Off, with fewer financial resources. The Transactions may result in some temporary dislocation and inefficiencies with respect to the business operations, as well as the organization and personnel structure of MRYP Newco. In addition, MRYP Newco has not operated as an independent public company and, following consummation of the Transactions, MRYP Newco will incur costs and expenses associated with the management of a public company. As a result of the foregoing, historical and pro forma results for MRYP Newco contained elsewhere in this Joint Proxy Statement/Prospectus/Information Statement may not be indicative of its results for future periods. In addition, MRYP Newco's pro forma combined income statements for the periods ended December 31, 1997 and June 30, 1998 both reflect a one time transition fee of $2.4 million to be paid by EQR and it is not expected that MRYP Newco will generate similar fees in the future. Except as provided in the Asset Exchange Agreement, the Development Agreement, the Participating Management Agreement, the Senior Debt Agreement, the Subordinated Debt Agreement and the Office Lease Agreement, neither Merry Land or EQR is required or intends to provide assistance or services to MRYP Newco after the consummation of the Transactions. See "Merry Land Properties, Inc. -- Certain Agreements between ERP Operating Partnership and MRYP Newco."

SUBSTANTIAL INDEBTEDNESS; PREFERRED STOCK OBLIGATIONS

     Upon consummation of the Transactions and after making expected borrowings under the term loan between Merry Land and MRYP Newco (the "Term Loan") and the subordinated note between Merry Land and MRYP Newco (the "Subordinated Note"), MRYP Newco will have substantial indebtedness and debt service obligations. In addition, under the terms of the MRYP Newco Preferred, MRYP Newco will be required to pay quarterly dividends at an annual rate of $400,000 for the first five years (and a greater amount thereafter) to holders of the MRYP Newco Preferred. On a pro forma basis, MRYP Newco's total indebtedness of approximately $38.3 million would represent approximately 75% of its total capitalization as of June 30, 1998, and its total indebtedness plus $5 million in liquidation value of the MRYP Newco Preferred would represent approximately 85% of its total capitalization as of June 30, 1998. Subject to restrictions in its debt and preferred stock instruments, MRYP Newco may incur additional indebtedness from time to time.

     MRYP Newco's ability to make required payments under the Term Loan and Subordinated Note and any other debt instruments and required distributions and redemption payments to its shareholders, including the MRYP Newco Preferred shareholders, will be dependent on MRYP Newco's ability to generate sufficient cash from operations or to obtain alternative funding sources. MRYP Newco's future operating performance and ability to make planned expenditures will be subject to future economic conditions and to other financial and business factors, many of which are beyond its control. There can be no assurance that MRYP Newco will be able to generate funds and to obtain alternative funding sources in a manner sufficient to meet its debt repayment obligations or required distributions or redemption payments.

     The degree to which MRYP Newco is leveraged could have important consequences to holders of MRYP Newco Common, including the following: (i) MRYP Newco's ability to obtain additional financing in the future for working capital, property acquisitions, capital expenditures, debt service requirements, general corporate or other purposes may be materially limited or impaired; (ii) a substantial portion of MRYP Newco's cash flow from operations is expected to be required to be dedicated to the payment of principal and interest on indebtedness and payments in respect of the MRYP Newco Preferred, thereby reducing the funds available to MRYP Newco for other purposes, including operations and future business opportunities;

(iii) MRYP Newco's debt and preferred stock instruments impose significant financial and operating restrictions on MRYP Newco and its subsidiaries which, if violated, could permit MRYP Newco's creditors to accelerate payments under the debt instruments or require redemption of the MRYP Newco Preferred; (iv) MRYP Newco's flexibility to adjust to changing market conditions and to withstand competitive pressures could be limited by its leveraged position and the covenants contained in its debt and preferred stock instruments, thus putting MRYP Newco at a competitive disadvantage; (v) borrowings under certain of MRYP Newco's debt instruments are at variable rates of interest, exposing MRYP Newco to the risk of increased interest rates; and (vi) MRYP Newco's ability to make distributions to common shareholders will be limited.

     In the event that MRYP Newco is unable to generate sufficient cash flow and MRYP Newco is otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on its indebtedness (including the Term Loan or Subordinated Note), or if MRYP Newco otherwise fails to comply with the various covenants in the instruments governing such indebtedness, MRYP Newco could be in default under the terms of such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable together with accrued and unpaid interest, the lenders under MRYP Newco's debt instruments could elect to terminate their commitments thereunder and MRYP Newco could be forced into bankruptcy or liquidation. In the event that MRYP Newco is unable to generate sufficient cash flow to meet the required payments of the MRYP Newco Preferred for two quarterly dividend periods, the holders of the MRYP Newco Preferred will have the right to (i) elect enough directors to constitute a majority of the MRYP Newco Board of Directors and (ii) cause MRYP Newco to redeem the MRYP Newco Preferred.

     The Term Loan will mature on the first anniversary of the Effective Time. MRYP Newco will not generate sufficient cash flow from operations to cover repayment of the Term Loan when it matures, and MRYP Newco will be required to seek to refinance the Term Loan. MRYP Newco's ability to refinance the Term Loan or to obtain additional financing will depend on MRYP Newco's operating performance, as well as prevailing economic and market conditions, levels of interest rates, refinancing costs and other factors, many of which are beyond MRYP Newco's control. There can be no assurance that MRYP Newco will be able to refinance the Term Loan on terms acceptable to MRYP Newco, if at all, or to obtain additional financing in a timely manner or that the proceeds therefrom will be sufficient to effect such refinancing. Any failure by MRYP Newco to repay the Term Loan when due would have a material adverse effect on MRYP Newco.

     The Subordinated Note requires quarterly payments of interest totaling $1.6 million each year during the first five years following the Effective Time. In each of years six through 15, the interest payments will increase as scheduled pursuant to the Subordinated Note. The Subordinated Note will mature on the fifteenth anniversary of the Effective Time. If any sale of multifamily real property assets results in MRYP Newco having sold assets in aggregate of more than 30% of the gross asset value of the multifamily real property assets of MRYP Newco, MRYP Newco may be required to use the net proceeds from such asset sale to repay the Subordinated Note.

LACK OF WORKING CAPITAL

     MRYP Newco will be primarily dependent on cash flow from operations to operate its business. In order to implement its business plan, MRYP Newco will be required to make improvements to several of its properties and develop apartments on certain sites. MRYP Newco does not anticipate that it will be able to implement its business plan without obtaining additional financing. MRYP Newco's debt and preferred stock instruments, including the Term Loan, the Subordinated Note and the MRYP Newco Preferred, restrict MRYP Newco's ability to incur additional indebtedness and may prevent MRYP Newco from completing planned expenditures with respect to the MRYP Newco Properties. There is no assurance that MRYP Newco will have working capital or adequate financing in the foreseeable future to execute its business plan. The failure by MRYP Newco to obtain adequate working capital or other financing may have a material adverse effect on MRYP Newco's business, financial condition and results of operations.

ABSENCE OF DISTRIBUTIONS

     Unlike Merry Land, MRYP Newco is organized as a C corporation and not as a REIT. MRYP Newco does not anticipate paying distributions to shareholders for the foreseeable future. It is the present intention of MRYP Newco to retain all earnings, if any, in order to fund capital expenditures in accordance with its business plan and generally to support its ongoing businesses and make payments on its outstanding indebtedness and preferred stock. Any determination in the future to pay distributions will be dependent upon MRYP Newco's results of operations, financial condition, contractual restrictions and other factors deemed relevant at that time by the MRYP Newco Board of Directors. MRYP Newco's substantial indebtedness, debt service and preferred stock obligations will further restrict its ability to make distributions to its common shareholders. See "Merry Land Properties, Inc. -- Management's Discussion and Analysis of Financial Condition and Results of Operations of MRYP Newco -- Liquidity and Capital Resources."

CHANGE IN BUSINESS STRATEGY

     The initial assets of MRYP Newco consist of several types of properties including property held for future development, commercial properties, apartment communities and clay deposit property. As part of its business plan, MRYP Newco may dispose of its commercial properties, develop apartment communities on undeveloped land and rehabilitate existing apartment buildings. In addition, MRYP Newco intends to manage development and other communities for EQR. See "Merry Land Properties, Inc. -- Business Objectives and Operating Strategies." This business strategy, if implemented, entails numerous risks, including the risk that MRYP Newco will be unable to obtain financing necessary to implement the strategy, that development or rehabilitation costs will exceed estimates and that lease up rates, rental rates and occupancy will not meet expectations. The occurrence of any of the foregoing could have a material adverse effect on MRYP Newco's results of operations and financial condition. In addition, there can be no assurance that MRYP Newco will be able to acquire additional properties on terms and conditions that would be favorable to MRYP Newco or suitable to implement its business strategy or that MRYP Newco will be able to obtain additional management agreements or renewals of existing agreements on favorable terms.

LACK OF GEOGRAPHIC DIVERSITY

     MRYP Newco's revenues and the value of its properties may be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for commercial and residential properties). The MRYP Newco Properties are all located in Georgia and South Carolina (except one unimproved parcel in Nashville, Tennessee), and as a result, the operating results of MRYP Newco will be significantly dependent on the economic conditions in Georgia, particularly in Augusta and Savannah, and Charleston, South Carolina. Regional seasonal trends may also have a more significant impact on MRYP Newco than they had on Merry Land, since Merry Land's portfolio was much more geographically diverse.

EQUITY FINANCINGS MAY NOT BE SUCCESSFUL

     In order to obtain financing necessary to execute its business plan, MRYP Newco plans to raise additional equity capital through the public or private equity markets. Such financing may be obtained through the sale of common or preferred equity. There can be no assurance that MRYP Newco will be successful in obtaining any such financing or that the terms of such financing, including the price at which equity securities are issued and any resulting dilution to existing investors, will be favorable to MRYP Newco and the holders of MRYP Newco Common. The failure by MRYP Newco to obtain additional equity financing on favorable terms may have a material adverse effect on MRYP Newco's business, financial condition and results of operations.

CONFLICTS OF INTEREST OF COMMON DIRECTORS

     Upon consummation of the Transactions, Boone A. Knox and Michael N. Thompson will serve as trustees of EQR and directors of MRYP Newco. Mr. Thompson will also serve as President of MRYP Newco. Messrs. Knox and Thompson may face certain conflicts of interest as a result of their position as trustees of EQR and directors of MRYP Newco.

NASDAQ MAINTENANCE REQUIREMENTS; POSSIBLE DELISTING OF MRYP NEWCO COMMON FROM NASDAQ; PENNY STOCK REGULATIONS

     An application has been made to have the MRYP Newco Common listed on Nasdaq, and MRYP Newco intends to list such shares on Nasdaq. If, after listing the MRYP Newco Common on Nasdaq, MRYP Newco is unable to satisfy Nasdaq's maintenance criteria in the future, the MRYP Newco Common would be subject to delisting. As a consequence of such delisting, trading in the MRYP Newco Common would be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the listing requirements for Nasdaq, or in what are commonly referred to as the "pink sheets." As a result, a holder of MRYP Newco Common could find it more difficult to dispose of, or to obtain accurate quotations of the price of, the MRYP Newco Common.

     If the MRYP Newco Common is not listed on Nasdaq and has a market price of less than $5.00 per share, it may be classified as a "penny stock." Commission regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require certain special disclosure relating to the penny stock market. The foregoing restrictions will not apply to shares of MRYP Newco Common if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that MRYP Newco Common will qualify for an exemption from these restrictions. If MRYP Newco Common was subject to the rules on penny stocks, the market liquidity for MRYP Newco Common could be adversely affected.

TAXABLE NATURE OF THE MRYP NEWCO COMMON DISTRIBUTION

     The Distribution will be reported as a taxable distribution and not a tax-free spin-off, and, as such, the Distribution will be a taxable dividend to such shareholders in an amount equal to the lesser of (i) the fair market value of such MRYP Newco Common as of the date of the Distribution or (ii) the amount of Merry Land's current or accumulated earnings and profits allocable to such Distribution. This dividend income will be taxable in a manner more fully described below under "MRYP Newco -- Federal Income Tax Consequences."

     To the extent that Merry Land has current or accumulated earnings and profits allocable to such Distribution which is less than the full fair market value of such Distribution, then such portion of the Distribution that is not taxed as a dividend will be treated first as a tax-free return of capital to the recipient holder, reducing the tax basis of such holder's Merry Land Common by the fair market value of the Distribution (but not below zero), with distributions in excess of the shareholder's tax basis in his or her Merry Land Common taxable as capital gain to such holder (if the Merry Land Common is held as a capital asset).

     The initial tax basis of the MRYP Newco Common received by any Merry Land shareholder will be equal to the fair market value of such MRYP Newco Common on the date of the Distribution, and the holding period for MRYP Newco Common received by any Merry Land shareholder will begin upon such shareholder's receipt of such MRYP Newco Common. See "MRYP Newco -- Federal Income Tax Consequences."

GENERAL REAL ESTATE RISKS

     If the MRYP Newco Properties do not generate revenue sufficient to meet operating expenses, including debt service and repayment and capital expenditures, the financial condition and results of operations of MRYP Newco may be adversely affected. Specifically, MRYP Newco may have to borrow additional amounts to cover fixed costs and MRYP Newco's cash flow and ability to make distributions to stockholders would be adversely affected. The revenues generated by the MRYP Newco Properties and the value of the properties may be adversely affected by a number of factors, including the national and local economic environments, local real estate conditions, the perceptions by prospective tenants of the safety, convenience and attractiveness of MRYP Newco Properties, the ability of MRYP Newco to provide adequate management, maintenance and insurance, the occurrence of energy and supply shortages, the ability to collect on a timely basis all rent from tenants, the expense of periodically renovating, repairing and reletting spaces, and increasing operating costs (including real estate taxes, utilities and interest rates on MRYP Newco's outstanding debt). Certain significant expenditures associated with investments in real estate (such as real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the investment. If a MRYP Newco Property is mortgaged to secure the payment of indebtedness and if MRYP Newco is unable to meet its mortgage obligations, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee. In addition, real estate values and income from properties are also affected by such factors as compliance with laws, including tax laws, interest rate levels and the availability of financing.

     No independent valuations or appraisals were obtained in connection with the Transactions. Accordingly, there can be no assurance that the consideration given by MRYP Newco will not exceed the fair market value of the MRYP Newco Properties. The valuation of the MRYP Newco Properties has been determined through arms-length negotiations. In valuing the MRYP Newco Properties, certain assumptions were made concerning the estimate of revenues to be derived from the properties and real estate values.

     Numerous owners and developers of office properties, multi-family residential properties and undeveloped real estate tracts compete with the MRYP Newco. Some of these competing parties own and/or operate newer, better located properties or are better capitalized than MRYP Newco. Many other real estate developers have access to greater financial resources than MRYP Newco. The number of competitive commercial and residential properties in a particular area could have a material adverse effect on MRYP Newco's ability to lease space in the MRYP Newco Properties or at newly developed or acquired properties and on the rents charged.

     MRYP Newco intends to continue development and construction of residential properties. See "Merry Land Properties, Inc. -- MRYP Newco Properties." Risks associated with MRYP Newco's development and construction activities may include: abandonment of development opportunities; construction costs of a property exceeding original estimates, possibly making the property uneconomical; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for development of a property; and construction and lease up may not be completed on schedule, resulting in increased debt service expense and construction costs. In addition, new development activities, regardless of whether they are successful, typically require a substantial portion of management's time and attention. Development activities also are subject to the risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations.

LIMITS ON CHANGES IN CONTROL

     Staggered Board. The MRYP Newco Board of Directors will be divided into three classes of directors. The terms of the classes will expire in 1999, 2000 and 2001, respectively. As the term of each class expires, directors for that class will be elected for a three-year term and the directors in the other two classes will continue in office. The staggered terms for directors may impede the shareholders' ability to change control of MRYP Newco even if a change in control were in the shareholders' interest.

     Preferred Shares. The MRYP Newco articles of incorporation (the "MRYP Newco Articles") will authorize the MRYP Newco Board of Directors to issue up to 2,000,000 preferred shares of MRYP Newco and to establish the preferences and rights (including the right to vote and the right to convert into MRYP Newco Common) of any preferred shares of MRYP Newco issued. The power to issue preferred shares of MRYP Newco could have the effect of delaying or preventing a change in control of MRYP Newco even if a change in control were in the shareholders' interest.

     Supermajority Vote to Approve Merger. The MRYP Newco Articles will provide that the affirmative vote of at least a majority of all of the votes entitled to be cast on the matter and at least two-thirds of the votes cast are required to approve a merger, consolidation, sale of substantially all of the assets, liquidation, or "Business Combination" as defined in the Georgia Business Corporation Code (the "GBCC").

     Georgia Business Combination Law. The GBCC includes a business combination statute which is designed to deter hostile takeovers by protecting minority shareholders in the second stage of freeze-out mergers. Under the GBCC, certain business combinations with "interested shareholders" are prohibited for five years from the time that a person becomes an interested shareholder unless (i) the combination was approved before the person became an interested shareholder,
(ii) the shareholder became an interested shareholder in a transaction in which the person became the beneficial owner of at least 90% of the voting stock of the corporation outstanding at the time or (iii) subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90% of the outstanding voting stock of the corporation. In addition, the GBCC requires special procedures for approval by the board of directors of a business combination unless, among other conditions, the Georgia corporation's common shareholders receive a minimum price (as defined in the GBCC) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

     The Bylaws of MRYP Newco (the "MRYP Newco Bylaws") provide that these GBCC provisions apply to business combinations with interested shareholders with respect to MRYP Newco.

UNINSURED LOSS

     MRYP Newco will carry comprehensive liability, fire and extended coverage insurance with respect to all of the properties that it owns, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses (such as losses arising from acts of war or relating to pollution) that are not generally insured because they are either uninsurable or not economically feasible to insure. Should an uninsured loss or a loss in excess of insured limits occur, MRYP Newco could lose its capital invested in a property, as well as the anticipated future revenue from such property. Any such loss would adversely affect the financial condition and results of operations of MRYP Newco.

POTENTIAL ENVIRONMENTAL LIABILITY RELATED TO MRYP NEWCO PROPERTIES

     General. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. These laws often impose liability without regard to whether the owner or operator knew of, or caused, the release of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property or the aggregate assets of the owner. The presence of environmentally hazardous substances, or the failure to properly remediate such substances may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. The MRYP Newco Properties include two former landfills. There can be no assurance that MRYP Newco will not have material liabilities with respect to these sites. See "Merry Land Properties, Inc. -- Environmental Matters."

                          THE MEETINGS OF SHAREHOLDERS

EQR

     The EQR Special Meeting has been called by the EQR Board of Trustees for the purpose of approving the Merger and the Increase. The EQR Special Meeting
will be held on             , 1998, at           .m., local time, at One North
Franklin, Chicago, Illinois. Only shareholders of record of EQR Common at the
close of business on             , 1998 will be entitled to vote at the EQR
Special Meeting. EQR had outstanding                shares of EQR Common as of
the close of business on             , 1998, of which                (or
approximately      % of the outstanding shares of EQR Common) (excluding
               shares where beneficial ownership is disclaimed) were owned beneficially by the officers and trustees of EQR, and such persons have indicated their intention to vote such shares in favor of the Merger and the Increase. No EQR Shares other than EQR Common are entitled to vote on the Merger or the Increase. Each EQR Common Shareholder is entitled to one vote per share of EQR Common on the Merger and the Increase. If the accompanying proxy form is signed and returned, the EQR Common represented thereby will be voted in accordance with any direction on the proxy form, or in the absence of a direction, they will be voted FOR the Merger and the Increase. The proxy form grants authority to the attorneys-in-fact to vote in their discretion with respect to any other matter which may properly come before the EQR Special Meeting, including any adjournment thereof. The attorneys-in-fact may vote their proxies to adjourn the EQR Special Meeting for any purpose, including an adjournment to solicit additional proxies in the event that a quorum is not present at the EQR Special Meeting or in the event sufficient proxies voted in favor of the Merger have not been received. The shareholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to Bruce C. Strohm, Executive Vice President, General Counsel and Secretary of EQR, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, by executing and delivering a proxy bearing a later date, or by attending the EQR Special Meeting and voting in person.

     The expenses of the solicitation of EQR Common Shareholders will be paid by EQR. In addition to the use of the mail, proxies may be solicited by trustees, officers, or regular employees of EQR in person, by telecopy or by telephone. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares of EQR Common held of record by such persons, and EQR will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. EQR has retained MacKenzie Partners to assist in the solicitation of proxies. The fee of such firm is estimated to be $6,000, plus reimbursement for out-of-pocket costs and expenses.

     The presence at the EQR Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of EQR Common is necessary to constitute a quorum under Maryland law and the Second Amended and Restated Bylaws of EQR (the "EQR Bylaws"). Votes cast by proxy or in person at the meeting will be tabulated by election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and "broker non-votes" (i.e., proxies of brokers who have limited authority to vote on specified proposals) as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting. Under Maryland law, EQR's Second Amended and Restated Declaration of Trust (the "EQR Declaration") and the EQR Bylaws, the affirmative vote of the holders of majority of the outstanding shares of EQR Common is required to approve the Merger, and approval of the Increase is subject to the affirmative vote of a majority of the shares of EQR Common cast at the EQR Special Meeting, provided a quorum is present.

     EQR Common Shareholders may mark the accompanying EQR proxy to vote their shares FOR or AGAINST, or to ABSTAIN with respect to, the Merger and the Increase. Abstentions and broker non-votes will have the effect of a vote against approval of the Merger. An abstention and a broker non-vote will have no effect on the proposal to approve the Increase.

     THE EQR TRUSTEES WHO VOTED ON THE MERGER UNANIMOUSLY RECOMMEND THAT EQR COMMON SHAREHOLDERS VOTE FOR THE MERGER AND THE INCREASE.

     Pursuant to the EQR Bylaws, no business may be transacted at the EQR Special Meeting except that referred to in the accompanying notice of the EQR Special Meeting.

MERRY LAND

     The Merry Land Special Meeting has been called by the Merry Land Board of Directors for the purpose of approving the Merger and the adoption of MRYP Newco's 1998 Management Incentive Plan. The Merry Land Special Meeting will be
held on                , 1998 at           .m., local time, at The Radisson

Riverfront Hotel, Two Tenth Street, Augusta, Georgia. Only shareholders of
record of Merry Land Common at the close of business on                , 1998
will be entitled to vote at the Merry Land Special Meeting. Merry Land had
outstanding                shares of Merry Land Common as of the close of
business on                , 1998.                shares (or approximately
     % of the outstanding shares of Merry Land Common) (excluding shares where beneficial ownership is disclaimed) were owned beneficially by the officers and directors of Merry Land, and such persons have indicated their intention to vote such shares in favor of the Merger and the adoption of MRYP Newco's 1998 Management Incentive Plan. In addition, EQR owns 1,701,100 shares of Merry Land Common (or approximately 4.0% of the outstanding shares of Merry Land Common) and intends to vote such shares in favor of the Merger, and MRYP Newco's 1998 Management Incentive Plan. No class of stock of Merry Land other than Merry Land Common is entitled to vote on the matters set forth in the notice of the Merry Land Special Meeting. Each Merry Land Common Shareholder is entitled to one vote per share of Merry Land Common on the matters set forth in the notice of the Merry Land Special Meeting. If the accompanying proxy form is signed and returned, the Merry Land Common represented thereby will be voted in accordance with any direction on the proxy form, or in the absence of a direction, they will be voted FOR the Merger and the adoption of MRYP Newco's 1998 Management Incentive Plan. The proxy form grants authority to the attorneys-in-fact to vote in their discretion with respect to any other matter which may properly come before the Merry Land Special Meeting, including any adjournment thereof. The attorneys-in-fact may vote their proxies to adjourn the Merry Land Special Meeting for any purpose, including an adjournment to solicit additional proxies in the event that a quorum is not present at the Merry Land Special Meeting or in the event sufficient proxies voted in favor of the Merger have not been received. A shareholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to Linda Randolph, Assistant Vice President of Merry Land, 624 Ellis Street, Augusta, Georgia 30901, by executing and delivering a proxy bearing a later date, or by attending the Merry Land Special Meeting and voting in person.

     The expenses of the solicitation of Merry Land Common Shareholders will be paid by Merry Land. In addition to the use of the mail, proxies may be solicited by directors, officers, or regular employees of Merry Land in person, by telecopy or by telephone. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares of Merry Land Common held of record by such persons, and Merry Land will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Merry Land expects to retain MacKenzie Partners to assist in the solicitation of proxies. The fee of such firm is estimated to be $6,000, plus reimbursement for out-of-pocket costs and expenses.

     The presence at the Merry Land Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Merry Land Common is necessary to constitute a quorum under Georgia law and Merry Land's Bylaws (the "Merry Land Bylaws"). Votes cast by proxy or in person at the Merry Land Special Meeting will be tabulated by election inspectors appointed for the meeting who will determine whether or not a quorum is present. The election inspectors will treat abstentions and "broker non-votes" (i.e., proxies of brokers who have limited authority to vote on specified proposals) as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting. Under Georgia law, Merry Land's Amended and Restated Articles of Incorporation (the "Merry Land Articles") and the Merry Land Bylaws, the affirmative vote of the holders of a majority of the outstanding shares of Merry Land Common is required to approve the Merger. The affirmative vote of the holders of a majority of votes cast by holders of the outstanding shares of Merry Land Common is required to approve the adoption of MRYP Newco's 1998 Management Incentive Plan.

     Merry Land Common Shareholders may mark the accompanying Merry Land proxy to vote their shares FOR or AGAINST, or to ABSTAIN from voting with respect to the Merger and MRYP Newco's 1998 Management Incentive Plan. Abstentions and broker non-votes will have the effect of a vote against approval of the Merger. An abstention and a broker non-vote will have no effect on the proposal to approve the adoption of MRYP Newco's 1998 Management Incentive Plan.

     THE MERRY LAND BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MERRY LAND COMMON SHAREHOLDERS VOTE FOR THE MERGER AND MRYP NEWCO'S 1998 MANAGEMENT INCENTIVE PLAN. THE MRYP NEWCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MERRY LAND COMMON SHAREHOLDERS VOTE FOR MRYP NEWCO'S 1998 MANAGEMENT INCENTIVE PLAN.

     The GBCC provides that no business may be transacted at the Merry Land Special Meeting except that referred to in the accompanying notice of the Merry Land Special Meeting.

                                   THE MERGER

     The description of the Merger contained in this Joint Proxy
Statement/Prospectus/Information Statement is qualified in its entirety by reference to the Merger Agreement, the full text of which is attached as Appendix A, and is incorporated herein by reference.

TERMS OF THE MERGER

     The Merger Agreement provides that, upon satisfaction or waiver of the conditions set forth therein, Merry Land will be merged into EQR. At the Effective Time, each outstanding share of Merry Land Common will be converted into 0.53 of a share of EQR Common except for any shares of Merry Land Common owned by EQR, which will be canceled as of the Effective Time. At the Effective Time, each share of Merry Land Preferred will be converted into one share of EQR Preferred having the same preferences and other terms as the Merry Land Preferred previously outstanding of the same series; provided, however, that the conversion ratio for the Merry Land Series A, Merry Land Series B and Merry Land Series C will be adjusted in accordance with their respective terms. It is expected that as a result of this adjustment, the conversion rate for each of the Merry Land Series A, Merry Land Series B and Merry Land Series C Shares will be adjusted upward to account for the distribution and further adjusted for the
0.53 Merry Land Common exchange rate. As a result, the conversion rate of Merry Land Series A, Merry Land Series B and Merry Land Series C will be multiplied by approximately 0.54. No fractional shares of EQR Common will be issued in connection with the Merger. In lieu thereof, Merry Land Common Shareholders will receive a cash payment equal to the average closing price of EQR Common on the NYSE for the five trading days immediately preceding the Effective Time, multiplied by the fraction of a share of EQR Common to which the holder would be entitled under the Merger Agreement.

BACKGROUND OF THE MERGER

     On August 28, 1997, a representative of Morgan Stanley met with Boone A. Knox, Chairman of the Merry Land Board of Directors, in Thomson, Georgia to discuss the merger between EWR and EQR and the potential strategic merits of a combination between EQR and Merry Land. During the meeting, Mr. Knox agreed to maintain a dialogue with Morgan Stanley on the multifamily consolidation trend among REITs, and to consider the merits of a merger between Merry Land and EQR.

     In early October, 1997, Douglas Crocker II, the President and Chief Executive Officer of EQR initiated a telephone call to Mr. Knox suggesting a meeting in Atlanta to discuss the strategic merits of a combination between EQR and Merry Land. On November 3, 1997, Mr. Crocker and Mr. Knox met and discussed the general status of the multifamily industry, the trends toward consolidation in the sector, and a potential combination, but the meeting did not result in any specific proposals or further discussion between the two companies.

     On April 14, 1998, certain representatives of Morgan Stanley met with Mr. Knox , W. Hale Barrett, Merry Land's Secretary and a director, W. Tennent Houston, President and Chief Executive Officer of Merry Land, Dorrie E. Green, Merry Land's Chief Financial Officer, Michael N. Thompson, Chief Operating Officer of Merry Land, and John W. Gibson, Merry Land's Senior Vice President -- Mergers, Acquisitions and Development. Discussions included a number of financing and strategic topics, including the merits of a combination with EQR.

     On April 14, 1998, certain representatives of J.P. Morgan telephonically discussed with Mr. Knox the relative merits of strategic combinations, including the potential combination of EQR and Merry Land. During the call, Mr. Knox agreed to another meeting with Mr. Crocker to better understand the merits of a potential transaction and J.P. Morgan subsequently arranged for an April 28, 1998 meeting.

     On April 28, 1998, Mr. Crocker and Mr. Knox, together with representatives of J.P. Morgan, met in Atlanta to discuss the strategic rationale for a combination of EQR and Merry Land and whether such a combination was in the best interests of both companies and their shareholders. Prior to the meeting, representatives of J.P. Morgan presented to Mr. Knox a detailed analysis of the strategic rationale for and the financial impact of a combination of the companies. At the end of the meeting, the parties expressed a general interest in exploring the possibility of such a combination.

     On May 7, 1998, Messrs. Crocker, Knox, Houston, Thompson and the representatives of J.P. Morgan had a meeting in Atlanta at which they specifically discussed each company's interest in pursuing merger discussions. Among the issues considered during such meeting were various exchange ratios for Merry Land Common, the role of the Merry Land employees going forward, and the possibility of a spin-off transaction. It was agreed that Mr. Crocker would indicate in writing the terms on which EQR might be willing to enter into a potential transaction with Merry Land.

     On May 13, 1998, Mr. Crocker sent to Messrs. Knox and Houston a non-binding indication of interest proposing certain possible transaction terms, including, among others, an exchange ratio in the range of 0.53 to 0.55 and a willingness to discuss possible proposals regarding a spin-off to a new entity of certain non-core assets of Merry Land.

     Mr. Knox called a special meeting of the Merry Land Board of Directors on May 18, 1998, to discuss the letter received from EQR. At the meeting, representatives of Morgan Stanley made a presentation to the Merry Land Board of Directors with respect to the general consolidation trends in the industry and a potential transaction with EQR among others. After deliberation, the Merry Land Board of Directors agreed to engage Morgan Stanley to represent them in execution of a potential transaction with EQR. This meeting of the Merry Land Board of Directors was recessed on May 18, 1998 and reconvened by telephone conference calls on May 22, May 29 and June 5, 1998, after which the meeting was adjourned. At each session of this meeting, the Merry Land Board of Directors discussed the advantages and disadvantages of the proposed combination and received reports on the status and substance of the discussions with EQR.

     Later in the day on May 18, 1998, Mr. Houston contacted Mr. Crocker and indicated a willingness to commence substantive discussions of a possible business combination, which he proposed would occur pursuant to a confidentiality agreement with a 30-day exclusivity provision. Mr. Houston and Mr. Crocker spoke on May 20, 1998 to discuss the terms of the confidentiality agreement. The confidentiality agreement between EQR and Merry Land was executed on May 26, 1998.

     Reciprocal due diligence commenced on May 29, 1998 and continued through the execution of the Merger Agreement to the satisfaction of both parties.

     On June 3, 1998, Mr. Crocker, Gerald A. Spector, Chief Operating Officer of EQR, David J. Neithercut, Chief Financial Officer of EQR, Bruce C. Strohm, EQR's General Counsel, and Frank Pons, EQR's Director of Financial Services, met with Messrs. Houston, Thompson, Gibson, Green, and Sonya Tarnow Brown, Merry Land's Manager of Corporate Finance, representatives of J.P. Morgan, and representatives of Morgan Stanley at Morgan Stanley's New York offices. The parties discussed the transaction terms, including the exchange ratio, the estimated financial results of Merry Land for the years ending December 31, 1998 and December 31, 1999, the formation of a new Merry Land subsidiary to be spun-off to the common shareholders of Merry Land, and various employment issues, such as a severance and retention program with respect to Merry Land's employees. The parties exchanged views on all of the various terms, but certain issues remained unresolved at the conclusion of the meeting.

     On June 4 and June 5, 1998, representatives of J.P. Morgan and Morgan Stanley spoke by telephone several times regarding the outstanding issues from the June 3, 1998 meeting. On June 5, 1998, the Merry Land Board of Directors met and discussed the proposed merger and spin-off transactions and severance packages for certain members of management. The Merry Land Board of Directors agreed in principle to accept the revised term sheet upon final resolution of all outstanding issues.

     On June 5, 1998, a special telephonic meeting of the EQR Board of Trustees was held during which members of management of EQR were present. At such meeting, Mr. Crocker discussed the background and events leading up to the June 3, 1998 meeting in New York and the reasons that a combination with Merry Land would be beneficial. Mr. Crocker then reported on the June 3, 1998 meeting, and the status and substance of the discussions and the unresolved issues with Merry Land, including those related to a possible spin-off of certain of Merry Land's assets. Members of management of EQR also reported on the nature and results of their initial due diligence review of the business and financial condition of Merry Land.

     On June 8, 1998, Mr. Crocker met with representatives of both J.P. Morgan and Morgan Stanley at Morgan Stanley's New York offices, at which they discussed a proposed resolution of many of the outstanding issues.

     From June 9, 1998 through June 23, 1998, the management of EQR and attorneys from EQR's legal staff, and the management of Merry Land, as well as representatives of Rudnick & Wolfe, special counsel for EQR, and representatives of Hull, Towill, Norman & Barrett, P.C., general counsel for Merry Land, together with representatives of Piper & Marbury L.L.P., special counsel for Merry Land, had a number of discussions by teleconference regarding the possible structure of the merger transaction, other general terms, the formation of the proposed subsidiary and the specific assets to be transferred to the proposed subsidiary. The due diligence process and various other business and legal issues were also discussed.

     On June 17 and June 18, 1998, the Merry Land Board of Directors and its compensation committee held special meetings by telephone to discuss the advantages and disadvantages of the proposed combination and the status and substance of the negotiations and terms of the proposed transaction. These meetings included members of management, legal counsel and representatives of Arthur Andersen LLP. The meetings of the Merry Land Board of Directors and its compensation committee were recessed until July 8, 1998.

     From June 24 through July 2, 1998, the management of EQR and Merry Land and their respective counsel met at the Chicago offices of Rudnick & Wolfe, where the parties negotiated and discussed remaining open business and legal issues regarding the proposed transaction. Certain issues, including the valuation of MRYP Newco, the initial capitalization of MRYP Newco, and certain terms of the Merger Agreement and related documents remained unresolved.

     On June 25, 1998, a special meeting of the EQR Board of Trustees was held at which members of management and representatives of EQR's legal advisors were present in person or by conference telephone call. At such meeting, the trustees were informed of the status of the ongoing negotiations with Merry Land's management, including the tentative agreement on the major unresolved issues. A discussion followed concerning the proposed merger and related matters.

     On July 2, 1998, and again on July 3, 1998, Messrs. Crocker and Houston had discussions by telephone regarding the open issues. Among other things, Messrs. Crocker and Houston were able to resolve the outstanding issues with respect to the MRYP Newco valuation and its initial capitalization.

     From July 6, 1998 through July 8, 1998, the management of EQR and Merry Land and their respective counsel had numerous meetings regarding the various remaining legal and business issues.

     On July 8, 1998, a special meeting of the EQR Board of Trustees was held at which the EQR trustees, members of management, and representatives of EQR's financial and legal advisors were present in person or by conference telephone call. At such meeting, the trustees were informed of the status of discussions with Merry Land's management and the reasons that a combination with Merry Land would be beneficial. The EQR Board of Trustees also reviewed the tentative terms of the proposed merger between EQR and Merry Land.

     Representatives of J.P. Morgan made a detailed presentation regarding the proposed merger with Merry Land. J.P. Morgan's presentation included a discussion of (i) the fairness from a financial point of view to EQR of the consideration to be paid by EQR in the proposed merger; (ii) a summary of the financial terms of the proposed merger; (iii) a valuation analysis; and (iv) a discussion of the impact of the proposed merger on EQR. Also included in J.P. Morgan's oral presentation of its fairness opinion were (i) an outline of J.P. Morgan's fairness opinion process; (ii) a pro forma merger analysis; (iii) a share price analysis; (iv) a public trading multiples analysis; (v) a selected transactions analysis; (vi) a share trading history analysis; (vii) an historical exchange ratio analysis; (viii) a net asset value analysis; and (ix) a MRYP Newco analysis. See "The Merger -- Opinion of Financial Advisor -- EQR."

     EQR's special legal counsel presented and explained the terms of the Merger Agreement to the EQR Board of Trustees including closing conditions, termination rights and liquidated damages and expense reimbursement provisions, and advised the EQR Board of Trustees of their fiduciary obligations.

     Following such presentations, the EQR Board of Trustees discussed the advantages and disadvantages to EQR of the Merger. After extensive discussion, the Board of Trustees of EQR concluded that the advantages of the Merger outweighed the potential risks and the EQR Trustees who voted on the Merger unanimously approved the Merger Agreement and the related agreements contemplated thereby, and authorized EQR management to enter into such agreements. J.P. Morgan rendered its oral opinion to the effect that, as of that date and subject to the assumptions made, procedures followed, matters considered and limits of its review, the consideration to be paid by EQR in connection with the Merger is fair, from a financial point of view, to EQR. J.P. Morgan's written opinion confirming its oral opinion was delivered on July 8, 1998.

     Also on July 8, 1998, special meetings of the Merry Land Board of Directors and its compensation committee reconvened with Merry Land directors, members of management, representatives of Morgan Stanley, representatives of Arthur Andersen LLP and legal counsel present. At such meeting, the Merry Land Board of Directors was updated on the status of discussions with EQR regarding the potential merger transaction between Merry Land and EQR. Mr. Houston and others reviewed with the Board of Directors (i) the background of the proposed merger and spin-off transaction and the material terms of these transactions, (ii) pertinent due diligence findings with respect to EQR, with particular emphasis on the current operations and properties of EQR, and (iii) the potential benefits as well as the risks of the proposed merger transaction as described below under "-- Advantages and Disadvantages of the Merger; Recommendation of the Merry Land Board of Directors." In addition, advisors to Merry Land presented to the Merry Land Board of Directors information regarding compensation and severance related matters.

     Representatives of Morgan Stanley presented its financial analysis of the merger transaction, and delivered its oral opinion, subsequently confirmed in writing to the Merry Land Board of Directors, that as of that date, based upon and subject to the facts and circumstances as they existed at that time, and based upon and subject to certain assumptions, factors and limitations, the Merger Consideration to be received by the Merry Land Common Shareholders pursuant to the Merger Agreement is fair from a financial point of view to such shareholders.

     Merry Land's legal counsel made a presentation to the Merry Land Board of Directors in which it explained the material terms of the proposed transactions and agreements related thereto, briefed the Board of Directors on certain legal issues raised by the proposed merger transaction and advised the Board of Directors of its fiduciary duties in connection with such transactions.

     Following such presentations, and after extensive discussion of the advantages and disadvantages of the proposed merger transaction as described under "-- Advantages and Disadvantages of the Merger; Recommendations of the Merry Land Board of Directors," the Board of Directors of Merry Land concluded that the advantages of the Merger and Distribution outweighed the potential risks, and unanimously approved the Merger, the Distribution, the Merger Agreement and all transactions contemplated thereby.

     The Merger Agreement was executed on July 8, 1998.

ADVANTAGES AND DISADVANTAGES OF THE MERGER; RECOMMENDATION OF THE EQR BOARD OF TRUSTEES

     The EQR Board of Trustees believes that the Merger, including the consideration, is fair and in the best interests of EQR and its shareholders. Accordingly, the EQR Trustees who voted on the Merger unanimously approved the Merger and unanimously recommended approval of the Merger by the shareholders of EQR.

     Advantages

     In reaching this determination, the EQR Board of Trustees consulted with EQR management, as well as its financial advisors, J.P. Morgan, legal counsel and accountants and considered a number of factors. The material factors that the EQR Board of Trustees considered in approving the Merger, which it deemed favorable, are as follows:

          (i) Leadership Position in Multifamily Property Industry. The EQR Board of Trustees believes that the Merger would solidify EQR's leadership position in the multifamily property industry. The EQR Board of Trustees viewed this as favorable because, based upon the number of properties owned by EQR and Merry Land as of June 30, 1998 the combined entity would own or have interests in and operate approximately 638 multifamily properties consisting of 183,558 apartment units.

          (ii) Increase in Market Capitalization. Upon completion of the Merger, the combined market capitalization of EQR would increase to approximately $12 billion (based on EQR's market capitalization as of June 30, 1998) and EQR's debt to total market capitalization ratio would be moderately reduced.

          (iii) Increased Access to Capital Markets. The Merger would improve EQR's access to the public debt and equity markets which the EQR Board of Trustees viewed as a favorable means to support EQR's continued growth.

          (iv) Cost Savings and Operating Efficiencies. The EQR Board of Trustees believes that the Merger would increase operating efficiency through economies of scale, which the EQR Board of Trustees viewed as favorable because the combined entity would realize significant savings in overhead and expenses (such savings are initially estimated to be approximately $8.4 million per annum).

          (v) Expansion in Southern Market. The EQR Board of Trustees believes that the combination of the Merry Land properties with those of EQR will expand EQR's ownership and operation of properties in the southern United States. The EQR Board of Trustees viewed this as favorable because the EQR Board of Trustees believes that this region has favorable conditions and that the properties of Merry Land will balance EQR's total property portfolio. The EQR Board of Trustees also viewed as favorable the fact that nearly 40% of the assets of Merry Land were built after 1994 and that the average age of all the Merry Land properties is approximately eight years.

          (vi) Greater Growth Opportunities. The EQR Board of Trustees believes that as a result of the Merger, EQR would be a larger and financially stronger company, which would facilitate combinations with other public or private entities. The EQR Board of Trustees viewed this as favorable because it would provide another efficient and attractive means of growth.

          (vii) Use of Equity Rather than Cash. The EQR Board of Trustees viewed as favorable the fact that the Merger could be effected through the issuance of new equity valued at approximately $1.4 billion (based upon the closing price of EQR Common on July 8, 1998) rather than cash.

          (viii) J.P. Morgan Fairness Opinion. J.P. Morgan delivered a written opinion dated July 8, 1998 to the effect that, as of such date and based upon and subject to the assumptions made, matters considered and limitations on the review undertaken by J.P. Morgan in rendering its opinion, the consideration to be paid by EQR in connection with the Merger was fair, from a financial point of view, to EQR. The EQR Board of Trustees viewed such opinion as favorable not only because of the conclusion reached by J.P. Morgan, but also because such conclusion was consistent with the opinion of EQR's management.

          (ix) Terms of the Merger Agreement. The EQR Board of Trustees believes the terms of the Merger to be fair to EQR and its shareholders.

          (x) Tax-Free Nature of the Merger. Under generally accepted accounting principles, the Merger will be accounted for as a purchase, and for Federal income tax purposes the Merger will be a tax-free transaction, which the EQR Board of Trustees viewed as favorable because, with certain possible exceptions, no gain or loss will be recognized by EQR, Merry Land or shareholders of Merry Land with respect to the shares of EQR Common to be received in exchange for shares of Merry Land Common (except with respect to any cash received in lieu of a fractional interest in a share of EQR Common).

     Disadvantages

     The EQR Board of Trustees also considered certain potentially negative factors which could result from the Merger. These included the following:

          (i) Cost of the Transactions. The EQR Board of Trustees considered the significant cost involved in connection with the consummation of the Merger and the substantial management time and effort required to effectuate the Merger and to integrate the businesses of EQR and Merry Land.

          (ii) Increase of Debt. The EQR Board of Trustees considered that the Merger would increase the debt of EQR. EQR will assume all of Merry Land's outstanding debt which, at June 30, 1998, was approximately $655 million. The EQR Board of Trustees recognized this increase could adversely affect the ability of EQR to obtain debt financing for additional growth and would subject EQR to the risks of higher leverage. Overall, however, the EQR Board of Trustees noted that despite the increase in debt, the ratio of EQR's debt to total market capitalization would be moderately reduced.

          (iii) Benefits not Fully Realized. The EQR Board of Trustees considered the risk that the anticipated benefits of the Merger might not be fully realized.

          (iv) Management of Additional Units. The EQR Board of Trustees considered the ability of EQR to manage approximately 34,990 (including 2,560 under development or construction) additional apartment units.

     The EQR Board of Trustees did not believe that the negative factors were sufficient, either individually, or in the aggregate, to outweigh the advantages of the Merger.

     Other Considerations

     The EQR Board of Trustees viewed as adequate the conditions to the closing in the Merger Agreement, including the condition that no change in the financial condition, business or operations of Merry Land will have occurred that would have a material adverse effect.

     In view of the wide variety of factors considered in connection with its evaluation of the Merger, the EQR Board of Trustees did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determination.

     The EQR Board of Trustees view the indemnification provisions relating to Merry Land directors, officers and ESOP trustee as a continuing responsibility and approved the continuation of the indemnification of the Merry Land directors, officers and ESOP trustee as part of the negotiated transaction.

     Recommendation

     The EQR Board of Trustees believes that the Merger is fair to and in the best interests of EQR and its shareholders and recommends that the EQR Common Shareholders vote for the Merger.

     In the event that the Merger is not consummated for any reason, EQR will continue to pursue its business objectives.

ADVANTAGES AND DISADVANTAGES OF THE MERGER; RECOMMENDATION OF THE MERRY LAND BOARD OF DIRECTORS

     At a special meeting of the Merry Land Board of Directors held on July 8, 1998, members of Merry Land management, representatives of Arthur Andersen LLP and legal counsel made presentations concerning the proposed Merger, related transactions and the business and prospects of Merry Land, EQR and MRYP Newco. Representatives of Morgan Stanley also made a presentation concerning the proposed Merger, related transactions and business and prospects of Merry Land and EQR. As part of its deliberations, the Merry Land Board of Directors considered, among other factors, the age, condition and geographic diversification of EQR's assets, the depth and experience of its management and its credit rating and analyzed its capital structure, funds from operations and debt to total market capitalization ratio, as well as its future prospects and opportunities for growth as a combined company with Merry Land. The Merry Land Board of Directors also reviewed the terms of the Merger Agreement and the Asset Exchange Agreement with Merry Land's management and Merry Land's financial and legal advisors. By unanimous vote, the Merry Land Board of Directors determined that the Merger and the Distribution were fair to, and in the best interests of, Merry Land and its shareholders, approved and adopted the Merger Agreement, the Asset Exchange Agreement and the transactions contemplated thereby, and resolved to recommend that Merry Land's shareholders approve the Merger. Although Merry Land Common Shareholders are not being asked to approve the Distribution, approval of the Merger will, in effect, constitute approval of the Distribution.

     The Merry Land Board of Directors believes that the Merger offers Merry Land's shareholders an opportunity to take advantage of the general trend in the real estate industry towards consolidation, by affording shareholders a significant participation in a much larger and more geographically diversified REIT with greater potential for long-term appreciation and improved access to capital markets.

     In making its determination with respect to the Merger and the Distribution, the Merry Land Board of Directors also considered, among other things, that:

          (i) the premium to recent stock prices for the Merry Land Common reflected by the Exchange Ratio, and the potential for EQR to have a higher dividend growth rate than Merry Land in the future;

          (ii) in the opinion of the Merry Land Board of Directors, the Merger provides Merry Land shareholders a significant participation in a larger, more geographically diverse REIT with greater potential for long-term appreciation. In this regard, the Merry Land Board of Directors considered the discussions management conducted with investment banking firms regarding possible strategic combinations, as well as EQR's size, financial resources, geographic diversification, credit rating, access to lower cost capital and the expertise and experience of EQR's management;

          (iii) the anticipated increase in the geographic distribution of the apartment assets of, the anticipated increased financial strength of, and the anticipated cost savings and operating efficiencies available to, EQR following the Merger, particularly from a reduction of general and administrative overhead expenses, the costs of capital, bulk purchasing, advertising and property management, would benefit the shareholders of Merry Land who, as a result of the Merger, would become shareholders of EQR;

          (iv) the terms of the Merger Agreement and the Distribution, which the Merry Land Board of Directors believed to be fair to Merry Land and its shareholders, which terms were reached through extensive arms-length negotiations. In this regard, the Merry Land Board of Directors noted that the Exchange Ratio fairly reflected the relative contributions of both companies to the combined entity and represented an attractive opportunity for shareholders to continue their investment and maintain their receipt of quarterly dividends, but with significantly expanded geographic diversification;

          (v) following the Merger, EQR will have significantly greater market capitalization than Merry Land, which could provide shareholders increased liquidity after the Merger. In this regard, the Board noted that the post-Merger market capitalization of EQR is expected to be approximately $10 billion greater than the then current market capitalization of Merry Land, and EQR would have approximately 120,700,000 shares of EQR Common outstanding after the Merger;

          (vi) the Distribution will enable Merry Land shareholders to separately participate in the value of the MRYP Newco Properties (as defined herein) because EQR did not wish to acquire such assets;

          (vii) the "stock-for-stock," rather than "cash-for-stock" structure of the Merger, which, among other things, will cause the Merger to be tax-free to the shareholders of Merry Land;

          (viii) the opinion, analyses and presentations of Morgan Stanley, including the opinion that the Merger Consideration to be received by the Merry Land Common Shareholders pursuant to the Merger Agreement, is fair from a financial point of view to such shareholders, which supported the conclusions reached by the Board after its own deliberations and analyses; and

          (ix) the fixed Exchange Ratio and the possibility that the value of the consideration to be received by the Merry Land Common Shareholders could increase.

     The Merry Land Board of Directors also considered certain potentially negative factors in its deliberations concerning the Merger, including, among others:

          (i) the risk that the anticipated benefits of the Merger might not be fully realized;

          (ii) the significant costs involved in connection with consummating the Merger;

          (iii) the fixed Exchange Ratio and the risk that the value of the consideration to be received could decrease;

          (iv) the substantial management time and effort required to effectuate the Merger;

          (v) the possibility that Merry Land may be required, if the Merger Agreement is terminated under certain circumstances, to pay EQR the Break-Up Fee and/or the EQR Break-Up Expenses;

          (vi) that the current dividend rate payable with respect to the EQR Share Equivalent is less than the current dividend rate payable with respect to the Merry Land Common; and

          (viii) that MRYP Newco will be a substantially smaller company subject to numerous risks, including the risk that MRYP Newco Common may decrease in value after the Distribution.

     In addition to the above factors, the Merry Land Board of Directors was mindful of and evaluated the actual and potential conflicts of interest, including the compensation arrangements benefitting members of management and the Merry Land Board of Directors. See "Interests of Certain Persons in the Transactions." In view of the wide variety of factors considered by the Merry Land Board of Directors, the Merry Land Board of Directors did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, after due consideration of their fiduciary obligations, in the unanimous view of the Merry Land Board of Directors, the potential conflicts of interest and potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors considered by it in its deliberations relating to the Merger and the Distribution.

OPINION OF FINANCIAL ADVISOR -- EQR

     At the meeting of the EQR Board of Trustees on July 8, 1998, J.P. Morgan rendered its oral opinion to the EQR Board of Trustees that, as of such date, the consideration to be paid by EQR in connection with the proposed Merger is fair from a financial point of view to EQR. J.P. Morgan confirmed its oral opinion by delivering its written opinion to the EQR Board of Trustees, dated July 8, 1998, that, as of such date, the consideration to be paid by EQR in connection with the proposed Merger was fair from a financial point of view to EQR. No limitations were imposed by the EQR Board of Trustees upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

     The full text of the written opinion of J.P. Morgan, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix D to this Joint Proxy Statement/ Prospectus/Information Statement and is incorporated herein by reference. EQR shareholders are urged to read the opinion in its entirety. J.P. Morgan's written opinion is addressed to the EQR Board of Trustees, is directed only to the consideration to be paid in connection with the Merger and does not constitute a recommendation to any shareholder of EQR as to how such shareholder should vote at the EQR Special Meeting. The summary of the opinion of J.P. Morgan set forth in this Joint Proxy Statement/Prospectus/ Information Statement is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, J.P. Morgan reviewed, among other things, (i) the Merger Agreement, (ii) certain publicly available information concerning the business of Merry Land and of certain other companies engaged in businesses comparable to those of Merry Land, and the reported market prices for certain other companies' securities deemed comparable, (iii) publicly available terms of certain transactions involving companies comparable to Merry Land and the consideration received for such companies, (iv) current and historical market prices of Merry Land Common, (v) audited financial statements of EQR and Merry Land for the fiscal year ended December 31, 1997, and unaudited financial statements of EQR and Merry Land for the three months ended March 31, 1998, (vi) certain agreements with respect to outstanding indebtedness or obligations of EQR and Merry Land, (vii) certain internal financial forecasts and estimates of budgeted 1999 funds from operations and net operating income prepared by EQR and Merry Land and their respective managements, and (viii) the terms of other business combinations deemed relevant by J.P. Morgan. J.P. Morgan also held discussions with certain members of the managements of EQR and Merry Land with respect to certain aspects of the Merger, and the past and current business operations of EQR and Merry Land, the financial condition and future prospects and operations of EQR and Merry Land, the effects of the Merger on the financial condition and future prospects of EQR and Merry Land, and certain other matters believed necessary or appropriate to J.P. Morgan's inquiry. In addition, J.P. Morgan reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

     J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by EQR and Merry Land or otherwise reviewed by J.P. Morgan, and J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities of EQR, Merry Land or MRYP Newco, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of EQR and Merry Land to which such analyses or forecasts relate. J.P. Morgan has also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of EQR, and that the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement.

     The projections of (i) real estate net operating income ("Real Estate NOI"), (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA") and (iii) funds from operations ("FFO") utilized by J.P. Morgan in connection with its opinion were, in the case of EQR, based on estimates prepared by J.P. Morgan's equity analyst, as augmented by discussions with management of EQR, and, in the case of Merry Land, based on estimates prepared by EQR, as adjusted to reflect MRY Spinco. The projections of FFO per share for EQR were provided by First Call, an online data service available to subscribers which compiles earnings estimates by research analysts and, in the case of Merry Land, based on estimates prepared by EQR. This resulted in projected 1999 Real Estate NOI, EBITDA, FFO and FFO per share of approximately $849.8 million, $853.2 million, $504.9 million, and $4.45 per share, respectively, for EQR, and approximately $188.3 million, $190.9 million, $129.5 million, and $2.35 per share, respectively, for Merry Land.

     No representation or warranty was made by any party with respect to these projections. Financial projections are subject to contingencies beyond management's control, and realization of the projections depends on numerous factors, including among other things, the cost of integrating the companies, the completion of pending developments, the actual cost in relation to such projects and decisions by management to modify business plans to address changing needs and a changing operating environment. All material events and circumstances cannot be predicted and unanticipated events and circumstances are likely to occur. Accordingly, there may be differences between the projected results of operations and the actual results of operations of the respective companies, and such differences could be material. In the event that the financial projections prove to be materially different, the conclusions reached in the opinion of J.P. Morgan could be materially affected.

     J.P. Morgan's opinions are based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinions. Subsequent developments may affect the written opinion dated July 8, 1998, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan expressed no opinion as to the price at which EQR's or MRYP Newco's stock will trade at any future time.

     In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material analyses utilized by J.P. Morgan in connection with providing its opinion.

     Pro Forma Merger Analysis. J.P. Morgan analyzed the effect of the Merger on, among other things, the estimated First Call FFO ("First Call FFO") per share EQR Common for the year ended December 31, 1999. In doing so, J.P. Morgan combined the estimated 1999 operating results for Merry Land and EQR and assumed certain savings in accounting and general and administrative expense per estimates provided by the management of EQR. J.P. Morgan observed a total projected post-Merger incremental accretion of $0.03 (0.7%) to EQR's First Call 1999 FFO estimates of $4.45 per share. The analysis assumed the July 2, 1998 closing price of $46.56 per share of EQR Common in calculating the purchase price for Merry Land Common.

     J.P. Morgan also analyzed the effect of the Merger on EQR's pro forma equity market capitalization and total capitalization, and 1999 pro forma leverage ratios and dividend payout ratio. In this regard, J.P. Morgan noted that the pro forma equity market capitalization for EQR would be approximately $6.6 billion, assuming a share price of $46.56 (EQR's closing share price on July 2, 1998) and 142.6 million shares of EQR Common outstanding (assuming conversion of all of Merry Land's outstanding convertible preferred stock) after completion of the Merger, and a total post-transaction pro forma capitalization of approximately $12 billion. J.P. Morgan further noted that (i) EQR's ratio of debt to total capitalization would decrease slightly, upon completion of the Merger, from 39.0% prior to the Merger to 38.3% after the assumption of Merry Land's outstanding debt plus the incremental debt incurred from the payment of certain transaction costs and (ii) the ratio of debt plus preferred stock to total capitalization would also decrease slightly from 48.2% to 47.0%. Assuming a post-transaction annual distribution for EQR of $2.68 per share of EQR Common, its pro forma distribution payout ratio would be 59.8%, as compared to 60.2% prior to the Merger.

     Public Trading Multiples Analysis. Using publicly available information, J.P. Morgan compared selected financial and stock market data of Merry Land with similar data for selected publicly traded companies (each, a "Comparable Company" and, collectively, the "Comparable Companies") engaged in businesses which J.P. Morgan judged to be analogous to that of Merry Land's. The companies selected by J.P. Morgan were Apartment Investment and Management Company, Avalon Bay Communities, Inc., Irvine Apartment Communities, Inc., Post Properties, Inc., Security Capital Pacific Trust, United Dominion Realty Trust, Inc., BRE Properties, Inc., Camden Property Trust, Essex Property Trust, Inc., Gables Residential Trust, Security Capital Atlantic Incorporated, Charles E. Smith Residential Realty, Inc., Summit Properties Inc., and Walden Residential Properties, Inc. These companies were selected, among other reasons, because of their specialization in the multifamily REIT sector.

     For each Comparable Company, publicly available financial performance data through the three months ended March 31, 1998 was measured. J.P. Morgan calculated the multiples of current stock price, as of July 2, 1998, to analysts' estimates for 1999 consensus FFO as reported by First Call for each of the Comparable Companies to determine the 1999 FFO trading multiples. J.P. Morgan's calculations resulted in a range of 1999 FFO multiples from 8.8x to 11.5x. These multiples were then applied to Merry Land's 1999 FFO per share estimate prepared by EQR and adjusted for MRYP Newco, yielding a range of implied trading values for Merry Land Common of approximately $20.68 to $27.02 per share.

     Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined selected transactions with respect to purchase price per share to calculate FFO transaction multiples. Specifically, J.P. Morgan reviewed the following 14 transactions (collectively, the "Transaction Comparables") that it deemed relevant: Security Capital Pacific Trust/Security Capital Atlantic Incorporated, Bay Apartment Communities, Inc./Avalon Properties, Inc., United Dominion Realty Trust, Inc./ASR Investments Corporation, Apartment Investment and Management Company/Ambassador Apartments, Inc., Camden Property Trust/Oasis Residential, Inc., Equity Residential Properties Trust/Evans Withycombe Residential, Inc., Post Properties, Inc./Columbus Realty Trust, Equity Residential Properties Trust/Wellsford Residential Property Trust, Camden Property Trust/Paragon Group, Inc., United Dominion Realty Trust, Inc./South West Property Trust, BRE Properties, Inc./Real Estate Investment Trust of California, Mid-America Apartment

Communities, Inc./America First REIT, Inc., Property Trust of America/Security Capital Pacific Trust, and Wellsford Residential Properties Trust/Holly Residential Properties Trust. J.P. Morgan observed a range of transaction multiples from 8.3x to 12.5x based on consensus First Call FFO estimates for the acquired companies. This range was then applied to Merry Land's 1999 FFO per share prepared by EQR and adjusted for MRYP Newco, resulting in a range of equity values for Merry Land Common of between $19.51 and $29.38 per share.

     Transaction Premia Analysis. Using publicly available information, J.P. Morgan examined the premia paid for the Transaction Comparables listed above. J.P. Morgan observed a range of transaction premia from -2.2% to 20.8% based on the target share price one week prior to announcement of the transaction and the acquirer share price as of the transaction completion date (in the case of a pending transaction, acquirer share price from the date of announcement was used). This range was then applied to Merry Land's closing price (as adjusted by $0.47 for MRYP Newco) of $21.47 on July 2, 1998, resulting in a range of equity values for Merry Land Common of between $21.00 and $25.94 per share.

     In addition, J.P. Morgan reviewed mergers and acquisitions of U.S. public companies in negotiated transactions with values over $50 million to derive a range of premia paid over the public trading prices per share five days prior to the announcement of such transactions for the periods from 1996 to 1998. J.P. Morgan noted that the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse and that premia fluctuate among different industry sectors and based on perceived growth, synergies, strategic value and the type of consideration utilized in the transaction. The analyses indicated that the median of premia paid over the public trading prices was 25.9% in the period from 1996 to 1998. J.P. Morgan applied this median premium to Merry Land's closing price (as adjusted by $0.47 for MRYP Newco) of $21.47 on July 2, 1998, to derive an implied price per share of Merry Land Common of $27.03.

     Net Asset Value Analysis. Using the publicly available unaudited results for each company for the period ending March 31, 1998, J.P. Morgan calculated the Net Asset Value ("NAV") per share of Merry Land Common. In so doing, J.P. Morgan applied a range of capitalization rates from 8.50% to 9.50% to projections for Merry Land's 1999 Real Estate NOI as estimated by EQR, in order to calculate a gross real estate value, to which was added the gross value of other assets, less each company's respective outstanding debt and liabilities, to arrive at an equity NAV. The equity NAV per share was then calculated by dividing the equity NAV by the number of common shares outstanding, as adjusted for MRYP Newco. This analysis indicated an implied range for the price of Merry Land Common of $20.65 to $24.87 per share.

     Contribution Analysis. J.P. Morgan reviewed certain estimated future operating and financial information (including, among other things, Real Estate NOI, EBITDA and FFO) for EQR and Merry Land for 1999 on a fully diluted basis. Based upon 1999 contribution, including synergies and accounting adjustments, Merry Land is expected to contribute 18.2% of Real Estate NOI, 18.7% of EBITDA and 21.0% of FFO, and maintain a 20.5% equity ownership in the combined entity.

     MRYP Newco Analysis. As part of its opinion, J.P. Morgan reviewed the terms of EQR's investments in and commitments to MRYP Newco. These include the following items: (i) a one year senior term loan of up to $25 million bearing interest of LIBOR plus 2.50%, of which $18.3 million will be funded at the closing of the Merger, (ii) a 15-year senior subordinated term loan of $20 million, with a coupon of 8.00% in years one through five, stepping up to 14.25% by year 15, and (iii) $5 million of 15-year cumulative preferred stock, with a dividend of 8.00% in years one through five, stepping up to 14.25% by year 15. J.P. Morgan noted that the terms of the Senior Subordinated Term Loan and cumulative preferred stock retained in MRYP Newco by EQR may result in a slight discount to face value when compared to market terms for comparable investments.

     The summary set forth above does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which
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

J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

     As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to deliver an opinion to the EQR Board of Trustees with respect to the Merger on the basis of such experience and its familiarity with EQR.

     For its services in connection with the Merger, J.P. Morgan received an engagement fee of $100,000 and a fee of $900,000 for the delivery of its opinion. In the event the Merger is consummated, J.P. Morgan will receive a transaction fee of $3,000,000. In addition, EQR has agreed to reimburse J.P. Morgan for its reasonable expenses incurred in connection with its services, including the fees and disbursements of counsel, and agreed to indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

     J.P. Morgan and its affiliates (including Morgan Guaranty Trust Company of New York) maintain banking and other business relationships with EQR and Merry Land and their respective affiliates, pursuant to which J.P. Morgan and its affiliates have received customary fees. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of EQR or Merry Land for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

OPINION OF FINANCIAL ADVISOR -- MERRY LAND

     Merry Land retained Morgan Stanley to act as Merry Land's financial advisor in connection with the Merger and related matters based upon Morgan Stanley's qualifications, reputation and expertise. At the Merry Land Board of Directors meeting on July 8, 1998, Morgan Stanley rendered its oral opinion to the Merry Land Board of Directors, subsequently confirmed in writing on July 8, 1998 (the "Morgan Stanley Opinion"), that as of such date, the Merger Consideration to be received by Merry Land Common Shareholders pursuant to the Merger Agreement is fair from a financial point of view to such holders.

     A COPY OF THE MORGAN STANLEY OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX E TO THIS JOINT PROXY STATEMENT/ PROSPECTUS/INFORMATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF MERRY LAND COMMON ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. THE MORGAN STANLEY OPINION IS ADDRESSED TO THE MERRY LAND BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE MERGER CONSIDERATION TO BE RECEIVED BY HOLDERS OF MERRY LAND COMMON PURSUANT TO THE MERGER AGREEMENT AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF MERRY LAND COMMON AS TO HOW SUCH HOLDER SHOULD VOTE AT THE MERRY LAND SPECIAL MEETING. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION ATTACHED AS APPENDIX E.

     For purposes of the Morgan Stanley Opinion, Morgan Stanley, among other things (i) reviewed certain publicly available financial statements and other information of Merry Land and EQR; (ii) reviewed certain internal financial statements and other financial and operating data concerning Merry Land and EQR prepared by the managements of Merry Land and EQR, respectively; (iii) analyzed certain financial projections for Merry Land and EQR prepared by the managements of Merry Land and EQR, respectively; (iv) discussed the past and current operations and financial condition and the prospects and long term plans of Merry Land and EQR with senior executives of Merry Land and EQR, respectively;
(v) reviewed the reported prices and trading activity of Merry Land Common and EQR Common; (vi) compared the financial performances of Merry Land and EQR and the prices and trading activity of Merry Land Common and EQR Common with that of certain other comparable publicly-traded companies and their securities; (vii) discussed with senior management of Merry Land and EQR their estimates of the synergies and cost savings expected to be derived from the Merger; (viii) discussed the strategic objectives of the Merger and the plan for the combined company with senior executives of Merry Land and EQR; (ix) reviewed the financial terms, to the extent publicly available, of certain comparable transactions; (x) reviewed the pro forma impact of the Merger on Merry Land's funds from operations per share, consolidated capitalization and financial ratios; (xi) participated in discussions and negotiations among representatives of Merry Land and EQR and their financial and legal advisors; (xii) reviewed drafts of the Merger Agreement and certain related documents; and (xiii) performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     In rendering the Morgan Stanley Opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that such information has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Merry Land and of EQR. Morgan Stanley relied upon, with Merry Land's consent, the assumptions of the managements of Merry Land and EQR regarding cost savings and other synergies expected to result from the Merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Merry Land or EQR, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley also assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. The Morgan Stanley Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of July 8, 1998. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of Merry Land, nor did Morgan Stanley negotiate with any party other than EQR in connection with a transaction involving Merry Land.

     Morgan Stanley was not requested to, and did not, separately value the MRYP Newco Common to be received by holders of Merry Land. In addition, in preparing its analysis, no adjustments were made to reflect the transfer of assets from Merry Land to MRYP Newco.

     At the meeting of the Merry Land Board of Directors held on July 8, 1998, Morgan Stanley presented certain financial analyses accompanied with written materials in connection with the delivery of the Morgan Stanley Opinion. The following is a summary of certain of the financial and comparative analyses performed by Morgan Stanley in arriving at its July 8, 1998 opinion.

     Stock Trading History. Morgan Stanley reviewed the historical trading prices for Merry Land Common and noted that the 52-week low and high share prices of the company through July 2, 1998 were $20.125 and $24.125, respectively. Morgan Stanley also reviewed the historical trading prices for the EQR Common and noted that the 52-week low and high share prices of EQR through July 2, 1998 were $44.50 and $55.00, respectively.

     Morgan Stanley reviewed the premium obtained by computing the percentage excess of the product of the average closing price of EQR Common and 0.53 over the average closing price of Merry Land Common for the six-month period ended July 2, 1998 and computed the average values of these premia for the last 60 days, 30 days and 10 days of this period. This premium averaged 19.9%, 18.3%, and 17.0%, respectively, for these periods and was 12.5% on July 2, 1998.

     Net Asset Value. Morgan Stanley reviewed the net asset value estimates for Merry Land as reported by Green Street Advisors and Realty Stock Review. In their June 30, 1998 Real Estate Securities Monthly, Green Street Advisors reported a net asset value estimate for the company of $21.25 per share. In the May 29,
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

1998 issue of Realty Stock Review, Realty Stock Review reported a consensus net asset value for the company of $20.54 per share. Morgan Stanley also reviewed the net asset value estimates for EQR as reported by Green Street Advisors and Realty Stock Review. In their June 30, 1998 Real Estate Securities Monthly, Green Street Advisors reported a net asset value estimate for the company of $42.50 per share. In the May 29, 1998 issue of Realty Stock Review, Realty Stock Review reported a consensus net asset value for the company of $39.90 per share. Based on the Exchange Ratio of 0.53, the premia obtained by computing the percentage excess of the product of the average closing price of EQR Common for the ten trading days ending five trading days prior to the announcement of the Merger and 0.53 over the Green Street Advisors and Realty Stock Review net asset values for Merry Land were 15.1% and 19.1%, respectively.

     Historical Implied Exchange Ratios. Morgan Stanley computed the historical ratios of the closing share prices of Merry Land to EQR from July 2, 1997 through July 2, 1998 and noted that the approximate averages of such ratios were 0.445, 0.450, 0.442, and 0.448 for the one-year, six-month, three-month and one-month periods, respectively, ended on July 2, 1998 as compared to the Exchange Ratio of 0.53.

     Analyses of Selected Comparable Publicly Traded Companies. Morgan Stanley reviewed the trading statistics of selected comparable publicly traded apartment REITs, selected on the basis of size, portfolio characteristics and geographic diversity. For Merry Land, comparable companies selected consisted of Amli Residential Properties Trust, Gables Residential, Mid-America Apartment Communities, Post Properties, Summit Properties, United Dominion Realty and Walden Residential Properties. Based on consensus security analyst estimates for 1999, as reported by First Call, and July 2, 1998 closing share prices, the trading multiples of 1999 projected FFO per share ranged from 8.2x to 10.6x, with an average of 9.1x. Applying this range of multiples to the First Call consensus 1999 FFO for Merry Land of $2.36 resulted in a range of values for each share of Merry Land Common from $19.35 to $25.01.

     For EQR, a broader list of companies was selected for comparison consisting of those companies mentioned above as well as Avalon Bay Apartment Communities, Irvine Apartment Communities, BRE Properties, Archstone, AIMCO, Essex Property Trust, Charles E. Smith, Home, Camden Property, Berkshire Realty, Town and Country Trust, and Associated Estates. Based on consensus security analyst estimates for 1999, as reported by First Call, and July 2, 1998 closing share prices, the trading multiples of 1999 projected FFO per share ranged from 7.9x to 11.7x, with an average of 9.7x. Applying this range of multiples to the First Call consensus 1999 FFO for EQR of $4.45, and multiplying this result by the Exchange Ratio, resulted in a range of values from $18.63 to $27.59.

     No company utilized as a comparison in the comparable companies analysis is identical to Merry Land or EQR. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merry Land and EQR, such as the impact of competition on Merry Land or EQR and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Merry Land or EQR or the industry or in the financial markets in general.

     Multiple to Total Return Ratios. Morgan Stanley reviewed the multiple to total return ratios of the following comparable publicly traded multifamily apartment REITs: Town & Country Trust; Irvine Apartment Communities; Avalon Bay Apartment Communities; Essex Property Trust; BRE Properties; Archstone Communities; Charles E. Smith; Post Properties; Gables Residential; Camden Property Trust; Berkshire Realty; Amli Residential Properties Trust; United Dominion Realty; Walden Residential Properties; Summit Properties; Home Properties of NY; AIMCO; Mid-America Apartment Communities; and Associated Estates. The multiple to total return ratios were obtained by dividing the FFO trading multiple for each company by its total return, which is the sum of its annualized reported 1998 dividend yield and the consensus security analyst estimate of the long term growth rate as reported by First Call. The multiple to total return ratios range among comparable company group, excluding the high and low values, ranged from 0.53 to 0.72. This range was applied to Merry Land's total return of 15.3% to arrive at an implied FFO multiple range of 8.13x to 11.08x. Applying the First Call consensus security analyst estimate of 1999 FFO per share of $2.36 yielded an implied range of values of $19.15 to $26.10 for Merry Land. Similarly, when the range of multiples to total return was applied to EQR's total return of 15.16%, an implied FFO multiple range of 8.04x to 10.96x resulted. When applied to EQR's First Call estimate of 1999 FFO per share of $4.45, the implied range of values arrived at was $35.74 to $48.72 for EQR.

     Analyses of Selected Comparable Transactions. Morgan Stanley compared the principal terms of the Merger with those of selected other comparable transactions. These transactions, all involving combinations of two public apartment REITs, were the then pending mergers of Security Capital Atlantic with Security Capital Pacific and Avalon Properties with Bay Apartment Communities; and the mergers of Ambassador Apartment Communities with AIMCO in May 1998; Oasis Residential with Camden Property Trust in April 1998; Evans Withycombe Residential with Equity Residential Properties Trust in December 1997; Columbus Realty Trust with Post Properties in October 1997; Wellsford Residential Property Trust with Equity Residential Properties Trust in May 1997; Paragon Group, Inc. with Camden Property Trust in April 1997; South West Property Trust with United Dominion Realty in January 1997; and REIT of California with BRE Properties in March 1996. Based on the average trading prices for the ten trading days ending five trading days before the public announcement of each of these transactions, the average premium paid for the company being acquired by the surviving company was 10.8% and ranged from -1.0% to 20.7% for the selected transactions. On the same computation basis, the premium to be paid by EQR pursuant to the Merger for Merry Land is 18.1%.

     No transaction utilized as a comparison in a comparable transaction analysis is identical to the Merger in both timing and size and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of Merry Land and other factors that would affect the acquisition value of companies to which it is being compared. In evaluating the selected comparable transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merry Land, such as the absence of any adverse material change in the financial conditions and prospects of Merry Land or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data.

     Pro Forma Merger Analysis. Morgan Stanley performed an analysis of the effect of the Merger on EQR's Pro Forma FFO per share for the projected years ended December 31, 1998 and December 31, 1999, which assumed that the Merger had been consummated on January 1, 1998. Morgan Stanley combined the projected operating results of Merry Land and EQR and estimated cost savings, based on internal estimates provided by each company, to arrive at the pro forma projected FFO. Morgan Stanley's analysis was based upon the exchange ratio of
0.53 for holders of Merry Land Common and estimated annual expense savings resulting from the Merger and expected to arise primarily from savings in duplicative public company and general and administrative expenses. Morgan Stanley then compared this result with the stand-alone FFO per share to determine the projected pro forma impact of the Merger on the pro forma FFO per share of EQR Common per share. This analysis indicates that the pro forma EQR FFO per share in each of 1998 and 1999 would be higher than the stand-alone projections for EQR of FFO for each such year were the Merger not to occur.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Morgan Stanley believes that its analyses must be taken as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for a particular analysis described above should not be taken to be Morgan Stanley's view of Merry Land and EQR.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Merry Land and EQR. The analyses performed by Morgan Stanley are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of whether the Merger Consideration to be received by the Merry Land Common Shareholders pursuant to the Merger Agreement is fair from a financial point of view to such holders, and were conducted in connection with the delivery of the Morgan Stanley Opinion. The analyses do not purport to be appraisals or to reflect the prices at which Merry Land might actually be sold or to reflect the prices at which the Merry Land Common, MRYP Newco Common or EQR Common might actually trade. Because such estimates are inherently subject to uncertainty, none of Merry Land, Morgan Stanley or any other person assumes responsibility for their accuracy. The Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Merry Land Board of Directors or the management of Merry Land with respect to the value of Merry Land or of whether Morgan Stanley would have rendered an opinion of fairness with respect to, or the Merry Land Board of Directors or the management of Merry Land would have been willing to agree to, any consideration other than the consideration to be received by Merry Land's shareholders pursuant to the Merger. The terms of the Merger were determined through arm's-length negotiations between Merry Land and EQR and were approved by the Merry Land Board of Directors. Morgan Stanley did not recommend any specific consideration to Merry Land or that the consideration offered constituted the only appropriate consideration for the Merger.

     The Merry Land Board of Directors retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwriting, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. In the ordinary course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities or senior loans of Merry Land and EQR for their own account and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities or senior loans.

     Pursuant to the terms of a June 3, 1998 letter agreement, as amended, Morgan Stanley is entitled to total fees for its representation of Merry Land in the Merger of $2.0 million, which is payable upon consummation of the Merger, as well as to reimbursement for reasonable expenses up to a maximum of $100,000. In addition, Merry Land has agreed to indemnify Morgan Stanley its affiliates, their respective directors, officers, agents and employees, and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities arising out of or in conjunction with its rendering of services under its engagement, including liabilities under federal securities laws. In the past, Morgan Stanley and its affiliates have provided financing services for Merry Land and EQR and have received fees for the rendering of those services.

EFFECTIVE TIME OF THE MERGER AND CLOSING DATE

     The Closing will take place at 10:00 a.m. (local time) on the Closing Date at the offices of Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, unless another date or place is agreed to in writing by the parties. The Merger will become effective upon the latest of (i) the acceptance for record of the Articles by the Department, (ii) the acceptance for record of the Certificate by the Secretary or (iii) such time as EQR and Merry Land agree should be specified in the Articles and the Certificate (not to exceed 30 days after the Articles or the Certificate are accepted for record by the Department or the Secretary, respectively). It is currently anticipated that the Merger
will be effective on or about             , 1998.

REPRESENTATIONS AND WARRANTIES; CONDITIONS TO THE MERGER

     The Merger Agreement contains representations and warranties by EQR and Merry Land regarding, among other things, their organization and good standing, capitalization, ownership and capitalization of their subsidiaries, qualification to do business, authority to enter into the Merger Agreement and related agreements, filings with the Commission, reliability of financial statements, compliance with applicable laws and regulations, taxation and qualification as a REIT, properties, development rights (with respect to Merry

Land only), environmental matters, contracts, debt instruments, employee benefit plans, undisclosed liabilities and the absence of certain legal proceedings and other events, including material adverse changes in the parties' businesses, financial condition or results of operations. These representations and warranties will not survive the Effective Time.

     The respective obligations of EQR and Merry Land to effect the Merger are subject to the following conditions: (i) approval of the Merger Agreement, and the transactions contemplated therein, by the Merry Land Common Shareholders and EQR Common Shareholders, (ii) approval by the NYSE of the listing of the shares of EQR to be issued in the Merger and listed on the NYSE subsequent to the Effective Time, (iii) the Registration Statement shall not be the subject of any stop order or proceeding by the Commission seeking a stop order, (iv) no injunctions or restraints shall have been issued by any court of competent jurisdiction preventing the consummation of the Merger, (v) all state securities laws shall have been complied with, (vi) execution of the Purchase and Sale Agreement between ERP Operating Partnership and MRYP Newco, (vii) execution of the Preferred Stock Purchase Agreement between ERP Operating Partnership and Merry Land, (viii) execution of the Development Agreement between ERP Operating Partnership and MRYP Newco, (ix) the receipt of the opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that the Merger Agreement and Articles are enforceable under Maryland law, and (x) the receipt of the opinion of Hull, Towill, Norman & Barrett, P.C., to the effect that the Merger Agreement and Certificate are enforceable under Georgia law.

     The obligations of Merry Land and EQR to effect the Merger are subject to the following additional conditions: (i) all representations and warranties made by the parties shall be true and correct as of the Closing Date (other than changes which occur solely by reason of the Spin-Off), which shall be deemed the case unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have a material adverse effect with respect to such parties, (ii) each party shall have performed its obligations under the Merger Agreement, (iii) as of the Closing Date, neither party, nor any of their subsidiaries, will have suffered a material adverse change in its business, financial condition or results of operations taken as a whole (a "Material Adverse Change"), (iv) each party shall have received an opinion of counsel from counsel to the other party stating that commencing with its taxable year ended December 31, 1992, in the case of EQR, and December 31, 1987, in the case of Merry Land, its client was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, (v) each party shall have received an opinion of counsel dated as of the closing date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code, (vi) each party shall have received a "comfort letter" from the other party's accountants, (vii) each party shall have received an opinion from counsel to the other party addressing certain issues as set out in the Merger Agreement, and (viii) the receipt of all consents and waivers from third parties necessary in connection with the consummation of the transactions contemplated by the Merger Agreement.

     The obligation of EQR to effect the Merger is further subject to the condition that Merry Land and MRYP Newco shall have executed the Asset Exchange Agreement.

NO APPRAISAL RIGHTS

     Shareholders of EQR are not entitled to dissenting shareholders' appraisal rights under Maryland law. Maryland law does not provide appraisal rights to shareholders of a REIT in connection with a merger if their shares are listed on a national securities exchange, such as the NYSE, on the record date for determining shareholders entitled to vote on such merger. All of the shares of EQR outstanding on the record date for determining shareholders entitled to vote on the Merger were listed on the NYSE.

     Shareholders of Merry Land are not entitled to dissenting shareholders' appraisal rights under Georgia law. Georgia law does not provide appraisal rights to holders of shares which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless such shareholders are required under the plan of merger to accept for their shares anything except shares of a publicly held corporation which at the effective date of the merger are either listed on a national securities exchange or held of record by more than 2,000 shareholders. All Merry Land Common outstanding on the record date for determining shareholders entitled to vote on the Merger were listed on the NYSE, as well as held of record by more than 2,000 shareholders, and holders of such shares will be entitled to receive in the Merger EQR Common that will, at the effective date of the Merger, be listed on the NYSE and held of record by more than 2,000 shareholders. Therefore, Merry Land Common Shareholders are not entitled to dissenters' rights of appraisal.

     Holders of Merry Land Preferred are not entitled to dissenters' rights of appraisal because such holders are not entitled to vote on the Merger and Georgia law does not provide dissenters' rights to shareholders who are not entitled to vote on a plan of merger. Moreover, holders of Merry Land Series A, Merry Land Series C and Merry Land Series E are also not entitled to dissenters' rights because each such class of Merry Land Preferred was listed on the NYSE at the record date for determining shareholders entitled to vote on the Merger and holders of such shares will be entitled to receive in the Merger shares of EQR Preferred that, at the effective date of the Merger, will be listed on the NYSE.

REGULATORY MATTERS

     EQR and Merry Land believe that the Merger may be consummated without notification being given or certain information being furnished to the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and that no waiting period requirements under the HSR Act are applicable to the Merger. However, at any time before or after the Effective Time, either the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the Merger. EQR and Merry Land believe that consummation of the Merger would not violate any antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, what the result will be.

TERMINATION PROVISIONS

     The Merger Agreement provides that it may be terminated at any time prior to the filing of the Articles with the Department, whether before or after approval of the Merger by the shareholders of Merry Land and EQR, by mutual written consent, duly authorized by the EQR Board of Trustees and the Merry Land Board of Directors. In addition, the Merger Agreement may be terminated by EQR or Merry Land (i) if the Merger has not been consummated by February 28, 1999 (provided the terminating party will not have breached in any material respect its obligations under the Merger Agreement in any manner that will have proximately contributed to the occurrence of such failure), (ii) upon a breach of any representation, warranty, covenant, obligation or agreement, on the part of the non-terminating party set forth in the Merger Agreement, such that certain conditions set forth in the Merger Agreement would be incapable of being satisfied by February 28, 1999, (iii) if the requisite vote of the shareholders of EQR or Merry Land will not have been obtained at the meetings of such shareholders, or (iv) if a judgment, injunction, order, decree or action by any governmental entity of competent authority preventing the consummation of the Merger becomes final and non-appealable.

     The Merger Agreement also may be terminated by Merry Land, if prior to the Merry Land Special Meeting, the Merry Land Board of Directors withdraws or modifies its approval or recommendation of the Merger in connection with, or approves or recommends, a Superior Acquisition Proposal. The Merger Agreement may be terminated by EQR if (i) prior to the Merry Land Special Meeting, the Merry Land Board of Directors withdraws or modifies in any manner adverse to EQR its approval or recommendation of the Merger or the Merger Agreement in connection with, or approves or recommends, a Superior Acquisition Proposal, or
(ii) Merry Land enters into a definitive agreement with respect to any Acquisition Proposal.

     The Merger Agreement defines an "Acquisition Proposal" as a proposal or offer relating to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of Merry Land or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement. The Merger Agreement defines a "Superior Acquisition

Proposal" as a bona fide Acquisition Proposal by a third party which a majority of the members of the Merry Land Board of Directors determines in good faith to be more favorable to Merry Land's shareholders from a financial point of view than the Merger and which the Merry Land Board of Directors determines is reasonably capable of being consummated.

TERMINATION FEE AND EXPENSES

     The Merger Agreement provides for certain payments by Merry Land to EQR in connection with the termination of the Merger Agreement under certain circumstances. These payments are (i) a Break-Up Fee of $45 million, plus (ii) Break-Up Expenses equal to the out-of-pocket expenses incurred in connection with the Merger Agreement and the transactions contemplated thereunder, up to a maximum of $5 million. If the Merger Agreement is terminated due to the Merry Land Board of Directors having withdrawn or modified its approval or recommendation of the Merger or the Merger Agreement in connection with, or having approved or recommended a Superior Acquisition Proposal, or if Merry Land will have entered into a definitive agreement with respect to any Acquisition Proposal, Merry Land is obligated to pay EQR the Break-Up Fee. Additionally, if the Merger Agreement is terminated due to a breach of any representation, warranty, covenant, obligation or agreement by Merry Land or EQR, or failure by either Merry Land or EQR to obtain the required shareholder approval, then the breaching party, or the party which failed to obtain such shareholder approval, shall pay to the other party an amount equal to the Break-Up Expenses. If the Merger is not consummated, other than due to the termination of the Merger Agreement by (i) the mutual written consent of the EQR Board of Trustees and the Merry Land Board of Directors, (ii) either party, upon the failure by EQR to obtain the required shareholder approval, or (iii) Merry Land, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of EQR resulting in a "material adverse effect" to EQR, and either prior to the termination of the Merger Agreement or within 12 months thereafter, Merry Land or any of its subsidiaries enters into any written Acquisition Proposal which is subsequently consummated, Merry Land is required to pay the Break-Up Fee to EQR, as compensation and liquidated damages for the loss suffered by EQR as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances. Neither party shall have any liability to the other after payment of the Break-Up Fee.

     Except as described above, each of EQR and Merry Land is responsible for their own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (the "Transaction Costs"), except that
(i) all printing costs and Commission filing fees incurred in connection with the Merger shall be paid 50% by Merry Land and 50% by EQR and (ii) EQR has agreed to pay up to $1 million of costs and expenses related to the formation of MRYP Newco.

NO SOLICITATION OF OTHER TRANSACTIONS

     Merry Land has agreed that (i) it will not initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transactions involving all or any significant portion of the assets or any equity securities of it or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement, (ii) it will use its best efforts to prevent its officers, directors, employees, agents or financial advisors from engaging in any of the foregoing activities, and (iii) it will notify EQR immediately if Merry Land receives any such inquiries or proposals, or any requests for such information, or if any negotiations or discussions are sought to be initiated or continued with it with respect to any of the foregoing. The Merger Agreement does not, however, prohibit Merry Land from entering into discussions with respect to an unsolicited proposal if the Merry Land Board of Directors determines that such action is required by Merry Land's duties to its shareholders imposed by law.

CONVERSION OF SHARES

     Each share of Merry Land Common outstanding immediately prior to the Effective Time will be converted into 0.53 of a share of EQR Common, except for any shares of Merry Land Common owned by EQR, which will be canceled as of the Effective Time. All such shares of Merry Land Common, when so converted, will cease to be outstanding and will automatically be canceled and retired and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the shares of EQR Common and any cash, without interest, in lieu of fractional shares of EQR Common to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with the Merger Agreement, as well as dividends and distributions declared with a record date after the Effective Time.

     Each share of Merry Land Preferred outstanding immediately prior to the Effective Time will be converted into a preferred share of EQR with the same preferences and other terms. Each share of Merry Land Series A will be converted into one share of $1.75 Series H Cumulative Convertible Preferred Shares of Beneficial Interest in EQR ("EQR Series H"), each share of Merry Land Series B will be converted into one share of $2.205 Series I Cumulative Convertible Preferred Shares of Beneficial Interest in EQR ("EQR Series I") each share of Merry Land Series C will be converted into one share of $2.15 Series J Cumulative Convertible Preferred Shares of Beneficial Interest in EQR ("EQR Series J"), each share of Merry Land $4.145 Series D Cumulative Redeemable Preferred Stock ("Merry Land Series D") will be converted into one share of $4.145 Series K Cumulative Redeemable Preferred Shares of Beneficial Interest in EQR ("EQR Series K"), and each share of Merry Land Series E will be converted into one share of 7.625% Series L Cumulative Redeemable Preferred Shares of Beneficial Interest in EQR ("EQR Series L"); provided, however, that immediately prior to their conversion, the conversion ratio for each of the Merry Land Series A, Merry Land Series B and Merry Land Series C shall be adjusted in accordance with their respective terms. It is expected that as a result of this adjustment, the conversion rate for each of the Merry Land Series A, Merry Land Series B and Merry Land Series C will be adjusted upward to account for the Distribution and further adjusted for the 0.53 Merry Land Common exchange rate. As a result, the conversion ratio of the Merry Land Series A, Merry Land Series B and Merry Land Series C will be multiplied by approximately 0.54. At the Effective Time, each certificate representing outstanding shares of Merry Land Preferred will cease to have any rights with respect to such shares, except the right to receive a certificate of EQR evidencing an equal number of EQR Series H, EQR Series I, EQR Series J, EQR Series K or EQR Series L, as the case may be as well as dividends and distributions declared with respect to such shares with a record date after the Effective Time.

     The issuance, terms and conditions of the EQR Shares issued in connection with the Merger will be governed by the EQR Declaration. For a detailed description of the provisions of the EQR Declaration, see "Comparison of Rights of Shareholders."

APPOINTMENT OF EXCHANGE AGENT

     In order to facilitate distribution of certificates representing EQR Shares to Merry Land shareholders, EQR will appoint Boston EquiServe LP, an affiliate of BankBoston, N.A., to act as Exchange Agent in connection with the Merger. The Exchange Agent will enter into an agreement with EQR and Merry Land pursuant to which it will agree to act as agent for purposes of distributing the certificates representing EQR Shares to Merry Land shareholders.

EXCHANGE OF CERTIFICATES

     Merry Land shareholders should not tender their certificates representing Merry Land Shares with their proxy. Promptly after the Effective Time, the Exchange Agent will mail to all Merry Land shareholders transmittal materials, including a letter of transmittal (the "Letter of Transmittal") for use in exchanging certificates evidencing Merry Land Shares for certificates evidencing EQR Shares. As soon as practicable after the Letter of Transmittal is properly completed and returned, together with the certificates evidencing Merry Land Shares, to the Exchange Agent, the person specified in the Letter of Transmittal will receive certificates for the number of whole EQR Shares and, to the extent applicable, any cash in lieu of fractional shares of EQR Common, to which such person is entitled as a result of the Merger. The Letter of Transmittal will provide instructions for shareholders who have lost or misplaced their certificates and wish to tender their shares.

     Each EQR Share for which Merry Land Shares are exchanged in the Merger will be deemed to have been issued at the Effective Time. Accordingly, Merry Land shareholders who receive EQR Shares in the Merger will be entitled to receive any dividends or other distributions which may be payable to all holders of record of EQR Shares with respect to any record date after the Effective Time. No holder of Merry Land Shares will be entitled to receive EQR Shares or cash in lieu of fractional EQR Common, and no dividends or other distributions will be paid with respect to any EQR Shares, until the certificate or certificates formerly representing such holder's Merry Land Shares have been surrendered in accordance with the procedures described above. At the time such surrender has been accomplished, a certificate representing the appropriate number of EQR Shares will be issued and accrued dividends and other distributions on such EQR Shares will be paid without interest.

CONDUCT OF BUSINESS PENDING THE MERGER

     Except as contemplated by the Merger Agreement or consented to in writing by EQR, Merry Land will, and will cause each of its subsidiaries to conduct its business only in the usual, regular and ordinary course and, irrespective of whether or not in the ordinary course of business, to, among other things: (a) preserve its business and employees; (b) not amend its Articles of Incorporation, Bylaws, code of regulations or partnership agreement or comparable organizational document of any subsidiary without EQR's prior written consent; (c) issue no shares of capital stock; (d) grant no options relating to Merry Land Shares; (e) limit any dividends to certain defined amounts; (f) redeem any shares of capital stock; (g) not sell, lease, or mortgage, any material part of its assets; (h) except as reflected in Merry Land's capital budget, not enter into any commitment transaction which may result in total payments or liability by or to it in excess of $1,000,000 or aggregate commitments in excess of $5,000,000; (i) not increase any compensation of its current officers, directors or employees earning more than $75,000 per annum;
(j) subject to certain exceptions, not purchase any property nor conduct any material business or operations on behalf of or for the benefit of MRYP Newco nor cause or permit MRYP Newco to purchase any property or conduct any material business or operations on its own behalf; and (k) suspend the Merry Land Dividend Reinvestment Plan, effective as of the date of the Merger Agreement.

     Prior to the Effective Time, except as contemplated by the Merger Agreement or consented to in writing by Merry Land, EQR will, and will cause each of its subsidiaries to, among other things: (a) preserve its business, (b) confer on a regular basis with Merry Land regarding certain operational matters of materiality, (c) promptly notify Merry Land of any material emergency or other material change in EQR's business, and (d) use its reasonable best efforts to continue to qualify as a REIT prior to the Effective Time.

WAIVER AND AMENDMENT

     The Merger Agreement provides that, at any time prior to the Effective Time, either party may, to the extent legally allowed and set forth in a written instrument signed on behalf of such party, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement.

     The Merger Agreement provides that it may be amended by the parties by action taken by the EQR Board of Trustees and the Merry Land Board of Directors, at any time before or after approval of the Merger Agreement by the shareholders of EQR or Merry Land and prior to the filing of the Articles with the Department or the Certificate with the Secretary. After any such approval by the shareholders of EQR or Merry Land, no amendment may be made which by law requires the further approval of shareholders or partners without obtaining such further approval.

STOCK EXCHANGE LISTING

     EQR will apply to list the EQR Common, EQR Series H, EQR Series J and EQR Series L issuable in connection with the Merger, and shares of EQR Common issuable upon the conversion of EQR Series H,

EQR Series I and EQR Series J, on the NYSE. Approval of the listing of such shares on the NYSE, subject to official notice of issuance, is a condition to the respective obligations of the parties to consummate the Merger.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be treated as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a merger is the same as the accounting treatment used for the acquisition of any group of assets. The fair value of the consideration given by EQR in the Merger will be used as the valuation basis of the combination. The assets acquired and liabilities assumed of Merry Land will be recorded at their relative fair values as of the Effective Date. The financial statements of EQR will reflect the combined operations of EQR and Merry Land from the Closing Date.

SHARES AVAILABLE FOR RESALE

     The issuance of EQR Common upon consummation of the Merger will be registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Merry Land as that term is defined in the rules and regulations promulgated pursuant to the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by or are under common control with an issuer. This Joint Proxy Statement/Prospectus/Information Statement does not cover any resales of EQR Common received by affiliates of Merry Land.

CONTRIBUTION OF ASSETS OF MERRY LAND TO ERP OPERATING PARTNERSHIP

     Immediately after the Effective Time, the real properties owned by Merry Land prior to the Merger (or the equity interests in the entities then holding such properties) and the equity interests in certain subsidiaries of Merry Land, subject to all of the liabilities of Merry Land and such Merry Land subsidiaries, all as of the Effective Time, will be contributed by EQR to ERP Operating Partnership, in exchange for general partner units and preferred units of ERP Operating Partnership equal in number to the number of EQR Shares issued in the Merger to Merry Land shareholders. In connection with the contribution of assets to ERP Operating Partnership by EQR, all of Merry Land's senior unsecured indebtedness will become the obligation of ERP Operating Partnership. ERP Operating Partnership will assume EQR's full and complete obligations with respect to Merry Land's senior unsecured debt which will become an unconditional obligation of ERP Operating Partnership. ERP Operating Partnership will execute and deliver a legally binding assumption agreement in connection with the assumption of such Merry Land unsecured debt.

ALTERNATIVE MERGER TRANSACTIONS

     At the option of EQR, the transactions contemplated by the Merger may be effected through a series of transactions described below (the "Alternative Merger Transactions") which would occur on the Closing Date instead of the merger of Merry Land with and into EQR, but which would result in the Merry Land shareholders receiving the same number of EQR Shares as they would have received in the Merger. The Alternative Merger Transactions will occur only if EQR and Merry Land receive a private letter ruling from the IRS to the effect that the Alternative Merger Transactions will not adversely affect the tax-free nature of the ML/LLC Merger (as defined below) and/or the Merry Land Merger Subsidiary/EQR Merger (as defined below). The purpose of the Alternative Merger Transactions is to accomplish the combination of EQR and Merry Land without the surviving company incurring the expense of separately transferring each asset of Merry Land to ERP Operating Partnership.

     The Alternative Merger Transactions, if they occur, will consist of the following:

     ML/LLC Merger. Merry Land will form Merry Land Merger Subsidiary, that in turn will form Merry Land LLC (of which Merry Land Merger Subsidiary will be the sole member). On the Closing Date, Merry Land will merge with and into Merry Land LLC, with Merry Land LLC being the surviving entity of the merger (the "ML/LLC Merger").

     In the ML/LLC Merger, each issued and outstanding share of Merry Land Common will be converted into one share of common stock, without par value, of Merry Land Merger Subsidiary ("Merry Land Merger Subsidiary Common"), and each issued and outstanding share of Merry Land Preferred will be converted into the right to receive one share of Merry Land Merger Subsidiary preferred stock ("Merry Land Merger Subsidiary Preferred") having the same preferences, rights and powers as the corresponding series of Merry Land Preferred. Each certificate representing issued and outstanding Merry Land Common or Merry Land Preferred shall, upon consummation of the ML/LLC Merger, be deemed to represent the same number of shares of Merry Land Merger Subsidiary Common or Merry Land Merger Subsidiary Preferred, respectively. As of the effective time of the ML/LLC Merger (the "ML/LLC Merger Effective Time"), each outstanding Merry Land Option shall be assumed by Merry Land Merger Subsidiary and shall be deemed to constitute an option to acquire (each, a "Merry Land Merger Subsidiary Stock Option"), on the same terms and conditions applicable under such Merry Land Option, the same number of shares of Merry Land Merger Subsidiary Common as the holder of such Merry Land Option would have been entitled to receive pursuant to the ML/ LLC Merger had such holder exercised such Merry Land Option in full immediately prior to the ML/LLC Merger Effective Time.

     Merry Land Merger Subsidiary/EQR Merger. Immediately following the ML/LLC Merger Effective Time, Merry Land Merger Subsidiary will merge with and into EQR, with EQR being the surviving entity of such merger (the "Merry Land Merger Subsidiary/EQR Merger").

     At the effective time of the Merry Land Merger Subsidiary/EQR Merger, the outstanding shares of Merry Land Merger Subsidiary Common and Preferred (collectively, "Merry Land Merger Subsidiary Shares") will be converted into EQR Shares on the same basis that shares of Merry Land Common and Merry Land Preferred would have been converted into EQR Shares had the Merger occurred. Following the Merry Land Merger/EQR Merger, EQR will contribute its interests in Merry Land LLC to ERP Operating Partnership.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a general summary of the material United States Federal income tax consequences of the Merger to EQR, Merry Land and their respective shareholders in the event that the Alternative Merger Transactions are not consummated. The following discussions were prepared based on consultation with Rudnick & Wolfe, special counsel to EQR; Piper & Marbury L.L.P., special counsel to Merry Land; and Hull, Towill, Norman & Barrett, P.C., general counsel to Merry Land. In the opinion of Rudnick & Wolfe, as it relates to EQR or EQR's shareholders, and Piper & Marbury L.L.P. and Hull, Towill, Norman & Barrett, P.C., as it relates to Merry Land and Merry Land's shareholders, the following discussion, to the extent it constitutes matters of law or legal conclusions is accurate in all material respects. Opinions of counsel are not binding on the Internal Revenue Service (the "IRS"). Thus, there can be no assurance that the IRS will agree with the following discussion and positions described therein, or that the IRS will not seek to challenge such positions, which challenge may be sustained by the courts.

     THE TAX DISCUSSION SET FORTH BELOW IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF MERRY LAND SHARES OR EQR SHARES. THE FOLLOWING SUMMARY IS BASED UPON CURRENT PROVISIONS OF THE CODE, EXISTING, TEMPORARY AND FINAL REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS, ALL OF WHICH ARE SUBJECT TO CHANGE (POSSIBLY ON A RETROACTIVE BASIS). NO ATTEMPT HAS BEEN MADE TO COMMENT ON ALL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER OR CONTINUING TO HOLD EQR SHARES THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF MERRY LAND SHARES AND EQR SHARES, INCLUDING HOLDERS THAT ARE SUBJECT TO SPECIAL TAX RULES SUCH AS DEALERS IN SECURITIES, MUTUAL FUNDS, INSURANCE COMPANIES, TAX-EXEMPT ENTITIES, HOLDERS WHO DO NOT HOLD THEIR MERRY LAND SHARES OR EQR SHARES AS CAPITAL ASSETS AND HOLDERS THAT, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, ARE NON-RESIDENT ALIEN INDIVIDUALS, FOREIGN CORPORATIONS, FOREIGN PARTNERSHIPS OR FOREIGN ESTATES OR TRUSTS. BECAUSE OF THE PARTICULAR TAX ATTRIBUTES OF HOLDERS OF MERRY LAND SHARES OR EQR SHARES, THE MERGER MAY HAVE DIFFERING TAX IMPLICATIONS FOR SUCH HOLDERS. ACCORDINGLY, HOLDERS OF MERRY LAND SHARES OR EQR SHARES ARE URGED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISERS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

OF THE MERGER, CONTINUING TO HOLD EQR SHARES AND ANY OTHER CONSEQUENCES TO THEM OF THE MERGER UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

     Tax Consequences of Merger. Rudnick & Wolfe, special counsel to EQR in connection with the Merger, will render an opinion to EQR that on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and EQR and Merry Land will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In addition, Piper & Marbury L.L.P., special counsel to Merry Land in connection with the Merger, will render an opinion to Merry Land that on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and EQR and Merry Land will each be a party to such reorganization within the meaning of
Section 368(b) of the Code.

     Shareholders of EQR and Merry Land should be aware that such opinions of counsel are not binding on the IRS, and no assurance is or will be given that the IRS will not adopt a contrary position or that the IRS position would not be sustained by a court.

     The following is a summary of the Federal income tax consequences of the Merger to Merry Land and EQR and their respective shareholders, assuming the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code, and EQR and Merry Land are each a party to such reorganization within the meaning of Section 368(b) of the Code:

          (i) No gain or loss will be recognized by EQR as a result of the Merger.

          (ii) No gain or loss will be recognized by Merry Land as a result of the Merger;

          (iii) No gain or loss will be recognized by the holders of Merry Land Common upon the exchange of their Merry Land Common solely for EQR Common (including fractional shares of EQR Common deemed issued as described below) pursuant to the Merger;

          (iv) No gain or loss will be recognized by the holders of Merry Land Preferred upon the exchange of their Merry Land Preferred solely for EQR Preferred pursuant to the Merger;

          (v) The tax basis of the EQR Common (including fractional shares of EQR Common deemed issued as described below) received by any holder of Merry Land Common in exchange for Merry Land Common pursuant to the Merger will be the same as the tax basis of such Merry Land Common exchanged therefor;

          (vi) The tax basis of the EQR Preferred received by any holder of Merry Land Preferred in exchange for Merry Land Preferred in exchange for Merry Land Preferred pursuant to the Merger will be the same as the tax basis of such Merry Land Preferred exchanged therefor;

          (vii) The holding period for EQR Common and EQR Preferred received in exchange for Merry Land Common and Merry Land Preferred, respectively, pursuant to the Merger will include the period that such shares of Merry Land Common and Merry Land Preferred, respectively, were held by the holder, provided that such Merry Land Common and Merry Land Preferred were held as capital assets by such holder at the Effective Time; and

          (viii) A holder of Merry Land Common who receives cash in lieu of a fractional share of EQR Common pursuant to the Merger will be treated as if he received a fractional share of EQR Common pursuant to the Merger and EQR then redeemed such fractional share for the cash. Such a holder will recognize gain or loss equal to the difference, if any, between such shareholder's basis in the fractional share and the amount of cash received.

QUALIFICATION OF EQR AS A REIT

     General. EQR elected REIT status commencing with its taxable year ending December 31, 1992. In the opinion of Rudnick & Wolfe, special counsel to EQR, EQR was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled it and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Rudnick & Wolfe has opined that, subsequent to the Merger, EQR's proposed method of operation described in this Joint Proxy Statement/Prospectus/Information Statement and as represented by EQR will enable it to meet the requirements for qualification and taxation as a REIT.

     Merry Land elected REIT status commencing with its taxable year ending December 31, 1987. In the opinion of Hull, Towill, Norman & Barrett, P.C., general counsel to Merry Land, commencing with its taxable year ending December 31, 1987, Merry Land was organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled it (and will enable it up to the Effective Time of the Merger) to continue to meet the requirements for qualification and taxation as a REIT under the Code.

     It must be emphasized that these opinions are based on various assumptions relating to the organization and operation of various entities. In general, Rudnick & Wolfe's opinion is based on various assumptions relating to the organization and operation of various entities, including (i) EQR; (ii) ERP Operating Limited Partnership; (iii) Equity Residential Properties Management Corp. ("EQR Management Corp."), Equity Residential Properties Management Corp. II ("EQR Management Corp. II"), and Evans Withycombe Management, Inc. ("EW Management, Inc.") (collectively, the "EQR Management Corps."); (iv) the EQR Management Partnerships; (v) Wellsford Real Properties, Inc. and certain other subsidiary corporations in which ERP Operating Partnership owns non-voting stock (the "EQR Preferred Stock Subsidiaries"); (vi) certain limited partnerships and limited liability companies that own the beneficial interest of certain properties encumbered by mortgage financing (the "EQR Financing Partnerships");
(vii) other general and limited partnerships and limited liability companies that own, directly or indirectly, interests in certain properties (the "EQR Property Subsidiaries"); and (viii) various qualified REIT subsidiaries wholly-owned by EQR (each a "QRS Corporation") (collectively, the EQR Management Corps., the EQR Management Partnerships, the EQR Preferred Stock Subsidiaries, the EQR Financing Partnerships, the EQR Property Subsidiaries and the QRS Corporations may be referred to as the "Subsidiary Entities"). Additionally, Rudnick & Wolfe's opinion is conditioned upon certain representations made by EQR and ERP Operating Partnership as to factual matters relating to the organization, operation, income, assets, distributions and share ownership of EQR and ERP Operating Partnership. EQR's qualification as a REIT depends on its having met and continuing to meet, through actual operating results, distribution levels and diversity of share ownership, the various qualification tests imposed under the Code that are discussed below, the results of which have not been and will not be reviewed by Rudnick & Wolfe. Accordingly, no assurance can be given that the actual results of EQR's operations for any particular taxable year have satisfied or will satisfy such requirements.

     Hull, Towill, Norman & Barrett, P.C.'s opinion is based on various assumptions relating to the organization and operation of various entities including Merry Land, various qualified REIT subsidiaries wholly-owned by Merry Land (each a "QRS Corporation"), Merry Land DownREIT I LP, and ML Services, Inc., and is conditioned upon the accuracy of certain representations made by Merry Land as to factual matters relating to the organization, operation, income, assets, distributions and stock ownership of Merry Land. Merry Land's qualification as a REIT depends on its having met and continuing to meet, through actual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code that are discussed below, the results of which have not been and will not be reviewed by Hull, Towill, Norman & Barrett, P.C. Accordingly, no assurance can be given that the actual results of Merry Land's operations for any particular taxable year have satisfied or will satisfy such requirements.

     An opinion of counsel is not binding on the IRS or the courts, and no assurance can be given that the IRS will not challenge EQR's or Merry Land's eligibility for taxation as a REIT. Further, the Federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

     In any year in which EQR qualifies as a REIT, generally, it will not be subject to Federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. This treatment substantially eliminates the "double taxation" (at both the corporate and shareholder levels) that generally results from the use of corporate investment vehicles. EQR may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

     If EQR should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which it fails the 75% or the 95% test, multiplied by a fraction intended by the IRS to reflect its profitability. EQR will also be subject to a 100% tax on net income derived from any "prohibited transaction," as described below. In addition, if EQR should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, EQR would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. EQR may also be subject to the corporate "alternative minimum tax," as well as tax in certain situations and on certain transactions not presently contemplated. EQR will use the calendar year both for Federal income tax purposes and for financial reporting purposes.

     In order to qualify as a REIT, EQR must meet, among others, the following requirements:

     Share Ownership Test. Shares of beneficial interest of EQR must be held by a minimum of 100 persons for at least 335 days of a taxable year that is 12 months, or during a proportionate part of a taxable year of less than 12 months. In addition, no more than 50% in value of the shares of beneficial interest of EQR may be owned, directly or indirectly by applying certain constructive ownership rules, by five or fewer individuals during the last half of each taxable year. EQR and Merry Land believe that they have each satisfied both of these tests, and EQR believes it will continue to do so. In order to help comply with the second of these tests, EQR has placed certain restrictions on the transfer of EQR Common and EQR Preferred that are intended to prevent further concentration of share ownership. Merry Land has not similarly restricted transfers of Merry Land Common and Preferred.

     Asset Tests. At the close of each quarter of EQR's taxable year, EQR must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of EQR's total assets must be represented by any combination of interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and certain government securities. Second, although the remaining 25% of EQR's assets generally may be invested without restriction, securities in this class may not exceed either (i) 5% of the value of EQR's total assets as to any one issuer, or (ii) 10% of the outstanding voting securities of any one issuer. Where EQR invests in a partnership, it will be deemed to own a proportionate share of the partnership's assets. EQR's investment in the properties of Merry Land through its interest in ERP Operating Partnership will constitute qualified assets for purposes of the 75% asset test.

     ERP Operating Partnership owns 1% of the voting stock of Evans Withycombe Management, Inc. ERP Operating Partnership owns 100% of the non-voting stock of the EQR Management Corps. and the EQR Preferred Stock Subsidiaries. By virtue of its partnership interest in ERP Operating Partnership, EQR will be deemed to own its pro rata share of the assets of ERP Operating Partnership, including the stock of the EQR Preferred Stock Subsidiaries and the EQR Management Corps. as described above. ERP Operating Partnership has not and does not intend to own more than 10% of the voting securities of the above mentioned entities.

     In addition, based upon its analysis of the estimated value of the stock of each of the EQR Management Corps. and each of the EQR Preferred Stock Subsidiaries owned by ERP Operating Partnership relative to the estimated value of the other assets owned by ERP Operating Partnership, EQR believes that its pro rata share of the stock of each of the EQR Management Corps. and each of the EQR Preferred Stock Subsidiaries, respectively, held by ERP Operating Partnership will not exceed 5% of the total value of EQR's assets. No independent appraisals, however, have been obtained to support this conclusion. This 5% limitation must be satisfied not only on the date that EQR first acquires stock of an entity but also at the end of each quarter in which EQR increases its interest in an entity. Although EQR plans to take steps to ensure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in ERP Operating Partnership's overall interest in the above mentioned corporations.

     EQR's indirect interests as a general partner in the Financing Partnerships and certain of the EQR Property Subsidiaries are held through the QRS Corporations, each of which is organized and operated as a "qualified REIT subsidiary" within the meaning of the Code. Qualified REIT subsidiaries are not treated as separate entities from their parent REIT. Instead, all assets, liabilities and items of income, deduction and credit of each QRS Corporation will be treated as assets, liabilities and items of EQR. Each QRS Corporation therefore will not be subject to Federal corporate income taxation, although it may be subject to state or local taxation. In addition, EQR's ownership of the voting stock of each QRS Corporation will not violate the general restriction against ownership of more than 10% of the voting securities of any issuer.

     Gross Income Tests. There are two separate percentage tests relating to the sources of EQR's gross income which must be satisfied for each taxable year. For purposes of these tests, where EQR invests in a partnership, EQR will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of EQR as it has in the hands of the partnership.

     1. The 75% Test. At least 75% of EQR's gross income for each taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (except as modified below); (ii) interest on obligations collateralized by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of EQR's trade or business ("dealer property"); (iv) distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of a mortgage collateralized by such property ("foreclosure property"); (vii) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and (viii) certain qualified temporary investment income attributable to the investment of new capital received by EQR in exchange for its shares (including the Securities offered hereby) during the one-year period following the receipt of such new capital.

     Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if EQR, or an owner of 10% or more of EQR, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person. Finally, for rents received to qualify as rents from real property, EQR generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom EQR derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by EQR are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered to the occupant."

     EQR, through the EQR Management Partnerships, will provide certain services with respect to its properties, the properties of Merry Land and any newly acquired multifamily residential properties. EQR believes that the services provided by the EQR Management Partnerships are usually or customarily rendered in connection with the rental of space for occupancy only, and therefore that the provision of such services has not caused, and will not in the future cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests.

     2. The 95% Test. At least 95% of EQR's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends (including EQR's share of dividends paid by the EQR Management Corps. and the EQR Preferred Stock Subsidiaries) and interest on any obligations not collateralized by an interest in real property and any payments made on behalf of EQR by a financial institution pursuant to a rate protection agreement will be included as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% test. For purposes of determining whether EQR complies with the 75% and 95% income tests, qualifying income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property, excluding certain dealer property held by EQR for at least four years and excluding foreclosure property.

     EQR's investment in its properties, through ERP Operating Partnership, in major part will give rise to rental income qualifying under the 75% and 95% gross income tests. EQR's allocable share of gains on sales of the properties owned, directly or indirectly, by ERP Operating Partnership or of EQR's interest in ERP Operating Partnership will generally qualify under the 75% and 95% gross income tests. EQR believes that the income on its other investments, including its indirect investment in the EQR Management Corps. and the EQR Preferred Stock Subsidiaries, will not cause EQR to fail the 75% or 95% gross income test for any year, and EQR anticipates that this will continue to be the case.

     Even if EQR fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) EQR's failure to comply was due to reasonable cause and not to willful neglect; (ii) EQR reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, EQR, however, will still be subject to a 100% tax based upon the greater of the amount by which it fails either the 75% or 95% gross income test for that year, less certain adjustments.

     Annual Distribution Requirements. EQR, in order to qualify as a REIT, is required to make dividend distributions (other than capital gain dividends) to its shareholders each year in an amount at least equal to (A) the sum of (i) 95% of EQR's REIT taxable income (computed without regard to the dividends paid deduction and EQR's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before EQR timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that EQR does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

     EQR has made and intends to continue to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the partnership agreement of ERP Operating Partnership authorizes EQR, as general partner, to take such steps as may be necessary to cause ERP Operating Partnership to distribute to its partners an amount sufficient to permit EQR to meet these distribution requirements. It is possible that EQR may not have sufficient cash or other liquid assets to meet the 95% dividend requirement, due to the payment of principal on debt or to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing EQR's REIT taxable income on the other hand. To avoid any problem with the 95% distribution requirement, EQR will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, will borrow funds (or cause ERP Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement.

     Failure to Qualify. If EQR fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, EQR will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which EQR fails to qualify will not be required and, if made, will not be deductible by EQR. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, EQR also will be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost.

TAX ASPECTS OF EQR'S INVESTMENTS IN PARTNERSHIPS.

     General. EQR will hold direct or indirect interests in ERP Operating Partnership, the EQR Management Partnerships, the EQR Property Subsidiaries and the EQR Financing Partnerships. EQR believes that each of ERP Operating Partnership, the EQR Management Partnerships and the EQR Property Subsidiaries and the EQR Financing Partnerships qualifies either as a partnership or a disregarded entity (as opposed to an association taxable as a corporation) for Federal income tax purposes. If any of the EQR Property Subsidiaries or the EQR Financing Partnerships were to be treated as an association, it would be taxable as a corporation, and, therefore, subject to an entity-level tax on its income. In such a situation, the character of EQR's assets and items of gross income would change, which would preclude EQR from satisfying the asset tests and possibly the income tests (see "-- Qualification of EQR as a REIT -- Asset Tests" and "-- Gross Income Tests"), and in turn would prevent EQR from qualifying as a REIT.

     Publicly Traded Partnerships. Code Section 7704 provides that publicly traded partnerships will be taxed as corporations, unless a certain percentage of their income consists of "qualifying income." A partnership is "a publicly traded partnership" if interests in such partnership are either traded on an established securities market or are "readily tradable on a secondary market (or the substantial equivalent thereof)." Under the Treasury Regulations promulgated under Code Section 7704, interests in a partnership are readily tradable on a secondary market or substantial equivalent thereof if, "taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market." Furthermore, interests in a partnership are tradable as such if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holder of an interest in the partnership has a readily available, regular, and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell, or exchange interests in the partnership; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange interests in the partnership in a time frame and with the regularity and continuity that is comparable to that described in (i), (ii), or (iii). ERP Operating Partnership believes that it will not be a publicly traded partnership at the Effective Time.

     Even if ERP Operating Partnership were deemed to be a publicly traded partnership, depending on circumstances at the time, it still might avoid taxation as a corporation under Code Section 7704, based on the nature of its income. A publicly traded partnership is not taxed as a corporation if at least 90% of its gross income for each taxable year consists of certain passive income, including interest, dividends, real property rents, and gains from the sale or other disposition of real property. These are predominantly the types of income that ERP Operating Partnership expects to earn. If ERP Operating Partnership satisfied the 90% gross income test but was classified a publicly traded partnership, it would not be taxed as a corporation but would be subject to certain special rules under Code Section 469(k). In such event, a holder of OP Units would be unable to use losses from other passive activities against his allocable share of ERP Operating Partnership income or gains, and ERP Operating Partnership passive activity losses allocable to a holder of OP Units could be offset only against his allocable share of ERP passive activity income or gains, and not against income or gains from other passive activities.

     If ERP Operating Partnership at any time were considered a publicly traded partnership and did not satisfy the qualifying income test, then it will be considered as having transferred its assets at that time to a corporation, and would be taxed as a corporation for Federal income tax purposes, which would result in adverse consequences to the holders of OP Units and would jeopardize EQR's status as a REIT for Federal income tax purposes. This deemed transfer of assets to a corporation may also result in the recognition of taxable income to ERP Operating Partnership and its partners, to the extent that its liabilities at that time have exceeded the adjusted tax bases of its assets, without the receipt of any cash with which to pay the income tax liability resulting from such income.

     Tax Allocations with Respect to the Properties. Pursuant to Code Section 704(c), income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as certain of the properties contributed to ERP Operating Partnership in connection with both the initial public offering of EQR and the Merger) (the "Contributed Properties") must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The ERP Operating Partnership Agreement (as well as the partnership agreements of the Financing Partnerships' agreements) require such allocations to be made in a manner consistent with
Section 704(c). As a result, certain limited partners of ERP Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by these partnerships of contributed assets with Book-Tax Differences (including certain of the Contributed Properties). These allocations will tend to eliminate the Book-Tax Difference associated with such assets over the lives of the partnerships. However, the special allocation rules of Code Section 704(c) as applied by EQR will not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of these partnerships will cause EQR to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause EQR to recognize taxable income in excess of cash proceeds, which might adversely affect EQR's ability to comply with the REIT distribution requirements. See "-- Qualification of EQR as a REIT -- Annual Distribution Requirements."

     Sale of Properties. EQR's share of any gain realized by ERP Operating Partnership on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "-- Qualification of EQR as a REIT -- Gross Income Tests -- The 95% Test." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The EQR Property Subsidiaries and EQR Financing Partnerships have held and intend to continue to hold the properties they own for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating such properties and other multifamily residential properties and to make such occasional sales of the properties as are consistent with EQR's investment objectives. Based upon such investment objectives, EQR believes that, in general, the properties it owns should not be considered dealer property, and that the amount of income from prohibited transactions, if any, will not be material.

TAXATION OF SHAREHOLDERS

     Taxation of Taxable U.S. Shareholders.

     General. As long as EQR qualifies as a REIT, distributions made to taxable "U.S. Shareholders" (as defined in the immediately following paragraph), with respect to their shares out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for shareholders that are corporations. For purposes of determining whether distributions on the EQR Shares are out of current or accumulated earnings and profits, the earnings and profits of EQR will be allocated first to the holders of EQR Preferred and second to the holders of EQR Common. Dividends that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed EQR's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. On November 10, 1997, the IRS released Notice 97-64 describing forthcoming temporary regulations that would permit a REIT to designate different classes of capital gain dividends. Notice 97-64 serves as guidance until such regulations are issued and applies to taxable years ending on or after May 7, 1997. In general, under

Notice 97-64, if a REIT designates a dividend as a capital gain dividend for such a taxable year, it may further designate such dividend as a 20% rate gain distribution or an unrecaptured Section 1250 gain distribution (subject to a 25% rate). For a discussion on the manner in which that portion of any dividends designated by EQR as capital gains dividends will be allocated among the holders of EQR Preferred and EQR Common, see "Description of Shares of Beneficial Interest -- EQR Preferred Shares -- Distributions."

     As used herein, the term "U.S. Shareholder" means a holder of EQR Common or EQR Preferred who (for United States Federal income tax purposes) (i) is a citizen or resident of the United States; (ii) except to the extent otherwise provided in Treasury Regulations in the case of an entity treated as a partnership for Federal tax purposes, is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; (iii) is an estate, the income of which is subject to United States Federal income taxation regardless of its source; or
(iv) is a trust, if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust.

     To the extent that EQR makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's securities by the amount of such distribution (but not below zero), with distributions in excess of the shareholder's tax basis taxable as capital gains (if the securities are held as a capital asset). In addition, any dividend declared by EQR in October, November or December of any year and payable to a shareholder of record on a specific date in any such month will be treated as both paid by EQR and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by EQR during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of EQR.

     The current earnings and profits of EQR for its taxable year ending December 31, 1998 will include (i) all earnings and profits of EQR for the period beginning on January 1, 1998 up to the Effective Date, and (ii) all earnings and profits of EQR, as the surviving entity in the Merger, for the period beginning on the Effective Date and ending on December 31, 1998. No dividends declared and paid by Merry Land prior to the Effective Time will constitute distributions of EQR for Federal tax purposes.

     In general, any loss upon a sale or exchange of securities by a shareholder who has held such securities for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from EQR received by such shareholder that are required to be treated by such shareholder as long-term capital gains.

     Election to Retain Net Long-Term Capital Gain.

     Pursuant to the Taxpayer Relief Act of 1997 (the "Act"), for taxable years of EQR that begin on or after January 1, 1998, EQR may elect to retain and pay income tax on its net long-term capital gain attributable to such taxable year. If EQR makes this election, its shareholders will be required to include in their income as long-term capital gain their proportionate share of such amount so designated by EQR. An EQR shareholder will be treated as having paid his or her share of the tax paid by EQR in respect of such amount so designated by EQR, for which such EQR shareholder will be entitled to a credit or refund. Additionally, each EQR shareholder's adjusted basis in EQR shares will be increased by the excess of the amount so includible in income over the tax deemed paid on such amount. EQR must pay tax on its designated long-term capital gain within 30 days of the close of any taxable year in which it designates long-term capital gain pursuant to this rule, and it must mail a written notice of its designation to its shareholders within 60 days of the close of the taxable year.

     Taxation of Tax-Exempt Shareholders.

     Most tax-exempt employees' pension trusts are not subject to Federal income tax except to the extent of their receipt of "unrelated business taxable income" as defined in Section 512(a) of the Code ("UBTI"). Distributions by EQR to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its securities with "acquisition indebtedness" within the meaning of the Code and the securities are not otherwise used in an unrelated trade or business of the tax-exempt entity. In addition, certain pension trusts that own more than 10% of a "pension-held REIT" must report a portion of the distribution that they receive from such a REIT as UBTI. EQR has not been and does not expect to be treated as a pension-held REIT for purposes of this rule.

     Taxation of Foreign Shareholders.

     The following is a discussion of certain anticipated U.S. Federal income tax consequences of the ownership and disposition of securities applicable to "Non-U.S. Holders" (as defined below) of such securities. A "Non-U.S. Holder' is any person other than (i) a citizen or resident of the United States; (ii) except to the extent otherwise provided in Treasury Regulations with respect to an entity treated as a partnership for Federal tax purposes, a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof; (iii) an estate or trust whose income is includible in gross income for U.S. Federal income tax purposes regardless of its source; or (iv) a trust if (A) a court in the United States is able to exercise primary jurisdiction over its administration and (B) one or more United States persons have the authority to control all substantial decisions of the trust. The discussion is based on current law and is for general information only. Non-U.S. Holders are urged to consult with their own legal and tax advisors regarding the United States Federal income tax consequences of continuing to hold their EQR shares.

     Distributions From EQR.

     1. Ordinary Dividends. The portion of dividends received by Non-U.S. Holders payable out of EQR's earnings and profits which are not attributable to capital gains of EQR and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable treaty). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of securities. In cases where the dividend income from a Non-U.S. Holder's investment in securities is (or is treated as) effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation).

     Non-U.S. Holders are encouraged to consult their tax advisors particularly in light of recent changes in the United States' position regarding the treatment of REIT investors under the U.S. Model Treaty and under certain recently negotiated treaties.

     2. Non-Dividend Distributions. Distributions by EQR which are not dividends out of the earnings and profits of EQR will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of EQR's current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of EQR.

     3. Capital Gain Dividends. Under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), a distribution made by EQR to a Non-U.S. Holder, to the extent attributable to gains from dispositions of United States Real Property Interests ("USRPIs") such as the properties beneficially owned by EQR will be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and subject to U.S. income tax at the rate applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. In addition, EQR will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends constitute gains from any USRPI. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder that is not entitled to treaty exemption or reduction.

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

     Dispositions of Securities. Unless securities constitute a USRPI, a sale of securities by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The securities will not constitute a USRPI if EQR is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its securities is held directly or indirectly by Non-U.S. Holders. EQR believes that it has been and anticipates that it will continue to be a domestically controlled REIT, and therefore that the sale of securities of EQR will not be subject to taxation under FIRPTA. Because the securities will be publicly traded, however, no assurance can be given EQR will continue to be a domestically controlled REIT. If EQR does not constitute a domestically controlled REIT, a Non-U.S. Holder's sale of securities of EQR generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) the securities are "regularly traded" (as defined by applicable Treasury regulations) on an established securities market and (ii) the selling Non-U.S. Holder held 5% or less of EQR's outstanding securities at all times during a specified testing period.

     If gain on the sale of securities were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of securities could be required to withhold 10% of the purchase price and remit such amount to the IRS. Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder's investment in securities is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. shareholder with respect to such gain, and (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

     Proposed Legislation

     On February 2, 1998, the Clinton Administration released its budget proposal for fiscal year 1999. The proposal includes a number of provisions affecting REITs. One proposed provision would amend the tests relating to the composition of a REIT's assets. Under current law, a REIT is precluded from owning more than 10% of the outstanding voting securities of any one issuer, other than a "qualified REIT subsidiary" or another REIT. Pursuant to the Clinton Administration proposal, a REIT would remain subject to the current restriction and would be precluded from owning more than 10% of the value of all classes of stock of any issuer, if the proposal were enacted as proposed, it would be effective with respect to stock acquired on or after the date of first congressional committee action, which could include stock deemed acquired upon a capital contribution to an existing subsidiary after such date.

     To the extent that EQR's current stock ownership in a subsidiary is grandfathered by virtue of this effective date, the grandfathered status would terminate with respect to such stock if the subsidiary engaged in a new trade or business or acquired substantial new assets. Accordingly, if the proposal were enacted as currently drafted and the EQR Management Corps. (in which EQR's stock ownership exceeds 10% of the value of the securities of such corporations) or the EQR Preferred Stock Subsidiaries or MRYP Newco (in which EQR's stock ownership could exceed 10% of the value of the securities of such corporations) were to engage in a new trade or business or acquire substantial new assets the grandfathered status of EQR's current ownership of stock in these entities would terminate and EQR could fail to qualify as a REIT unless EQR's ownership was reduced to less than 10% of the value of the securities of such corporations. In addition, EQR, would not be able to own more than 10% of the voting power or 10% of the value of any subsidiary formed or acquired after the effective date of the proposal. Thus, the proposal, if enacted as proposed, would materially impede the ability of EQR to engage in new third-party management or similar activities or own non-voting stock in a C corporation. EQR's management believes that any such impact, however, would not have a material adverse effect on its business, results of operations, financial condition or liquidity.

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

     Other Tax Considerations.

     Payment of Tax by Certain Subsidiary Entities. A portion of the cash to be used by ERP Operating Partnership to fund distributions to its partners, including EQR, is expected to come from the EQR Management Corps. and the EQR Preferred Stock Subsidiaries through payments of dividends on the non-voting stock of such entities held by ERP Operating Partnership. The EQR Management Corps. and the EQR Preferred Stock Subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent that the EQR Management Corps. and/or the EQR Preferred Stock Subsidiaries are required to pay federal, state or local taxes, the cash available for distribution by EQR to shareholders will be reduced accordingly.

     State and Local Taxes. EQR and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of EQR and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the shares of beneficial interest of EQR.

FEDERAL INCOME TAX CONSEQUENCES OF THE ALTERNATIVE MERGER TRANSACTIONS

     At the option of EQR, the transactions contemplated by the Merger may be effected through the Alternative Merger Transactions which would occur on the Closing Date instead of the Merger, but which would result in the Merry Land shareholders receiving the same EQR Shares as they would have received in the Merger. The Alternative Merger Transactions would occur only if EQR and Merry Land receive a private letter ruling from the IRS to the effect that the Alternative Merger Transactions will not adversely affect the tax-free nature of the ML/LLC Merger and/or the Merry Land Merger Subsidiary/EQR Merger. The purpose of the Alternative Merger Transactions is to accomplish the combination of EQR and Merry Land without the surviving company incurring the expense of separately transferring each asset of Merry Land to ERP Operating Partnership.

     The following is a general summary of the material United States Federal income tax consequences of the Alternative Merger Transactions to Merry Land, EQR and their respective shareholders. The following discussions were prepared based on consultation with Rudnick & Wolfe, special counsel to EQR; Piper & Marbury L.L.P., special counsel to Merry Land; and Hull, Towill, Norman & Barrett, P.C., general counsel to Merry Land. In the opinion of Rudnick & Wolfe, Piper & Marbury L.L.P. and Hull, Towill, Norman & Barrett, P.C., the following discussion, to the extent it constitutes matters of law or legal conclusions, is accurate in all material respects. Opinions of counsel are not binding on the IRS. Thus, there can be no assurance that the IRS will agree with the following discussion and positions described therein, or that the IRS will not seek to challenge such positions, which challenge may be sustained by the courts.

     THE TAX DISCUSSION SET FORTH BELOW IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF MERRY LAND SHARES OR EQR SHARES. THE FOLLOWING SUMMARY IS BASED UPON CURRENT PROVISIONS OF THE CODE, EXISTING, TEMPORARY AND FINAL REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS, ALL OF WHICH ARE SUBJECT TO CHANGE (POSSIBLY ON A RETROACTIVE BASIS). NO ATTEMPT HAS BEEN MADE TO COMMENT ON ALL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ALTERNATIVE MERGER TRANSACTIONS THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF MERRY LAND SHARES OR EQR SHARES, INCLUDING HOLDERS THAT ARE SUBJECT TO SPECIAL TAX RULES SUCH AS DEALERS IN SECURITIES, MUTUAL FUNDS, INSURANCE COMPANIES, TAX-EXEMPT ENTITIES, HOLDERS WHO DO NOT HOLD THEIR MERRY LAND SHARES OR EQR SHARES AS CAPITAL ASSETS AND HOLDERS THAT, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, ARE NON-RESIDENT ALIEN INDIVIDUALS, FOREIGN CORPORATIONS, FOREIGN PARTNERSHIPS OR FOREIGN ESTATES OR TRUSTS. BECAUSE OF THE PARTICULAR TAX ATTRIBUTES OF HOLDERS OF MERRY LAND SHARES OR EQR SHARES, THE ALTERNATIVE MERGER TRANSACTIONS MAY HAVE DIFFERING TAX IMPLICATIONS FOR SUCH HOLDERS. ACCORDINGLY, HOLDERS OF MERRY LAND SHARES AND EQR SHARES ARE URGED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISERS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ALTERNATIVE MERGER TRANSACTIONS AND ANY OTHER CONSEQUENCES TO THEM OF THE ALTERNATIVE MERGER TRANSACTIONS UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

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

     The Alternative Merger Transactions, if they, occur, will consist of the following: (i) Merry Land will form Merry Land Merger Subsidiary, a wholly-owned subsidiary, and Merry Land Merger Subsidiary will, in turn, form Merry Land LLC, the sole member of which will be Merry Land Merger Subsidiary; (ii) on the Closing Date, Merry Land will merge with and into Merry Land LLC, with Merry Land LLC being the surviving entity and each issued and outstanding share of Merry Land Common and Merry Land Preferred being converted into one share of Merry Land Merger Subsidiary Common and one share of Merry Land Merger Subsidiary Preferred having the same preferences, rights, and powers as the corresponding series of Merry Land Preferred, respectively; (iii) immediately following the ML/LLC Merger Effective Time, Merry Land Merger Subsidiary will merge with and into EQR, with EQR being the surviving entity of such merger; and
(iv) at the effective time of the Merry Land Merger Subsidiary/EQR Merger, the outstanding shares of Merry Land Merger Subsidiary Common and Merry Land Merger Subsidiary Preferred will be converted into EQR Shares on the same basis that shares of Merry Land Common and Merry Land Preferred would have been converted into EQR Shares had the Merger occurred. See "The Merger -- Alternative Merger Transactions."

     ML/LLC Merger.

     In the event that the ML/LLC Merger is consummated, Rudnick & Wolfe, special counsel to EQR in connection with the Alternative Merger Transactions, will render an opinion to EQR that on the basis of the facts, representations and assumptions set forth in such opinion, the ML/LLC Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and Merry Land and Merry Land Merger Subsidiary will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In addition, Piper & Marbury L.L.P., special counsel to Merry Land in connection with the Alternative Merger Transactions, will render an opinion to Merry Land that on the basis of the facts, representations and assumptions set forth in such opinion, the ML/LLC Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and Merry Land and Merry Land Merger Subsidiary will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

     The following is a summary of the Federal income tax consequences to Merry Land and Merry Land Merger Subsidiary and their respective shareholders, assuming the ML/LLC Merger constitutes a reorganization within the meaning of
Section 368(a) of the Code, and Merry Land and Merry Land Merger Subsidiary are each a party to such reorganization within the meaning of Section 368(b) of the
Code:

          (i) no gain or loss will be recognized by either Merry Land or Merry Land Merger Subsidiary as a result of the ML/LLC Merger;

          (ii) no gain or loss will be recognized by the holders of Merry Land Shares upon the exchange of their Merry Land Shares for Merry Land Merger Subsidiary Shares pursuant to the ML/LLC Merger;

          (iii) the tax basis of the Merry Land Merger Subsidiary Shares received by a holder of Merry Land Shares in exchange for Merry Land Shares will be the same as the tax basis of such Merry Land Shares exchanged therefor;

          (iv) the holding period for Merry Land Merger Subsidiary Shares received in exchange for Merry Land Shares pursuant to the ML/LLC Merger will include the period that such Merry Land Shares were held by the holder; and

          (v) Merry Land Merger Subsidiary will succeed to all of the tax attributes of Merry Land, including, but not limited to, Merry Land's status as a REIT.

     Merry Land Merger Subsidiary/EQR Merger.

     In the event that the Merry Land Merger Subsidiary/EQR Merger is consummated, Rudnick & Wolfe, special counsel to EQR in connection with the Alternative Merger Transactions, will render an opinion to EQR that on the basis of the facts, representations and assumptions set forth in such opinion, the Merry Land Merger Subsidiary/EQR Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and Merry Land Merger Subsidiary and EQR will each be a party to such reorganization within the
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

meaning of Section 368(b) of the Code. In addition, Piper & Marbury L.L.P., special counsel to Merry Land in connection with the Alternative Merger Transactions, will render an opinion to Merry Land that on the basis of the facts, representations and assumptions set forth in such opinion, the Merry Land Merger Subsidiary/EQR Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Merry Land Merger Subsidiary and EQR will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

     The following is a summary of the Federal income tax consequences to Merry Land Merger Subsidiary and EQR and their respective shareholders, assuming the Merry Land Merger Subsidiary/EQR Merger constitutes a reorganization within the meaning of Section 368(a) of the Code and EQR and Merry Land Merger Subsidiary are each a party to such reorganization within the meaning of Section 368(b) of the Code:

          (i) no gain or loss will be recognized by EQR as a result of the Merry Land Merger Subsidiary/ EQR Merger;

          (ii) no gain or loss will be recognized by Merry Land Merger Subsidiary as a result of the Merry Land Merger Subsidiary/EQR Merger;

          (iii) no gain or loss will be recognized by the holders of Merry Land Merger Subsidiary Common upon the exchange of their Merry Land Merger Subsidiary Common solely for EQR Common (including fractional shares of EQR Common deemed issued as described below) pursuant to the Merry Land Merger Subsidiary/EQR Merger;

          (iv) no gain or loss will be recognized by the holders of Merry Land Merger Subsidiary Preferred upon the exchange of their Merry Land Merger Subsidiary Preferred solely for EQR Preferred pursuant to the Merry Land Merger Subsidiary/EQR Merger;

          (v) the tax basis of the EQR Common (including fractional shares of EQR Common deemed issued as described below) received by any holder of Merry Land Merger Subsidiary Common in exchange for Merry Land Merger Subsidiary Common pursuant to the Merry Land Merger Subsidiary/ EQR Merger will be the same as the tax basis of such Merry Land Merger Subsidiary Common exchanged therefor;

          (vi) the tax basis of the EQR Preferred received by any holder of Merry Land Merger Subsidiary Preferred in exchange for Merry Land Merger Subsidiary Preferred pursuant to the Merry Land Merger Subsidiary/EQR Merger will be the same as the tax basis of such Merry Land Merger Subsidiary Preferred exchanged therefor;

          (vii) the holding period for EQR Common and EQR Preferred received in exchange for Merry Land Merger Subsidiary Common and Merry Land Merger Subsidiary Preferred, respectively, pursuant to the Merry Land Merger Subsidiary/EQR Merger will include the period that such shares of Merry Land Merger Subsidiary Common and Merry Land Merger Subsidiary Preferred, respectively, were held by the holder, provided that such Merry Land Merger Subsidiary Common and Merry Land Merger Subsidiary Preferred were held as capital assets by such holder at the Merry Land Merger Subsidiary/ EQR Merger Effective Time; and

          (viii) a holder of Merry Land Merger Subsidiary Common who receives cash in lieu of a fractional share of EQR Common pursuant to the Merry Land Merger Subsidiary/EQR Merger will be treated as if he received a fractional share of EQR Common pursuant to the Merry Land Merger Subsidiary/EQR Merger and EQR then redeemed such fractional share for the cash. Such a holder will recognize gain or loss equal to the difference, if any, between such shareholder's basis in the fractional share and the amount of cash received.

MERRY LAND EMPLOYEE STOCK OWNERSHIP PLAN

     Merry Land currently sponsors and maintains an Employee Stock Ownership Plan (the "ESOP"), which is a tax-qualified retirement plan for the benefit of all employees of Merry Land and its subsidiaries who have attained age 21 and completed one year of eligible service. Pursuant to the terms of the ESOP, the ESOP's

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

participants have the right to direct the trustee of the ESOP on how to vote the shares of Merry Land allocated to their accounts in the ESOP in the proposed Merger. The trustee is responsible for voting the unallocated shares owned by the ESOP of Merry Land Common in connection with the proposed Merger. The ESOP trustee is W. Tennent Houston, President, Chief Executive Officer and director of Merry Land, and therefore a conflict of interest could exist between the Mr. Houston's role as trustee of the ESOP and as a director and executive officer of Merry Land who will receive certain benefits in connection with the Merger in addition to those received by shareholders generally. See "Interests of Certain Persons in the Merger." As of June 30, 1998, the ESOP held approximately 421,000 shares of Merry Land Common, of which approximately 296,000 were allocated to accounts of the participants.

     Merry Land has made certain loans to the ESOP to facilitate the ESOP's purchase of Merry Land Common for the benefit of ESOP participants and beneficiaries ("ESOP Stock Acquisition Loans"). ESOP Stock Acquisition Loans are repaid with annual contributions made by Merry Land to the ESOP and with a portion of the dividends paid on Merry Land Common purchased by the ESOP. Each ESOP Stock Acquisition Loan is secured by the ESOP's pledge of the Merry Land Common acquired with the proceeds of that loan ("Pledged Shares"). The Pledged Shares are released from the pledge and allocated to the accounts of ESOP participants on a ratable basis corresponding to the payments made on the ESOP Stock Acquisition Loan. As of June 30, 1998, the aggregate outstanding balance of principal on the ESOP Stock Acquisition Loans was $2.6 million, and there were 124,965 Pledged Shares securing the repayment of those loans.

     At or prior to the Effective Time, MRYP Newco will adopt and assume sponsorship of the ESOP for its employees and Merry Land will terminate its participation in, and sponsorship of the ESOP. Prior to the Effective Time, Merry Land will make a contribution to the ESOP of an amount equal to approximately 10% of ESOP participants' total compensation for the period from January 1, 1998 through the Effective Time. The Merger Agreement limits this contribution to $559,000 plus $95,000 for each month from July 1, 1998 through the Effective Time. Neither Merry Land nor EQR will make any further contributions to the ESOP.

     Merry Land will use its best efforts to cause full repayment of any unpaid balance remaining on the ESOP Stock Acquisition Loans. If and when the ESOP Stock Acquisition Loans are satisfied, all remaining Pledged Shares would then be released from the pledge and allocated to the accounts of those employees who were ESOP participants (including without limitation employees of Merry Land who become employed by either MRYP Newco or EQR immediately after the Effective
Time) immediately prior to the Effective Time.

     Any loss, costs and expenses resulting from the assumption of sponsorship of the ESOP by MRYP and certain allocations to accounts of the ESOP participants will be shared by EQR and MRYP Newco in the ratio of certain allocations to employees of MRYP Newco and EQR immediately after the Effective Time.

                INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

     In considering whether to approve the Merger, shareholders should be aware that certain members of the management of Merry Land and the Merry Land Board of Directors have certain interests that arise in connection with the Transactions that are in addition to the interests of shareholders of Merry Land generally. These interests arise under existing agreements with, and previously approved annual compensation awards from, Merry Land, the Merger Agreement, and proposed agreements with MRYP Newco and EQR.

RETENTION AND SEVERANCE PROGRAM

     Overview. On July 8, 1998, the Merry Land Board of Directors adopted a Retention and Severance Plan and approved the execution of agreements with the executive officers of Merry Land as well as 106 other specified employees. The Merry Land Board of Directors adopted the plan after careful consideration of Merry Land's long term employment program which engaged the services of its executives and employees at levels of current compensation below that paid by companies of comparable size. The program emphasized "stock based" remuneration which would be realized over a long term of employment. Because consummation of the Merger will prevent the employees from realizing those benefits, Merry Land adopted the Retention and Severance Plan.

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

     Payments. The Merry Land executive officers and specified employees would receive, at the Effective Time, lump sum cash payments and retention bonuses not to exceed $11.0 million in the aggregate. The lump sum payments to be made to the Chairman of the Board and the four most highly compensated Merry Land executive officers (each a "Merry Land Named Executive Officer") under the plan are as follows: $1.6 million for Mr. Knox, $1.8 million for Mr. Houston, $1.7 million for Mr. Thompson, $1.0 million for Mr. Gibson, $0.8 million for Mr. Green and $4.1 million to be paid in lump sum cash payments and retention bonuses to approximately 105 other Merry Land officers, managers and staff as a group.

STOCK LOANS

     In order to align their interests with those of the Merry Land shareholders, Merry Land executive officers, other officers, managers and non-employee directors have purchased shares of Merry Land Common during the course of their employment or service with Merry Land, at fair market value under the Merry Land Stock Loan Program. The purchase price of this Merry Land Common was borrowed from Merry Land and evidenced by interest-free, full-recourse promissory notes secured by the Merry Land Common purchased with the stock loan (the "Stock Loans"). Under the Stock Loan agreements, 60% of each dividend payment on the Merry Land Common secured by the Stock Loans must be used to repay the principal balance of the Stock Loans. The Stock Loans generally are payable upon demand. However, in the event of the employee's death or retirement or a change in control of Merry Land (e.g. the Merger), the Stock Loans are no longer payable on demand and are amortized solely with 60% of the dividends on the Merry Land Common purchased with the Stock Loans. Under the Merger Agreement, rather than requiring EQR to assume the Stock Loans according to the terms of the loans, the remaining principal balance of the Stock Loans will be forgiven at the Effective Time. As of June 30, 1998, the outstanding balance of Stock Loans for the executives officers, non-employee directors, other officers and managers totaled $26.8 million including $3.1 million for Mr. Knox, $2.7 million for Mr. Houston, $2.4 million for Mr. Thompson, $1.8 million for Mr. Gibson, $1.6 million for Mr. Green, $0.3 million for each of Messrs. Barrett, Kirby, Long and Simon, the non-employee directors; and $14.0 million for 63 other officers and managers.

MERRY LAND OPTIONS

     Merry Land's executive officers, other officers and managers have been granted Merry Land Options to acquire Merry Land Common under the Merry Land Stock Option and Incentive Plan in connection with services previously rendered by them. Merry Land Options generally vest and become exercisable at the rate of 20% of the total award per year, but become fully vested and exercisable for a period of three months upon termination of employment for any reason other than for cause within one year after a change in control, which is defined to include the approval by Merry Land stockholders of a merger, consolidation or share exchange resulting in Merry Land Common being changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of Merry Land). In addition, upon a change in control, Merry Land Options may be surrendered to Merry Land for a payment equal to the difference between the fair market value of the shares subject to the option (or portion thereof) surrendered and the option exercise price. The payment upon surrender of a Merry Land Option may be made in cash, Merry Land Common valued at the then fair market value thereof, or in a combination of cash and stock.

     Pursuant to the terms of the Merger Agreement, each individual, including each officer, holding a Merry Land Option will have the right to enter into an agreement with EQR providing for the cancellation of such option, whether or not vested, immediately following the Effective Time for cash in an amount equal to the difference between the Closing Price of Merry Land Common and the applicable exercise price set forth in such option, multiplied by the number of shares of Merry Land Common subject to such option. For purposes of such calculation, "Closing Price" is defined to mean the unweighted average closing price of a share of Merry Land Common, reported as "New York Stock Exchange Composite Transactions" by The Wall Street Journal (Midwest Edition) for the ten trading days ending on the third trading day immediately prior to the Effective Time. Each Merry Land Option which remains unexercised as of the Closing Date will be converted into an option to purchase 0.54 of a share of EQR Common for each share of Merry Land Common subject to

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

such Merry Land Option at the stated per share exercise price divided by 0.54 and shall otherwise continue to be exercisable pursuant to its terms.

     After considering the number of shares of Merry Land Common subject to Merry Land Options that will vest as a result of the Merger, the exercise price of the shares subject to Merry Land Options vested as a result of the Merger and assuming a fair market value per share of EQR of $42 3/16, the Merry Land Named Executive Officers will realize the following gains, as a result of the Merger:
$0 for Mr. Knox, $115,200 for Mr. Houston, $100,350 for Mr. Thompson, $48,120 for Mr. Gibson and $52,020 for Mr. Green; and $0.9 million for 63 other officers and managers.

EXCISE TAX GROSS-UP

     The Retention and Severance Plan provides that the Chairman of the Merry Land Board of Directors and eight executive officers of Merry Land are also entitled to receive certain gross-up payments which are intended to put the recipients in the same financial position that they would have been in if the excise tax imposed by Code Section 4999 was not imposed on the lump sum payments made under the Retention and Severance Plan and on certain other payments and benefits described above. The Retention and Severance Plan limits the aggregate amount of these gross-up payments to $16.25 million. Based upon the lump sum cash payments made under the Retention and Severance Plan, estimates of other payments and benefits which are subject to the excise tax under Code Section 4999, the actual estimated tax gross-up payments are expected to total $15.7 million including payments to the Merry Land Named Executive Officers as follows: $2.9 million for Mr. Knox, $2.7 million for Mr. Houston, $2.4 million for Mr. Thompson, $1.7 million for Mr. Gibson and $1.5 million for Mr. Green and $4.5 million for other officers.

AGREEMENTS WITH EQR

     Appointment to Board of Trustees of Surviving Trust. At the Effective Time, Messrs. Knox and Thompson will be appointed to the EQR Board of Trustees for terms ending at the annual meeting of EQR in the years 1999 and 2001, respectively.

     Indemnification of Merry Land Directors and Officers. EQR shall indemnify each person who is or has been an officer or director of Merry Land or any Merry Land subsidiary to the extent currently indemnified by Merry Land as provided by the Merry Land Articles and Bylaws for actions on or prior to the Effective Time including all transaction contemplated by the Merger Agreement. EQR agreed to provide "run off" directors and officers liability insurance for six years after the Effective Time with a coverage amount and other terms comparable to Merry Land's current directors and officers liability insurance with respect to their service as directors and officers of Merry Land prior to the Effective Time. The Merry Land Articles limit the liability of directors to Merry Land or its shareholders for monetary damages for breach of his duty of care or other duty as a director, to the maximum extent permitted by the Georgia law and the Merry Land Bylaws provide for the indemnification of directors to the maximum extent permitted by the Georgia law.

AGREEMENTS WITH MRYP NEWCO

     Employment Arrangements. At the Effective Time, Messrs. Houston and Thompson will be employed by MRYP Newco, but will not enter into employment agreements. Assuming approval of the MRYP Newco 1998 Management Incentive Plan by vote of the Merry Land shareholders (see "Proposal to Approve MRYP Newco's 1998 Management Incentive Plan"), Messrs. Houston and Thompson will receive no base pay in their first year of employment, but will each receive Restricted Stock Grants for 107,527 shares of MRYP Newco Common, which will vest in equal installments over 15 years. For this purpose, MRYP Newco's Board of Directors has assigned a value of $9.30 per share, which would result in the vesting of stock having a value of $66,667 per year, for a total of $1,000,000 over 15 years. The MRYP Newco Common received under the Restricted Stock Grants will be forfeitable in the event the employee terminates service prior to vesting in the shares. In the event of a change in control of MRYP Newco, Messrs. Houston and Thompson will become fully vested in the Restricted Stock Grants, except that if the change of control occurs within four years of the Effective Time, the percentage of Restricted Stock Grants vested will be limited initially to 20%, and another 20% for each year thereafter. Messrs. Houston and Thompson will be entitled to vote and to receive any dividends declared with respect to such shares immediately upon receipt, even during the period that they are

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forfeitable. Messrs. Houston and Thompson will also be entitled to such further compensation and awards under the 1998 Management Incentive Plan as may be approved in the future by MRYP Newco's Board of Directors or its Compensation Committee.

     Mr. Knox will be a non-employee member of MRYP Newco's Board of Directors and, as such, will be eligible to receive such compensation and awards of Director Stock Loans under the 1998 Management Incentive Plan as may be approved in the future by MRYP Newco's Board of Directors or its compensation committee.

     None of the other executive officers of Merry Land are presently expected to be employed by MRYP Newco, although such officers may be considered for employment in the future.

                                POLICIES OF EQR
                       WITH RESPECT TO CERTAIN ACTIVITIES

     The following section sets forth the policies to be implemented by EQR upon the effectiveness of the Merger with respect to certain matters. These policies may be amended or revised from time to time at the discretion of the EQR Board of Trustees without a vote of the shareholders of EQR.

BUSINESS OBJECTIVES AND OPERATING STRATEGIES

     EQR will seek to maximize both current income and long-term growth in income, thereby increasing (i) the value of its properties, (ii) distributions on a per share of EQR Common basis and (iii) increase shareholders' value.

     EQR's strategies for accomplishing these objectives will be:

     - maintaining and increasing property occupancy while increasing rental rates;

     - controlling expenses, providing regular preventive maintenance, making periodic renovations and enhancing amenities;

     - maintaining a ratio of consolidated debt-to-total market capitalization of less than 50%;

     - pursuing acquisitions that: (i) are available at prices below estimated replacement costs; (ii) have potential for rental rate and/or occupancy increases; (iii) have attractive locations in their respective markets; and (iv) provide anticipated total returns that will increase EQR's distributions per share of EQR Common and shareholders' value; and

     - purchasing newly developed, as well as co-investing in the development of, multifamily communities in EQR's existing markets where the market conditions warrant such development.

     EQR will be committed to tenant satisfaction by striving to anticipate industry trends and implementing strategies and policies consistent with providing quality tenant services. In addition, EQR will continuously survey rental rates of competing properties and conduct satisfaction surveys of residents to determine the factors they consider most important in choosing a particular apartment unit.

ACQUISITION STRATEGIES

     EQR anticipates that future property acquisitions will be located in the continental United States. Management will use market information to evaluate acquisition opportunities. EQR's market data base will allow it to review the primary economic indicators of the markets where EQR currently manages properties and where it expects to expand its operations. Acquisitions may be financed from various sources of capital, which may include undistributed funds from operations, issuance of additional equity securities, sales of properties and collateralized and uncollateralized borrowings. In addition, EQR may acquire additional multifamily properties in transactions that include the issuance of OP Units as consideration for the acquired properties. Such transactions may, in certain circumstances, partially defer the sellers' tax consequences.

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

     When evaluating potential acquisitions, EQR will consider: (i) the geographic area and type of community; (ii) the location, construction quality, condition and design of the property; (iii) the current and projected cash flow of the property and the ability to increase cash flow; (iv) the potential for capital appreciation of the property, (v) the terms of resident leases, including the potential for rent increases; (vi) the potential for economic growth and the tax and regulatory environment of the community in which the property is located; (vii) the occupancy and demand by residents for properties of a similar type in the vicinity (the overall market and submarket); (viii) the prospects for liquidity through sale, financing or refinancing of the property; and (ix) competition from existing multifamily properties and the potential for the construction of new multifamily properties in the area. EQR expects to purchase multifamily properties with physical and market characteristics similar to its current properties.

DISPOSITION STRATEGIES

     Management will use market information to evaluate dispositions. Factors EQR will consider in deciding whether to dispose of its properties include the following: (i) potential increases in new construction, (ii) areas where the economy is expected to decline substantially and (iii) markets where EQR does not intend to establish long-term concentrations. EQR will reinvest the proceeds received from property dispositions to fund property acquisitions. In addition, when feasible, EQR will structure these transactions as tax deferred exchanges.

INVESTMENT POLICIES

     Investments in Real Estate or Interests in Real Estate. EQR's investment objectives will be to increase cash flow and the value of its properties, and to acquire established income-producing multifamily properties with cash flow growth potential. Additionally, where prudent and possible, EQR will seek to upgrade its existing properties and any newly acquired multifamily properties. EQR's business is focused on multifamily properties, although such properties may include retail and recreational facilities. EQR's policy will be to acquire assets primarily for current income generation and long-term value appreciation; however, where appropriate, EQR will sell certain of its properties.

     EQR expects to pursue its investment objectives through the direct and indirect ownership of properties and the ownership of interests in other entities. EQR will focus on properties in those markets where EQR currently has operations and in new markets targeted by management. Future investments, including the activities described below, will not be limited to any geographic area or to a specified percentage of EQR's assets. EQR also may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over EQR's equity interest in such property.

     Investments in Real Estate Mortgages. While EQR will emphasize equity real estate investments in multifamily properties, it may, in its discretion, invest in mortgages and other interests related to multifamily properties. EQR does not intend to invest to a significant extent in mortgages or deeds of trust, but may acquire mortgages as a strategy for acquiring a property, subject to the investment restrictions applicable to REITs. The mortgages in which EQR may invest may be either first mortgages or junior mortgages, and may or may not be insured by a governmental agency. EQR may also invest in mortgage-related securities. Furthermore, EQR may seek to issue securities representing interest in such mortgage-related securities as a method of raising additional funds.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the gross income and asset tests for REIT qualification, EQR also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. EQR may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with EQR's investment policies. In any event, EQR does not intend that its investments in securities will require it to register as an "investment company"

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

under the Investment Company Act of 1940, and EQR would intend to divest securities before any such registration would be required.

FINANCING POLICIES

     EQR intends to maintain a debt to total market capitalization ratio of 50% or less. EQR, however, may from time to time re-evaluate this policy and decrease or increase such ratio in light of then current economic conditions, relative costs to EQR of debt and equity capital, market values of the properties, growth and acquisition opportunities and other factors. There will be no limit on EQR's debt to total market capitalization ratio imposed by EQR's Declaration or the EQR Bylaws. To the extent that the Board of Trustees of EQR determines to obtain additional capital, EQR may issue debt or equity securities, or cause ERP Operating Partnership to issue additional OP Units, or retain earnings (subject to provisions in the Code requiring distributions of income to maintain REIT status), or a combination of these methods. As long as ERP Operating Partnership is in existence, the proceeds of all equity capital raised by EQR will be contributed to ERP Operating Partnership in exchange for additional interests in ERP Operating Partnership. The issuance of such OP Units to EQR will reduce the ownership interest of holders of OP Units. It is EQR's policy that it shall not incur indebtedness other than short-term trade, employee compensation, dividends payable or similar indebtedness that will be paid in the ordinary course of business, and that indebtedness shall instead be incurred by the ERP Operating Partnership to the extent necessary to fund the business activities conducted by the ERP Operating Partnership.

     EQR owns several properties that are subject to restrictive covenants or deed restrictions relating to current or previous tax-exempt bond financings and owns the bonds collateralized by several additional properties. EQR has retained an independent outside consultant to monitor compliance with the restrictive covenants and deed restrictions that affect these properties. The bond compliance requirements may have the effect of limiting EQR's income from these properties if EQR is required to lower its rental rates to attract low or moderate income tenants, or eligible qualified tenants.

     To the extent that the EQR Board of Trustees determines to obtain debt financing, EQR intends to do so generally through mortgages on its properties and through lines of credit; however, EQR may also issue additional debt securities in the future. Such indebtedness may be recourse, non-recourse or cross-collateralized and may contain cross-default provisions. EQR will not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. In the future, EQR may seek to extend, expand, reduce or renew its lines of credit, or obtain new credit facilities or lines of credit, subject to its general policy on debt capitalization, for the purpose of making acquisitions or capital improvements or providing working capital to EQR or meeting the taxable income distribution requirements for REITs under the Code if EQR has taxable income without receipt of cash sufficient to enable EQR to meet such distribution requirements.

LENDING POLICIES

     Although it is not presently contemplated, EQR may consider offering purchase money financing in connection with the sale of multifamily properties where the provision of such financing will increase the value received by EQR for the property sold.

DEVELOPMENT POLICIES

     EQR seeks to acquire newly constructed properties and make investments towards the development of properties in markets where it discerns strong demand, which EQR believes will enable it to achieve superior rates of return. EQR's current communities under development and future developments are in markets or will be in markets where certain market demographics justify the development of high quality multifamily communities. In evaluating whether to develop an apartment community in a particular location, EQR analyzes relevant demographic, economic and financial data. Specifically, EQR considers the following factors, among others, in determining the viability of a potential new apartment community: (i) income levels and employment growth trends in the relevant market, (ii) uniqueness of location, (iii) household growth and

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

net migration of the relevant market's population, (iv) supply/demand ratio, competitive housing alternatives, sub-market occupancy and rent levels, (v) barriers to entry that would limit competition, and (vi) the purchase price and yields of available existing stabilized communities, if any.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     Although it is not presently contemplated, EQR may make investments other than as previously described. All investments will be related to the multifamily residential business. EQR will have authority to offer EQR Common or other equity or debt securities in exchange for property or other REITs and to repurchase or otherwise reacquire EQR Common or any other securities and may engage in such activities in the future. Similarly, EQR may offer additional OP Units or other equity interests in ERP Operating Partnership that are exchangeable into EQR Common in exchange for property. EQR may also make loans to joint ventures in which it may participate in the future. EQR will not engage in trading, underwriting or the agency distribution or sale of securities of other issuers. At all times, EQR intends to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code (or the regulations promulgated thereunder), the EQR Board of Trustees determines that it is no longer in the best interests of EQR to continue to have EQR qualify as a REIT. EQR's policies with respect to such activities may be reviewed and modified from time to time by the EQR Board of Trustees without notice to or the vote of the shareholders.

                        MANAGEMENT AND OPERATION OF EQR
                                AFTER THE MERGER

MANAGEMENT

     Upon the consummation of the Merger the executive officers and trustees of EQR shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal. In addition, Boone A. Knox and Michael N. Thompson shall become trustees on the EQR Board of Trustees for terms expiring at the annual meeting of shareholders of EQR held in the years 1999 and 2001, respectively.

     Boone A. Knox has served as Chairman of the Board of Directors of Merry Land since 1996. Mr. Knox also serves as Chairman of the Board of Directors of Regions Bank, Central Georgia and is a director of Cousins Properties Incorporated.

     Michael N. Thompson has served as an Executive Vice President and Chief Operating Officer of Merry Land since January 1997, as a Vice President of Merry Land from August 1992 until January 1997, and has been an employee of Merry Land since February 1992. From November 1990 until January 1992, Mr. Thompson served as President of Thompson & Wright, Inc., asset managers. Prior to November 1990, Mr. Thompson served as an Executive Vice President of Great Southern Federal Savings Bank.

ANTICIPATED EFFECTS OF THE MERGER ON RESULTS OF OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES.

     As a result of the Merger, EQR expects to experience an increase in total revenues, property and maintenance expenses, real estate taxes and insurance, property management expense, depreciation expense, interest expense and general and administrative expenses. Also in connection with the Merger, EQR expects to assume liabilities for financial statement purposes of approximately $687 million and issue approximately 21.9 million shares of EQR Common to consummate the Merger.

     EQR expects to meet its short-term liquidity requirements including capital expenditures relating to maintaining its existing properties and Merry Land's stabilized communities generally through its working capital, net cash provided by operating activities and borrowings under its line of credit. EQR considers its cash provided by operating activities to be adequate to meet operating requirements and payments of distributions. EQR also expects to meet its long-term liquidity requirements, such as scheduled mortgage debt maturities, reduction of outstanding amounts under its line of credit, property acquisitions, financing of construction and development activities and capital improvements through the issuance of unsecured notes

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

and equity securities including additional OP Units as well as from undistributed FFO and proceeds received from the disposition of certain properties.

                 PROPOSAL TO INCREASE AUTHORIZED SHARES OF EQR

     The EQR shareholders are being requested to separately approve the Increase, which will be adopted in the Merger even though a separate vote is not required under Maryland law or the EQR Declaration. If the Increase is approved, the number of authorized shares of EQR Common will increase from 200,000,000 to 350,000,000. As of June 30, 1998, EQR had 97,870,504 shares of EQR Common issued and outstanding. The Increase will provide EQR with added flexibility to react to market opportunities and conditions, including the ability to engage in acquisitions and effectuate a share split with respect to EQR Common. EQR presently has no plans or commitments which would necessitate an increase in the number of authorized EQR Shares. Approval of the Increase is subject to the affirmative vote of a majority of the shares of EQR Common cast at the EQR Special Meeting, provided a quorum is present. The approval of the Merger is not conditioned upon the approval of the Increase by the EQR shareholders. In the event that the Merger is approved by the EQR shareholders, but the Increase is not approved by the EQR shareholders, the number of authorized shares of EQR Common will remain at 200,000,000.

     The Board of Trustees of EQR recommend that you vote FOR the Increase.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

     At the Effective Time, the shareholders of Merry Land will become shareholders of EQR. The rights of Merry Land shareholders are presently governed by GBCC, the Merry Land Articles and the Merry Land Bylaws. The rights of EQR's shareholders are governed by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"), the EQR Declaration and the EQR Bylaws. After the Merger the former Merry Land shareholders will be subject to Title 8, the EQR Declaration and the EQR Bylaws.

     The following discussion summarizes certain significant differences between the rights of shareholders of EQR and Merry Land. Rights of the shareholders of EQR and Merry Land which are and will remain the same after the Merger are not discussed.

AUTHORIZED AND ISSUED SHARES

     The Merry Land Articles authorize the issuance of 100,000,000 shares of Merry Land Common and 20,000,000 shares of Merry Land Preferred. The Merry Land Preferred consists of (i) 187,666 shares of Merry Land Series A, (ii) 4,000,000 shares of Merry Land Series B, (iii) 599,400 shares of Merry Land Series C, (iv) 1,000,000 shares of Merry Land Series D and (v) 4,000,000 shares of Merry Land Series E.

     The EQR Declaration currently authorizes the issuance of 300,000,000 shares of beneficial interest, of which 200,000,000 are EQR Common and 100,000,000 are EQR Preferred, which may be issued from time to time in one or more series. The EQR Preferred consists of the following authorized series of preferred shares:
(i) 6,900,000 shares of 9 3/8% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share; (ii) 575,000 shares of 9 1/8% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share; (iii) 460,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share; and (iv) 805,000 shares of 8.60% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share; (v) 4,600,000 shares of Series E Convertible Preferred Shares of Beneficial Interest, par value $.01 per share;
(vi) 2,300,000 shares of Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share; and (vii) 1,265,000 shares of 7 1/4% Series G Convertible Cumulative Preferred Shares of Beneficial Interest, par value $.01 per share.

     At the Effective Time (subject to approval of the Increase by the EQR Common Shareholders), EQR's Declaration will be amended to increase the number of authorized shares of beneficial interest of EQR to

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

450,000,000, of which 350,000,000 will be EQR Common. Additionally, EQR will adopt Articles Supplementary to the EQR Declaration designating the following additional series of EQR Preferred: (i) 186,601 shares of EQR Series H, (ii) 4,000,000 shares of EQR Series I, (iii) 4,599,400 shares of EQR Series J, (iv) 1,000,000 shares of EQR Series K and (v) 4,000,000 shares of EQR Series L.

SPECIAL MEETINGS

     Special meetings of the shareholders of Merry Land may be called for any purpose by the President, Chairman of the Board, any two directors, Merry Land shareholders holding an aggregate of at least 25% of the voting stock of Merry Land, or a majority of the Merry Land Board of Directors.

     The EQR Bylaws provide that the Chairman, the President or one-third of the trustees of EQR may call a special meeting of EQR's shareholders. A special meeting shall be called by the secretary of EQR upon the written request of EQR shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

AMENDMENT TO DECLARATION, ARTICLES AND BYLAWS

     Under the GBCC, the Merry Land Articles may be amended by the affirmative vote of the holders of a majority of the outstanding shares of Merry Land Common. The Merry Land Articles provide that any amendment to the Merry Land Articles, which would materially adversely affect the voting powers, rights or preferences of holders of Merry Land Preferred shall require the affirmative vote of at least 66 2/3 % of the votes entitled to be cast by the holders of Merry Land Preferred.

     The Merry Land Bylaws may be amended by the affirmative vote of the majority of all the directors then holding office. However, any bylaws adopted by the Merry Land Board of Directors may be amended by Merry Land's shareholders and the Merry Land shareholders may provide that any bylaws adopted by them may not be amended by the Merry Land Board of Directors.

     As permitted by Title 8, the EQR Declaration provides that the EQR Board of Trustees may, by a two-thirds vote, amend the EQR Declaration from time to time in order to enable EQR to qualify and remain qualified as REIT under the Code and under Title 8. Except as set forth in the previous sentence, in the terms of the EQR Preferred or with regard to amendments effectuated pursuant to a merger, the EQR Declaration may be amended only by the affirmative vote of the holders of not less than two-thirds of the shares of beneficial interest then outstanding and entitled to vote on the matter.

     The EQR Bylaws provide that the EQR Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of the EQR Bylaws or make new EQR bylaws.

BOARDS OF TRUSTEES/DIRECTORS

     The Merry Land Bylaws provide for a Board of Directors consisting of not more than fifteen nor less than three members to be elected at each annual meeting of the stockholders and to serve for a term of one year. The Merry Land shareholders, by majority vote, at any annual or special meeting, shall be vested with the authority to remove a member of the Merry Land Board of Directors with or without cause.

     The EQR Declaration provides for a Board of Trustees consisting of not more than 15 nor less than two members. The EQR Declaration states that the trustees of EQR shall be divided into three classes, as nearly as equal as possible, with the term of each class expiring at the annual meeting of EQR Shareholders in the third year following their election. This classified Board of Trustees could have the effect of making the removal of incumbents more time consuming and difficult, which could delay, defer or prevent a third party from making a timely offer or otherwise attempting to obtain control of EQR, even though such an attempt might be beneficial to EQR and its shareholders. Thus, the classified board could increase the likelihood that incumbents will retain their positions. The EQR Declaration also provides that a trustee may be removed only with cause, by the vote of the holders of not less than two-thirds of the shares of beneficial interest then

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

outstanding and entitled to vote in the election of trustees. The EQR Declaration defines "cause" as (i) material theft, fraud or embezzlement or active and deliberate dishonesty by a trustee, (ii) habitual neglect of duty by a trustee having a material and adverse significance to the trust, or (iii) the conviction of a trustee for a felony or of any crime involving moral turpitude.

MERGERS, CONSOLIDATIONS, AND SALE OF SUBSTANTIALLY ALL ASSETS

     Declaration/Articles Provisions. The Merry Land Articles do not address the vote required for a merger or consolidation involving Merry Land or Merry Land's property. Under the GBCC, a merger must be approved by: (i) a majority of all the votes entitled to be cast on the plan by all shares entitled to vote on the plan, voting as a single voting group; and (ii) a majority of the votes entitled to be cast by holders of the shares of each voting group entitled to vote separately on the plan as a voting group by the Articles of Incorporation.

     The EQR Declaration provides that the affirmative vote of the holders of a majority of the outstanding shares of EQR Common is required to approve a merger, consolidation, or the sale of all or substantially all of the assets of EQR.

     Statutory Restrictions. The GBCC includes a business combination statute which is designed to deter hostile takeovers by protecting minority shareholders in the second stage of freeze-out mergers. Under the GBCC, certain business combinations with "interested shareholders" are prohibited for five years from the time that a person becomes an interested shareholder unless (i) the combination was approved before the person became an interested shareholder,
(ii) the shareholder became an interested shareholder in a transaction in which the person became the beneficial owner of at least 90% of the voting stock of the corporation outstanding at the time or (iii) subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90% of the outstanding voting stock of the corporation. In addition, the GBCC requires special procedures for approval by the board of directors of a business combination unless, among other conditions, the Georgia corporation's common shareholders receive a minimum price (as defined in the GBCC) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

     Under the Maryland General Corporation Law, as amended (the "MGCL"), as applicable to a Maryland REIT, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland REIT and (i) any person who beneficially owns 10% or more of the voting power of the REIT's shares or an affiliate of the REIT who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of beneficial interest of the REIT (an "Interested Shareholder") or (ii) an affiliate of an Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the Board of Trustees of such REIT and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of the REIT and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the REIT other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the REIT's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the REIT prior to the time that the Interested Shareholder becomes an Interested Shareholder.

     In addition to the restrictions on certain business combinations, the MGCL, as applicable to a Maryland REIT, also provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the REIT. "Control Shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except

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

solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. Despite these restrictions on Control Share acquisitions, the MGCL provides that a REIT may effectively exempt itself from such restrictions by a provision contained in its Declaration or Bylaws. The EQR Bylaws contain provisions stating that the restrictions regarding Control Shares will not apply to any acquisition of its shares by any person.

RESTRICTIONS ON THE OWNERSHIP, TRANSFER OR ISSUANCE OF SHARES

     The EQR Declaration, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5% (the "EQR Ownership Limit") of the lesser of the number of shares or value of the issued and outstanding shares of beneficial interest of EQR. The EQR Board of Trustees, upon receipt of a ruling from the IRS, an opinion of counsel or other evidence satisfactory to the EQR Board of Trustees and upon such other conditions as the EQR Board of Trustees may direct, may also exempt a proposed transferee from the EQR Ownership Limit. As a condition of such exemption, the intended transferee must give written notice to EQR of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the EQR Ownership Limit. Any transfer of EQR Common or EQR Preferred that would (i) create a direct or indirect ownership of shares of beneficial interest in excess of the EQR Ownership Limit, (ii) result in the shares of beneficial interest being owned by fewer than 100 persons, or (iii) result in EQR being "closely held" within the meaning of Section 856(h) of the Code, will be void ab initio, and the intended transferee will acquire no rights to the shares of beneficial interest. The foregoing restrictions on transferability and ownership will not apply if the EQR Board of Trustees determines that it is no longer in the best interests of EQR to attempt to qualify, or to continue to qualify, as a REIT.

     EQR's Declaration exempts from the EQR Ownership Limit certain persons and entities who would exceed the EQR Ownership Limit as a result of the exchange of the OP Units for EQR Common, which OP Units were received by them at the time of the formation of EQR. These persons may also acquire additional EQR Shares through EQR's Second Amended and Restated 1993 Share Option and Share Award Plan (the "Option and Award Plan"), but in no event will such persons be entitled to acquire additional shares of beneficial interest such that the five largest beneficial owners of EQR's shares of beneficial interest hold more than 50% in number or value of the total outstanding EQR Shares.

     Any shares of EQR Common the transfer of which would result in a person owning shares of beneficial interest in excess of the EQR Ownership Limit or cause EQR to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will automatically be transferred to a charitable trust (the "Charitable Trust"), the trustee of which shall be unaffiliated with EQR.

     The shares held in the Charitable Trust shall be issued and outstanding, but the prohibited owner shall have no rights to such shares or benefits therefrom. The shares, and any distributions or dividends paid thereon shall be held for the benefit of the charitable beneficiary. Within 20 days after the shares are transferred to the Charitable Trust, the trustee shall sell the shares and pay the proceeds of such sale to the prohibited owner; provided, however, that if the price paid by the prohibited owner is less than the proceeds received by the trustee, the prohibited owner shall receive such lesser amount.

     All certificates evidencing shares of beneficial interest of EQR bear a legend referring to the restrictions described above or state that a copy of such restrictions may be obtained from EQR.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between one-half of 1% and 5% as provided in the rules and regulations promulgated under the Code) of the lesser of the number or value of the outstanding shares of beneficial interest of EQR must give a written notice to EQR by January 31 of each year. In addition, each shareholder will upon demand be required to disclose to EQR in writing such information with respect to the direct, indirect and constructive ownership of EQR Shares as the EQR Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The Merry Land Articles contain no similar provisions regarding restrictions on ownership, transfer or issuance of Merry Land Shares.

STANDARD OF CONDUCT FOR DIRECTORS AND TRUSTEES

     The GBCC requires a director of a Georgia corporation, such as Merry Land, to perform his duties as a director in good faith, in a manner he reasonably believes to be in the best interest of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances.

     Title 8 contains no statutory standard of conduct for trustees of a Maryland real estate investment trust such as EQR; however, Maryland courts may look to the MGCL when determining the appropriate standards for trustees. The MGCL requires a director of a Maryland corporation to perform his duties in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances.

BOARD COMMITTEES

     The GBCC permits the board of directors of a Georgia corporation, such as Merry Land, to delegate to a committee of one or more directors any of its powers except the powers to approve or propose to shareholders actions that the GBCC requires to be approved by shareholders, to fill vacancies on the board of directors or any of its committees, amend articles unless the articles state otherwise, amend, alter or repeal the bylaws or approve a plan of merger not requiring shareholder approval.

     Title 8 contains no provision for or limitation on the composition or delegation of powers to committees of the board of trustees of a Maryland real estate investment trust, such as EQR.

MARYLAND ASSET REQUIREMENTS

     To maintain its qualification as a Maryland real estate investment trust, Title 8 requires that EQR hold either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short term securities and receivables. Title 8 also prohibits using or applying land for farming, agricultural, horticultural or similar purposes. There is no such requirement for a Georgia corporation, such as Merry Land.

                          MERRY LAND PROPERTIES, INC.

DESCRIPTION OF CONTRIBUTION AND DISTRIBUTION

     Prior to the Merger, Merry Land will contribute the MRYP Newco Properties and related liabilities to Merry Land Properties, Inc. ("MRYP Newco") pursuant to the Asset Exchange Agreement between Merry Land and MRYP Newco in exchange for the issuance of approximately 2.1 million shares of MRYP Newco Common, the issuance of 5,000 shares of MRYP Newco Preferred and the execution of the Senior Debt Documents and the Subordinated Debt Documents. MRYP Newco also will acquire the right to use the names "Merry Land" and "Merritt" and the ticker symbol "MRYP." The MRYP Newco Common will be distributed to the holders of Merry Land Common immediately prior to the consummation of the Merger. The Distribution will be subject to income tax under Section 301 of the Code. ERP Operating Partnership has agreed to purchase the 5,000 shares of MRYP Newco Preferred and will become the lender under the Senior Debt Agreement and the Subordinated Debt Agreement.

     The Distribution will be made to Merry Land Common Shareholders of record as of the close of business on the Closing Date ("Distribution Date"). On or prior to the Distribution Date, a share certificate evidencing all the shares of MRYP Newco Common owned by Merry Land will be delivered to First Union National Bank, as Distribution Agent. Commencing on the Distribution Date, the Distribution Agent will begin mailing to Merry Land Common Shareholders as of the close of business on the Distribution date certificates representing one share of MRYP Newco Common for every twenty shares of Merry Land Common held on the Distribution Date. See "Capital Stock of MRYP Newco -- Common Stock." Merry Land Common Shareholders who would be entitled to receive fractional shares of MRYP Newco Common will receive cash in the Distribution in lieu of such fractional shares. To accomplish this, the Distribution Agent will determine the number of whole and fractional shares of MRYP Newco Common to which each Merry Land Common Shareholder as of the Distribution Date is entitled. Next, the Distribution Agent will aggregate these fractional share interests and sell them on the open market at then-prevailing prices. The Distribution Agent will distribute to each Merry Land Common Shareholder its ratable share of such proceeds after deducting appropriate amounts for Federal income tax withholding purposes and any applicable transfer taxes.

     No Merry Land Common Shareholder will be required to pay any cash or other consideration for the shares of MRYP Newco Common to be received in the Distribution or to surrender or exchange shares of Merry Land Common or to take any other action in order to receive MRYP Newco Common.

BUSINESS OBJECTIVES AND OPERATING STRATEGIES

     Overview. The strategy of MRYP Newco is to provide focused, local management of assets owned by MRYP Newco which did not meet the investment criteria of EQR because of the size of the markets in which they are located and to concentrate its future efforts on real estate activities in the coastal areas of the Southern United States which it expects to experience rates of demographic and economic growth above the national average. MRYP Newco expects to focus particularly on the investment, rehabilitation, development and management of multifamily and other properties for sale for its own account in the coastal urban areas of North Florida, Georgia and the Carolinas, including but not limited to such markets as Brunswick-St. Simons Island, Savannah, Charleston, Hilton Head, Beaufort and Myrtle Beach. MRYP Newco believes that these areas will enjoy job and population growth in excess of national levels as a result of the baby boom generation approaching retirement age and tending to move seasonally or permanently to resort oriented areas. MRYP Newco expects to focus primarily on middle market real estate products which are marketed to the local service population.

     MRYP Newco also believes that significant opportunities exist in other smaller markets in the South which do not meet the size criteria of larger REITs. MRYP Newco believes that there are numerous properties located in the smaller metropolitan areas of the South which are currently under-performing, and can be acquired on advantageous terms and repositioned with the expectation of achieving enhanced returns. MRYP Newco intends to acquire such properties below their replacement cost and to operate or resell those properties following renovation, redevelopment or repositioning. MRYP Newco intends to engage in selective development as opportunities arise, and when such development is justified by expected returns. Developed properties may be retained for investment and operated by MRYP Newco or may be sold. Certain development activities may be conducted in joint ventures with local developers who may bear a substantial portion of the economic risk associated with the construction, development and initial rent-up of the properties. MRYP Newco also intends to expand its fee based property management.

     Reasons for the Contribution and Distribution. MRYP Newco was formed by Merry Land in connection with the Transactions, in order to acquire certain non-core assets of Merry Land which did not meet the investment criteria of EQR. Merry Land's management believes that the value of these assets can be maximized for the benefit of Merry Land Common Shareholders by not conveying them in the Merger or selling them to a third party but by contributing them to MRYP Newco and distributing the shares of MRYP Newco Common to Merry Land Common Shareholders.

     EQR and MRYP Newco have also agreed that MRYP Newco will supervise the completion of the development pipeline initiated by Merry Land and will provide management services for those properties in exchange for fees. The development communities will be acquired by EQR pursuant to the Merger. MRYP Newco also anticipates entering into a joint venture agreement with ERP Operating Partnership to manage six other apartment communities located in the cities of Augusta, Savannah and Charleston.

     Properties. Upon consummation of the Contribution, MRYP Newco's real estate holdings will initially consist of five apartment properties with 1,004 units, four apartment development sites with a total of 84 acres, five commercial properties with 169,915 square feet, six commercial sites with 46 acres and 4,816 acres of undeveloped land (collectively, the "-- MRYP Newco Properties"). See "-- MRYP Newco Properties."

     Capitalization. Upon completion of the Transactions, MRYP Newco expects to be capitalized with the $25.0 million one year, senior, non-revolving Senior Debt Agreement with ERP Operating Partnership, the $20.0 million 15-year, subordinated, non-revolving Subordinated Debt Agreement with ERP Operating Partnership and the $5.0 million cumulative, 15-year, MRYP Newco Preferred investment by ERP Operating Partnership. See "-- Certain Agreements Between EQR and MRYP Newco."

     MRYP Newco is a Georgia corporation that was incorporated on
               , 1998 and expects to commence operations as a publicly traded company upon consummation of the Transactions. MRYP Newco's executive offices will be located at 624 Ellis Street, Augusta, Georgia 30901 and its telephone
number will be 706-               .

MRYP NEWCO PROPERTIES

     MRYP Newco's assets will initially consist primarily of the following properties:

     Apartment Properties. MRYP Newco will acquire the following communities whose age and whose location in smaller metropolitan areas did not meet EQR's investment criteria:

     - Greentree Apartments, Savannah, Georgia, 194 units. Greentree was built in 1985 and is located on Abercorn Street, the primary commercial thoroughfare in Savannah. The property has good visibility from the road which has a very high traffic count. MRYP Newco's management believes this is suitable for rehabilitation and repositioning.

     - Marsh Cove Apartments, Savannah, Georgia, 188 units. Marsh Cove was built in 1982 and is well located on White Bluff Road with attractive views of a salt water marsh. Management believes this community is suitable for rehabilitation and perhaps for sale as condominiums.

     - West Wind Landing, Savannah, Georgia, 192 units. West Wind Landing was built in 1985 and is located on Whitemarsh Island, near Tybee Beach, off the coast of Savannah, Georgia. This property has benefitted from significant demand for coastal rental properties and MRYP Newco believes it is a suitable candidate for renovation.

     - Quarterdeck Apartments, Charleston, South Carolina, 230 units. The Quarterdeck Apartments were built in 1985 and an adjacent parcel of land is suitable for the construction of additional 230 units. MRYP Newco expects a strong market for these units and expects to begin construction as soon as possible after the completion of the Merger.

     - Waters Edge Apartments, Charleston, South Carolina, 200 units. Waters Edge was built in 1986. Waters Edge contains additional land which overlooks the Ashley River and is suitable for the construction of an additional 100 units.

     Apartment Development Sites. Merry Land, during the course of acquisitions of its apartments, acquired the following apartment sites to be held by MRYP Newco for the purpose of sale or development.

                                                       ANTICIPATED   TOTAL
         SITE                    CITY & STATE           UNITS(1)     ACRES
         ----                    ------------          -----------   -----
Waters Edge Phase II...   Charleston, South Carolina       100        35
Quarterdeck Phase II...   Charleston, South Carolina       230        22
Magnolia Phase II......       Savannah, Georgia             88         8
Long Point Phase II....       Savannah, Georgia            352        19
                                                           ---        --
                                                           770        84

-------------------------
(1) Prior to completion of development, there can be no assurances of the actual number of units that will be delivered.

     Commercial Sites. As part of its apartment acquisition program, Merry Land also occasionally acquired sites adjacent to apartment properties which are suitable for commercial development. MRYP Newco intends to either sell, develop for sale or hold these properties. These sites include:

                                                                 TOTAL
               SITE                       CITY & STATE           ACRES
               ----                       ------------           -----
Stevens Creek Road................      Augusta, Georgia          12
Olive Road........................      Augusta, Georgia           3
                                         Jacksonville,
Waterford.........................          Florida                5
Lakeridge.........................       Miami, Flordia            2
West Wind Landing.................     Savannah, Georgia           1
Cherry Creek......................    Nashville, Tennessee        23
                                                                  --
                                                                  46

     Commercial Properties. Over the years, Merry Land has invested not only in apartments but also in various commercial properties. Many of these have been sold but a number of them remain which will be contributed to MRYP Newco and will either be leased to satisfactory levels or sold.

              PROPERTY                    CITY & STATE      SQ. FT.
              --------                    ------------      -------
Commerce Building...................    Augusta, Georgia     13,625
Convention Center...................    Augusta, Georgia     16,050
624 Ellis Street....................    Augusta, Georgia     16,449
Leonard Building....................    Augusta, Georgia     46,291
Warehouse...........................    Thomson, Georgia     80,000
                                                            -------
                                                            172,415

     Clay and Sand Properties. In 1981 Merry Land was spun off from Merry Companies, Inc., one of the nation's largest brick manufacturers. In that spin-off, Merry Land acquired title to 4,816 acres of land which had been acquired by Merry Companies, Inc. over the years for the mining of clay and sand. MRYP Newco expects to continue the current sand and clay mining leases but also believes that significant commercial possibilities exist for development of certain of these tracts in the future. These properties include:

                                                      LEASED       TOTAL
            PROPERTY                   COUNTY         ACRES        ACRES
            --------                   ------         ------       -----
South Carolina
Readdy Tract.....................      Aiken            695          695
Bell Tract.......................      Aiken             32           32
Turkey Creek Tract...............    Edgefield           80           80
Laborde Tract....................     Richland          489          489
Corley Mill Tract................    Lexington          122          122
Sharpe Tract.....................    Lexington           74           74
Interstate 26 Tract..............     Berkely            --           53
Interstate 26 Tract..............    Dorchester          --           75
Dorchester Minning Tract.........    Dorchester          --           52
                                                      -----        -----
                                                      1,492        1,672
Georgia
Hester-Fuqua Tract...............     Richmond          100          100
Merry Companies..................     Richmond        1,030        3,044
                                                      -----        -----
                                                      1,130        3,144
Total Clay Land................................       2,622        4,816

CERTAIN AGREEMENTS BETWEEN EQR AND MRYP NEWCO

     Development Agreement. Merry Land has initiated a program to develop new apartment communities utilizing the services of third party developers. Pursuant to a Development Agreement between MRYP Newco and ERP Operating Partnership (the "Development Agreement"), MRYP Newco has agreed to manage the completion of this program for EQR in exchange for an aggregate fee of $2.4 million payable in monthly installments based on the progress of development until all development is complete. The development properties consist of Bridford Lakes, Greensboro, North Carolina (320 units); Merritt Lake, Atlanta, Georgia (424 units); Spring Oak, Richmond, Virginia (506 units); Cherry Creek III, Nashville, Tennessee (220 units); and Bridford Lakes II, Greensboro, North Carolina (200 units). Upon consummation of the Transactions, ERP Operating Partnership or other affiliates of EQR will own the fee simple title to these five properties.

     ERP Operating Partnership and MRYP Newco will also enter into property management agreements under which MRYP Newco will provide lease-up property management services with respect to these development properties in exchange for a management fee of 4% of gross revenues, with a minimum of $4,000 per month per project, until an occupancy level of 85% is reached; provided, that the management agreements may be terminated earlier by ERP Operating Partnership upon a payment to MRYP Newco (if the agreements are terminated without cause) equal to the difference, if any, between $500,000 and the aggregate amount of all management fees theretofore paid by EQR to MRYP Newco with respect to the five properties. Once the 85% occupancy level is achieved, ERP Operating Partnership will have the right to manage the property itself, contract with a third party upon terms agreeable to ERP Operating Partnership, or contract with MRYP Newco for a management fee equal to 3.5% of revenues.

     MRYP Newco shall also manage the development of Wyndham Apartments, Richmond, Virginia (264 units) and Prairie Creek II, Dallas, Texas (228 units) on a month to month basis for ERP Operating Partnership in exchange for an aggregate fee of $57,250 payable in monthly installments and, if requested by EQR, will enter into property management agreements with respect to those properties, which shall be terminable with 30 days notice without penalty.

     Option Agreement and Right of First/Last Offer Agreement.   Pursuant to the
Option Agreement and Right of First/Last Offer Agreement (the "Option Agreement"), MRYP Newco has agreed to grant to ERP Operating Partnership certain rights of first refusal and last offer with respect to two apartment development sites adjacent to communities obtained in the Merger, which communities are being contributed by EQR to the Joint Venture Entity (as defined herein). MRYP Newco may not develop or transfer the development sites (as the same may be improved) without first giving notice to ERP Operating Partnership. ERP Operating Partnership may respond to the notice by giving consent to the proposed transaction, purchasing the property at fair market value (in the case of a proposed development) or entering into the transaction with MRYP Newco (in the case of a proposed sale) in place of the proposed third parties. The Option Agreement will terminate after ten years or, with respect to a specific property, at such time as ERP Operating Partnership has consented to a sale of the property in question or has no further direct or indirect economic interest in the adjacent apartment communities in the Joint Venture Entity or the Joint Venture Entity has no further direct or indirect economic interest in the adjacent apartment communities.

     Joint Venture Agreement. MRYP Newco and ERP Operating Partnership or their affiliates will enter into a Joint Venture Agreement pursuant to which ERP Operating Partnership will cause six apartment communities located in Augusta, Savannah and Charleston obtained by EQR in the Merger to be contributed to a limited liability company (the "Joint Venture Entity") of which ERP Operating Partnership and MRYP Newco will be the sole members. The Joint Venture Entity will enter into management agreements with MRYP Newco pursuant to which MRYP Newco will receive a management fee equal to 4% of gross revenues. Pursuant to the Joint Venture Agreement, MRYP Newco will share in rental revenues and/or sale proceeds in excess of certain targets. MRYP Newco will also have a three year option to purchase any or all of these communities under certain conditions.

     Transition Fee. MRYP Newco and ERP Operating Partnership have agreed that MRYP Newco shall perform certain transition services for a period following the Merger in the areas of personnel, capital projects and other matters in exchange for a transition fee of $2.4 million.

     Senior Debt Agreement. As partial consideration for the transfer of MRYP Newco Properties, ERP Operating Partnership and MRYP Newco will become parties to the $25.0 million, one year, non-revolving Senior Debt Agreement. MRYP Newco expects that approximately $18.3 million will be outstanding, bearing interest at LIBOR plus 250 basis points or prime plus 200 basis points, upon consummation of the Transactions.

     The Senior Debt Agreement contains covenants prohibiting MRYP Newco's (i) ratio of total liabilities to gross asset value to exceed 0.70:1, (ii) ratio of unencumbered asset value to unsecured debt to be 1.5:1 or less, (iii) ratio of EBITDA to fixed charges for each fiscal quarter to be less than 1.5:1 and (iv) ratio of unencumbered net operating income to unsecured interest expense for each fiscal quarter to be less than 1.5:1. MRYP Newco may not pay dividends in excess of 90% of its funds available for distribution (defined generally as consolidated net income minus capital expenditures plus depreciation and amortization) for any fiscal year.

     Events of default under the Senior Debt Agreement include, among others: failure to pay when due any principal of or interest upon any loan; failure to observe or perform covenants contained in the Senior Debt Agreement; default under any recourse indebtedness; voluntary or involuntary bankruptcy; a change in control (which includes a person or group acquiring 30% or more of MRYP Newco's stock); ceasing to be a publicly traded, registered, reporting company under the Exchange Act or a default under the Preferred Stock Agreement or the Subordinated Debt Agreement. Upon the occurrence of an event of default, no further advances will be available under the Senior Debt Agreement, the loans will bear interest at the non-default rate plus 4%, and all amounts outstanding will become immediately due and payable. If any sale of multifamily real property assets results in MRYP Newco having sold assets in aggregate of more than 30% of the gross asset value of the multifamily real property assets of MRYP Newco in any fiscal year, at the request of ERP Operating Partnership, MRYP Newco will pay the net proceeds (but in no event greater than the outstanding indebtedness under the Senior Debt Agreement) from such sale to ERP Operating Partnership.

     Subordinated Debt Agreement. As additional partial consideration for the transfer of MRYP Newco Properties, ERP Operating Partnership and MRYP Newco will become parties to the $20.0 million, 15-year, Subordinated Debt Agreement, bearing interest payable quarterly and accruing as follows:

Years 1-5............................    8.00%      Year 11..............................     9.75%
Year 6...............................    8.25       Year 12..............................    10.50
Year 7...............................    8.50       Year 13..............................    11.50
Year 8...............................    8.75       Year 14..............................    12.75
Year 9...............................    9.00       Year 15..............................    14.25
Year 10..............................    9.25

     The Subordinated Debt Agreement contains covenants prohibiting MRYP Newco's
(i) ratio of the sum of total liabilities and preferred stock obligations to gross asset value to exceed 0.80:1, (ii) ratio of unencumbered apartment asset value minus outstanding senior indebtedness to the sum of outstanding subordinated debt obligations plus preferred stock obligations to be 0.30:1 or less and (iii) ratio of EBITDA to fixed charges to be less than 1.15:1 for each fiscal quarter. MRYP Newco may not pay dividends in excess of 90% of its funds available for distribution (defined generally as consolidated net income minus capital expenditures plus depreciation and amortization) for any fiscal year.

     Events of default under the Subordinated Debt Agreement include, among others: failure to pay when due any principal of or interest on any loan, failure to observe or perform covenants contained in the Subordinated Debt Agreement, an event of default under any recourse indebtedness, voluntary or involuntary bankruptcy, a change of control, ceasing to be a publicly traded, registered, reporting company under the Exchange Act or a default under the Preferred Stock Agreement or the Senior Debt Agreement. Upon the occurrence of an event of default all amounts outstanding will become due. If any sale of multifamily real property assets results in MRYP Newco having sold assets in aggregate of more than 30% of the gross asset value of the multifamily real property assets of MRYP Newco in any fiscal year, at the request of EQR, MRYP Newco will pay the net proceeds from such sale to EQR (but in no event greater than the outstanding indebtedness under the Subordinated Debt Agreement).

     Preferred Stock Agreement; Preferred Stock Purchase Agreement. Pursuant to the $5.0 million Preferred Stock Agreement between Merry Land and MRYP Newco, MRYP Newco shall issue 5,000 shares of Preferred Stock with a liquidation preference of $1,000 per share, to Merry Land as partial consideration under the Asset Exchange Agreement. The terms and conditions with respect to the MRYP Newco Preferred are set forth in the MRYP Newco Preferred Stock Agreement. Pursuant to the Preferred Stock Purchase Agreement, ERP Operating Partnership shall purchase the MRYP Newco Preferred from Merry Land on the day before the Effective Date for a purchase price of $5.0 million. ERP Operating Partnership's obligation to pay the purchase price for the MRYP Newco Preferred shall be evidenced by an unsecured promissory note, bearing interest at 8.0% per annum, maturing on the date that is two years after the note is made. Said note may be prepaid at any time without penalty. If the Merger is not consummated within thirty (30) days after ERP Operating Partnership's purchase of the MRYP Newco Preferred, ERP Operating Partnership will have the right to put the MRYP Newco Preferred back to Merry Land on terms set forth in the Preferred Stock Purchase Agreement. The dividend rate will be:

Years 1-5............................    8.00%      Year 11..............................    9.75%
Year 6...............................    8.25       Year 12..............................    10.50
Year 7...............................    8.50       Year 13..............................    11.50
Year 8...............................    8.75       Year 14..............................    12.75
Year 9...............................    9.00       Year 15..............................    14.25
Year 10..............................    9.25

     The Preferred Stock Agreement contains various affirmative and negative covenants, including MRYP Newco's agreement to deliver quarterly and annual financial information to EQR, as well as any other information provided to shareholders, to maintain its properties and conduct its business as now conducted. MRYP Newco will also agree not to allow (i) its ratio of the sum of total liabilities and preferred stock obligations to gross asset value to exceed 0.80:1, (ii) its ratio of unencumbered apartment asset value minus outstanding senior indebtedness to sum of outstanding subordinated debt obligations plus preferred stock obligations to be more than 0.30:1 and (iii) its ratio of EBITDA to fixed charges for each fiscal quarter to be less 1.15:1. MRYP Newco also has agreed not to pay dividends to shareholders of MRYP Newco Common in excess of 90% of its funds available for distribution for any fiscal year.

     Events of default under the Preferred Stock Agreement include among others, failure to pay dividends for two consecutive periods, failure to make a redemption, default under any recourse indebtedness, voluntary or involuntary bankruptcy, a change of control, ceasing to be a publicly traded, registered, reporting company under the Exchange Act or a default under the Senior Debt Agreement or the Subordinated Debt Agreement. Upon an event of default under the Preferred Stock Agreement, holders of the MRYP Newco Preferred will have the right to (i) elect enough directors to constitute a majority of the MRYP Newco Board of Directors and (ii) cause MRYP Newco to redeem the MRYP Newco Preferred; provided, however, that no such remedies will be available to any holder of MRYP Newco Preferred to the extent such rights would (a) cause such holder or any entity owned directly or indirectly by such holder to be in violation of Code
Section 856(c)(4) or (b) otherwise cause such holder or entity owned directly or indirectly by such holder to fail to qualify as a REIT under the Code.

     Purchase and Sale Agreement. Pursuant to the Purchase and Sale Agreement, certain of the MRYP Newco Properties may be sold by ERP Operating Partnership to MRYP Newco after the Merger, in lieu of being contributed to MRYP Newco under the Asset Exchange Agreement. The determination of which properties, if any, are to be sold under the Purchase and Sale Agreement will be based upon the allocation in the Merger Agreement of gain attributable to MRYP Newco Properties, which allocation shall be dependent upon the estimated earnings and profits attributable to Merry Land's assets after the Merger.

     Office Lease Agreement. MRYP Newco and ERP Operating Partnership will enter into an Office Lease Agreement pursuant to which ERP Operating Partnership will lease a portion of the MRYP Newco office at 624 Ellis Street in Augusta, Georgia. The term of the lease is three years, with annual rent equal to the amount of all operating expenses attributable to the leased space. ERP Operating Partnership will have the right to lease 250 square feet per employee working in the office, and may not assign the lease to other entities.

MRYP NEWCO COMMON LISTING, TRADING AND DIVIDEND POLICY

     MRYP Newco has applied for listing of the MRYP Newco Common on Nasdaq. Initially, MRYP Newco will have approximately 4,500 shareholders of record. There is currently no trading market for MRYP Newco.

     Prices at which MRYP Newco Common trades will be determined by the marketplace and may be influenced by many factors including among others, the depth and liquidity of the market for MRYP Newco Common, investor perception of MRYP Newco and its businesses, MRYP Newco's dividend policy, interest rates, and general economic and market conditions.

     MRYP Newco does not currently contemplate paying dividends on MYRP Newco Common. Earnings from the investments of MRYP Newco are expected to be used by MRYP Newco to finance future acquisitions and investments. The Board of Directors of MRYP Newco may determine, in its discretion, to pay dividends on MYRP Newco Common in the future and any such determination will be dependent on MRYP Newco's results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time by MRYP Newco's directors.

MRYP NEWCO CAPITALIZATION

     The following table sets forth the pro forma capitalization of MRYP Newco on June 30, 1998 after giving effect to the Transactions. This table should be read in conjunction with the financial statements of MRYP Newco and related notes incorporated by reference herein.

                                                              JUNE 30, 1998
                                                                PRO FORMA
                                                              (IN THOUSANDS)
                                                              --------------
Debt:
Term loan(1)................................................     $18,317
Senior subordinated loan....................................      20,000
                                                                 -------
     Total debt.............................................      38,317
Preferred stock, no par value per share; 5,000 shares issued
  and outstanding...........................................       5,000
Stockholder's equity:
Common stock, no par value per share; 2,363,515 shares
  issued and outstanding....................................     $     0
Paid in capital.............................................       9,620
Unamortized compensation element of restricted stock........       2,000
                                                                 -------
     Total stockholder's equity.............................       7,620
                                                                 -------
       Total capitalization.................................     $50,937
                                                                 =======

-------------------------
(1) $25.0 million term loan bearing interest equal to LIBOR plus 2.50%, maturing one year after the Closing.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF MRYP NEWCO

The following discussion should be read in conjunction with the MRYP Newco's financial statements contained herein.

     RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

     Rental Operations -- Apartments. The operating performance of MRYP Newco's apartment portfolio is summarized in the following table (dollars in thousands except average monthly rent):

                                                                                         SIX MONTHS
                                                                 CHANGE FROM       ----------------------
                                                   % CHANGE      1997 TO 1998        1998          1997
                                                   --------      ------------        ----          ----
Rental income....................................     3.0%          $108.9         $3,761.5      $3,652.6
Personnel........................................     9.6             43.3            492.4         449.1
Utilities........................................    (1.7)            (2.3)           134.9         137.2
Operating........................................     2.6              5.0            196.2         191.2
Maintenance and grounds..........................    (2.2)            (5.7)           252.9         258.6
Taxes and insurance..............................     0.1              0.2            337.2         337.0
                                                     ----           ------         --------      --------
Subtotal(1)......................................     2.9             40.5          1,413.6       1,373.1
Earnings before interest, depreciation and
  amortization...................................     3.0%          $ 68.4         $2,347.9      $2,279.5
Average occupancy(2).............................     0.9%(3)                         97.0%         96.1%
Average monthly rent(4)..........................     1.3%                             $629          $621
Expense ratio(5).................................     0.0%(3)                         37.6%         37.6%

-------------------------
(1) Excludes depreciation and amortization.

(2) Represents the average physical occupancy at each month end for the period held.

(3) Represents increase or decrease between periods.

(4) Represents weighted average monthly rent charged for occupied units and rents asked for unoccupied units at June 30.

(5) Represents total of operating expenses, taxes and insurance divided by rental revenues.

     Rental income rose by $108.9 thousand or 3.0% for the five multi-family properties as a result of higher rents and occupancy for the six month period of 1998 compared to the same period of 1997. Total operating expenses were up 2.9% in 1998 from the same period in 1997 as personnel costs increased 9.6% due to higher salaries and higher bonuses.

     Rental Operations -- Commercial. The performance of the five commercial properties is summarized in the following table (dollars in thousands, except average monthly rent; see footnotes above):

                                                                                           SIX MONTHS
                                                                        CHANGE FROM     ----------------
                                                         % CHANGE       1997 TO 1998     1998      1997
                                                         --------       ------------     ----      ----
Rental income........................................      22.6%           $38.4        $208.4    $170.0
Utilities............................................      19.2              7.2          44.7      37.5
Operating............................................     (50.0)            (1.0)          1.0       2.0
Maintenance and grounds..............................      67.2             19.7          49.0      29.3
Taxes and insurance..................................      (0.7)            (0.2)         30.5      30.7
                                                          -----            -----        ------    ------
Subtotal(1)..........................................      25.8            $25.7         125.2      99.5
Earnings before interest, depreciation and
  amortization.......................................      18.1%           $12.7        $ 83.2    $ 70.5
Expense ratio(5).....................................       1.6%(3)                       60.1%     58.5%

     Rental income increased by $38.4 thousand or 22.6% for commercial properties as a result of higher occupancy. Total operating expenses were up 25.8% in 1998 from the same period in 1997 again due to higher occupancy.

     Land. The performance of the land for the six month period of 1998 and 1997 is summarized in the following table (dollars in thousands; see footnotes above):

                                                                                           SIX MONTHS
                                                                        CHANGE FROM     ----------------
                                                         % CHANGE       1997 TO 1998     1998      1997
                                                         --------       ------------     ----      ----
Clay royalties.......................................      68.7%           $314.6       $772.8    $458.2
Sand royalties.......................................      (8.7)             (8.4)        87.8      96.2
Rental income........................................      (8.3)             (3.3)        36.4      39.7
                                                          -----            ------       ------    ------
Subtotal.............................................      51.0             302.9        897.0     594.1
Operating expenses...................................     344.4               9.3         12.0       2.7
Taxes and insurance..................................       0.0               0.0         28.9      28.9
                                                          -----            ------       ------    ------
Subtotal(1)..........................................      29.4               9.3         40.9      31.6
Earnings before interest, depreciation and
  amortization.......................................      52.2%           $293.6       $856.1    $562.5

     Clay royalties increased substantially for the six month period of 1998 in comparison with the same period in 1997 due to the execution of a new royalty agreement in March of 1997. Royalties under the agreement total $132.3 thousand per month and will terminate in April, 1999.

     Mortgage Interest Income. Interest income from mortgage notes receivable totaled $56.1 thousand in the six month period of 1998, up from $45.9 thousand in the six month period of 1997 as a result of additional notes received from the sale of a multi-family community in Augusta, Georgia, in November of 1997.

  RESULTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997, 1996 AND 1995

     Rental Operations -- Apartments. The operating performance of MRYP Newco's apartment portfolio is summarized in the following table (dollars in thousands except average monthly rent):

                                                                                    TWELVE MONTHS
                                                         CHANGE FROM     ------------------------------------
                                          % CHANGE       1996 TO 1997      1997          1996          1995
                                          --------       ------------      ----          ----          ----
Rental income.........................       2.9%           $210.2       $7,355.3      $7,145.1      $6,957.5

Personnel.............................      15.9             137.1          999.7         862.6         875.6
Utilities.............................     (13.3)            (41.8)         272.6         314.4         305.4
Operating.............................      12.4              43.1          389.8         346.7         359.7
Maintenance and grounds...............      (4.2)            (23.3)         533.4         556.7         475.5
Taxes and insurance...................      (1.7)            (11.4)         674.0         685.4         651.2
                                           -----            ------       --------      --------      --------
Subtotal(1)...........................       3.7             103.7        2,869.5       2,765.8       2,667.4
Earnings before interest, depreciation
  and amortization....................       2.4%           $106.5       $4,485.8      $4,379.3      $4,290.1

Average occupancy(2)..................       0.1%(3)                         96.6%         96.5%         97.9%
Average monthly rent(4)...............       3.8%                            $624          $601          $573
Expense ratio(5)......................       0.3%(3)                         39.0%         38.7%         38.3%

-------------------------
(1) Excludes depreciation and amortization.

(2) Represents the average physical occupancy at each month end for the period held.

(3) Represents increase or decrease between periods.

(4) Represents weighted average monthly rent charged for occupied units and rents asked for unoccupied units at December 31.

(5) Represents total of operating expenses, taxes and insurance divided by rental revenues.

     In 1997 rental income rose by $210.2 thousand or 2.9% for the five multi-family properties as a result of higher rents. Occupancy was essentially flat for the twelve month period of 1997 versus 1996.

     Total operating expenses were up 3.7% in 1997 from the same period in 1996. Payroll expenses were up 15.9% due to higher salaries and higher bonuses. Utilities were down 13.3% due to the collection of water fees from the residents. Operating expenses were up 12.4% due to increased marketing and advertising expenses.

     In 1996, rental income rose by $187.6 thousand or 2.7% over 1995 due to 4.9% higher rents which were offset by a decrease in occupancy of 1.4%.

     Total operating expenses were up by 3.7% in 1996 over 1995 primarily as a result of higher maintenance costs.

     Rental Operations -- Commercial. The performance of the five commercial properties is summarized in the following table (dollars in thousands, except average monthly rent; see footnotes above):

                                                                                TWELVE MONTHS
                                                        CHANGE FROM    --------------------------------
                                             % CHANGE   1996 TO 1997    1997         1996         1995
                                             --------   ------------    ----         ----         ----
Rental income..............................    11.2%       $35.1       $347.9       $312.8       $231.0
Utilities..................................     2.1          1.6         77.7         76.1         73.6
Operating..................................   (47.5)        (2.8)         3.1          5.9          4.6
Maintenance and grounds....................    16.6         10.1         70.9         60.8         76.3
Taxes and insurance........................    10.5          5.8         61.3         55.5         60.9
                                              -----        -----       ------       ------       ------
Subtotal(1)................................     7.4         14.7        213.0        198.3        215.4
Earnings before depreciation, interest and
  amortization.............................    17.8%       $20.4       $134.9       $114.5       $ 15.6
Expense ratio(5)...........................    (2.2)%                    61.2%        63.4%        93.3%

     In 1997, rental income rose by $35.1 thousand, or 11.2% for commercial properties as a result of increased occupancy. Total operating expenses were up 7.4% in 1997 from the same period in 1996 due to higher occupancy.

     In 1996, rental income rose by $81.8 thousand or 35.4% as a result of higher occupancy over 1995, and operating expenses increased accordingly.

     Land. The performance of the land for the twelve month period of 1997 and 1996 is summarized in the following table (dollars in thousands; see footnotes above):

                                                                                TWELVE MONTHS
                                                           CHANGE FROM    --------------------------
                                                % CHANGE   1996 TO 1997     1997      1996     1995
                                                --------   ------------     ----      ----     ----
Clay royalties................................  430.9%       $1,028.9     $1,267.7   $238.8   $261.7
Sand royalties................................     3.0            3.9        133.7    129.8    174.1
Rental income.................................     9.5            7.0         80.8     73.8     71.5
                                                 -----       --------     --------   ------   ------
Subtotal......................................   235.0        1,039.8      1,482.2    442.4    507.3
Operating expenses............................      NM            2.7          2.7      0.0      0.0
Taxes and insurance...........................     1.8            1.0         57.7     56.7     56.9
                                                 -----       --------     --------   ------   ------
Subtotal(1)...................................     6.5            3.7         60.4     56.7     56.9
Earnings before depreciation, interest and
  amortization................................  268.6%       $1,036.1     $1,421.8   $385.7   $450.4

     Clay royalties increased substantially for the twelve months of 1997 in comparison with 1996 due to the execution of a new royalty agreement in March of 1997. Royalties under the agreement total $132,279 per month and will terminate in April, 1999.

     In 1996, sand royalties decreased by $44.3 thousand from $174.1 thousand in 1995 due to the expiration of a sand royalty agreement.

     Mortgage Interest Income. Interest income from mortgage notes receivable totaled $83.8 thousand in the twelve month period of 1997, up from $70.3 thousand in the twelve month period of 1996 as a result of additional notes received from the sale of a multi-family community in Augusta, Georgia, in November of 1997.

     LIQUIDITY AND CAPITAL RESOURCES

     Upon the consummation of the Transactions, MRYP Newco's capital structure will include the Term Loan, the Subordinated Note and a $5.0 million 15 year preferred stock investment. MRYP Newco can borrow an additional $7.7 million under the one year term loan, however, any amounts repaid under the term loan cannot be reborrowed. The Term Loan matures one year following the Effective Time. MRYP Newco expects to replace the Term Loan prior to its maturity with a facility from a commercial bank. There can be no assurance that MRYP Newco will be able to refinance this loan.

     Liquidity. MRYP Newco expects to meet its short-term liquidity requirements generally through cash flow provided by operations and by borrowing under its term loan with ERP Operating Partnership or from commercial banks. MRYP Newco's primary short-term liquidity needs are operating expenses, apartment rehabilitation and development, acquisitions and capital improvements.

     MRYP Newco expects to meet its long-term liquidity requirements, including scheduled debt maturities and permanent financing for property acquisitions and development, from a variety of sources, including operating cash flow, additional borrowings and the issuance and sale of debt and equity securities in the public and private markets. There can be no assurance that MRYP Newco will be able to meet its long-term liquidity requirements.

     Inflation. Substantially all of MRYP Newco's apartment leases are for terms of one year or less, which should enable MRYP Newco to replace existing leases with new leases at higher rentals in times of rising prices. MRYP Newco believes that this would offset the effect of cost increases stemming from inflation.

MANAGEMENT

     Management of MRYP Newco will be led by W. Tennent Houston, President and Chief Executive Officer of Merry Land, and Michael N. Thompson, Executive Vice President and Chief Operating Officer of Merry Land, and will be staffed by veteran members of the Merry Land organization. Mr. Houston, Mr. Thompson and the other members of the MRYP Newco management team have acquired significant real estate acquisition, development, rehabilitation and operational experience and familiarity with southern real estate markets through their employment with Merry Land and other entities.

     Mr. Houston joined Merry Land at its inception in 1981, became Chief Operating Officer in 1985, and Chief Executive Officer in 1996. In these capacities he supervised Merry Land's acquisition, renovation, operation and sale of numerous apartment and commercial properties. Mr. Houston also served as Merry Land's Chief Financial Officer from 1982 until 1997. He is a certified public accountant. Mr. Thompson joined Merry Land in 1992 following a career in real estate lending and management with a savings and loan institution located in Savannah, Georgia. He led Merry Land's apartment acquisition program since that time which resulted in the purchase of 102 properties containing 29,346 units at a cost of $1.5 billion. In 1995, Merry Land, under Mr. Thompson's leadership, commenced a program of apartment development which resulted in the start of nine properties containing 3,108 units with an expected total cost of $236.3 million. At the time of this document, four communities with 1,374 units have been completed and leased up.

     Merry Land has developed an effective property management organization to operate its apartment communities. All properties transferred to MRYP Newco will be operated by former members of Merry Land's management organization. MRYP Newco intends to expand its third party apartment management program.

DIRECTORS AND EXECUTIVE OFFICERS

     The executive officers and directors of MRYP Newco, their ages, business experience, other committees, director and positions with MRYP Newco are as follows:

Name, Age, Position with MRYP Newco, Business Experience and Committees

W. TENNENT HOUSTON                48               Chairman of the Board, Chief
Executive Officer

     W. Tennent Houston has been President of Merry Land since 1985. He was Chief Operating Officer from that period until his designation of Chief Executive Officer in 1996. He has been employed with Merry Land since it was formed in 1981. Mr. Houston was the Chief Financial Officer of Merry Land from 1982 until 1997. He is a certified public accountant. Mr. Houston will serve on the executive committee.

MICHAEL N. THOMPSON               49               Director, President and Chief
Operating Officer

     Mr. Thompson, was promoted to Executive Vice President and elected to the Merry Land Board of Directors in January 1997. Mr. Thompson was employed by Merry Land and elected Vice President in 1992 and directed Merry Land's acquisition and development program until his appointment as Chief Operating Officer in December 1996. Prior to employment with Merry Land, he served as President of Thompson & Wright, Inc., asset managers in Savannah, Georgia from November 1990 to January 1992. He was previously Executive Vice President of Great Southern Federal Savings Bank in Savannah, Georgia. Mr. Thompson will serve on the executive committee.

BOONE A. KNOX                       62               Director

     Boone A. Knox, was elected Chairman of the Merry Land Board of Directors in December, 1996. He was formerly Chairman of the Board and Chief Executive Officer of Allied Bankshares, Inc., a publicly traded bank holding company based in Thomson, Georgia. He is Chairman of the Board of Regions Bank, Central Georgia and is a director of Cousins Properties, Inc., an office and retail publicly traded REIT. Mr. Knox will serve on the executive, audit and compensation committees.

     MRYP Newco expects to name two additional directors to the MRYP Newco Board of Directors prior to completion of the Transactions. The MRYP Newco Board of Directors intends to establish audit, compensation and executive committees. The MRYP Newco Board of Directors will not have a nominating committee or a committee performing the functions of a nominating committee. The entire MRYP Newco Board of Directors will perform the usual functions of that committee.

EXECUTIVE COMPENSATION

     At the Effective Time, Messrs. Houston and Thompson will be employed by MRYP Newco, but will not enter into employment agreements. Assuming approval of the MRYP Newco 1998 Management Incentive Plan by vote of the Merry Land shareholders (see "Proposal to Approve MRYP Newco's 1998 Management Incentive Plan"), Messrs. Houston and Thompson will receive no base pay in their first year of employment, but will each receive Restricted Stock Grants for 107,527 shares of MRYP Newco Common, which will vest in equal installments over 15 years. For this purpose, the MRYP Newco Board of Directors has assigned a value of $9.30 per share, which would result in the vesting of stock having a value of $66,667 per year, for a total of $1,000,000 over 15 years. The MRYP Newco Common received under the Restricted Stock Grants will be forfeitable in the event the employee terminates service prior to vesting in the shares. In the event of a change in control of MRYP Newco, Messrs. Houston and Thompson will become fully vested in the Restricted Stock Grants, except that if the change in control occurs within four years of the Effective Time, the percentage of Restricted Stock Grants vested will be limited initially to 20%, and another 20% for each year thereafter. Messrs. Houston and Thompson will be entitled to vote and to receive any dividends declared with respect to such shares immediately upon receipt, even during the period that they are forfeitable. Messrs. Houston and Thompson will also be entitled to such further compensation and awards under the 1998 Management Incentive Plan as may be approved in the future by the MRYP Newco Board of Directors or its Compensation Committee.

PRINCIPAL SHAREHOLDERS OF MRYP NEWCO COMMON

     The following table sets forth information regarding the beneficial ownership of MRYP Newco Common by each person anticipated to be a beneficial owner of more than 5% of the MRYP Newco Common and by each director or proposed director of MRYP Newco, each executive officer and by all directors, proposed directors, and executive officers as a group after giving effect to the Transactions.

                                                     AMOUNT AND NATURE OF
                                                     BENEFICIAL OWNERSHIP
               NAME AND ADDRESS(1)                        PRO FORMA            PERCENT OF
               OF BENEFICIAL OWNER                   AS OF JUNE 30, 1998         CLASS
               -------------------                   --------------------      ----------
W. Tennent Houston...............................          119,715                5.1%(2)
Michael N. Thompson..............................          116,758                4.9%(2)
Boone A. Knox....................................          141,983                6.0%
                                                           =======                ====
  All directors, proposed directors and executive
     officers as a group.........................          378,456               16.0%

-------------------------
(1) The business address for each beneficial owner is 624 Ellis Street, Augusta, Georgia, 30901.

(2) Includes 107,527 shares issued under Restricted Share Grant Program.

CAPITAL STOCK OF MRYP NEWCO

     Common Stock. This summary of certain terms and provisions of MRYP Newco Common does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the MRYP Newco Articles and By-laws which are filed as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus/Information Statement is a part.

     MRYP Newco has 5 million shares of MRYP Newco Common authorized and approximately 2.1 million shares are expected to be outstanding upon consummation of the Transactions. All outstanding shares of MRYP Newco Common shall be fully paid and nonassessable.

     The transfer agent and registrar for the MRYP Newco Common is First Union National Bank. MRYP Newco Common is expected to be traded on Nasdaq under the symbol "MRYP."

     The holders of MRYP Newco Common are entitled to receive such dividends as are declared by the MRYP Newco Board of Directors, after payment of, or provision for, full cumulative dividends for all outstanding MRYP Newco Preferred. Each share of MRYP Newco Common is entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors. Cumulative voting for directors is not permitted, which means that holders of more than 50% of all of the shares of MRYP Newco Common voting can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of MRYP Newco Common will not be able to elect any directors. Holders of MRYP Newco Common and MRYP Newco Preferred, when outstanding and when entitled to vote, vote as a class, except with respect to matters that relate only to the rights, terms or conditions of the MRYP Newco Preferred, that affect only the holders of the MRYP Newco Preferred, or that relate to the rights of the holders of the MRYP Newco Preferred if MRYP Newco fails to fulfill any of its obligations regarding the MRYP Newco Preferred. Upon any dissolution, liquidation or winding-up of MRYP Newco, the holders of MRYP Newco Common are entitled to receive pro rata all of MRYP Newco's assets and funds remaining after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of MRYP Newco Preferred. Holders of MRYP Newco Common have no preemptive right to purchase or subscribe for any shares of capital stock of MRYP Newco.

     Preferred Stock. MRYP Newco has 2 million shares of preferred stock authorized. Of those, 5,000 are classified as Series A Preferred Stock, no par value per share (the MRYP Newco Preferred). Upon consummation of the Transactions, MRYP Newco will have 5,000 shares of MRYP Newco Preferred outstanding.

     Holders of MRYP Newco Preferred are entitled to receive, when and as declared by the Board of Directors of MRYP Newco, out of funds legally available for payment, cumulative cash dividends at the following annual amount per share:

Years 1-5..........................    $80.00       Year 11............................    $ 97.50
Year 6.............................    $82.50       Year 12............................    $105.00
Year 7.............................    $85.00       Year 13............................    $115.00
Year 8.............................    $87.50       Year 14............................    $127.50
Year 9.............................    $90.00       Year 15 and after..................    $142.50
Year 10............................    $92.50

     Dividends will be payable in equal quarterly amounts on January 15, April 15, July 15 and October 15 of each year, or the next Business Day. Accumulated and unpaid dividends shall bear interest equal to $50 per share per annum.

     The MRYP Newco Preferred will be redeemable at the option of MRYP Newco at any time on or after the Effective Time at a price per share of $1,000, plus accrued and unpaid dividends and interest on unpaid dividends. The MRYP Newco Preferred will be redeemable at the option of the holder thereof on the fifteenth anniversary of the Effective Time or upon the occurrence of an event of default or a change of control. Events of default include non-payment of dividends for two or more dividend periods, failure to observe certain financial covenants, fundamental changes in the company or its business, default on recourse indebtedness of MRYP Newco or the voluntary or involuntary declaration of bankruptcy.

     The holders of MRYP Newco Preferred are entitled to receive in the event of any liquidation, dissolution or winding-up of MRYP Newco, whether voluntary or involuntary, $1,000 per share of MRYP Newco Preferred plus accrued and unpaid dividends to the date of final distribution to such holders, and no more. Except under certain circumstances or except as otherwise from time to time required by applicable law, the holders of MRYP Newco Preferred have no voting rights. If, on the date used to determine holder of record for any annual meeting of stockholders, dividends on the MRYP Newco Preferred have not been paid for two periods and a redemption payment has not been paid, the holders of the MRYP Newco Preferred will have the right to elect such number of directors required to constitute a majority of the MRYP Newco Board of Directors.

CERTAIN PROVISIONS OF GEORGIA LAW AND MRYP NEWCO'S ARTICLES AND BY-LAWS

     Preferred Stock. Under the MRYP Newco Articles, the MRYP Newco Board of Directors has the authority to issue up to 2 million shares of preferred stock and to determine the rights and preferences of such preferred stock (including the right to vote and the right to convert into MRYP Newco Common) of any preferred shares of MRYP Newco issued. The power to issue preferred shares of MRYP Newco could have the effect of delaying or preventing a change in control of MRYP Newco even if a change in control were in the shareholders' interest.

     Staggered Board. The MRYP Newco Board of Directors will be divided into three classes as nearly equal in number as possible. The terms of the classes will expire at the annual meeting of the shareholders in 1999, 2000 and 2001, respectively. As the term of each class expires, directors for that class will be elected for a three-year term and the directors in the other two classes continue in office.

     Certain Business Combinations. The GBCC includes a business combination statute which is designed to deter hostile takeovers by protecting minority shareholders in the second stage of freeze-out mergers. Freeze-out mergers occur when controlling shareholders prevent minority shareholders from receiving any direct or indirect financial return from the corporation to persuade them to liquidate their investment in the corporation on terms favorable to the controlling shareholders. As defined under the GBCC, "business combinations" encompass, among other types of combinations, a merger of a corporation with any "interested shareholder" or a corporation associated or affiliated with an "interested shareholder" who was an "interested shareholder" prior to the transaction. Under the GBCC, an "Interested Shareholder" is any person who owns at least 10% of the outstanding voting shares or an affiliate of the corporation owning at least 10% of the outstanding voting shares within the prior two years. Under the GBCC, certain "business combinations" (including a merger, consolidation, asset transfer or reclassification of equity securities) between a Georgia corporation and an Interested Shareholder, are prohibited for five years from the time that such Interested Shareholder becomes an Interested Shareholder unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an Interested Shareholder; (ii) in the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder became the beneficial owner of at least 90% of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors and officers of the corporation, subsidiaries of the corporation, and certain employee stock plans of the corporation; or (iii) subsequent to becoming an Interested Shareholder, such shareholder acquired additional shares resulting in the Interested Shareholder being the beneficial owner of at lest 90% of the outstanding voting stock of the corporation, excluding shares owned by directors and officers of the corporation, subsidiaries of the corporation, and certain employee stock plans of the corporation.

     Furthermore, the GBCC provides that a business combination must be either
(i) unanimously approved by the continuing directors, provided that the continuing directors constitute at least three members of the board of directors at the time of such approval; or (ii) recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the Interested Shareholder unless, among other conditions, the Georgia corporation's common shareholders receive a minimum price (as defined in the GBCC) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares.

     The MRYP Newco Bylaws provide that these GBCC provisions apply to business combinations with Interested Shareholders with respect to MRYP Newco.

MRYP NEWCO -- FEDERAL INCOME TAX CONSEQUENCES

     MRYP Newco does not intend to qualify as a REIT under the Code. Consequently, MRYP Newco will have the flexibility to respond quickly to opportunities without the limitations inherent to REITs. It will be able to earn significant fee and other investment income and to operate in a more leveraged manner than most REITs. By not qualifying as a REIT under the Code, MRYP Newco will have the ability and currently intends to retain its operating cash flow for reinvestment and will also be able to sell properties without the
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substantial income tax penalties which may be imposed on REITs in such transactions. As a C corporation, MRYP Newco will be subject to corporate level taxation.

     The following discussion concerns the material United States Federal income tax consequences of the receipt of shares of MRYP Newco Common by holders of Merry Land Common in the Distribution. The discussion is based on current law, which is subject to change retroactively or prospectively, and is for general information only. Piper & Marbury L.L.P. has reviewed the discussion set forth herein under the caption "MRYP Newco -- Federal Income Tax Consequences" and believes that such discussion, as it pertains to matters of law, is correct in all material respects. The following summary is based upon current provisions of the Code, existing, temporary and final regulations thereunder and current administrative rulings and court decisions, all of which are subject to change (possibly on a retroactive basis). No attempt has been made to comment on all United States Federal income tax consequences of the Distribution that may be relevant to particular holders of Merry Land Common, including holders that are subject to special tax rules such as dealers in securities, mutual funds, insurance companies, tax-exempt entities, holders who do not hold their shares of Merry Land Common as capital assets and holders that, for United States Federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts.

     The tax discussion set forth below is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder of Merry Land Common. Because of the particular tax attributes of holders of Merry Land Common, the Distribution may have differing tax implications for such holders. Accordingly, holders of Merry Land Common are urged to consult with their own legal and tax advisers regarding the United States Federal income tax consequences of the Merger and any other consequences to them of the Merger under state, local and foreign tax laws.

     The tax discussion set forth below also assumes that Merry Land will qualify as a real estate investment trust for the taxable year which ends on the date of the Merger. In the opinion of Hull, Towill, Norman & Barrett, P.C., which has acted as counsel to Merry Land since its inception, Merry Land was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code commencing with its taxable year ended December 31, 1987.

     Treatment of Holders of Merry Land Common. The distribution of MRYP Newco Common to holders of Merry Land Common immediately prior to the Merger will be treated as a taxable distribution with respect to the Merry Land Common for Federal income tax purposes. The amount of the distribution to each holder of Merry Land Common (the "Distribution Amount") will be equal to the fair market value of the shares of MRYP Newco Common received by the holder on the date of the Distribution. A holder of Merry Land Common will be treated as having received a dividend for Federal income tax purposes equal to the lesser of (i) the Distribution Amount or (ii) the portion of Merry Land's current and accumulated earnings and profits properly allocable to the Distribution. Merry Land's management believes that Merry Land will have current, but not accumulated earnings and profits for Federal income tax purposes on the date of the Distribution. In determining the amount of Merry Land's current earnings and profits properly attributable to the Distribution, all distributions made on or before the end of the taxable year which ends on the date of the Merger on classes of stock of Merry Land that have priority over the Merry Land Common with respect to dividends will be treated as reducing the amount of Merry Land's current earnings and profits attributable to distributions on Merry Land Common. The remaining current earnings and profits will be allocated pro rata to each distribution with respect to a share of Merry Land Common during the year of the Merger (including all cash distributions and the distribution of the MRYP Newco Common). Merry Land's management currently estimates that the amount of Merry Land's current earnings and profits during the taxable year which ends on the date of the Merger (taking into account the earnings and profits that will arise as a result of the contribution of the MRYP Newco Properties to MRYP Newco under the Asset Exchange Agreement) will cause approximately 77% of the Distribution Amount of each holder of Merry Land Common to be treated as a dividend for Federal income tax purposes. No portion of any such dividend received by a corporation will qualify for any dividends received deduction. It should be noted that the Merger Agreement provides that, under certain circumstances, certain properties that MRYP Newco currently intends to purchase from ERP Operating Partnership immediately after the Merger will be required to be transferred by Merry Land to
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

MRYP Newco immediately before the Merger pursuant to the Asset Exchange Agreement, in which event the percentage of each holder's Distribution Amount that is treated as a dividend will increase.

     In the event that the Distribution Amount exceeds the portion of Merry Land's current and accumulated earnings and profits properly allocable to the distribution, such excess shall be treated, first, as a tax-free return of capital to the extent that it does not exceed the adjusted basis of the distributee's shares of Merry Land Common immediately before the distribution, and, second, as a capital gain to the extent that such excess exceeds the adjusted basis of the distributee's shares of Merry Land Common immediately before the distribution. Any capital gain so recognized with respect to a share of Merry Land Common will be treated as long-term capital gain if the share was held for more than one year and as short-term capital if held for a shorter period.

     A holder of Merry Land Common shall be treated as a having an adjusted basis in each share of MRYP Newco Common received in the Distribution equal to its fair market value on the date of the Distribution for purposes of determining gain or loss on a future disposition of such share. The holding period of the MRYP Newco received in the Distribution will begin on the day following the date of the Distribution. Upon the sale or exchange of MRYP Newco Common to or with a person other than MRYP Newco, a holder will recognize capital gain or loss equal to the difference between the amount realized on such sale or exchange and the holder's adjusted tax basis in such shares. Any capital gain or loss recognized will generally be treated as long-term capital gain or loss if the holder held such shares for more than one year.

     Except as noted below, a dividend received by a holder of Merry Land Common will be treated as ordinary income. A real estate investment trust, such as Merry Land, may designate any dividend, or part thereof, as a capital gain dividend to the extent that the aggregate amount so designated with respect to any taxable year does not exceed the trust's net capital gain (the excess of net long-term capital gains over net short-term capital losses) for the taxable year. The IRS takes the position that, if the aggregate amount of dividends distributed on all classes of stock during the taxable year exceeds the distributor's net capital gain for such year, the amount that may be treated as a capital gain dividend must be allocated among the classes of stock so that the portion of net capital gain allocated to each class bears the same ratio to the total net capital gain as the total dividend distributions to such class bears to the total dividend distributions to all classes. Management of Merry Land expects to designate approximately 25% of the distribution of the MRYP Newco Common as a capital gain dividend and expects that Merry Land will have sufficient net capital gain during the year of the Merger so that such designation will be effective for Federal income tax purposes. Capital gain dividends received by corporate taxpayers are subject to the same Federal income tax rates that are applicable to other corporate income. Except to the extent that a capital gain dividend is attributable to net capital gain of Merry Land that is treated as unrecaptured depreciation on Section 1231 assets, the maximum rate at which Federal income tax can be imposed on a capital gain dividend received by an individual is 20%. The maximum rate at which Federal income tax can be imposed on the portion of an individual's capital gain dividend attributable to unrecaptured depreciation on Section 1231 assets is 25%. Merry Land will provide the holders of its stock with information regarding the portion of its capital gain dividends that is subject to the 20% rate and the portion that is subject to the 25% rate. As noted below, the transfers of the of the MRYP Newco Properties to MRYP Newco under the Asset Exchange Agreement will cause Merry Land to recognize gain and some portion of that gain is expected to be treated as unrecaptured depreciation on Section 1231 assets.

     In the event that the aggregate amount of Merry Land's net capital gain for the taxable year which ends on the date of the Merger exceeds the aggregate amount of capital gains dividends designated by Merry Land for such year, Merry Land will issue a notice to each holder of Merry Land stock specifying such holder's share of such undistributed net capital gain. Upon receipt of the notice, a holder of Merry Land stock will be required to include in gross income for his taxable year in which the Merger closes as net capital gain (subject to the 20% or 25% rate to the extent indicated in the notice) the amount specified in the notice. Each holder receiving any such notice will, however, be treated as having paid his respective share of the tax paid by Merry Land in respect of such undistributed net capital gain (as described below). To the extent that a holder's share of any tax so paid by Merry Land exceeds the tax imposed on the holder in respect of the amount specified in the notice, the excess will be available to offset other Federal income tax liability of the holder for the taxable
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

year and, to the extent any such excess is not so offset, it will be refundable. Each holder's adjusted basis in his Merry Land Shares will be increased by any excess of the amount of undistributed net capital gain included in gross income over the amount of tax deemed paid.

     Treatment of Merry Land. Merry Land will recognize gain for Federal income tax purposes upon the transfer of the MRYP Newco Properties to MRYP Newco under the Asset Exchange Agreement. The amount of such gain will be equal to the excess of the gross fair market value of the MRYP Newco Properties on the date of the Contribution over the aggregate adjusted bases of such properties in the hands of Merry Land on the same date. Except to the extent that a portion of such gain is required to be treated as ordinary income under certain Code provisions relating to the recapture of accelerated depreciation on real property ("Ordinary Recapture Gain"), the gain will be taken into account as part of Merry Land's net capital gain for the taxable year which ends on the date of the Merger. Ordinary Recapture Gain will be included in Merry Land's real estate investment trust taxable income for the taxable year which ends on the date of the Merger. Since Merry Land intends to pay ordinary dividends for the taxable year which ends on the date of the Merger in aggregate amounts not less than its real estate investment trust taxable income for such year, no income tax should be imposed on Merry Land in respect of any Ordinary Recapture Gain. If Merry Land's net capital gain for the taxable year which ends on the date of the Merger exceeds the aggregate amount of capital gains dividends designated by Merry Land for such year, Merry Land will be subject to a federal income tax on such excess imposed at the normal corporate rates. To the extent practicable, Merry Land intends to designate capital gains dividends for the taxable year which ends on the date of the Merger that are equal in amount to its net capital gain for such year taking into account gain recognized on the contribution of the MRYP Newco Properties. However, in the event that Merry Land has undistributed net capital gain for the taxable year which ends on the date of the Merger, it will issue notices to the holders of its stock requiring them to include in gross income their respective shares of such undistributed capital gain. Since the holders will be treated as having paid the income tax imposed on Merry Land in respect of such undistributed net capital, a single tax imposed at the rates applicable to the shareholders will, in effect, be imposed on any undistributed net capital gain.

     Treatment of MRYP Newco. MRYP Newco should have an aggregate adjusted basis in the MRYP Newco Properties on the date of the Contribution equal to the aggregate gross fair market value of such properties on that date. MRYP Newco's aggregate adjusted basis should be allocated among each item of the MRYP Newco Properties in accordance with the ratio of that item's gross fair market value on the date of Contribution to the aggregate gross fair market of the MRYP Newco Properties on such date.

     State, Local and Foreign Taxation. MRYP Newco and its shareholders may be subject to state, local or foreign taxation in various state, local or foreign jurisdictions, including those in which it or they transact business or reside. Such state, local or foreign taxation may differ from the Federal income tax treatment described above. Consequently, prospective holders of MRYP Newco Common should consult their own tax advisors regarding the effect of state, local and foreign tax laws on the ownership of MRYP Newco Common.

     Backup Withholding and Information Reporting. A non corporate holder of MRYP Newco Common who is not otherwise exempt from backup withholding may be subject to backup withholding at the rate of 31% with respect to distributions paid on, or the proceeds of a sale, exchange or redemption of, the MRYP Newco Common. Generally, backup withholding applies only when the taxpayer (i) fails to furnish or certify his correct taxpayer identification number to the payor in the manner requested, (ii) is notified by the IRS that he has failed to report payments of interest or dividends properly, or (iii) under certain circumstances, fails to certify that he has not been notified by the IRS that he is subject to backup withholding for failure to report interest or dividend payments. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder's Federal income tax liability or as a refund, provided that the required information is furnished to the IRS. Holders of MRYP Newco Common should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption.

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

ENVIRONMENTAL MATTERS

     Landfill Sites. Portions of MRYP Newco's land holdings in Richmond County, Georgia were used by the County for two municipal landfills during the late 1960's and early 1970's. One site is comprised of 71 acres and the other, the "New Savannah Road Landfill", 96 acres. Both landfills were closed in the mid-1970's and have been held by Merry Land and its predecessors as unimproved land since that time. Although the sites were used primarily as municipal landfills, there have been some reports that some industrial wastes may have been disposed of at the sites.

     In 1992, a contractor for the U. S. Environmental Protection Agency (the "EPA") sampled air, surface water, soil and groundwater on the New Savannah Road Landfill in order to determine whether there was any contamination on the site and whether the site should be placed on the Federal National Priorities List (the "NPL"), for potential clean up. In October 1992, the EPA issued its report which indicated that some contamination was present in soil samples but that sufficient groundwater samples had not been taken to permit a complete evaluation of the site. Accordingly, the report recommended that further action be taken which the Company believes would consist principally of additional testing of the site's groundwater and surface water. Merry Land has had no further contact with the EPA or its agents since that time and the site has not been included on the NPL.

     Following the EPA's 1992 study, Merry Land retained an environmental consultant to conduct similar studies of both sites. The consultant reported that its study of the sites did not reveal the presence on either site of contaminants in amounts likely to result in the EPA listing either site on the NPL. After receiving the EPA's report, Merry Land's consultant also reviewed the EPA contractor's test results and confirmed its prior conclusion that the level of contamination discovered on the New Savannah Road Landfill is not likely to result in the EPA listing this site on the NPL. However, the studies were limited in nature and did not represent an examination of all portions of the landfill sites. There can be no assurance that a more complete investigation or further testing would not reveal higher levels or different types of contamination at the sites.

     Should further investigation or remedial action be required for the landfill sites, MRYP Newco believes that there will likely be other entities which will be responsible for a portion of the cost of the investigation or remediation. These entities include Richmond County, which operated the landfills, any identified company or municipality whose waste was placed in the landfills, Merry Land and the company that owned the sites at the time of the disposal of the waste. There can be no assurances that MRYP Newco will not have material liability with respect to these landfill sites.

           POLICIES OF MRYP NEWCO WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of MRYP Newco's investment policies, financing policies and policies with respect to certain other activities. MRYP Newco's policies with respect to these activities have been determined by the directors of MRYP Newco and may be amended or revised from time to time at the discretion of the directors without a vote of the shareholders of MRYP Newco.

INVESTMENT POLICIES

     Investments in Real Estate or Interests in Real Estate. MRYP Newco plans to acquire properties below replacement cost and to operate or resell those properties following renovation, redevelopment or re-positioning. MRYP Newco also plans to engage in selected development of multi-family and other properties. Development properties may be retained for investment and operated by MRYP Newco or may be sold. Certain development activities may be conducted in joint ventures with local developers.

     Investments in Real Estate Mortgages. While MRYP Newco will emphasize equity real estate investments, it may, in its discretion, invest in real estate mortgages.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. MRYP Newco may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

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

     Joint Ventures. MRYP Newco may enter into joint ventures and other arrangements with third parties who may provide equity or expertise in a variety of real estate ventures.

FINANCING POLICIES

     MRYP Newco will seek to finance its investments through both public and private secured and unsecured debt financings, as well as public and private placements of its equity securities. The equity securities will include both common and preferred equity issuances. There are currently no restrictions on the amount of debt that MRYP Newco may incur other than those defined under loan covenants.

     MRYP Newco does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. MRYP Newco expects to use bond financing from local governmental authorities and where appropriate, from affordable housing programs.

     MRYP Newco does not plan to distribute dividends for the foreseeable future. Earnings from the investments of MRYP Newco are expected to be used by MRYP Newco to finance future acquisitions and investments. The MRYP Newco Board of Directors may determine, in its discretion, to pay dividends on common shares in the future and any such determination will be dependent on MRYP Newco's results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time by MRYP Newco directors.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     MRYP Newco does not intend to qualify as a REIT, but it may, from time to time, invest in REITs, sell properties or entities to REITs for cash and/or securities. Further, it may spin-off to its common stockholders, shares of its subsidiaries or shares of other entities it has acquired through the sale of its properties, investments or otherwise. These spin-offs may be taxable or non-taxable, depending upon the facts and circumstances.

     MRYP Newco's policies with respect to its activities may be reviewed and modified from time to time by MRYP Newco's directors without notice to or vote of its stockholders.

        PROPOSAL TO APPROVE MRYP NEWCO'S 1998 MANAGEMENT INCENTIVE PLAN

BACKGROUND

     The MRYP Newco Board of Directors has approved, subject to the approval of the shareholders, the 1998 Management Incentive Plan (the "1998 Management Incentive Plan"). A copy of the 1998 Management Incentive Plan is attached as Appendix F and incorporated herein by reference. The purpose of the 1998 Management Incentive Plan is to align the interests of MRYP Newco's directors, executive officers and employees with those of the stockholders and to enable MRYP Newco to attract, compensate and retain directors, executive officers and employees and provide them with appropriate incentives and rewards for their performance. The existence of the 1998 Management Incentive Plan should enable MRYP Newco to compete more effectively for the services of such individuals. Approximately 15 directors, executive officers and employees will be eligible to participate in the 1998 Management Incentive Plan. The officers, directors and employees of MRYP Newco who receive awards under the 1998 Management Incentive Plan may receive a greater economic benefit to the extent the fair market value of MRYP Newco Common increases. However, the equity of existing stockholders would be diluted if shares of MRYP Newco Common were issued pursuant to the 1998 Management Incentive Plan at prices less than their then current fair market value. In addition, the issuance of a substantial number of shares of MRYP Newco Common under the 1998 Management Incentive Plan or their sale in the public market might adversely affect prevailing market prices for such shares.

     Awards to directors, executive officers and other employees under the 1998 Management Incentive Plan may take the form of share options ("Options"), including corresponding share appreciation rights ("SARs")
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

and reload options, restricted share awards, dividend rights and stock loan awards. The maximum number of shares of MRYP Newco Common that may be the subject of awards under the 1998 Management Incentive Plan is 500,000 shares.

Awards and Administration of Plan

     If approved, the 1998 Management Incentive Plan would make 500,000 shares of MRYP Newco Common available for issuance with the number of shares being subject to adjustment to reflect changes in MRYP Newco capitalization such as stock dividends, stock splits, recapitalization, merger, consolidation or reorganization of MRYP Newco. Under the 1998 Management Incentive Plan, grants of any combination of incentive stock options, nonstatutory stock options, reload options, stock loan rights, director stock loan rights, dividend rights, and restricted stock grants up to an aggregate of 500,000 shares of MRYP Newco Common, may be awarded. The 1998 Management Incentive Plan shall remain in effect until 2008 unless sooner terminated in accordance with its terms.

     The 1998 Management Incentive Plan will be administered by the MRYP Newco Board of Directors, provided that the MRYP Newco Board of Directors may choose to delegate its authority to a committee of the MRYP Newco Board consisting of directors who are not MRYP Newco employees or officers. Only key, full-time MRYP Newco employees may be selected by the MRYP Newco Board of Directors to receive awards, except that non-employee directors may receive director stock loan rights (but no other type of award). MRYP Newco does not expect that more than 15 employees will be selected to receive awards. The MRYP Newco Board of Directors is otherwise given absolute discretion under the 1998 Management Incentive Plan to select persons to whom awards will be granted and to determine the number and type of awards to be granted to each.

     The MRYP Newco Board of Directors has authority to fix the terms of all awards (which need not be identical) and to take such other action in the administration, interpretation, and operation of the 1998 Management Incentive Plan as the MRYP Newco Board of Directors deems appropriate under the circumstances. MRYP Newco may amend the 1998 Management Incentive Plan, except that no amendment shall be effective unless approved by the shareholders within 12 months of the amendment where such amendment will increase the number of shares of MRYP Newco Common as to which Incentive Stock Options ("ISOs") may be granted, materially increase the cost to MRYP Newco of awards other than ISOs, or change the class of participants eligible to participate in the 1998 Management Incentive Plan.

INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS

     Terms of Exercise. Options to buy stock may be granted to eligible employees under the 1998 Management Incentive Plan as either ISOs, which are intended to qualify for favorable tax treatment under Federal tax law, or nonstatutory stock options ("NSOs"). The 1998 Management Incentive Plan requires that the exercise price of ISOs be equal to or greater than the fair market value of MRYP Newco Common on the date of the grant and the exercise price of NSOs will be set by the MYRP Newco Board of Directors. The term of each option will be set by the MRYP Newco Board of Directors, but the term of any ISO cannot exceed ten years from date of grant. The options are not transferable, except by will or the laws of descent and distribution. Options may be exercised in any order. The 1998 Management Incentive Plan provides that the aggregate fair market value (determined at the time of grant) of stock for which ISOs first become exercisable in any calendar year cannot exceed $100,000 for any employee. Any excess options are treated as NSOs. All options vest upon a change in control.

     Exercise Price. The exercise price of an option is payable in cash or, if permitted by the MRYP Newco Board of Directors, by surrendering shares of MRYP Newco Common already owned by the optionee, or with a combination of cash and shares. The terms of an option may require, and if not the MRYP Newco Board of Directors otherwise may (but except in an event of change in control would not be required to), accept the surrender of the right to exercise an option in consideration for payment by MRYP Newco of an amount equal to the excess of the fair market value of the shares subject to the option so surrendered over the option price of

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

the shares. Payment may be made in cash or in shares of MRYP Newco Common, or partly in cash and partly in shares of MRYP Newco Common.

     Termination of Employment. If the optionee of an ISO ceases to be employed by MRYP Newco or a subsidiary for any reason other than death or disability, the ISO shall terminate no later than three months following the termination of employment. However, an optionee whose employment is terminated by retirement in accordance with the normal retirement policies of the MRYP Newco or an optionee whose employment is voluntarily terminated or terminated without cause within one year following a change in control of MRYP Newco will be permitted to exercise the option for a period of three months after the date of termination, but no later than the date on which such option would otherwise expire. The MRYP Newco Board of Directors has discretion to determine the effect of an optionee's termination of employment in the terms of each NSO.

     Change in Control. Change in control means a change in control of MRYP Newco of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect on January 1, 1997, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 30% or more of the combined voting power for election of directors of the then outstanding securities of MRYP Newco or any successor of MRYP Newco; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board of Directors cease, for any reason to constitute at least a majority of the MRYP Newco Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of MRYP Newco approve any merger, consolidation or share exchange as a result of which the MRYP Newco Common shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of MRYP Newco), or any dissolution or liquidation of MRYP Newco or any sale or the disposition of 50% or more of the assets or business of MRYP Newco; or (iv) the shareholders of MRYP Newco approve any merger or consolidation to which MRYP Newco is a party or a share exchange in which MRYP Newco shall exchange its shares for shares of another corporation as a result of which the persons who were shareholders of MRYP Newco immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

     Death or Disability. If the optionee of an ISO becomes disabled, the Option may be exercised at any time within one year after the date of termination of employment due to disability, but not later than the date on which the Option would otherwise expire. Upon the death of an optionee while employed by MRYP Newco, the ISO will expire one year after the date of death unless by its terms it expires sooner. During this one year, the ISO may be exercised by the optionee's estate or by the person to whom the optionee's rights under the ISO pass by will or by the laws of descent and distribution.

RELOAD OPTIONS

     The MRYP Newco Board of Directors may grant, concurrently with the award of any option to such participants, one or more reload options to purchase for cash or, if permissible under the option, shares of MRYP Newco Common, a number of shares of MRYP Newco Common equal to the number of shares of MRYP Newco Common delivered (or deemed delivered) by the participant to MRYP Newco to exercise the option. Although an option may be an ISO, a reload option is not intended to qualify as an ISO. A reload option may be granted in connection with the exercise of an option that is itself a reload option. Each reload option will have the same expiration date as the option and an exercise price equal to the fair market value of the shares of MRYP Newco Common on the date of grant of the reload option. A reload option is exercisable immediately.

     Reload options permit a participant to retain, through the term of the original option, his or her economic interest in the sum of the shares of MRYP Newco Common covered by such options as well as the already-owned shares of MRYP Newco Common that could be used to exercise such option, by granting options on the number of shares of MRYP Newco Common used to pay the exercise price of the original option and subsequent reload options. In this way, reload options provide a participant with the opportunity to build up ownership of shares of MRYP Newco Common covered by an original option earlier during the option term rather than through a single exercise at or near the end of the option term.

STOCK LOAN RIGHTS AND DIRECTOR STOCK LOAN RIGHTS

     Under the 1998 Management Incentive Plan selected key employees may receive stock loan rights, consisting of interest free loans to purchase MRYP Common at the then prevailing market price. The loans are payable on demand, except upon the death or retirement of the employee or upon a change in control. The loans are secured by the common stock purchased by the employee, with such percentage as may be set by the MRYP Newco Board of Directors of the dividends to be applied against the principal balance of the loan, and may be made with or without recourse against the employee. No shares of stock purchased with stock loan rights may be released to the employee until the loan is repaid in full; provided, however, the MRYP Newco Board of Directors may release a portion of said shares if and to the extent the fair market value of the remaining shares securing repayment of the loan exceeds 150% of the outstanding principal balance of the loan. In the event of default, MRYP Newco's recourse may either be limited to the shares of stock purchased and pledged under the stock loan rights and the employee may have no liability or may provide full recourse against the employee. The stock loans shall be forgiven upon a change in control occurring after the award of the stock loan, except that if the change in control occurs within four years of the award, the percentage of the loan forgiven shall be limited initially to 20% of the initial loan amount, and another 20% for each year thereafter. Similar rights may also be granted to any non-employee member of the MRYP Newco Board of Directors, and such awards shall be referred to as "Director Stock Loan Rights."

DIVIDEND RIGHTS

     Selected key employees may also receive dividend rights based on the dividends declared on MRYP Newco Common, to be credited as of dividend payment dates, during the period between the date of grant of the dividend right and the date such award is exercised, vests or expires, under terms as determined by the MRYP Newco Board of Directors. Such dividend rights shall be converted to cash or additional shares of MRYP Newco Common by such formula and at such time and subject to such limitations or forfeitability conditions as may be determined by the MRYP Newco Board of Directors.

RESTRICTED STOCK GRANTS

     Shares of restricted stock may be granted to key employees and may be subject to contractual restrictions established by the MRYP Newco Board of Directors to be set forth in a Restricted Stock Agreement. The Restricted Stock Agreement will set forth the conditions, if any, which will need to be satisfied before the restricted stock grant will become effective and the conditions, if any, under which the key employee's interest in the restricted stock will be forfeited. After a restricted stock grant becomes effective, the common stock will be registered in the name of the employee. The employee will have the right to vote and receive dividends paid with respect to the Restricted Stock. In the event of a change in control occurring after the award of Restricted Stock Grants, a participant shall become fully vested in the Restricted Stock Grant, except that if the change in control occurs within four years of the award, the percentage of the Restricted Stock Grants that become vested will be limited initially to 20%, and another 20% for each year thereafter. The common stock related to restricted stock grants that do not become effective because of a failure to meet the conditions therefor shall again be the subject of Awards under the Plan. See "-- Executive Compensation" for information with respect to restricted stock grants.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Taxation of ISOs; Holding Period Requirements. An optionee receiving ISOs will not recognize income at the time the ISOs are granted or at the time the ISOs are exercised. However, the excess of the fair market value over the exercise price of the stock purchased will be an adjustment item for purposes of the alternative minimum tax in the year the ISOs are exercised. Provided the holding periods described below are met, when the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, gain or loss, measured by the difference between the exercise price and the amount realized, will be recognized to the optionee as long-term capital gain or loss. In order for an optionee to receive this favorable tax treatment, the optionee must make no disposition of the shares within two years from the date the ISO was granted nor within one year from the date the ISO was exercised and the shares were transferred to the Optionee.

     ISOs-Holding Period Requirements Not Satisfied. If all of the requirements for an ISO are met except for the holding period rules set forth above, the optionee will be required at the time of the disposition of the stock to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain. At that time, MRYP Newco will be allowed a corresponding business expense deduction to the extent of the amount of the optionee's ordinary income.

     NSOs and Reload Options. An optionee receiving NSOs or reload options will not recognize income at the time the NSOs or reload options are granted. However, the excess of the fair market value over the exercise price of the stock purchased will be recognized as income by the optionee in the year the NSOs or reload options are exercised. MRYP Newco will be allowed a corresponding deduction in such amount.

     Surrender of ISO or NSO. If MRYP Newco makes a payment to the optionee in cash or in shares of MRYP Newco Common in exchange for the optionee's surrender of the right to exercise an ISO or NSO, then the optionee will recognize ordinary income in the amount of the cash received plus the fair market value of the stock received. MRYP Newco will be allowed a corresponding deduction in such amount.

     Stock Loan Rights and Director Stock Loan Rights. For Federal income tax purposes interest will generally be imputed on an interest free or below market loan extended under the 1998 Management Incentive Plan. The employee or director is deemed to have paid the imputed interest to MRYP Newco and MRYP Newco is deemed to have paid said imputed interest back to the employee as additional compensation. The deemed interest payment is taxable to MRYP Newco as income, and may be deductible to the employee to the extent allowable under the rules relating to investment interest. The deemed compensation payment to the employee is taxable to the employee and deductible to MRYP Newco, but is subject, in the case of employees, to employment taxes such as FICA and FUTA. The deemed interest and compensation payments mostly offset each other for income tax purposes for both MRYP Newco and, to the extent the employee's or director's investment interest is deductible, the employee. However, if the loan is a limited recourse loan, the stock purchase may be recharacterized as an option to purchase (with no immediate tax consequences) until the circumstances dictate that option treatment is no longer appropriate.

     Dividend Rights. Generally, the amount of cash and the value of shares of common stock credited to the employee's account will be treated as taxable income to the employee (and deductible to MRYP Newco) when the employee's benefits under the dividend rights are not subject to a substantial risk of forfeiture.

     Restricted Stock Grants. An employee will recognize ordinary income in an amount equal to the fair market value of the common stock subject to the restricted stock grants at the time of vesting, unless the employee elects under
Section 83(b) of the Code to recognize ordinary income in an amount equal to the fair market value of the common stock at the time the Restricted Stock is transferred to him. Dividends paid to an employee on shares of restricted stock prior to the vesting of such shares are treated as ordinary income of the employee in the year received unless the Section 83(b) election has been made. MRYP Newco will receive a deduction for Federal income tax purposes equal to the ordinary income recognized by the employee.

     The foregoing does not address the effects of foreign, state or local tax laws on the 1998 Management Incentive Plan or on the participation therein.

     Change in Control. Depending on the terms of a particular award as determined by the Board, upon the occurrence of a change in control of MRYP Newco, all options and related SARs may become immediately exercisable, the restricted shares of MRYP Newco Common may fully vest and share purchase loans may be forgiven in full.

     THE BOARD OF DIRECTORS OF MERRY LAND AND THE BOARD OF DIRECTORS OF MRYP NEWCO RECOMMEND THAT YOU VOTE FOR THE PROPOSAL TO APPROVE MRYP NEWCO'S 1998 MANAGEMENT INCENTIVE PLAN.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Merger will be passed upon for EQR by Rudnick & Wolfe, Chicago, Illinois. Errol R. Halperin, a partner of Rudnick & Wolfe, is a trustee of EQR. Attorneys of Rudnick & Wolfe beneficially own less than 1% of the outstanding EQR Common. Certain legal matters in connection with the Merger will be passed upon for Merry Land by Hull, Towill, Norman & Barrett P.C., Augusta, Georgia and Piper & Marbury L.L.P., Baltimore, Maryland. W. Hale Barrett, a partner of Hull, Towill, Norman & Barrett, P.C., is a director and Secretary of Merry Land. Attorneys at Hull, Towill, Norman & Barrett, P.C. beneficially own less than 1% of the Merry Land Common. Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, will pass upon certain matters of Maryland law relating to the Merger Agreement and Articles under Maryland law.

                                    EXPERTS

     The consolidated financial statements of EQR appearing in EQR's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A, at December 31, 1997 and 1996, and for the two year period ended December 31, 1997; the consolidated financial statements of Evans Withycombe Residential, Inc. and its subsidiaries appearing in the Current Report of EQR on Form 8-K, dated September 10, 1997; the consolidated financial statements of Wellsford Residential Property Trust and its subsidiaries incorporated by reference in EQR's Joint Proxy Statement/Prospectus dated April 25, 1997; and the Statements of Revenue and Certain Expenses of certain properties acquired or expected to be acquired in 1997 or 1998, appearing in the Current Reports of EQR on Forms 8-K or 8-K/A dated May 20, 1997, August 15, 1997, September 17, 1997, October 9, 1997 and June 25, 1998, have all been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of EQR and its subsidiaries (appearing in EQR's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A) for the year ended December 31, 1995 incorporated herein by reference have been audited by Grant Thornton LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated in this Joint Proxy
Statement/Prospectus/Information Statement.

     The audited financial statements of Merry Land Properties, Inc. (Predecessor) included elsewhere in this Joint Proxy Statement/Prospectus/Information statement and the audited financial statements of Merry Land & Investment Company, Inc. incorporated by reference in this Joint Proxy Statement/Prospectus/ Information Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving such reports.

                             SHAREHOLDER PROPOSALS

     Any proposal which a shareholder of EQR intends to present at the 1999 Annual Meeting of Shareholders of EQR, if the Merger has not been consummated prior to the date such meeting is to be held, must be received by the Secretary of EQR no later than November 30, 1998 to be eligible for inclusion in EQR's proxy statement and proxy form relating to such meeting.

     Any proposal which a shareholder of Merry Land intends to present at the 1999 Annual Meeting of Shareholders of Merry Land, if the Merger has not been consummated prior to the date such meeting is to be held, must be received by Merry Land at its principal executive offices on or before November 1, 1998 to be eligible for inclusion in Merry Land's proxy statement and proxy form relating to such meeting.

                                    AUDITORS

     Representatives of Ernst & Young LLP shall be present at the EQR Special Meeting and shall have the opportunity to make a statement to the EQR Common Shareholders should they so desire. In addition, the representatives of Ernst & Young LLP shall be available to respond to appropriate questions of EQR Common Shareholders.

     Representatives of Arthur Andersen LLP shall be present at the Merry Land Special Meeting and shall have the opportunity to make a statement to the Merry Land Common Shareholders should they so desire. In addition, the representatives of Arthur Andersen LLP shall be available to respond to appropriate questions of Merry Land Common Shareholders.

                                    GLOSSARY

     The following list of capitalized terms used in this Joint Proxy Statement/Prospectus are defined as follows: See Summary, Page 1 for definition of the principals involved in the Transaction.

     "1998 Management Incentive Plan" means MRYP Newco's 1998 Management Incentive Plan.

     "Acquisition Proposal" means a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of Merry Land or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement.

     "Act" means the Taxpayer Relief Act of 1997.

     "Affiliates" means persons who control, are controlled by or are under the common control with an issuer.

     "Alternative Merger Transactions" means in the event Merry Land and EQR receive a favorable determination from the IRS, the ML/LLC Merger and the Merry Land Merger Subsidiary/EQR Merger.

     "Antitrust Division" means the Antitrust Division of the Department of Justice.

     "Articles" means the Articles of Merger with respect to the Merger.

     "Asset Exchange Agreement" means the Asset Exchange Agreement by and between Merry Land and MRYP Newco.

     "Book-Tax Difference" means the difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution.

     "Break-Up Expenses" means the out-of-pocket expenses incurred in connection with the Merger Agreement and the transactions contemplated thereunder, up to a maximum of $5.0 million.

     "Break-Up Fee" means the $45 million fee Merry Land must pay to EQR if the Merger Agreement is terminated under certain circumstances.

     "Certificate" means the Certificate of Merger with respect to the Merger.

     "Charitable Trust" means the charitable trust which holds EQR Common, the trustee of which is unaffiliated with EQR.

     "Closing" means the closing of the Merger as set forth in the Merger Agreement.

     "Closing Date" means the third business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement.

     "Closing Price" means the unweighted average closing price of a share of Merry Land Common as reported in "New York Stock Exchange Composite Transactions" by the Wall Street Journal (Midwest Edition) for the ten trading days ending on the third trading day immediately prior to the Effective Time.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Comparable Companies" means companies engaged in same size businesses which J.P. Morgan judged to be analogous to that of Merry Land's.

     "Contribution" means that Merry Land has agreed, prior to the Merger, subject to certain conditions, to contribute certain of its assets to its subsidiary MRYP Newco in exchange for MRYP Newco Common.

     "Contributed Properties" means property contributed to a partnership in exchange for an interest in the partnership.

     "Control Shares" means voting shares which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power.

     "Department" means the State Department of Assessments and Taxation of Maryland.

     "Development Agreement" means the Development Agreement to be entered into by and between ERP Operating Partnership and MRYP Newco pursuant to the Merger.

     "Distribution" means the distribution prior by Merry Land, prior to the Merger, to Merry Land Common Shareholders, on a pro rata basis, all of the MRYP Newco Common owned by Merry Land.

     "Distribution Amount" means the amount of the Distribution.

     "EBITDA" means earnings before interest, taxes, depreciation and amortization.

     "Effective Time" means the consummation of the Merger.

     "EPA" means the U.S. Environmental Protection Agency.

     "EQR Board of Trustees" means the Board of Trustees of EQR.

     "EQR Bylaws" means the Second Amended and Restated Bylaws of EQR.

     "EQR Common" means common shares of beneficial interest, par value $0.01 per share, of EQR.

     "EQR Common Shareholders" means holders of EQR Common.

     "EQR Declaration" means EQR's Second Amended and Restated Declaration of Trust.

     "EQR Financing Partnerships" means the limited partnerships and limited liability companies that own the beneficial interest of certain properties encumbered by mortgage financing.

     "EQR IPO" means the initial public offering of EQR Common by EQR.

     "EQR Management Corp." means Equity Residential Properties Management Corp., a Delaware corporation.

     "EQR Management Corp. II" means Equity Residential Properties Management Corp. II, a Delaware corporation.

     "EQR Management Corps." means EQR Management Corp. and EQR Management Corp. II, collectively.

     "EQR Management Partnerships" means EQR, ERP Operating Partnership, EQR Properties Management, L.P., and EQR Properties Management, L.P. II, collectively.

     "EQR Ownership Limit" means that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5% of the lesser of the number of shares or value of the issued and outstanding shares of beneficial interest of EQR.

     "EQR Preferred" means 100,000,000 preferred shares of beneficial interest, $.01 par value per share, of EQR.

     "EQR Preferred Stock Subsidiaries" means Wellsford Real Properties, Inc., and certain other subsidiary corporations in which ERP Operating Partnership owns non-voting stock.

     "EQR Properties Management L.P." means Equity Residential Properties Management Limited Partnership, an Illinois limited partnership and affiliate of EQR.

     "EQR Properties Management L.P. II" means Equity Residential Properties Management, L.P. II, an Illinois limited partnership.

     "EQR Property Subsidiaries" means those general and limited partnerships and limited liability companies, other than the EQR Financing Partnerships, that own, directly or indirectly, interests in certain properties.

     "EQR Series H" means, subsequent to the Merger, EQR's $1.75 Series H Cumulative Convertible Preferred Shares of Beneficial Interest.

     "EQR Series I" means, subsequent to the Merger, EQR's $2.205 Series I Cumulative Convertible Preferred Shares of Beneficial Interest.

     "EQR Series J" means, subsequent to the Merger, EQR's $2.15 Series J Cumulative Convertible Preferred Shares of Beneficial Interest.

     "EQR Series K" means, subsequent to the Merger, EQR's $4.145 Series K Cumulative Redeemable Preferred Shares of Beneficial Interest.

     "EQR Series L" means, subsequent to the Merger, EQR's 7.625% Series L Cumulative Redeemable Preferred Shares of Beneficial Interest.

     "EQR Shares" means EQR Common and EQR Preferred, collectively.

     "EQR Share Equivalent" means the distribution declared for each of the first and second quarters of 1998 on 0.53 of a share of EQR Common, into which each share of Merry Land Common will be converted into pursuant to the Merger.

     "EQR Special Meeting" means a special meeting of shareholders of EQR to be
held at One North Franklin, Chicago, Illinois, on             , 1998, at   .m.,
local time.

     "ESOP" means the Merry Land Employee Stock Ownership Plan.

     "ESOP Stock Acquisition Loans" means the loans made to the ESOP to facilitate the ESOP's purchase of Merry Land Common for the benefit of ESOP participants and beneficiaries.

     "EW Management, Inc." means Evans Withycombe Management, Inc.

     "Excess Allotment" means the amount that the actual Gross-Up Payment is less than the estimate of such payment.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means Boston EquiServe LLP, an affiliate of BankBoston,
N.A.

     "Exchange Ratio" means the ratio of 0.53 at which outstanding shares of Merry Land Common will be converted into shares of EQR Common pursuant to the Merger (except for any shares of Merry Land Common owned by EQR, which will be canceled as of the Effective Time).

     "FFO" or "funds from operations" means net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments from unconsolidated partnerships and joint ventures.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act, as amended.

     "First Call FFO" means First Call funds from operations.

     "FTC" means the Federal Trade Commission.

     "GAAP" means generally accepted accounting principles.

     "GBCC" means the Georgia Business Corporation Code, as amended.

     "Gross-Up Payment" means payments made to certain of Merry Land's directors and officers in connection with the Retention and Severance Program.

     "HSR Act" means the Hart-Scott Rodino Act of 1976, as amended.

     "Increase" means, in connection with the Merger, the increase in the number of shares of EQR Common from 200,000,000 to 350,000,000.

     "Interested Shareholder" means any person who beneficially owns 10% or more of the voting power of a Maryland REIT's or corporation's shares of beneficial interest or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the REIT's shares of beneficial interest.

     "IRS" means the Internal Revenue Service.

     "ISO" means Incentive Stock Options under the 1998 Management Incentive
Plan.

     "J.P. Morgan" means J. P. Morgan Securities Inc., EQR's financial advisor.

     "Joint Venture Agreement" means the Joint Venture Agreement between MRYP Newco and ERP Operating Partnership.

     "Joint Venture Entity" means the limited liability company of which ERP Operating Partnership and MRYP Newco will be the sole members.

     "Letter of Transmittal" means the letter of transmittal for use in exchanging certificates evidencing Merry Land Shares for Certificates evidencing EQR Shares.

     "Material Adverse Change" means a material adverse change in business, financial condition or results of operations taken as a whole.

     "Meetings of Shareholders" means the Merry Land Special Meeting and EQR Special Meeting, collectively.

     "MGCL" means the Maryland General Corporation Law, as amended.

     "Merger" means, including the Alternative Merger Transactions, the acquisition of the multifamily property business of Merry Land by EQR through the tax-free merger of Merry Land into EQR.

     "Merger Agreement" means the Agreement and Plan of Merger dated July 8, 1998 by and between EQR and Merry Land.

     "Merger Consideration" means the Exchange Ratio and the MRYP Newco Common to be received by holders of Merry Land Common pursuant to the Merger Agreement.

     "Merry Land Articles" means Merry Land's Amended and Restated Articles of Incorporation.

     "Merry Land Board of Directors" means the Board of Directors of Merry Land.

     "Merry Land Bylaws" means Merry Land's Bylaws.

     "Merry Land Common" means shares of common stock, without par value, of Merry Land.

     "Merry Land Common Shareholders" means holders of Merry Land Common.

     "Merry Land IPO" means the initial public offering by Merry Land.

     "Merry Land LLC" means the limited liability company formed by Merry Land in connection with the Alternative Merger Transactions.

     "Merry Land Merger Subsidiary" means the corporate subsidiary, owning all the equity interests in Merry Land LLC, formed by Merry Land in connection with the Alternative Merger Transactions.

     "Merry Land Merger Subsidiary/EQR Merger" means, in connection with the Alternative Merger Transactions, the merger between Merry Land Merger Subsidiary and EQR.

     "Merry Land Merger Subsidiary Common" means shares of common stock, without par value, of Merry Land Merger Subsidiary.

     "Merry Land Merger Subsidiary Preferred" means shares of preferred stock of Merry Land Merger Subsidiary.

     "Merry Land Merger Subsidiary Shares" means Merry Land Merger Subsidiary Common and Merry Land Merger Subsidiary Preferred, collectively.

     Merry Land Merger Subsidiary Stock Option" means an option to purchase Merry Land Merger Subsidiary Common.

     "Merry Land Named Executive Officers" means the Chairman of the Merry Land Board of Directors and the four other most highly compensated Merry Land executive officers.

     "Merry Land Option" means an option to purchase Merry Land Common.

     "Merry Land Preferred" means the outstanding shares of Merry Land's preferred stock.

     "Merry Land Series A" means Merry Land's $1.75 Series A Cumulative Convertible Preferred Stock.

     "Merry Land Series B" means Merry Land's $2.205 Series B. Cumulative Convertible Preferred Stock.

     "Merry Land Series C" means Merry Land's $2.15 Series C Cumulative Convertible Preferred Stock.

     "Merry Land Series D" means Merry Land's $4.145 Series D Cumulative Redeemable Preferred Stock.

     "Merry Land Series E" means Merry Land's 7.625% Series E Cumulative Redeemable Preferred Stock.

     "Merry Land Shares" means Merry Land Common and Merry Land Preferred, collectively.

     "Merry Land Special Meeting" means a special meeting of shareholders of Merry Land to be held at the Radisson Riverfront Hotel, Two Tenth Street,
Augusta, Georgia, on             , 1998 at                  .m., local time.

     "Merry Land Stock Loan Program" means Merry Land's Stock Loan Program.

     "ML/LLC Merger" means, in connection with the Alternative Merger Transactions, the merger of Merry Land into Merry Land LLC, with Merry Land LLC as the surviving entity of the merger.

     "ML/LLC Merger Effective Time" means the consummation of the Merry Land/LLC Merger.

     "Merry Land Merger Subsidiary Stock Option" means an option to acquire Merry Land Merger Subsidiary Common.

     "Morgan Stanley" means Morgan Stanley & Co. Incorporated.

     "Morgan Stanley Opinion" means Morgan Stanley's written opinion in connection with the Merger, dated July 8, 1998.

     "MRYP Newco" means Merry Land Properties, Inc.

     "MRYP Newco Articles" means the Articles of Incorporation of MRYP Newco.

     "MRYP Newco Board of Directors" means the Board of Directors of MRYP Newco.

     "MRYP Newco Bylaws" means the Bylaws of MRYP Newco.

     "MRYP Newco Common" means shares of common stock, no par value, of MRYP Newco.

     "MRYP Newco Preferred" means MRYP Newco's Series "A" Preferred Stock, no par value.

     "MRYP Newco Properties" means five apartment properties with 1,004 units, four apartment development sites with a total of 84 acres, five commercial properties with 169,915 square feet, six commercial sites with 46 acres and 4,816 acres of undeveloped land, collectively.

     "Nasdaq" means the Nasdaq National Market.

     "NAV" means net asset value.

     "Non-U.S. Holders" means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof, or
(iii) an estate or trust whose income is includible in gross income for U.S. Federal income tax purposes, regardless of its source.

     "NSO" means a Nonstatutory Stock Option in connection with the 1998 Management Incentive Plan.

     "NYSE" means the New York Stock Exchange.

     "Office Lease Agreement" means the Office Lease Agreement between MRYP Newco and ERP Operating Partnership.

     "Option Agreement" means the Option Agreement and Right of First/Last Offer Agreement between MRYP Newco and ERP Operating Partnership.

     "Option and Award Plan" means EQR's Second Amended and Restated 1993 Share Option, and Share Award Plan.

     "OP Units" means ERP Operating Partnership's outstanding partnership units (excluding preference units).

     "Ordinary Recapture Gain" means that portion of gain required to be treated as ordinary income under certain Code provisions.

     "Ownership Limit" means to facilitate maintenance of its qualification as a REIT for Federal income tax purposes, EQR generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 5% of the issued and outstanding shares of EQR Common and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 5% of the issued and outstanding shares of any class or series of EQR Preferred, collectively.

     "Participating Management Agreement" means the Participating Management Agreement by and between MRYP Newco and ERP Operating Partnership.

     "Partnership" means ERP Operating Partnership, the Management Partnerships and certain Financing Partnership, individually.

     "Partnerships" means ERP Operating Partnership, the Management Partnerships and certain Financing Partnerships, collectively.

     "Pledged Shares" means the shares of Merry Land Common pledged as security for each ESOP Stock Acquisition Loan.

     "Preferred Stock Agreement" means the $5.0 million Preferred Stock Agreement between Merry Land and MRYP Newco.

     "QRS" means qualified REIT subsidiaries.

     "QRS Corporation" means qualified REIT subsidiary.

     "Reform Act" means the Private Securities Litigation Reform Act of 1995.

     "Registration Statement" means the registration statement on Form S-4 filed by EQR.

     "REIT" means a real estate investment trust, as such term is defined in the Code.

     "Restrict Stock Grant" means grants of shares of restricted MRYP Newco Common.

     "Retention and Severance Program" means Merry Land's Retention and Severance Program dated as of July 8, 1998.

     "SARs" means share appreciation rights in connection with the 1998 Management Incentive Plan.

     "Secretary" means the Secretary of State of Georgia.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt Agreement" means the one-year, non-revolving Senior Term Loan Agreement by and between Merry Land and MRYP Newco.

     "Spin-Off" means the Contribution, Distribution and certain financial and business arrangements an affiliate of EQR will enter into with MRYP Newco.

     "Stock Loans" means the loan in connection with the Stock Loan Program between Merry Land and certain Merry Land officers and non-employee directors.

     "Subordinated Debt Agreement" means the fifteen year, non-revolving Senior Subordinated Term Loan Agreement between Merry Land and MRYP Newco.

     "Subordinated Note" means the Subordinated Note to be entered into by and between Merry Land and MRYP Newco immediately prior to the Merger.

     "Subsidiary Entities" means the EQR Management Partnerships, the EQR Management Corps., the EQR Financing Partnerships and the QRS Corporations.

     "Superior Acquisition Proposal" means a bona fide acquisition proposal by a third party which a majority of the members of the Merry Land Board of Directors determines in good faith to be more favorable to Merry Land's shareholders from a financial point of view than the Merger and which the Merry Land Board of Directors determines is reasonably capable of being consummated.

     "Term Loan" means the Term Loan to be entered into by and between Merry Land and MRYP Newco immediately prior to the Merger.

     "Title 8" means Title 8 of the Corporations and Article of the Annotated Code of Maryland.

     "Transactions" means the Merger and the Spin-Off, collectively.

     "Transaction Comparables" means the 14 transactions selected by J. P. Morgan with respect to purchase price per share to calculate FFO transaction multiples.

     "Transaction Costs" means the costs incurred in connection with the Merger Agreement and the transactions contemplated thereby.

     "Treasury Regulations" means the Treasury Regulations promulgated under the Code.

     "UBTI" means unrelated business taxable income, as defined in Section 512(a) of the Code.

     "USRPIs" means United States Real Property Interests.

     "U.S. Shareholder" means a holder of EQR Common or EQR Preferred (for United States Federal income tax purposes).

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
EQUITY RESIDENTIAL PROPERTIES TRUST -- PRO FORMA

  Summary Historical Financial Data and Summary Unaudited
     Pro Forma Combined Financial Data......................   F-2
  Basis of Presentation to Unaudited Pro Forma Combined
     Balance Sheet as of June 30, 1998......................   F-3
  Unaudited Pro Forma Combined Balance Sheet as of June 30,
     1998...................................................   F-4
  Basis of Presentation to Unaudited Pro Forma Combined
     Statement of Operations for the six months ended June
     30, 1998...............................................   F-5
  Unaudited Pro Forma Combined Statement of Operations for
     the six months ended
     June 30, 1998..........................................   F-6
  Basis of Presentation to Unaudited Pro Forma Combined
     Statement of Operations for the year ended December 31,
     1997...................................................   F-7
  Unaudited Pro Forma Combined Statement of Operations for
     the year ended
     December 31, 1997......................................   F-8
  Notes to Unaudited Pro Forma Combined Balance Sheet as of
     June 30, 1998..........................................   F-9
  Notes to Unaudited Pro Forma Combined Statement of
     Operations for the six months ended June 30, 1998......  F-13
  Notes to Unaudited Pro Forma Combined Statement of
     Operations for the year ended December 31, 1997........  F-18

MERRY LAND PROPERTIES, INC. (PREDECESSOR) -- HISTORICAL

  Report of Independent Public Accountants..................  F-21
  Combined Balance Sheets as of June 30, 1998 (Unaudited)
     and December 31, 1997 and 1996.........................  F-22
  Combined Statements of Income and Equity for the six
     months ended June 30, 1998 and 1997 (Unaudited) and for
     the years ended December 31, 1997, 1996 and 1995.......  F-23
  Combined Statements of Cash Flows for the six months ended
     June 30, 1998 and 1997 (Unaudited) and for the years
     ended December 31, 1997, 1996 and 1995.................  F-24
  Notes to Combined Financial Statements....................  F-25

MERRY LAND PROPERTIES, INC. (PREDECESSOR) -- PRO FORMA

  Pro Forma Combined Financial Statements Basis of
     Presentation (Unaudited)...............................  F-27
  Pro Forma Combined Balance Sheet as of June 30, 1998
     (Unaudited)............................................  F-28
  Notes to Pro Forma Combined Balance Sheet as of June 30,
     1998 (Unaudited).......................................  F-29
  Pro Forma Combined Income Statement for the year ended
     December 31, 1997 (Unaudited)..........................  F-30
  Pro Forma Combined Income Statement for the six months
     ended June 30, 1998 (Unaudited)........................  F-31
  Notes to Pro Forma Combined Income Statements for the year ended December 31, 1997 and the six months ended June
     30, 1998 (Unaudited)...................................  F-32

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                                             HISTORICAL SIX    HISTORICAL SIX    PRO FORMA SIX        PRO FORMA
                                              MONTHS ENDED      MONTHS ENDED     MONTHS ENDED        YEAR ENDED
                                             JUNE 30, 1998     JUNE 30, 1997     JUNE 30, 1998    DECEMBER 31, 1997
                                             --------------    --------------    -------------    -----------------
                                                          (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
OPERATING DATA:
Total revenues.............................    $  593,391        $  306,324       $   782,608        $1,482,882
                                               ==========        ==========       ===========        ==========
Income before gain on disposition of
  properties, extraordinary items and
  allocation to Minority Interests.........    $  122,540        $   71,384       $   147,924        $  250,519
                                               ==========        ==========       ===========        ==========
Net income.................................    $  125,322        $   68,671       $   150,429        $  253,664
                                               ==========        ==========       ===========        ==========
Net income available to Common Shares......    $   81,938        $   47,732       $    91,655        $  136,014
                                               ==========        ==========       ===========        ==========
Net income per weighted average Common
  Share outstanding........................    $     0.86        $     0.86       $      0.77        $     1.15
                                               ==========        ==========       ===========        ==========
Net income per weighted average Common
  Share outstanding -- assuming dilution...    $     0.85        $     0.85       $      0.75        $     1.14
                                               ==========        ==========       ===========        ==========
Weighted average Common Shares
  outstanding..............................        95,394            55,385           119,222           118,228
                                               ==========        ==========       ===========        ==========
Weighted average Common Shares
  outstanding -- assuming dilution.........       106,195            63,708           133,089           130,146
                                               ==========        ==========       ===========        ==========
Distributions declared per Common Share
  outstanding..............................    $     1.34        $     1.25
                                               ==========        ==========
BALANCE SHEET DATA (at end of period):
  Real estate, before accumulated
    depreciation...........................    $7,968,121        $4,482,434
  Real estate, after accumulated
    depreciation...........................    $7,394,762        $4,124,835       $10,237,826
  Total assets.............................    $8,000,039        $4,738,734       $10,597,405
  Total debt...............................    $3,378,860        $1,715,387       $ 4,409,698
  Minority Interests.......................    $  290,770        $  179,222       $   366,124
  Shareholders' Equity.....................    $4,051,002        $2,662,684       $ 5,510,153

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                  BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                             COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998

     The Unaudited Pro Forma Combined Balance Sheet gives effect to (i) the proposed Merger of Equity Residential Properties Trust ("EQR") and Merry Land & Investment Company, Inc. ("Merry Land") and (ii) the acquisition in July, 1998 and probable acquisition of 42 properties for a total purchase price of $645.7 million, which included the assumption of $180.5 million of mortgage indebtedness, the issuance of 2.3 million OP Units with a value of $111 million and the expected borrowings of $90 million on EQR's line of credit. All of these events have been presented as if they had occurred on June 30, 1998. The Unaudited Pro Forma Combined Balance Sheet gives effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger have been made.

     The Unaudited Pro Forma Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of EQR and Merry Land would have been at June 30, 1998, nor does it purport to represent the future combined financial position of EQR and Merry Land. This Unaudited Pro Forma Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of EQR and Merry Land incorporated by reference into the Joint Proxy Statement/Prospectus/Information Statement and the financial statements and notes thereto in EQR's Form 8-K dated June 25, 1998.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               1998 MOST
                                                RECENT
                                             ACQUIRED AND       EQR                         PRO FORMA             EQR
                                   EQR         PROBABLE      PRE-MERGER    MERRY LAND         MERGER           PRO FORMA
                                HISTORICAL   PROPERTIES(A)   PRO FORMA    HISTORICAL(B)   ADJUSTMENTS(C)       COMBINED
                                ----------   -------------   ----------   -------------   --------------       ---------
ASSETS
Rental property, net..........  $7,352,780     $645,684      $7,998,464    $1,601,069       $ 543,575(D)      $10,143,108
Construction in progress......      41,982                       41,982        52,736                              94,718
Investment in mortgage notes,
  net.........................      87,916                       87,916                        38,317(E)          126,233
Cash and cash equivalents.....     265,915     (264,275)          1,640         2,474             792(F)            4,906
Rent receivables..............       5,127                        5,127                                             5,127
Deposits -- restricted........      48,692                       48,692                                            48,692
Escrow deposits -- mortgage...      57,655                       57,655                                            57,655
Deferred financing costs,
  net.........................      23,299                       23,299         4,567          (4,567)(G)          23,299
Other assets..................     116,673                      116,673         8,521         (31,527)(H)          93,667
                                ----------     --------      ----------    ----------       ---------         -----------
      Total assets............  $8,000,039     $381,409      $8,381,448    $1,669,367       $ 546,590         $10,597,405
                                ==========     ========      ==========    ==========       =========         ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable........  $1,775,556     $180,450      $1,956,006    $  183,340       $   9,948(I)      $ 2,149,294
Line of credit................     175,000       90,000         265,000        12,100          95,000(F)          372,100
Notes, net....................   1,428,304                    1,428,304       460,000                           1,888,304
Accounts payable, accrued
  expenses....................      78,362                       78,362        17,173            (716)(I)          94,819
Accrued interest payable......      34,952                       34,952         7,169                              42,121
Rents received in advance and
  other liabilities...........      41,822                       41,822         6,316                              48,138
Security deposits.............      33,800                       33,800         2,081                              35,881
Distributions payable.........      90,471                       90,471                                            90,471
                                ----------     --------      ----------    ----------       ---------         -----------
      Total liabilities.......   3,658,267      270,450       3,928,717       688,179         104,232           4,721,128
                                ----------     --------      ----------    ----------       ---------         -----------
Commitments and
  contingencies...............                                                                       (J)
                                ----------     --------      ----------    ----------       ---------         -----------
Minority interests............     290,770       70,857         361,627        18,769         (14,272)(K)         366,124
                                ----------     --------      ----------    ----------       ---------         -----------
Shareholders' equity:
Common shares.................         979                          979        42,969         (42,750)(L)           1,198
Preferred shares:
Series A......................     153,000                      153,000         4,665          (4,665)(M)         153,000
Series B......................     125,000                      125,000       100,000        (100,000)(M)         125,000
Series C......................     115,000                      115,000       114,985        (114,985)(M)         115,000
Series D......................     175,000                      175,000        50,000         (50,000)(M)         175,000
Series E convertible..........      99,950                       99,950       100,000        (100,000)(M)          99,950
Series F......................      57,500                       57,500                                            57,500
Series G convertible..........     316,250                      316,250                                           316,250
Series H......................                                                                  4,665(M)            4,665
Series I......................                                                                100,000(M)          100,000
Series J......................                                                                114,985(M)          114,985
Series K......................                                                                 50,000(M)           50,000
Series L......................                                                                100,000(M)          100,000
Employee notes................      (4,949)                      (4,949)      (29,446)         29,446(N)           (4,949)
Paid in capital...............   3,194,261       40,102       3,234,363       611,068         438,112(O)        4,283,543
Distributions in excess of
  accumulated earnings........    (180,989)                    (180,989)      (31,822)         31,822(P)         (180,989)
                                ----------     --------      ----------    ----------       ---------         -----------
      Total shareholders'
         equity...............   4,051,002       40,102       4,091,104       962,419         456,630           5,510,153
                                ----------     --------      ----------    ----------       ---------         -----------
      Total liabilities and
         shareholders'
         equity...............  $8,000,039     $381,409      $8,381,448    $1,669,367       $ 546,590         $10,597,405
                                ==========     ========      ==========    ==========       =========         ===========

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                  BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

     The Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 1998 gives effect to (i) the proposed merger of EQR and Merry Land, (ii) the acquisition from January to June, 1998 of 41 properties and the acquisition in July, 1998 and probable acquisition of 42 properties for a total purchase price of $1.4 billion, which included the assumption of $412.6 million of mortgage indebtedness, the issuance of 2.5 million OP Units with a value of $127.3 million and the borrowings of $265 million on EQR's line of credit, which includes $90 million on a pro forma basis, (iii) the January 1998 Common Share Offering, the February 1998 Common Share Offerings, the March 1998 Common Share Offering and the April 1998 Common Share Offering and (iv) the issuance of the 2015 Notes. All of these events have been presented as if they occurred on January 1, 1998. The Unaudited Pro Forma Combined Statement of Operations gives effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, and the combined entity qualifying as a REIT, distributing at least 95% of its taxable income, and therefore, incurring no federal income tax liability for the period presented. In the opinion of management, all significant adjustments necessary to reflect the effects of these transactions have been made.

     The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of EQR and Merry Land would have been for the six months ended June 30, 1998, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of EQR and Merry Land incorporated by reference into this Joint Proxy Statement/Prospectus/Information Statement and the financial statements included in the form 8-K dated June 25, 1998.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             1998
                                                           ACQUIRED         EQR                         PRO FORMA          EQR
                                               EQR       AND PROBABLE    PRE-MERGER     MERRY LAND       MERGER         PRO FORMA
                                            HISTORICAL   PROPERTIES(Q)   PRO FORMA    HISTORICAL(AA)   ADJUSTMENTS      COMBINED
                                            ----------   -------------   ----------   --------------   -----------      ---------
REVENUES
Rental income.............................   $571,370       $70,920(R)    $642,290       $126,430        $(4,867)(BB)   $763,853
Fee and asset management..................      2,790                        2,790                                         2,790
Interest income -- investment in mortgage
 notes....................................     10,221        (1,873)(S)      8,348             56          1,491(CC)       9,895
Interest and other income.................      9,010        (5,210)(T)      3,800          2,270                          6,070
                                             --------       -------       --------       --------        -------        --------
   Total revenues.........................    593,391        63,837        657,228        128,756         (3,376)        782,608
                                             --------       -------       --------       --------        -------        --------
EXPENSES
Property and maintenance..................    137,910        16,252(U)     154,162         29,796         (1,182)(DD)    182,776
Real estate taxes and insurance...........     56,484         7,320(V)      63,804         14,867           (397)(EE)     78,274
Property management.......................     25,110         1,487(W)      26,597          2,375           (835)(FF)     28,137
Fee and asset management..................      2,240                        2,240                                         2,240
Depreciation..............................    131,910        17,150(X)     149,060         26,543          4,989(GG)     180,592
Interest:.................................
 Expense incurred.........................    105,651        24,769(Y)     130,420         18,049          1,900(HH)     150,369
 Amortization of deferred financing
   costs..................................      1,275                        1,275            728           (728)(II)      1,275
General and administrative................     10,271                       10,271          2,394         (1,644)(JJ)     11,021
                                             --------       -------       --------       --------        -------        --------
   Total expenses.........................    470,851        66,978        537,829         94,752          2,103         634,684
                                             --------       -------       --------       --------        -------        --------
Income before gain on disposition of
 properties and allocation to Minority
 Interest.................................    122,540        (3,141)       119,399         34,004         (5,479)        147,924
 Gain on disposition of properties........     11,092                       11,092           (400)                        10,692
                                             --------       -------       --------       --------        -------        --------
Income before allocation to Minority
 Interests................................    133,632        (3,141)       130,491         33,604         (5,479)        158,616
 (Income) allocated to Minority
   Interests..............................     (8,310)       (1,314)        (9,624)          (328)         1,765(KK)      (8,187)
                                             --------       -------       --------       --------        -------        --------
Net income................................    125,322        (4,455)       120,867         33,276         (3,714)        150,429
Preferred distributions...................    (43,384)                     (43,384)       (14,471)          (919)(LL)    (58,774)
                                             --------       -------       --------       --------        -------        --------
Net income available to common shares.....   $ 81,938       $(4,455)      $ 77,483         18,805         (4,633)       $ 91,655
                                             ========       =======       ========       ========        =======        ========
Net income per weighted average Common
 Shares outstanding.......................   $   0.86                     $   0.80                                      $   0.77
                                             ========                     ========                                      ========
Net income per weighted average Common
 Shares outstanding -- assuming
 dilution.................................   $   0.85                     $   0.79                                      $   0.75
                                             ========                     ========                                      ========
Weighted average Common Shares
 outstanding..............................     95,394                       97,350(Z)                     21,872(MM)     119,222
                                             ========                     ========                       =======        ========
Weighted average Common Shares outstanding
 -- assuming dilution.....................    106,195                      110,351(Z)                     22,738(MM)     133,089
                                             ========                     ========                       =======        ========

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                  BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

     The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997 gives effect to (i) the proposed merger of EQR and Merry Land,
(ii) the acquisition from the mergers between EQR and Wellsford and EQR and Evans and other acquisitions during 1997 of 124 properties for a total purchase price of $4.1 billion, (iii) the acquisition from January to June, 1998 of 41 properties and the acquisition in July, 1998 of 42 properties for a total purchase price of $1.4 billion, which included the assumption of $412.6 million of mortgage indebtedness, the issuance of 2.5 million OP Units with a value of $127.3 million and the borrowings of $265 million on EQR's line of credit, which includes $90 million on a pro forma basis, (iv) the March 1997 Common Share Offerings, the June 1997 Common Share Offerings, the September 1997 Common Share Offering, the October 1997 Common Share Offering, the December 1997 Common Share Offerings, the January 1998 Common Share Offering, the February 1998 Common Share Offerings, the March 1998 Common Share Offering and the April 1998 Common Share Offering, and (v) the Fourth Public Debt Offering and the issuance of the 2015 Notes. All of these events have been presented as if they occurred on January 1, 1997. The Unaudited Pro Forma Combined Statement of Operations gives effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, and the combined entity qualifying as a REIT, distributing at least 95% of its taxable income, and therefore, incurring no federal income tax liability for the period presented. In the opinion, of management, all significant adjustments necessary to reflect the effects of these transactions have been made.

     The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of EQR and MRY would have been for the year ended December 31, 1997, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of EQR and MRY incorporated by reference into this Joint Proxy Statement/Prospectus/Information Statement and the financial statements included in the form 8-K dated June 25,1998.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             1998 ACQUIRED          EQR                         PRO FORMA
                                  EQR       1997 ACQUIRED     AND PROBABLE       PRE-MERGER     MERRY LAND       MERGER
                               HISTORICAL   PROPERTIES(NN)   PROPERTIES(YY)      PRO FORMA    HISTORICAL(AA)   ADJUSTMENTS
                               ----------   --------------   --------------      ----------   --------------   -----------
REVENUES
Rental income................   $707,733       $369,160(OO)     $172,852(ZZ)     $1,249,745      $208,871       $  (9,185)(III)
Fee and asset management.....      5,697                                             5,697
Interest income -- investment
 in mortgage notes...........     20,366                          (4,907)(AAA)      15,459             84           3,011(JJJ)
Interest and other income....     13,525         (6,665)(PP)      (6,666)(BBB)         194          9,006
                                --------       --------         --------         ----------      --------       ---------
 Total revenues..............    747,321        362,495          161,279         1,271,095        217,961          (6,174)
                                --------       --------         --------         ----------      --------       ---------
EXPENSES
Property and maintenance.....    176,075         98,733(QQ)       44,991(CCC)      319,799         52,847          (2,350)(KKK)
Real estate taxes and
 insurance...................     69,520         27,091(RR)       18,652(DDD)      115,263         23,712            (793)(LLL)
Property management..........     26,793         13,320(SS)        4,321(EEE)       44,434          3,176          (1,669)(MMM)
Fee and asset management.....      3,364                                             3,364
Depreciation.................    156,644         84,624(TT)       42,598(FFF)      283,866         42,876          20,188(NNN)
Interest:....................
 Expense incurred............    121,324         91,190(UU)       63,824(GGG)      276,338         25,900           3,061(OOO)
 Amortization of deferred
   financing costs...........      2,523             66(VV)                          2,589            737            (737)(PPP)
General and administrative...     15,064          3,319(WW)                         18,383          4,666          (3,287)(QQQ)
                                --------       --------         --------         ----------      --------       ---------
   Total expenses............    571,307        318,343          174,386         1,064,036        153,914          14,413
                                --------       --------         --------         ----------      --------       ---------
Income before gain on
 disposition of properties
 and allocation to Minority
 Interests...................    176,014         44,152          (13,107)          207,059         64,047         (20,587)
 Gain on disposition of
   properties................     13,838                                            13,838          1,456
                                --------       --------         --------         ----------      --------       ---------
Income before allocation to
 Minority Interests..........    189,852         44,152          (13,107)          220,897         65,503         (20,587)
 (Income) allocated to
   Minority Interests........    (13,260)                            524           (12,736)                           587(RRR)
                                --------       --------         --------         ----------      --------       ---------
Net income...................    176,592         44,152          (12,583)          208,161         65,503         (20,000)
Preferred distributions......    (59,012)       (27,756)(XX)                       (86,768)       (23,257)         (7,625)(SSS)
                                --------       --------         --------         ----------      --------       ---------
Net income available to
 common shares...............   $117,580       $ 16,396         $(12,583)        $ 121,393       $ 42,246       $ (27,625)
                                ========       ========         ========         ==========      ========       =========
Net income per weighted
 average Common Shares
 outstanding.................   $   1.79                                         $    1.26
                                ========                                         ==========
Net income per weighted
 average Common Shares
 outstanding -- assuming
 dilution....................   $   1.76                                         $    1.25
                                ========                                         ==========
Weighted average Common
 Shares outstanding..........     65,729                                            96,356 (HHH                    21,872(TTT)
                                ========                                         ==========                     =========
Weighted average Common
 Shares outstanding --
 assuming dilution...........     74,281                                           107,408 (HHH                    22,738(TTT)
                                ========                                         ==========                     =========

                                  EQR
                               PRO FORMA
                                COMBINED
                               ---------
REVENUES
Rental income................  $1,449,431
Fee and asset management.....       5,697
Interest income -- investment
 in mortgage notes...........      18,554
Interest and other income....       9,200
                               ----------
 Total revenues..............   1,482,882
                               ----------
EXPENSES
Property and maintenance.....     370,296
Real estate taxes and
 insurance...................     138,182
Property management..........      45,941
Fee and asset management.....       3,364
Depreciation.................     346,930
Interest:....................
 Expense incurred............     305,299
 Amortization of deferred
   financing costs...........       2,589
General and administrative...      19,762
                               ----------
   Total expenses............   1,232,363
                               ----------
Income before gain on
 disposition of properties
 and allocation to Minority
 Interests...................     250,519
 Gain on disposition of
   properties................      15,294
                               ----------
Income before allocation to
 Minority Interests..........     265,813
 (Income) allocated to
   Minority Interests........     (12,149)
                               ----------
Net income...................     253,664
Preferred distributions......    (117,650)
                               ----------
Net income available to
 common shares...............  $  136,014
                               ==========
Net income per weighted
 average Common Shares
 outstanding.................  $     1.15
                               ==========
Net income per weighted
 average Common Shares
 outstanding -- assuming
 dilution....................  $     1.14
                               ==========
Weighted average Common
 Shares outstanding..........     118,228
                               ==========
Weighted average Common
 Shares outstanding --
 assuming dilution...........     130,146
                               ==========

                      EQUITY RESIDENTIAL PROPERTIES TRUST

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(A) Includes the most recent multifamily properties acquired in July 1998 and probable properties anticipated to be acquired in 1998, as reported on Form 8-K dated June 25, 1998.

    Lakes at Vinings, Martins Landing, Lexington Village, Alderwood Park, Bellevue Meadows, Bramblewood, Briarwood, Cedar Pointe, Chelsea Square, Creekside, Grandview I&II, Greenhaven, Lincoln Green I&II, Lincoln Village I&II, Mountain Shadows, North Creek, Olde Redmond Place, Parkside, Skylark, Southwood, Summerwood, Surrey Downs, Timberwood, Turf Club, Willowick, Woodlake, Woodleaf, Woodridge I, II, III, Broadway, Cedar Ridge, Fielder Crossing, Lakeshore at Preston, Lakewood Greens, Pleasant Ridge, River Park, Sandstone, Villas at Josey Ranch, Wimbledon Oaks, Overlook Manor I, Overlook Manor II, Tilman Place and Willows, (collectively the "1998 Most Recent Acquired and Probable Properties").

    In connection with these transactions the amounts presented include the initial purchase price of $645.7 million, the assumption of $180.5 million of mortgage indebtedness, a draw on EQR's line of credit in the amount of $90 million and the issuance of approximately 2.3 million OP Units with a value of approximately $111 million.

(B) Certain reclassifications have been made to Merry Land's historical balance sheet to conform to EQR's balance sheet presentation.

(C) Represents adjustments to record the Merger in accordance with the purchase method of accounting, based upon the assumed purchase price of $2,206,994 assuming a market value of $46.36 per share for EQR's common shares, as follows:

Issuance of 21,872 common shares of beneficial interest of
  EQR, based on the .53 exchange rate, in exchange for
  41,268 common shares of Merry Land........................    $1,013,991
Cost of 1,701 common shares of Merry Land acquired by EQR
  prior to Merger...........................................        35,146
Issuance of EQR Series H Preferred Shares of Beneficial
  Interest..................................................         4,665
Issuance of EQR Series I Preferred Shares of Beneficial
  Interest..................................................       100,000
Issuance of EQR Series J Preferred Shares of Beneficial
  Interest..................................................       114,985
Issuance of EQR Series K Preferred Shares of Beneficial
  Interest..................................................        50,000
Issuance of EQR Series L Preferred Shares of Beneficial
  Interest..................................................       100,000
Assumption of Merry Land's minority interests, adjusted to
  fair value................................................        40,155
Assumption of Merry Land's liabilities, net of amount
  assumed by MYRP Newco of $716.............................       687,463
Adjustment to increase the assumed Merry Land debt to its
  fair value (see Note I)...................................         9,948
Merger costs (see calculation below)........................        50,641
                                                                ----------
                                                                $2,206,994
                                                                ==========

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                              AS OF JUNE 30, 1998
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

     The following is a calculation of the estimated fees and other expenses related to the Merger:

Employee termination costs..................................    $27,250
Buyout of stock options.....................................      5,408
Advisory fees...............................................      5,700
Legal and accounting fees...................................      2,700
Other, including printing, filing, transfer and spin-off
  costs.....................................................      9,583
                                                                -------
Total.......................................................    $50,641
                                                                =======

(D) Represents the estimated increase in Merry Land's rental property, net based upon EQR's purchase price and the adjustments to eliminate the basis of Merry Land's net assets acquired:

Purchase price (see note C).................................    $2,206,994
Less: Historical basis of Merry Land's net assets acquired
      Rental property, net of spin-off to MYRP Newco of
$42,495.....................................................     1,558,574
      Construction in progress..............................        52,736
      Other assets, net of spin-off of notes receivable to
MYRP Newco of $1,381........................................         9,614
                                                                ----------
Step-up to record fair value of Merry Land rental
  property..................................................       586,070
Spin-off of rental properties, net to MYRP Newco............       (42,495)
                                                                ----------
                                                                $  543,575
                                                                ==========

(E) Increase in Investment in mortgage notes reflects the issuance of a one-year term loan with an initial balance of $18.3 million and a $20 million fifteen year senior subordinated term loan to MYRP Newco.

(F)  Decrease to Cash and Cash Equivalents reflects the following:

EQR's expected issuance of a fifteen year senior
  subordinated term loan to MYRP Newco (see Note E).........   $(20,000)
EQR's expected purchase of MYRP Newco Preferred Stock (see
  Note H)...................................................     (5,000)
EQR's expected issuance of a one-year term loan at LIBOR
  plus 2.5% to MYRP Newco (see Note E)......................    (18,317)
The expected payment for Merger (see Note C) and
  registration (see Note O) costs...........................    (50,891)
EQR's expected draw on its line of credit...................     95,000
                                                               --------
                                                               $    792
                                                               ========

(G) Decrease due to the elimination of Merry Land's deferred loan costs in connection with the Merger.

(H) Decrease in Other Assets reflects the following:

EQR's purchase of MYRP Newco Preferred Stock................    $    5,000
Reclassification of EQR's historical cost basis in common
  shares of Merry Land to real estate.......................       (35,146)
                                                                ----------
                                                                   (30,146)
Spin-off of Merry Land notes to MYRP Newco..................        (1,381)
                                                                ----------
                                                                $  (31,527)
                                                                ==========

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                              AS OF JUNE 30, 1998
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(I) Increase in mortgage notes payable reflects a premium of $9,948 required to adjust Merry Land debt to its estimated fair value.

     Decrease in accounts payable, accrued expenses reflects the spinoff of Merry Land liabilities to MYRP Newco of $716.

(J) MYRP Newco has agreed to manage the completion of several development properties for EQR in exchange for an aggregate fee of $2.4 million payable monthly on a prorata basis until each development is complete. EQR's total commitment under the one-year term loan is $25,000.

(K) The pro forma allocation to the Minority Interests is based upon the percentages owned by such Minority Interests as follows:

Total Shareholders' Equity and Minority Interests...........    $ 5,876,277
Less: Preferred Shares......................................     (1,411,350)
                                                                -----------
                                                                  4,464,927
Minority Interests percentage ownership in ERP Operating
  Partnership...............................................            8.2%
                                                                -----------
Pro Forma Combined Minority Interests ownership in ERP
  Operating Partnership.....................................        366,124
EQR pre-Merger historical Minority Interest ownership in ERP
  Operating Partnership.....................................       (361,627)
Merry Land historical Minority Interest.....................        (18,769)
                                                                -----------
Adjustment to Minority Interests ownership in ERP Operating
  Partnership...............................................    $   (14,272)
                                                                ===========

(L) Decrease results from elimination of Merry Land common shares at $1.00 par value ($42,969) net of the issuance of EQR common shares at $.01 par value $219.

(M) Elimination of $369,650 Merry Land Preferred Shares and the issuance of $369,650 EQR Preferred Shares.

(N) Reflects the forgiveness of all Merry Land's employee notes as a result of the Merger.

(O) Increase in paid in capital to reflect the following:

Issuance of 21,872 EQR common shares at $46.36 per share....    $1,013,991
Adjustment of Merry Land's Minority Interests to fair
  value.....................................................        21,386
Par value of common shares issued...........................          (219)
Registration costs incurred in connection with the Merger...          (250)
Merry Land historical shareholders' equity..................      (611,068)
Adjustment to Minority Interests ownership in ERP Operating
  Partnership (see Note K)..................................        14,272
                                                                ----------
                                                                $  438,112
                                                                ==========

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                              AS OF JUNE 30, 1998
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(P) Reflects the elimination of Merry Land's distribution in excess of accumulated earnings to paid in capital, as a result of the Merger.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(Q) Reflects the historical results of operations for the 1998 Most Recent Acquired and Probable Properties (see note A) and for the following properties acquired from January through June, 1998 (collectively, the "1998 Acquired and Probable Properties").

      Cityscape, 740 River Drive, Prospect Towers, Park Place, Park Westend, Emerald Bay at Winter Park, Farnham Park, Plantation, Balcones Club, Coach Lantern, Foxcroft, Yarmouth Woods, Rolido Parque, The Trails of Valley Ranch, Fairfield, Harbor Pointe, Sonterra at Foothill Ranch, Vista Pointe at the Valley, Emerson Place at Charles River Park, Sierra Canyon, Northridge, The Arboretum, Townhomes of Meadowbrook, Woodridge Apartments, Brookside, Greystone, Coconut Palm Club, Portside Towers, Defoor Village, Plantation Ridge, Wynbrook, The Gates at Carlson Center, Glengarry Club, Plum Tree I, II, and III, Ravinia, Woodlands, and Cross Creek.

(R) Reflects rental income for the 1998 Acquired and Probable Properties for the periods indicated as follows:

Properties acquired during the first quarter of 1998 as
  reported on Form 8-K dated June 25, 1998 for the period
  from January 1, 1998 through the respective acquisition
  date for each property....................................  $ 4,051
Properties acquired during the second quarter of 1998 as
  reported on Form 8-K dated June 25, 1998 for the three
  months ended March 31, 1998...............................   17,825
Properties acquired or expected to be acquired subsequent to
  June 30, 1998 as reported on Form 8-K dated June 25, 1998
  for the three months ended March 31, 1998.................   20,852
Properties acquired during the second quarter of 1998 as
  reported on Form 8-K dated June 25, 1998 for the period
  from April 1, 1998 through the respective acquisition date
  for each property.........................................    7,340
Properties acquired or expected to be acquired subsequent to
  June 30, 1998 as reported on Form 8-K dated June 25, 1998
  for the three months ended June 30, 1998..................   20,852
                                                              -------
                                                              $70,920
                                                              =======

(S) Reflects the reduction of interest income on investment in mortgage loans collateralized by five of the 1998 Previously Acquired Properties to the extent amounts are already included in EQR's historical financial results.

(T) Reflects the reduction of interest income due to the use of working capital for the acquisition of the 1998 Most Recent Acquired and Probable Properties for the periods indicated as follows:

For the three months ended March 31, 1998 as reported on
  Form 8-K dated June 25, 1998..............................  $  791
For the three months ended June 30, 1998 as reported on Form
  8-K dated June 25, 1998...................................   4,419
                                                              ------
                                                              $5,210
                                                              ======

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(U) Reflects property and maintenance expense, which includes the elimination of third party management fees where EQR is providing onsite property management services, for the 1998 Acquired and Probable Properties for the periods indicated as follows:

Properties acquired during the first quarter of 1998 as
  reported on Form 8-K dated June 25, 1998 for the period
  from January 1, 1998 through the respective acquisition
  date for each property....................................  $   656
Properties acquired during the second quarter of 1998 as
  reported on Form 8-K dated June 25, 1998 for the three
  months ended March 31, 1998...............................    3,963
Properties acquired or expected to be acquired subsequent to
  June 30, 1998 as reported on Form 8-K dated June 25, 1998
  for the three months ended March 31, 1998.................    4,981
Properties acquired during the second quarter of 1998 as
  reported on Form 8-K dated June 25, 1998 for the period
  from April 1, 1998 through the respective acquisition date
  for each property.........................................    1,671
Properties acquired or expected to be acquired subsequent to
  June 30, 1998 as reported on Form 8-K dated June 25, 1998
  for the three months ended June 30, 1998..................    4,981
                                                              -------
                                                              $16,252
                                                              =======

(V) Reflects real estate taxes and insurance expense for the 1998 Acquired and Probable Properties for the periods indicated as follows:

Properties acquired during the first quarter of 1998 as
  reported on Form 8-K dated June 25, 1998 for the period
  from January 1, 1998 through the respective acquisition
  date for each property....................................  $  350
Properties acquired during the second quarter of 1998 as
  reported on Form 8-K dated June 25, 1998 for the three
  months ended March 31, 1998...............................   2,299
Properties acquired or expected to be acquired subsequent to
  June 30, 1998 as reported on Form 8-K dated June 25, 1998
  for the three months ended March 31, 1998.................   1,834
Properties acquired during the second quarter of 1998 as
  reported on Form 8-K dated June 25, 1998 for the period
  from April 1, 1998 through the respective acquisition date
  for each property.........................................   1,003
Properties acquired or expected to be acquired subsequent to
  June 30, 1998 as reported on Form 8-K dated June 25, 1998
  for the three months ended June 30, 1998..................   1,834
                                                              ------
                                                              $7,320
                                                              ======

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(W) Reflects incremental cost associated with self management of the 1998 Acquired and Probable Properties for the periods indicated as follows:

Properties acquired during the first quarter of 1998 as
  reported on Form 8-K dated June 25, 1998 for the period
  from January 1, 1998 through the respective acquisition
  date for each property....................................  $   47
Properties acquired during the second quarter of 1998 as
  reported on Form 8-K dated June 25, 1998 for the three
  months ended March 31, 1998...............................     446
Properties acquired or expected to be acquired subsequent to
  June 30, 1998 as reported on Form 8-K dated June 25, 1998
  for the three months ended March 31, 1998.................     521
Properties acquired during the second quarter of 1998 as
  reported on Form 8-K dated June 25, 1998 for the period
  from April 1, 1998 through the respective acquisition date
  for each property.........................................     (24)
Properties acquired or expected to be acquired subsequent to
  June 30, 1998 as reported on Form 8-K dated June 25, 1998
  for the three months ended
  June 30, 1998.............................................     497
                                                              ------
                                                              $1,487
                                                              ======

(X) Reflects depreciation based on total investment of $1.4 billion for the 1998 Acquired and Probable Properties less amounts allocated to land, generally 10%, and depreciated over a 30-year life for real property for the periods indicated as follows:

Properties acquired during the first quarter of 1998 as
  reported on Form 8-K dated June 25, 1998 for the period
  from January 1, 1998 through the respective acquisition
  date for each property....................................  $   773
Properties acquired and notes issued during the second
  quarter of 1998 as reported on Form 8-K dated June 25,
  1998 for the three months ended March 31, 1998............    4,150
Properties acquired or expected to be acquired subsequent to
  June 30, 1998 as reported on Form 8-K dated June 25, 1998
  for the three months ended March 31, 1998.................    4,860
Properties acquired and notes issued during the second
  quarter of 1998 as reported on Form 8-K dated June 25,
  1998 for the period from April 1, 1998 through the
  respective acquisition date for each property.............    2,507
Properties acquired or expected to be acquired subsequent to
  June 30, 1998 as reported on Form 8-K dated June 25, 1998
  for the three months ended June 30, 1998..................    4,860
                                                              -------
                                                              $17,150
                                                              =======

(Y)   Reflects Interest Expense on the following:

Mortgage indebtedness totaling $412.6 million assumed in
  connection with the acquisition of the 1998 Acquired and
  Probable Properties.......................................  $10,737
$300 million associated with the issuance of the 2015
  Notes.....................................................    5,558
$265 million draw on the line of credit, which includes $90
  million on a pro forma basis, at a LIBOR rate of 5.71875%
  plus 45 basis points plus $300,000 in fees................    8,474
                                                              -------
                                                              $24,769
                                                              =======

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(Z) Reflects the increase in pro forma Common Shares outstanding resulting from the January 1998 Common Share Offering, February 1998 Common Share Offerings, March 1998 Common Share Offering and April 1998 Common Share Offering as if they had occurred on January 1, 1998.

(AA) Certain reclassifications have been made to Merry Land Historical Statement of Operations to conform to EQR's Statement of Operations presentation.

(BB) Decrease results from the loss of rental income related to the spin-off of $42,495 of rental property to MYRP Newco.

(CC) Increase results from $1,547 in interest income on the $18,317 one-year term loan at LIBOR plus 2.5% and on the $20,000 fifteen year senior subordinated term loan initially at 8%, net of the loss of interest income of $(56) related to the spin-off of the $1,381 mortgage notes receivable to MYRP Newco.

(DD) Decrease results from the reduction of property and maintenance related to the spin-off of $42,495 of rental property to MYRP Newco.

(EE) Decrease results from the reduction of property taxes and insurance related to the spin-off of $42,495 of rental property to MYRP Newco

(FF) Decrease results from salary, benefits and rent costs anticipated to be eliminated or reduced.

(GG) Represents the net increase in depreciation of real estate owned as a result of recording the Merry Land real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have a useful life of approximately 30 years.

     The calculation of the fair value of depreciable real estate assets at June 30, 1998 is as follows:

Historical basis of Merry Land's rental property, net of
  $42,495 of amount spun off to MYRP Newco..................  $1,558,574
Plus: Step up to Merry Land's rental property, net (see Note
  D)........................................................     543,575
                                                              ----------
Pro forma basis of Merry Land's rental property at fair
  value.....................................................   2,102,149
Less: Fair value allocated to land..........................    (210,215)
                                                              ----------
Pro forma basis of Merry Land's depreciable rental property
  at fair value.............................................  $1,891,934
                                                              ==========

      Calculation of depreciation of rental property for the six months ended June 30, 1998 is as follows:

Depreciation expense based upon an estimated useful life of
  approximately 30 years....................................  $31,532
Less: historical Merry Land depreciation of rental
  property..................................................  (26,543)
                                                              -------
Pro forma adjustment........................................  $ 4,989
                                                              =======

(HH) Increase in interest expense reflects the following:

Amortization of the premium required to record Merry Land's
  debt at its estimated fair value..........................  $(1,080)
Interest expense on the $95 million draw on the line of
  credit at a LIBOR rate of 5.71875% plus 45 basis points
  plus $50,000 in fees......................................    2,980
                                                              -------
                                                              $ 1,900
                                                              =======

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(II) Decrease results from the elimination of amortization of Merry Land's deferred financing costs, which costs would be eliminated in connection with the Merger.

(JJ)  Decrease in public company costs anticipated to be eliminated or reduced.

(KK) A portion of income was allocated to Minority Interests representing interests in ERP Operating Partnership not owned by EQR. The pro forma allocation to Minority Interests (represented by OP Units) is based upon the percentage estimated to be owned by such Minority Interests as a result of the pro forma transactions.

(LL) Reflects the allocation of net income based on the distributions payable to Series L Preferred Shares at the rate of 7.625% for the period from January 1, 1998 through date of issuance.

(MM) Increase of Weighted Average Common Shares Outstanding based on the conversion of Merry Land common shares to EQR common shares at a conversion ratio of .53 Merry Land shares per EQR share.

                         EQUITY RESIDENTIAL PROPERTIES TRUST

            NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1997
                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(NN) Reflects the results of operations for the properties acquired in the mergers between EQR and Wellsford and EQR and EWR and for the properties acquired during 1997 (collectively, the "1997 Acquired Properties") as disclosed in EQR's Annual Report on Form 10-K for the year ended December 31, 1997.

(OO) Reflects rental income for the 1997 Acquired Properties for the period from January 1, 1997 through the respective acquisition date for each property.

(PP) Reflects the reduction of interest income due to the use of working capital for property acquisitions.

(QQ) Reflects property and maintenance expense, which includes the elimination of third party management fees where EQR is providing onsite property management services, for the 1997 Acquired Properties for the period from January 1, 1997 through the respective acquisition date for each property.

(RR) Reflects real estate tax and insurance expense for the 1997 Acquired Properties for the period from January 1, 1997 through the respective acquisition date for each property.

(SS) Reflects incremental cost associated with self management of the 1997 Acquired Properties for the period from January 1, 1997 through the respective acquisition date for each property.

(TT) Reflects depreciation based on total investment of $4.1 billion for the 1997 Acquired Properties less amounts allocated to land, generally 10%, and depreciated over a 30-year life for real property for the period from January 1, 1997 through the respective acquisition date for each property.

(UU) Reflects interest expense on mortgage indebtedness totaling $931 million assumed in connection with the 1997 Acquired Properties at various interest rates, $384 million in unsecured notes assumed in connection with the Wellsford and EWR mergers at various interest rates, a $120 million draw on the line of credit for acquisitions at a rate of LIBOR plus 45 basis points and $150 million associated with the Fourth Public Debt Offering at a rate of 7.125% per annum for the period from January 1, 1997 through the respective date of acquisition or issuance.

(VV) Reflects amortization of financing costs associated with the Fourth Public Debt Offering in the amount of $1.3 million over 20 years.

(WW) Reflects historical G&A costs for Wellsford and EWR for the period from January 1, 1997 through the respective merger date.

(XX) Reflects the allocation of net income based on the distributions payable to Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares and Series G Preferred Shares at the rates of 8.60%, 7.00%, 9.65% and 7.25%, respectively, for the period from January 1, 1997 through their respective date of issuance.

(YY) Reflects the historical results of operations for the 1998 Most Recent Acquired and Probable Properties (see Note A) and for the following properties acquired from January through June, 1998 (collectively, the "1998 Acquired and Probable Properties"):

        Cityscape, 740 River Drive, Prospect Towers, Park Place, Park Westend, Emerald Bay at Winter Park, Farnham Park, Plantation, Balcones Club, Coach Lantern, Foxcroft, Yarmouth Woods, Rolido Parque, The Trails of Valley Ranch, Fairfield, Harbor Pointe, Sonterra at Foothill Ranch, Vista Pointe at the Valley, Emerson Place at Charles River Park, Sierra Canyon, Northridge, The Arboretum, Townhomes of Meadowbrook, Woodridge Apartments, Brookside, Greystone, Coconut

                      EQUITY RESIDENTIAL PROPERTIES TRUST
  NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS -- (CONTINUED)

        Palm Club, Portside Towers, Defoor Village, Plantation Ridge, Wynbrook, The Gates at Carlson Center, Glengarry Club, Plum Tree I, II, and III, Ravinia, Woodlands, and Cross Creek.

(ZZ) Reflects rental income for the 1998 Acquired and Probable Properties as reported on Form 8-K dated June 25, 1998.

(AAA) Reflects the reduction of interest income on investment in mortgage loans collateralized by five of the 1998 Previously Acquired Properties to the extent amounts are already included in EQR's historical financial results as reported on Form 8-K dated June 25, 1998.

(BBB) Reflects the reduction of interest income due to the use of working capital for the acquisition of the 1998 Most Recent Acquired and Probable Properties as reported on Form 8-K dated June 25, 1998.

(CCC) Reflects property and maintenance expense, which includes the elimination of third party management fees where EQR is providing onsite property management services, for the 1998 Acquired and Probable Properties for the year ended December 31, 1997 as reported on Form 8-K dated June 25, 1998.

(DDD) Reflects real estate tax and insurance expense for the 1998 Acquired and Probable Properties for the year ended December 31, 1997 as reported on Form 8-K dated June 25, 1998.

(EEE) Reflects incremental cost associated with self management of the 1998 Acquired and Probable Properties for the year ended December 31, 1997 as reported on Form 8-K dated June 25, 1998.

(FFF) Reflects depreciation based on total investment of $1.4 billion for the 1998 Acquired and Probable Properties less amounts allocated to land, generally 10%, and depreciated over a 30-year life for real property for the year ended December 31, 1997 as reported on Form 8-K dated June 25, 1998.

(GGG) Reflects interest expense on mortgage indebtedness totaling $412.6 million assumed in connection with the acquisition of the 1998 Acquired and Probable Properties, $300 million associated with the issuance of the 2015 Notes and a $265 million draw on the line of credit, which includes $90 million on a pro forma basis, at a LIBOR rate of 5.71875% plus 45 basis points plus $250,000 in fees for the year ended December 31, 1997 as reported on Form 8-K dated June 25, 1998.

(HHH) Reflects the increase in pro forma Common Shares outstanding resulting from the March 1997 Common Share Offerings, June 1997 Common Share Offerings, September 1997 Common Share Offering, October 1997 Common Share Offering, December 1997 Common Share Offerings and the Wellsford and EWR mergers in connection with properties acquired in 1997 as if they had occurred on January 1, 1997.

(III) Decrease results from the loss of rental income related to the spin-off of $42,495 of rental property to MYRP Newco.

(JJJ) Increase results from $3,094 in interest income on the $18,317 one-year term loan at LIBOR plus 2.5% and on the $20,000 fifteen year senior subordinated term loan initially at 8%, net of the loss of interest income of $(83) related to the spin-off of the $1,381 mortgage notes receivable to MYRP Newco.

(KKK) Decrease results from the reduction of property and maintenance related to the spin-off of $42,495 of rental property to MYRP Newco.

(LLL) Decrease results from the reduction of property taxes and insurance related to the spin-off of $42,495 of rental property to MYRP Newco

(MMM) Decrease in salary, benefits and rent costs anticipated to be eliminated or reduced.

                      EQUITY RESIDENTIAL PROPERTIES TRUST
  NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS -- (CONTINUED)

(NNN) Represents the net increase in depreciation of real estate owned as a result of recording the Merry Land real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have a useful life of approximately 30 years.

       The calculation of the fair value of depreciable real estate assets at December 31, 1997 is as follows:

                Historical basis of Merry Land's rental property, net of
                  $42,495 of amount spun off to MYRP Newco..................   $1,558,574
                Plus: Step up to Merry Land's rental property, net (see Note
                  D)........................................................      543,575
                                                                               ----------
                Pro forma basis of Merry Land's rental property at fair
                  value.....................................................    2,102,149
                Less: Fair value allocated to land..........................     (210,215)
                                                                               ----------
                Pro forma basis of Merry Land's depreciable rental property
                  at fair value.............................................   $1,891,934
                                                                               ==========

        Calculation of depreciation of rental property at December 31, 1997 is as follows:

                Depreciation expense based upon an estimated useful life of
                  approximately 30 years....................................   $ 63,064
                Less: historical Merry Land depreciation of rental
                  property..................................................    (42,876)
                                                                               --------
                Pro forma adjustment........................................   $ 20,188
                                                                               ========

(OOO)  Increase in interest expense reflects the following:

                Amortization of the premium required to record Merry Land's
                  debt at its estimated fair value..........................   $(2,899)
                Interest expense on the $95 million draw on the line of
                  credit at a LIBOR rate of 5.71875% plus 45 basis points
                  plus $100,000 in fees.....................................     5,960
                                                                               -------
                                                                               $ 3,061
                                                                               =======

(PPP) Decrease results from the elimination of amortization of Merry Land's deferred financing costs, which costs would be eliminated in connection with the Merger.

(QQQ)  Decrease in public company costs anticipated to be eliminated or reduced.

(RRR) A portion of income was allocated to Minority Interests representing interests in ERP Operating Partnership not owned by EQR. The pro forma allocation to Minority Interests (represented by OP Units) is based upon the percentage estimated to be owned by such Minority Interests as a result of the pro forma transactions.

(SSS) Reflects the allocation of net income based on the distributions payable to Series L Preferred Shares at the rate of 7.625% for the period from January 1, 1997 through December 31, 1997.

(TTT) Decrease of Weighted Average Common Shares Outstanding based on the conversion of Merry Land common shares to EQR common shares at a conversion ratio of .53 Merry Land shares per EQR share and a par value of $1.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merry Land & Investment Company, Inc.:

     We have audited the accompanying combined balance sheets of Merry Land Properties, Inc. (Predecessor) as of December 31, 1997 and 1996 and the related combined statements of income and equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 1, the combined financial statements referred to above have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the preparation of financial statements of subsidiaries to be spun off. Accordingly, costs of corporate level general and administrative expenses incurred by Merry Land & Investment Company, Inc. have not been allocated to the Company.

     In our opinion, except for the matter discussed in the preceding paragraph, the combined financial statements referred to above present fairly, in all material respects, the financial position of Merry Land Properties, Inc. (Predecessor) as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Atlanta, Georgia
August 3, 1998

                   MERRY LAND PROPERTIES, INC. (PREDECESSOR)

                            COMBINED BALANCE SHEETS

                                                              DECEMBER 31,
                                                        -------------------------    JUNE 30,
                                                           1997          1996          1998
                                                           ----          ----        --------
                                                                                    (UNAUDITED)
ASSETS
Real estate assets, at cost:
  Land held for development and sale..................  $ 6,391,361   $ 5,306,150   $ 6,560,889
  Apartments..........................................   40,377,348    39,626,664    40,548,606
  Commercial rental property..........................    5,220,096     5,044,679     5,422,617
  Furniture and equipment.............................    1,684,030     1,149,155     1,821,121
                                                        -----------   -----------   -----------
     Total cost.......................................   53,672,835    51,126,648    54,353,233
  Accumulated depreciation and depletion..............   11,076,536     9,568,815    11,857,776
                                                        -----------   -----------   -----------
                                                         42,596,299    41,557,833    42,495,457
Cash and cash equivalents.............................           --            --            --
Notes receivable......................................    1,411,727       726,311     1,381,259
                                                        -----------   -----------   -----------
     TOTAL ASSETS.....................................  $44,008,026   $42,284,144   $43,876,716
                                                        ===========   ===========   ===========
LIABILITIES AND EQUITY
LIABILITIES
Accrued liabilities...................................  $   628,766   $   336,685   $   716,059
                                                        -----------   -----------   -----------
     Total liabilities................................      628,766       336,685       716,059
EQUITY................................................   43,379,260    41,947,459    43,160,657
                                                        -----------   -----------   -----------
TOTAL LIABILITIES AND EQUITY..........................  $44,008,026   $42,284,144   $43,876,716
                                                        ===========   ===========   ===========

 The accompanying notes are an integral part of these combined balance sheets.

                   MERRY LAND PROPERTIES, INC. (PREDECESSOR)

                    COMBINED STATEMENTS OF INCOME AND EQUITY

                                       YEARS ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                                ---------------------------------------   -------------------------
                                   1997          1996          1995          1998          1997
                                   ----          ----          ----          ----          ----
                                                                                 (UNAUDITED)
REVENUE
Rental income.................  $ 7,783,973   $ 7,531,614   $ 7,260,007   $ 4,006,277   $ 3,862,302
Royalty income................    1,401,363       368,644       435,768       860,581       554,367
Mortgage interest.............       83,816        70,257        71,990        56,073        45,895
                                -----------   -----------   -----------   -----------   -----------
     Total revenue............  $ 9,269,152   $ 7,970,515   $ 7,767,765   $ 4,922,931   $ 4,462,564
                                -----------   -----------   -----------   -----------   -----------
EXPENSES
Rental expense................  $ 2,349,869   $ 2,223,255   $ 2,170,725   $ 1,182,932   $ 1,107,550
Property taxes................      699,677       695,628       687,121       349,839       349,839
Insurance.....................       93,235       101,898        81,919        46,705        46,617
Depreciation..................    1,507,721     1,356,831     1,274,487       781,240       717,408
                                -----------   -----------   -----------   -----------   -----------
     Total expenses...........    4,650,502     4,377,612     4,214,252     2,360,716     2,221,414
                                -----------   -----------   -----------   -----------   -----------
NET INCOME....................  $ 4,618,650   $ 3,592,903   $ 3,553,513   $ 2,562,215   $ 2,241,150
                                -----------   -----------   -----------   -----------   -----------
EQUITY, BEGINNING OF PERIOD...  $41,947,459   $42,864,836   $42,336,657   $43,379,260   $41,947,459
Net distributions to Merry
  Land & Investment Company,
  Inc.........................   (3,186,849)   (4,510,280)   (3,025,334)   (2,780,818)   (1,604,879)
                                -----------   -----------   -----------   -----------   -----------
EQUITY, END OF PERIOD.........  $43,379,260   $41,947,459   $42,864,836   $43,160,657   $42,583,730
                                ===========   ===========   ===========   ===========   ===========

   The accompanying notes are an integral part of these combined statements.

                   MERRY LAND PROPERTIES, INC. (PREDECESSOR)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                  YEARS ENDED DECEMBER 31,             SIX MONTHS ENDED JUNE 30,
                                          -----------------------------------------    --------------------------
                                             1997           1996           1995           1998           1997
                                             ----           ----           ----           ----           ----
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..............................  $ 4,618,650    $ 3,592,903    $ 3,553,513    $ 2,562,215    $ 2,241,150
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation Expense..................    1,507,721      1,356,831      1,274,486        781,240        717,408
  Increase (decrease) in taxes
    payable.............................        1,385         12,653         (7,929)      (122,313)      (120,929)
  Increase in deferred credits..........      330,696             --             --        220,464        110,232
  Decrease in security deposits.........      (40,000)       (70,010)            --        (10,858)       (20,000)
                                          -----------    -----------    -----------    -----------    -----------
    Net cash provided by operating
      activities........................    6,418,452      4,892,377      4,820,070      3,430,748      2,927,862
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable...     (685,416)        25,050         31,103         30,468         16,885
Investment in real estate assets........   (2,546,187)      (407,147)    (1,825,839)      (680,398)    (1,339,868)
                                          -----------    -----------    -----------    -----------    -----------
    Net cash used in investing
      activities........................   (3,231,603)      (382,097)    (1,794,736)      (649,930)    (1,322,983)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from Merry Land &
  Investment Company, Inc...............    2,546,187        407,147      1,825,839        680,398      1,339,868
Distributions to Merry Land & Investment
  Company, Inc..........................   (5,733,036)    (4,917,427)    (4,851,173)    (3,461,216)    (2,944,747)
                                          -----------    -----------    -----------    -----------    -----------
      Net cash used in financing
         activities.....................   (3,186,849)    (4,510,280)    (3,025,334)    (2,780,818)    (1,604,879)
NET INCREASE (DECREASE) IN CASH.........           --             --             --             --             --
CASH AT BEGINNING OF PERIOD.............  $        --    $        --    $        --    $        --    $        --
                                          -----------    -----------    -----------    -----------    -----------
CASH AT END OF PERIOD...................  $        --    $        --    $        --    $        --    $        --
                                          ===========    ===========    ===========    ===========    ===========

   The accompanying notes are an integral part of these combined statements.

                   MERRY LAND PROPERTIES, INC. (PREDECESSOR)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(1) ORGANIZATION AND BASIS OF PRESENTATION

     On July 8, 1998 Merry Land & Investment Company, Inc. ("Merry Land") announced its intention to merge with Equity Residential Properties Trust ("EQR"). Immediately prior to the merger, Merry Land intends to contribute certain of its assets to Merry Land Properties, Inc. ("MRYP Newco"), a C corporation, that will be formed during November, 1998 and have MRYP Newco assume certain liabilities of Merry Land. Immediately after the contribution of assets to MRYP Newco and immediately before the merger, Merry Land intends to distribute to its common shareholders all the outstanding shares of MRYP Newco owned by Merry Land. The common shareholders of Merry Land will receive one common share of MRYP Newco for each twenty common shares of Merry Land owned.

     The accompanying combined financial statements of the predecessor to MRYP Newco (the "Company") include the assets and liabilities to be contributed and assumed by MRYP Newco from the time the assets and liabilities were acquired or incurred, respectively, by Merry Land. Such financial statements have been prepared using the historical basis of the assets and liabilities and historical results of operations related to the Company's assets.

     The accompanying combined financial statements have been prepared on the accrual basis of accounting. The statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the preparation of financial statements of subsidiaries to be spun off. Accordingly, costs of corporate level general and administrative expenses incurred by Merry Land have not been allocated to the Company.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recognition of Income

     The Company leases its apartment properties generally for terms of one year or less. Rental income is recognized when earned.

Depreciation and Amortization

     Depreciation of buildings and equipment is computed on the straight-line method for financial reporting purposes using the following estimated useful lives:

Apartments..............................................    40-50 years
Land improvements.......................................       50 years
Commercial rental buildings.............................    40-50 years
Furniture, fixtures, equipment and carpet...............     5-15 years
Operating equipment.....................................     3-15 years

     Betterments, renewals and extraordinary repairs that extend the lives of assets are capitalized; other repairs and maintenance are expensed. The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 121. The adoption had no effect on the financial statements.

Use of Estimates

     The preparation of these financial statements required the use of certain estimates by management in determining the Company's assets, liabilities, revenues and expenses. Actual results may differ from the estimates.

                   MERRY LAND PROPERTIES, INC. (PREDECESSOR)
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Cash and Cash Equivalents

     For purposes of the statements of cash flows, all investments purchased with an original maturity of three months or less are considered cash equivalents.

Income Taxes

     Merry Land has elected to be taxed as a Real Estate Investment Trust ("REIT"). As a REIT, Merry Land does not pay income taxes on distributed income. Accordingly, the financial statements of the Company, reflect no provision for income taxes.

(3) COMMITMENTS AND CONTINGENCIES

     MRYP Newco will adopt and assume Merry Land's ESOP plan. Employer contributions will be made based on a discretionary amount determined by MRYP Newco management. Employer contributions, if any, will be based upon base salaries.

     Concurrent with the formation of MRYP Newco, the 1998 Management Incentive Plan was adopted. Under the plan, 215,054 shares of restricted Common Stock have been issued. Also under the plan, 284,946 additional Common Shares have been reserved for issuance in the form of options, stock appreciation rights, or additional restricted shares.

                   MERRY LAND PROPERTIES, INC. (PREDECESSOR)

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION
                                  (UNAUDITED)

     This unaudited Pro Forma Combined Financial Statements for Merry Land Properties, Inc. (Predecessor) (the "Company") have been prepared as if the Merger, Contribution and Distribution had been consummated as of the balance sheet date in the case of balance sheet information, and as of the first day of the periods presented for income statement information. All of the assets and liabilities of the Company which are being transferred to the Company in connection with the Merger, Contribution and Distribution are recorded at their respective historical costs. In the opinion of the Company's management, all adjustments necessary to reflect the effects of these transactions have been made.

     The unaudited Pro Forma Combined Financial Statements are presented for comparative purposes only, and are not necessarily indicative of what the actual financial position or results of operation of the Company would have been; nor does it purport to represent the future financial position or results of operation of the Company. These unaudited Pro Forma Combined Financial Statements should be read in conjunction with, and are qualified in its entirety by, the respective financial statements and notes thereto of Merry Land & Investment Company, Inc. and the Company, incorporated by reference into, and included in, this Joint Proxy Statement/Prospectus/Information Statement, respectively.

                    MERRY LAND PROPERTIES INC. (PREDECESSOR)

                        PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1998
                                  (UNAUDITED)

                                                                    PRO FORMA
                                                    HISTORICAL     ADJUSTMENTS            PRO FORMA
                                                    ----------     -----------            ---------
ASSETS
Real estate assets, at cost:
  Land held for development and sale............    $ 6,560,889    $        --           $ 6,560,889
  Apartments....................................     40,548,606             --            40,548,606
  Commercial rental property....................      5,422,617             --             5,422,617
  Furniture and equipment.......................      1,821,121             --             1,821,121
                                                    -----------    -----------           -----------
       Total cost...............................     54,353,233             --            54,353,233
  Accumulated depreciation and depletion........     11,857,776             --            11,857,776
                                                    -----------    -----------           -----------
                                                     42,495,457             --            42,495,457
Cash and cash equivalents.......................             --             --                    --
Notes receivable................................      1,381,259             --             1,381,259
Deferred tax asset..............................             --      7,776,639(A)          7,776,639
                                                    -----------    -----------           -----------
       TOTAL ASSETS.............................    $43,876,716    $ 7,776,639           $51,653,355
                                                    ===========    ===========           ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accrued liabilities.............................    $   716,059    $        --           $   716,059
Term loan.......................................             --     18,317,429(B)         18,317,429
Subordinated debt...............................             --     20,000,000(C)         20,000,000
                                                    -----------    -----------           -----------
       Total liabilities........................        716,059     38,317,429            39,033,488
Preferred stock.................................             --      5,000,000(D)          5,000,000
STOCKHOLDERS' EQUITY
Equity..........................................     43,160,657    (43,160,657)                   --
Common Stock, no par value per share, 2,363,515
  shares issued and outstanding.................             --             --(E)(F)              --
Paid in capital.................................             --      9,619,869(E)(F)       9,619,869
Unamortized compensation element of restricted
  stock.........................................             --     (2,000,002)(F)        (2,000,002)
                                                    -----------    -----------           -----------
       Total stockholders' equity...............     43,160,657    (35,540,790)            7,619,867
                                                    -----------    -----------           -----------
       TOTAL LIABILITIES AND STOCKHOLDERS'
          EQUITY................................    $43,876,716    $ 7,776,639           $51,653,355
                                                    ===========    ===========           ===========

 The accompanying notes are an integral part of this pro forma combined balance sheet.

                   MERRY LAND PROPERTIES, INC. (PREDECESSOR)

                   NOTES TO PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1998
                                  (UNAUDITED)

(A) Represents deferred income tax adjustment resulting from the difference between the tax basis and book value of the contributed real estate assets.

(B) Represents $18.3 million term loan from Equity Residential Properties Operating Partnership ("ERP") in connection with the Merger, Contribution and Distribution bearing interest at LIBOR plus 2.5% per annum.

(C) Represents $20.0 million subordinated debt from ERP in connection with the Merger, Contribution and Distribution bearing interest initially at 8% per annum.

(D) Represents the $5.0 million in preferred stock to be issued in connection with the Merger, Contribution and Distribution bearing an initial dividend yield of 8% per annum.

(E) Represents the 2,148,461 shares of the Company issued in connection with the Distribution (one share for every twenty shares of Merry Land common stock).

(F) Represents the issuance of 215,054 shares of restricted stock pursuant to the 1998 Management Incentive Plan at an assumed issuance price of $9.30 per share.

                   MERRY LAND PROPERTIES, INC. (PREDECESSOR)

                      PRO FORMA COMBINED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                                                    PRO FORMA
                                                  HISTORICAL       ADJUSTMENTS        PRO FORMA
                                                  ----------       -----------        ---------
REVENUE
Rental income...................................  $7,783,973       $        --       $ 7,783,973
Royalty income..................................   1,401,363                --         1,401,363
Development fees................................          --           364,980(A)        364,980
Transition fee..................................          --         2,400,000(B)      2,400,000
Property management fees........................          --           268,431(C)        268,431
Mortgage interest...............................      83,816                --            83,816
                                                  ----------       -----------       -----------
     Total revenue..............................  $9,269,152       $ 3,033,411       $12,302,563
                                                  ----------       -----------       -----------
EXPENSES
Rental expense..................................  $2,349,869       $        --       $ 2,349,869
General & administrative........................          --         1,827,000(D)      1,827,000
Interest expense................................          --         3,494,372(E)      3,494,372
Property taxes..................................     699,677                --           699,677
Insurance.......................................      93,235                --            93,235
Depreciation....................................   1,507,721                --         1,507,721
                                                  ----------       -----------       -----------
     Total expenses.............................  $4,650,502       $ 5,321,372       $ 9,971,874
                                                  ----------       -----------       -----------
NET INCOME BEFORE TAXES.........................  $4,618,650       $(2,287,961)      $ 2,330,689
                                                                   ===========
Provision for income taxes......................          --                           1,037,662(F)
                                                                                     -----------
NET INCOME......................................   4,618,650                           1,293,027
                                                  ==========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING......                                       1,933,034(G)
                                                                                     ===========
NET INCOME PER SHARE -- BASIC AND DILUTED.......                                     $      0.67
                                                                                     ===========

     The accompanying notes are an integral part of this pro forma combined statement.

                   MERRY LAND PROPERTIES, INC. (PREDECESSOR)

                      PRO FORMA COMBINED INCOME STATEMENT
                         SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

                                                                     PRO FORMA
                                                       HISTORICAL   ADJUSTMENTS       PRO FORMA
                                                       ----------   -----------       ---------
REVENUE
Rental income........................................  $4,006,277   $       --        $4,006,277
Royalty income.......................................     860,581           --           860,581
Development fees.....................................          --      532,242(A)        532,242
Transition fee.......................................          --    2,400,000(B)      2,400,000
Property management fees.............................          --      184,965(C)        184,965
Mortgage interest....................................      56,073           --            56,073
                                                       ----------   ----------        ----------
     Total revenue...................................  $4,922,931   $3,117,207        $8,040,138
                                                       ----------   ----------        ----------
EXPENSES
Rental expense.......................................  $1,182,932   $       --        $1,182,932
General & administrative.............................          --      913,500(D)        913,500
Interest expense.....................................          --    1,747,127(E)      1,747,127
Property taxes.......................................     349,839           --           349,839
Insurance............................................      46,705           --            46,705
Depreciation.........................................     781,240           --           781,240
                                                       ----------   ----------        ----------
     Total expenses..................................  $2,360,716   $2,660,627        $5,021,343
                                                       ----------   ----------        ----------
NET INCOME BEFORE TAXES..............................  $2,562,215   $  456,580        $3,018,795
                                                                    ==========
Provision for income taxes...........................          --                      1,223,142(F)
                                                                                      ----------
NET INCOME...........................................   2,562,215                      1,795,653
                                                       ==========                     ==========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING...........                                  2,072,096(G)
                                                                                      ==========
NET INCOME PER SHARE -- BASIC AND DILUTED............                                 $     0.87
                                                                                      ==========

     The accompanying notes are an integral part of this pro forma combined statement.

                   MERRY LAND PROPERTIES, INC. (PREDECESSOR)

                 NOTES TO PRO FORMA COMBINED INCOME STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
                       THE SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

(A) Represents development fee income for the periods presented for management services provided for the five properties under development that are being acquired by Equity Residential Properties Operating Partnership ("ERP"). The fee is based on 3% of the total development cost incurred during the periods.

(B) Represents a one-time fee to be paid by ERP in exchange for the Company's assistance in the transition of the operations for a period estimated to be 6 months following the Merger in the areas of personnel, capital projects and other matters.

(C) Represents property management fee income on the six properties for the periods presented that will be managed by the Company and held by a joint venture. Also includes the property management fee income for any of the five properties under development which had apartment units placed in service during that period. The fee is based on 4% of gross revenues from the properties.

(D) Represents the estimated general and administrative costs of the Company for the period presented.

(E) Represents interest expense on the $18.3 million term debt from ERP, at LIBOR plus 2.5% (8.1582%), interest expense on the $20 million subordinated debt from ERP, initially at 8.0%, and the initial 8% dividend on the $5 million in preferred stock, to be issued in connection with the Merger, Contribution, and Distribution.
 .

(F) Represents the provision for federal and state income taxes at a combined rate of 38%.

(G) Represents the weighted average shares of the Company to be issued in connection with the Distribution.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                                      AND

                     MERRY LAND & INVESTMENT COMPANY, INC.

                            DATED AS OF JULY 8, 1998

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE 1  THE MERGER.......................................   A-1
  1.1   The Merger..........................................   A-1
  1.2   Spinco Transactions.................................   A-1
  1.3   Closing.............................................   A-2
  1.4   Effective Time......................................   A-2
  1.5   Effects of Merger on EQR's Declaration of Trust and
     Bylaws.................................................   A-2
  1.6   Trustees............................................   A-3
  1.7   Effect on Shares of Beneficial Interest and
     Options................................................   A-3
  1.8   Exchange Ratio......................................   A-3
  1.9   Alternative Structure of Merger.....................   A-3
ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF MERRY LAND.....   A-3
  2.1   Organization, Standing and Power of Merry Land......   A-3
  2.2   Merry Land Subsidiaries.............................   A-4
  2.3   Capital Structure...................................   A-4
  2.4   Other Interests.....................................   A-5
  2.5   Authority; Noncontravention; Consents...............   A-5
  2.6   SEC Documents; Financial Statements; Undisclosed
     Liabilities............................................   A-7
  2.7   Absence of Certain Changes or Events................   A-8
  2.8   Litigation..........................................   A-8
  2.9   Properties..........................................   A-9
  2.10  Environmental Matters...............................  A-10
  2.11  Related Party Transactions..........................  A-12
  2.12  Employee Benefits...................................  A-12
  2.13  Employee Matters....................................  A-13
  2.14  Taxes...............................................  A-13
  2.15  No Payments to Employees, Officers, Trustees or
     Directors..............................................  A-14
  2.16  Brokers; Schedule of Fees and Expenses..............  A-14
  2.17  Compliance with Laws................................  A-15
  2.18  Contracts; Debt Instruments.........................  A-15
  2.19  Opinion of Financial Advisor........................  A-16
  2.20  State Takeover Statutes.............................  A-16
  2.21  Registration Statement..............................  A-16
  2.22  Development Properties..............................  A-17
  2.23  Investment Company Act of 1940......................  A-17
  2.24  Trademarks, Patents and Copyrights..................  A-17
  2.25  Insurance...........................................  A-17
  2.26  Definition of Knowledge of Merry Land...............  A-17
  2.27  Vote Required.......................................  A-17
  2.28  ESOP Accruals.......................................  A-17
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF EQR............  A-18
  3.1   Organization, Standing and Power of EQR.............  A-18
  3.2   Capital Structure...................................  A-18
  3.3   Organization, Standing and Power of ERP Operating
     Partnership............................................  A-19
  3.4   Capital Structure of ERP Operating Partnership......  A-19

                                                              PAGE
                                                              ----
  3.5   Authority; Noncontravention; Consents...............  A-19
  3.6   SEC Documents; Financial Statements; Undisclosed
     Liabilities............................................  A-20
  3.7   Absence of Certain Changes or Events................  A-21
  3.8   Litigation..........................................  A-21
  3.9   Properties..........................................  A-21
  3.10  Environmental Matters...............................  A-22
  3.11  Taxes...............................................  A-22
  3.12  Brokers; Schedule of Fees and Expenses..............  A-23
  3.13  Compliance with Laws................................  A-23
  3.14  Contracts; Debt Instruments.........................  A-23
  3.15  Opinion of Financial Advisor........................  A-23
  3.16  State Takeover Statutes.............................  A-23
  3.17  Registration Statement..............................  A-23
  3.18  Investment Company Act of 1940......................  A-24
  3.19  Definition of Knowledge of EQR......................  A-24
  3.20  Vote Required.......................................  A-24
  3.21  Employee Policies...................................  A-24
ARTICLE 4  COVENANTS........................................  A-24
  4.1   Acquisition Proposals...............................  A-24
  4.2   Conduct of Merry Land's Business Pending Merger.....  A-25
  4.3   Conduct of EQR's Business Pending Merger............  A-27
  4.4   Other Actions.......................................  A-28
  4.5   Filing of Certain Reports...........................  A-28
  4.6   Compliance with the Securities Act..................  A-28
ARTICLE 5  ADDITIONAL COVENANTS.............................  A-28
  5.1   Preparation of the Registration Statement and the
     Proxy Statement; Merry Land
         Shareholders Meeting and EQR Shareholders
         Meeting............................................  A-28
  5.2   Access to Information: Confidentiality..............  A-29
  5.3   Best Efforts; Notification..........................  A-30
  5.4   Costs of Transaction................................  A-30
  5.5   Tax Treatment.......................................  A-30
  5.6   Public Announcements................................  A-30
  5.7   Listing.............................................  A-31
  5.8   Letters of Accountants..............................  A-31
  5.9   Transfer and Gains Taxes............................  A-31
  5.10  Benefit Plans and Other Employee Arrangements.......  A-31
  5.11  Tax Indemnification.................................  A-33
  5.12  Indemnification.....................................  A-33
  5.13  Asset Exchange and Purchase and Sale Agreements.....  A-34
  5.14  Declaration of Dividends and Distributions..........  A-34
  5.15  Transfer of Merry Land Assets After Effective
     Time...................................................  A-34
  5.16  Notices.............................................  A-34
  5.17  Resignations........................................  A-35
  5.18  10b-17 Notice.......................................  A-35
  5.19  ESOP................................................  A-35
  5.20  Valuation of Distribution...........................  A-35
  5.21  Merger of Merry Land DownREIT.......................  A-35
  5.22  Transfer of Services Company Shares.................  A-35
  5.23  Certain Properties..................................  A-35

                                                              PAGE
                                                              ----
ARTICLE 6  CONDITIONS.......................................  A-36
  6.1   Conditions to Each Party's Obligation to Effect the
     Merger.................................................  A-36
  6.2   Conditions to Obligations of EQR....................  A-37
  6.3   Conditions to Obligations of Merry Land.............  A-38
ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER................  A-39
  7.1   Termination.........................................  A-39
  7.2   Certain Fees and Expenses...........................  A-40
  7.3   Effect of Termination...............................  A-41
  7.4   Amendment...........................................  A-41
  7.5   Extension; Waiver...................................  A-41
ARTICLE 8  GENERAL PROVISIONS...............................  A-42
  8.1   Nonsurvival of Representations and Warranties.......  A-42
  8.2   Notices.............................................  A-42
  8.3   Interpretation......................................  A-42
  8.4   Counterparts........................................  A-42
  8.5   Entire Agreement; No Third-Party Beneficiaries......  A-42
  8.6   Governing Law.......................................  A-43
  8.7   Assignment..........................................  A-43
  8.8   Enforcement.........................................  A-43
  8.9   Severability........................................  A-43
  8.10  Non-Recourse to Directors, Trustees and Officers....  A-43

                                    EXHIBITS

                                                                                       PAGE
                                                                                       ----
Exhibit "A-1"       --   Articles of Merger..........................................
Exhibit "A-2"       --   Certificate of Merger.......................................
Exhibit "B"         --   Asset Exchange Agreement....................................
Exhibit "C"         --   Preferred Stock Purchase Agreement..........................
Exhibit "D"         --   Development Agreement.......................................
Exhibit "E"         --   Purchase and Sale Agreement.................................
Exhibit "F"         --   Transaction Costs Agreement.................................
Exhibit "G"         --   Retention and Severance Program.............................
Exhibit "H"         --   Opinion of Hull, Towill, Norman & Barrett, P.C..............
Exhibit "I"         --   Opinion of Rudnick & Wolfe..................................

                             INDEX OF DEFINED TERMS

                          DEFINED TERM                              SECTION
                          ------------                              -------
  Acquisition Proposal........................................  4.1(a)
  Affiliate...................................................  2.11
  Affiliates..................................................  4.6
  Agreement...................................................  Preamble
  AICPA Statement.............................................  5.8(a)
  Alternative Merger..........................................  1.9
  Articles of Merger..........................................  Recital B
  Asset Exchange Agreement....................................  Recital C
  Augusta Office Lease........................................  1.2(d)
  Base Amount.................................................  7.2
  Break-Up Expenses...........................................  7.2
  Break-Up Fee................................................  7.2
  Break-Up Fee Tax Opinion....................................  7.2
  Certificate of Merger.......................................  Recital B
  Change in Control Share Grants..............................  2.3(b)
  Closing.....................................................  1.3
  Closing Date................................................  1.3
  Code........................................................  Recital D
  Commitment..................................................  4.2(p)
  Confidentiality Agreement...................................  5.2
  Controlled Group Member.....................................  2.12
  Debt Documents..............................................  2.18(b)
  Department..................................................  1.4
  Determination...............................................  1.9
  Development Agreement.......................................  1.2(c)
  Distribution................................................  1.2(e)
  DownREIT Units..............................................  2.3(a)
  Effective Time..............................................  1.4
  Employee Plan...............................................  2.12
  Employment Release..........................................  5.10(b)
  Employee Share Award and Option Plan........................  3.2(a)
  Encumbrances................................................  2.9(a)
  Environmental Laws..........................................  2.10
  EQR.........................................................  Preamble
  EQR Common Shares...........................................  1.8
  EQR Disclosure Letter.......................................  Article 3
  EQR Distribution Reinvestment Plan..........................  3.2(a)
  EQR Employee Share Plan.....................................  3.2(a)
  EQR Financial Statement Date................................  3.7
  EQR Material Adverse Change.................................  3.7
  EQR Material Adverse Effect.................................  3.1
  EQR Options.................................................  3.2(a)
  EQR Preferred Shares........................................  3.2(a)
  EQR Properties..............................................  3.9
  EQR SEC Documents...........................................  3.6
  EQR Series A Shares.........................................  3.2(a)
  EQR Series B Shares.........................................  3.2(a)
  EQR Series C Shares.........................................  3.2(a)
  EQR Series D Shares.........................................  3.2(a)
  EQR Series E Shares.........................................  3.2(a)

                          DEFINED TERM                              SECTION
                          ------------                              -------
  EQR Series F Shares.........................................  3.2(a)
  EQR Series G Shares.........................................  3.2(a)
  EQR Shareholder Approvals...................................  3.5(a)
  EQR Shareholders Meeting....................................  5.1(b)
  EQR Subsidiaries............................................  3.1
  ERISA.......................................................  2.12
  ERP Operating Partnership...................................  1.2(b)
  ESOP........................................................  2.3(b)
  Exchange Act................................................  2.5(b)
  Exchange Ratio..............................................  1.8(a)
  Excise Tax..................................................  5.11
  Excluded Subsidiaries.......................................  2.2(a)
  GAAP........................................................  2.6
  Gain Limitation.............................................  5.23(b)
  GBCC........................................................  1.1
  Governmental Entity.........................................  2.5(b)
  Gross-Up Payment............................................  5.11
  Hart-Scott Act..............................................  2.5(d)
  Hazardous Substances........................................  2.10
  include, includes or including..............................  8.3
  Indebtedness................................................  2.18(b)
  Indemnified Parties.........................................  5.12
  IRS.........................................................  1.9
  Laws........................................................  2.5(b)
  Liens.......................................................  2.2(b)
  Merger......................................................  Recital A
  Merry Land..................................................  Preamble
  Merry Land Capital Budget...................................  2.9(c)
  Merry Land Common Shares....................................  1.8(a)
  Merry Land Disclosure Letter................................  Article 2
  Merry Land DownREIT.........................................  1.2(e)
  Merry Land Dividend Reinvestment Plan.......................  2.3(a)
  Merry Land Environmental Reports............................  2.10
  Merry Land Financial Statement Date.........................  2.7
  Merry Land Material Adverse Change..........................  2.7
  Merry Land Material Adverse Effect..........................  2.1
  Merry Land Option...........................................  2.3(b)
  Merry Land Preferred Shares.................................  2.3(a)
  Merry Land Properties.......................................  2.9(a)
  Merry Land Schedule 5.10 Employees..........................  5.10(b)
  Merry Land SEC Documents....................................  2.6
  Merry Land Series A Shares..................................  2.3(a)
  Merry Land Series B Shares..................................  2.3(a)
  Merry Land Series C Shares..................................  2.3(a)
  Merry Land Series D Shares..................................  2.3(a)
  Merry Land Series E Shares..................................  2.3(a)
  Merry Land Shareholder Approvals............................  2.5(a)
  Merry Land Shareholder Meeting..............................  5.1(c)
  Merry Land Shares...........................................  2.3(a)
  Merry Land Subsidiaries.....................................  2.2(a)
  Merry Land Title Insurance Policy...........................  2.9(b)

                          DEFINED TERM                              SECTION
                          ------------                              -------
  Monthly ESOP Accrual........................................  2.28
  NYSE........................................................  2.5(b)
  1940 Act....................................................  2.23
  OP Units....................................................  3.2(a)
  Outside Property Management Agreements......................  2.18(f)
  Payments....................................................  5.11
  Payor.......................................................  7.2
  Pension Plan................................................  2.12
  Person......................................................  2.2(a)
  Plan........................................................  5.10(c)
  Preferred Stock Purchase Agreement..........................  1.2(b)
  Property Restrictions.......................................  2.9(a)
  Proxy Statement.............................................  2.5(b)
  Purchase and Sale Agreement.................................  1.2(f)
  Qualifying Income...........................................  7.2
  Recipient...................................................  7.2
  Registration Statement......................................  5.1(a)
  REIT........................................................  2.14(b)
  REIT Requirements...........................................  7.2
  Restricted Share Grants.....................................  2.3(b)
  Retention and Severance Program.............................  5.10(b)
  Retention Payments..........................................  5.10(b)
  SEC.........................................................  2.5(b)
  Section 4999................................................  5.11
  Securities Act..............................................  2.5(b)
  Severance Payments..........................................  5.10(b)
  Services Corp...............................................  4.2(l)
  Share Loan and Acquisition Agreements.......................  2.3(b)
  Shareholder Approvals.......................................  3.5(a)
  Shareholder Meetings........................................  5.1(c)
  Short Period Merry Land E&P.................................  5.23(b)
  Spinco......................................................  Recital C
  Spinco Assets...............................................  5.23
  Spinco Preferred Stock......................................  1.2(a)
  Spin-Off....................................................  1.2
  Subsidiary..................................................  2.2(a)
  Superior Acquisition Proposal...............................  4.1
  Surviving Trust.............................................  1.1
  Takeover Statute............................................  2.20
  Taxes.......................................................  2.14(a)
  Third Party Management Agreements...........................  2.18(e)
  Third Party Provisions......................................  8.5
  Title 8.....................................................  1.1
  to the Knowledge of EQR.....................................  3.19
  to the Knowledge of Merry Land..............................  2.26
  Transaction Costs Agreement.................................  5.4
  Transfer and Gains Taxes....................................  5.9
  Transferred Properties......................................  1.2(f)
  Welfare Plan................................................  2.12

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 8, 1998 by and between EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust ("EQR"), and MERRY LAND & INVESTMENT COMPANY, INC., a Georgia corporation ("Merry Land").

                                   RECITALS:

     A. The Board of Trustees of EQR and the Board of Directors of Merry Land deem it advisable and in the best interests of their respective shareholders, subject to the conditions and other provisions contained herein, that EQR and Merry Land shall combine their businesses by the merger of Merry Land with and into EQR; provided, however, that at the option of EQR, and subject to the terms of this Agreement, such business combination shall be effectuated by an alternative transaction structure not affecting any economic aspects of such combination to the shareholders of Merry Land (the "Merger").

     B. Upon the terms and conditions set forth herein, EQR and Merry Land shall execute (i) Articles of Merger in substantially the form attached hereto as Exhibit "A-1" (the "Articles of Merger") and shall file such articles in accordance with Maryland law, and (ii) Certificate of Merger in substantially the form attached hereto as Exhibit "A-2" (the "Certificate of Merger") and shall file such certificate in accordance with Georgia law, in each case to effectuate the Merger.

     C. Immediately prior to the Merger, it is contemplated that Merry Land shall transfer certain of its assets to Spinco, a corporation or business trust to be formed ("Spinco"), and that Spinco shall assume certain obligations of Merry Land, all as provided in the Asset Exchange Agreement in substantially the form attached hereto as Exhibit "B" (the "Asset Exchange Agreement").

     D. Immediately prior to the Merger, it is contemplated that Merry Land shall distribute to its common shareholders all the outstanding shares of Spinco owned by it in a distribution subject to income tax under the Internal Revenue Code of 1986, as amended (the "Code").

     E. For federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

     F. EQR and Merry Land have each received a fairness opinion relating to the Merger, as more fully described herein.

     G. EQR and Merry Land desire to make certain representations, warranties and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), and the Georgia Business Corporation Code (the "GBCC"), Merry Land shall be merged with and into EQR, with EQR as the surviving entity (the "Surviving Trust").

     1.2 SPINCO TRANSACTIONS. Merry Land shall form Spinco. Prior to the Effective Time (as defined herein):

          (a) Merry Land shall, and shall cause Spinco to, execute and deliver the Asset Exchange Agreement and each of Merry Land and Spinco shall consummate the transactions contemplated thereby

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     including, without limitation, the transfer by Merry Land of certain properties and the issuance by Spinco of preferred stock to Merry Land (the "Spinco Preferred Stock");

          (b) EQR shall cause ERP Operating Limited Partnership, an Illinois limited partnership of which EQR is the sole general partner ("ERP Operating Partnership"), to execute, deliver, and consummate and Merry Land shall execute, deliver and consummate, the Preferred Stock Purchase Agreement in substantially the form attached hereto as Exhibit "C" (the "Preferred Stock Purchase Agreement"), whereby ERP Operating Partnership shall, subject to the terms and conditions set forth therein, acquire the Spinco Preferred Stock from Merry Land;

          (c) EQR shall cause ERP Operating Partnership to execute and deliver, and Merry Land shall cause Spinco to execute and deliver, the Development Agreement in substantially the form attached hereto as Exhibit "D" (the "Development Agreement");

          (d) EQR shall cause ERP Operating Partnership to execute and deliver, and Merry Land shall cause Spinco to execute and deliver, an Office Lease Agreement containing substantially the terms set forth on the term sheet attached as Schedule 1.2 to the EQR Disclosure Letter (as defined herein)(the "Augusta Office Lease"); provided, however, that if such terms cannot be agreed to by the parties hereto prior to the Closing (as defined herein) the parties hereto shall have no obligations with respect to the Augusta Office Lease.

          (e) Merry Land shall distribute to its common shareholders, as a distribution taxable under Code Section 301 (the "Distribution"), all the outstanding common shares of Spinco owned by Merry Land as further described in the Asset Exchange Agreement. Merry Land shall not distribute any common shares of Spinco to the limited partners of Merry Land DownREIT ILP, a Georgia limited partnership of which Merry Land Apartment Communities, Inc., a Georgia corporation and a wholly-owned subsidiary of Merry Land, is the sole general partner ("Merry Land DownREIT"); and

          (f) ERP Operating Partnership shall execute and deliver, and Merry Land shall cause Spinco to execute and deliver, the Purchase and Sale Agreement (the "Purchase and Sale Agreement") in substantially the form attached hereto as Exhibit "E", pursuant to which certain properties may be sold by ERP Operating Partnership to Spinco (together with the properties transferred to Spinco pursuant to the Asset Exchange Agreement, the "Transferred Properties").

     All of such transactions are referred to collectively herein as the "Spin-Off". Immediately after the Effective Time (as defined below), the transactions contemplated by, the Development Agreement, the Augusta Office Lease and the Purchase and Sale Agreement which are to occur on the Closing Date (as defined below) shall be consummated.

     1.3 CLOSING. The closing of the Merger ("Closing") will take place at 10:00 a.m. on the date to be specified by the parties, which (subject to satisfaction or waiver of the other conditions set forth in Article 6) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6.1(a) (the "Closing Date"), at the offices of Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, unless another date or place is agreed to in writing by the parties hereto.

     1.4 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6, EQR and Merry Land shall (i) execute and file the Articles of Merger, executed in accordance with Title 8, with the State Department of Assessments and Taxation of Maryland (the "Department"), and shall make all other filings and recordings required under Title 8, and (ii) file the Certificate of Merger in accordance with Section 14-2-1105 of the GBCC, with the Secretary of State of Georgia, and shall make all other filings and recordings required under the GBCC. The Merger shall become effective (the "Effective Time") at such time as shall be specified in the Articles of Merger and Certificate of Merger. Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

     1.5 EFFECTS OF MERGER ON EQR'S DECLARATION OF TRUST AND BYLAWS. The Second Amended and Restated Declaration of Trust of EQR shall be amended at the Effective Time as provided in the Articles of Merger. The Second Amended and Restated Bylaws of EQR, as amended and in

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effect immediately prior to the Effective Time, shall continue in full force and effect after the Merger until further amended in accordance with applicable Maryland law.

     1.6 TRUSTEES. The trustees of the Surviving Trust shall be (i) the trustees of EQR immediately prior to the Effective Time, who shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal, and (ii) Boone A. Knox and Michael N. Thompson, each of whom shall serve for the terms specified in the Articles of Merger.

     1.7 EFFECT ON SHARES OF BENEFICIAL INTEREST AND OPTIONS. The Merger shall have no effect on the shares of beneficial interest, options to purchase shares of beneficial interest and restricted share awards of EQR. The effect of the Merger on the shares, options and restricted share awards of Merry Land shall be solely as provided herein and in the Articles of Merger.

     1.8 EXCHANGE RATIO. (a) The exchange ratio to be set forth in the Articles of Merger ("Exchange Ratio") shall be 0.53 of a common share of beneficial interest of EQR, $0.01 par value per share ("EQR Common Shares"), for each share of Merry Land common stock, without par value ("Merry Land Common Shares") outstanding immediately prior to the Effective Time.

     (b) If, from the date hereof until the Effective Time, EQR (i) pays a dividend or makes a distribution on the EQR Common Shares in EQR Common Shares,
(ii) subdivides the outstanding EQR Common Shares into a greater number of EQR Common Shares, or (iii) combines the outstanding EQR Common Shares into a smaller number of EQR Common Shares, the Exchange Ratio shall be adjusted to reflect the proportionate change in the number of outstanding EQR Common Shares.

     1.9 ALTERNATIVE STRUCTURE OF MERGER. While it is currently contemplated that the Merger shall be effectuated through the merger of Merry Land with and into EQR, upon a determination (a "Determination") that the tax-free nature of the Merger would not be affected by altering the transaction structure of the Merger, EQR shall have the option, with the consent of Merry Land, which consent shall not be unreasonably withheld, to cause the Merger to be effectuated through an alternative transaction structure (the "Alternative Merger"). The parties acknowledge and agree that Merry Land may reasonably withhold consent to any Alternative Merger that would likely cause a delay in the Effective Time and further agree that the Effective Time shall not be delayed by reason of the process of seeking a Determination. A Determination shall consist of the receipt by EQR of a private letter ruling from the Internal Revenue Service ("IRS") or the publication by the IRS of a revenue ruling or other published announcement (including the promulgation of a Treasury regulation) to the effect that, and to which counsel for the parties are reasonably willing to opine that, the Alternative Merger will not adversely affect the tax-free nature of the Merger. Upon the election of EQR, pursuant to this Section 1.9, to effectuate the Merger through the Alternative Merger, the parties shall amend this Agreement, the Articles of Merger, the Certificate of Merger, and all other agreements as may be necessary or desirable, including without limitation, amendments providing for additional parties to be added to such agreements, solely for the purposes of such effectuation; provided, however, that such amendments shall not modify the economic terms or effects of this Agreement to the shareholders, employees or directors of Merry Land; and, further provided, that all alternative structures of the Merger shall be submitted to and approved by the shareholders of EQR and Merry Land in the manner required by applicable law. Subject to the second sentence of this Section 1.9, any such amendments may be made before or after the approval of the Merger by the respective shareholders of EQR and Merry Land.

                                   ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF MERRY LAND

     Except as set forth in the letter of even date herewith signed by the Chairman of the Board or President of Merry Land in his capacity as such and delivered to EQR prior to the execution hereof (the "Merry Land Disclosure Letter"), Merry Land represents and warrants to EQR as follows:

     2.1 ORGANIZATION, STANDING AND POWER OF MERRY LAND. Merry Land is a corporation duly organized and validly existing under the laws of Georgia and has the requisite power and authority

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

to carry on its business as now being conducted. Merry Land is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Merry Land and the Merry Land Subsidiaries (as defined below) taken as a whole (a "Merry Land Material Adverse Effect"). Schedule 2.1 to the Merry Land Disclosure Letter sets forth each jurisdiction in which Merry Land is qualified or licensed to do business, as well as all assumed names under which Merry Land conducts business in such jurisdictions, excluding those jurisdictions in which the only properties held by Merry Land are Transferred Properties. Merry Land has previously delivered to EQR complete and correct copies of its Articles of Incorporation and Bylaws, in each case, as amended to the date of this Agreement.

     2.2 MERRY LAND SUBSIDIARIES. (a) Schedule 2.2 to the Merry Land Disclosure Letter sets forth (i) each Subsidiary of Merry Land (excluding those entities designated as "Excluded Subsidiaries" on such Schedule 2.2, the "Merry Land Subsidiaries"), (ii) the legal form of each Merry Land Subsidiary, including the state or country of formation, (iii) the ownership interest therein of Merry Land, if not wholly-owned by Merry Land, and if not wholly-owned, the identity and ownership interest of other owners of such Merry Land Subsidiary, and (iv) each apartment community and/or other real estate properties owned or under contract to be purchased by each Merry Land Subsidiary, and separately setting forth each apartment community currently under development, (v) each jurisdiction in which each Merry Land Subsidiary is qualified or licensed to do business and (vi) each assumed name under which each Merry Land Subsidiary conducts business in any jurisdiction. As used in this Agreement, "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity (other than an Excluded Subsidiary) of which such Person (either directly or through or together with another Subsidiary of such Person) owns any of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or any other legal entity.

     (b) Except as set forth in Schedule 2.2 to the Merry Land Disclosure Letter, (i) all the outstanding shares of capital stock of each Merry Land Subsidiary that is a corporation have been validly issued and are (A) fully paid and nonassessable, (B) owned by Merry Land or by another Merry Land Subsidiary, and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and (ii) all equity interests in each Merry Land Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Merry Land, by another Merry Land Subsidiary or by Merry Land and another Merry Land Subsidiary are owned free and clear of all Liens. Each Merry Land Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Merry Land Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Merry Land Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Merry Land Material Adverse Effect. True and correct copies of the Articles of Incorporation, Bylaws, partnership agreements, joint venture and operating agreements or similar organizational documents of each Merry Land Subsidiary, as amended to the date of this Agreement, have been previously delivered to EQR.

     2.3 CAPITAL STRUCTURE. (a) As of July 2, 1998, the authorized shares of stock of Merry Land consists of 100,000,000 Merry Land Common Shares, of which 42,976,843 were issued and outstanding, and 20,000,000 shares of preferred stock, without par value (the "Merry Land Preferred Shares", and, collectively with the Merry Land Common Shares, the "Merry Land Shares"), including 180,901 shares of $1.75 Series A Cumulative Convertible Preferred Stock ("Merry Land Series A Shares"), (ii) 4,000,000 shares of $2.205

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

Series B Cumulative Convertible Preferred Stock ("Merry Land Series B Shares"),
(iii) 4,599,400 shares of $2.15 Series C Cumulative Convertible Preferred Stock ("Merry Land Series C Shares"), (iv) 1,000,000 shares of $4.145 Series D Cumulative Redeemable Preferred Stock ("Merry Land Series D"), and (v) 4,000,000 shares of 7.625% Series E Cumulative Redeemable Preferred Stock ("Merry Land Series E Shares"). As of the date hereof, (i) 180,901 Merry Land Series A Shares, 4,000,000 Merry Land Series B Shares, 4,599,400 Merry Land Series C, 1,000,000 Merry Land Series D Shares and 4,000,000 Merry Land Series E Shares were issued and outstanding, (ii) Merry Land Common Shares were reserved for issuance under the Merry Land Dividend Reinvestment and Stock Purchase Plan (the "Merry Land Dividend Reinvestment Plan"), (iii) Merry Land Common Shares were reserved for issuance under the Merry Land Stock Option and Incentive Plan, (iv) Merry Land Common Shares were reserved for issuance subject to the exchange of 1,316,915.9476 issued and outstanding Class I Preferred Return DownREIT partnership units ("DownREIT Units") and 242,082.92 DownREIT Units required to be issued in exchange for partnership units in the Vinings at Lenox Place, and
(v) Merry Land Common Shares were reserved for issuance upon the conversion of those Merry Land Preferred Shares which are convertible into Merry Land Common Shares. On the date hereof, except as set forth in this Section 2.3 or Schedule
2.3 of the Merry Land Disclosure Letter, no Merry Land Shares or other voting securities of Merry Land were issued, reserved for issuance or outstanding.

     (b) Set forth in Schedule 2.3 of the Merry Land Disclosure Letter is a true and complete list of the following: (i) each outstanding qualified or nonqualified option to purchase Merry Land Common Shares granted under the Merry Land Stock Option and Incentive Plan or otherwise (a "Merry Land Option") and a total thereof; (ii) each grant of Merry Land Shares to employees which are subject to any risk of forfeiture ("Restricted Share Grants") and a total thereof; (iii) any obligation of Merry Land to issue Merry Land Shares as a result of the transactions contemplated hereby ("Change in Control Share Grants") and a total thereof; and (iv) each loan made by Merry Land with respect to the purchase of Merry Land Shares, including, without limitation, loans made pursuant to Merry Land's Stock Loan Program, and indicating those loans which will be forgiven, in whole or in part, as a result of the transactions contemplated by this Agreement (the "Share Loan and Acquisition Agreements") and totals thereof, and (v) all Merry Land Common Shares held by the trust established pursuant to Merry Land's Employee Stock Ownership Plan (the "ESOP"). The Restricted Share Grants are included in the number of outstanding Merry Land Shares set forth in Section 2.3(a). For each Merry Land Option held by the executive officers of Merry Land, Schedule 2.3 of the Merry Land Disclosure Letter sets forth the name of the grantee, the date of the grant, status of the option as qualified or nonqualified under Section 422 of the Code, the number of Merry Land Shares subject to such option, the number of shares subject to options that are currently exercisable, the exercise price per share, those options granting reload options, and the number of such shares subject to share appreciation rights. For each Merry Land Option held by employees of Merry Land or any of the Merry Land Subsidiaries who are not executive officers of Merry Land, Schedule 2.3 to the Merry Land Disclosure Letter sets forth the name of the grantee, the date of the grant, the number of Merry Land Shares subject to such option and the exercise price per share. For each Restricted Share Grant,
Schedule 2.3 of the Merry Land Disclosure Letter sets forth the name of the grantee, the date of the grant and the number of Merry Land Shares granted. For each Change in Control Share Grant, Schedule 2.3 to the Merry Land Disclosure Letter sets forth the aggregate number of Merry Land Shares to be issued immediately prior to the Spin-Off and the Merger. For each Share Loan and Acquisition Agreement, Schedule 2.3 of the Merry Land Disclosure Letter sets forth the name of the borrower, the date of the loan, the aggregate principal amount of the loan, the number of shares originally pledged as security for each loan, the number of shares that have been released from such pledge and the outstanding loan balance as of the date of the Merry Land Disclosure Letter. On the date of this Agreement, except as set forth in this Section 2.3 or Schedule
2.3 of the Merry Land Disclosure Letter, no Merry Land Shares or other voting securities of Merry Land were issued, reserved for issuance, or outstanding.

     (c) All outstanding Merry Land Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Merry Land, or assets of any other entities exchangeable into Merry Land Shares having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Merry Land may vote.
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

     (d) Except as set forth in this Section 2.3 or in Schedule 2.3 of the Merry Land Disclosure Letter, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Merry Land or any Merry Land Subsidiary is a party or by which such entity is bound, obligating Merry Land or any Merry Land Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Merry Land or any Merry Land Subsidiary or obligating Merry Land or any Merry Land Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

     (e) All dividends or distributions on Merry Land Shares which have been authorized or declared prior to the date of this Agreement have been paid in full.

     (f) Since their original dates of issuance, there have been no adjustments or changes to the conversion prices of the Merry Land Series A, B or C Shares.

     2.4 OTHER INTERESTS. Except as set forth in Schedule 2.2 or 2.4 of the Merry Land Disclosure Letter, neither Merry Land nor any Merry Land Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business trust or entity (other than investments in short-term investment securities). With respect to such interests, Merry Land and each such Merry Land Subsidiary is a partner, member or stockholder in good standing, and owns such interests free and clear of all liens, pledges, security interests, claims, options or other encumbrances. Neither Merry Land nor any of the Merry Land Subsidiaries is in breach in any material respect of any provision of any agreement, document or contract governing its rights in or to the interests owned or held by it, all of which agreements, documents and contracts are (a) set forth on the Merry Land Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of Merry Land (as defined in Section 2.26), the other parties to such agreements, documents or contracts are not in any material breach of any of their respective obligations under such agreements, documents or contracts, nor has Merry Land received any notice of any such material breach.

     2.5 AUTHORITY; NONCONTRAVENTION; CONSENTS. (a) Merry Land has the requisite power and authority to enter into this Agreement and, subject to the affirmative vote of at least a majority of the outstanding Merry Land Common Shares entitled to vote thereon to approve the Merger (the "Merry Land Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which Merry Land or any Merry Land Subsidiary is a party. The execution and delivery of this Agreement by Merry Land or any Merry Land Subsidiary and the consummation by Merry Land of the transactions contemplated by this Agreement to which Merry Land or any Merry Land Subsidiary is a party have been duly authorized by all necessary action on the part of Merry Land or such Merry Land Subsidiary, subject to the Merry Land Shareholder Approvals. This Agreement has been duly executed and delivered by Merry Land and constitutes a valid and binding obligation of Merry Land, enforceable against Merry Land in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) Except as set forth in Schedule 2.5 to the Merry Land Disclosure Letter, the execution and delivery of this Agreement by Merry Land do not, and the consummation of the transactions contemplated by this Agreement to which Merry Land or any Merry Land Subsidiary is a party and compliance by Merry Land with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Merry Land or any Merry Land Subsidiary under, (i) the Articles of Incorporation or the Bylaws of Merry Land or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Merry Land Subsidiary, in each case as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Merry Land or any Merry Land Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following

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sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Merry Land or any Merry Land Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a Merry Land Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 2.5 to the Merry Land Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Merry Land or any Merry Land Subsidiary in connection with the execution and delivery of this Agreement by Merry Land or the consummation by Merry Land of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (x) a joint proxy statement relating to the approval by Merry Land's shareholders and EQR's shareholders of the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), (y) registration statements on appropriate forms under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (z) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of listing applications with the New York Stock Exchange Inc. ("NYSE") with respect to the shares of beneficial interest of the Surviving Trust to be issued in the Merger, (iii) the filing of the Articles of Merger with the Department, (iv) the filing of the Certificate of Merger with the Secretary of State, and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5 to the Merry Land Disclosure Letter, (B) as may be required under (y) federal, state or local environmental laws, or (z) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Merry Land or any Merry Land Subsidiary from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Merry Land Material Adverse Effect.

     (c) Merry Land is making no representation or warranty in this Section 2.5 with respect to any matters or approvals required for any Alternative Merger.

     (d) For purposes of determining compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott Act"), Merry Land confirms that, with the exception of the Transferred Properties, the only real property owned by Merry Land consists of office and residential properties and unproductive real property, as such terms are used in the Hart-Scott Act.

     2.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Merry Land has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1992 through the date hereof (the "Merry Land SEC Documents"). Schedule 2.6 of the Merry Land Disclosure Letter contains a complete list of all Merry Land SEC Documents filed by Merry Land with the SEC since January 1, 1992 and on or prior to the date of this Agreement. All of the Merry Land SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Merry Land SEC Documents. None of the Merry Land SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Merry Land SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of Merry Land included in the Merry Land SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the

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

applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Merry Land and the Merry Land Subsidiaries, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Merry Land has no Merry Land Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the Merry Land SEC Documents or in
Schedule 2.6 to the Merry Land Disclosure Letter, neither Merry Land nor any of the Merry Land Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Merry Land or in the notes thereto and which, individually or in the aggregate, would have a Merry Land Material Adverse Effect. On the date of this Agreement, Spinco has no material assets or liabilities.

     2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Merry Land SEC Documents or Schedule 2.7 to the Merry Land Disclosure Letter, since the date of the most recent audited financial statements included in the Merry Land SEC Documents (the "Merry Land Financial Statement Date") Merry Land and the Merry Land Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of Merry Land and the Merry Land Subsidiaries taken as a whole (a "Merry Land Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Merry Land Material Adverse Change, (b) except for regular quarterly distributions (in the case of Merry Land) not in excess of $0.41 per Merry Land Common Share and per Class I Preferred Return Unit of Merry Land DownREIT $0.4375 per share of Merry Land Series A, $0.5513 per share of Merry Land Series B, $0.5375 per share of Merry Land Series C, $1.0363 per share of Merry Land Series D and $0.4765 per share of Merry Land Series E in each case with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Merry Land Shares, (c) any split, combination or reclassification of any of Merry Land Shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its beneficial interest or any issuance of an ownership interest in, any Merry Land Subsidiary except as contemplated by this Agreement, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Merry Land Material Adverse Effect, or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by Merry Land or any Merry Land Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Merry Land SEC Documents or required by a change in GAAP or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Merry Land and any officer or trustee of Merry Land. There are no distributions in arrears which have been scheduled for payment or unpaid distributions with respect to the Merry Land Preferred Shares.

     2.8 LITIGATION.  Except as disclosed in the Merry Land SEC Documents,
Schedule 2.8 or Schedule 2.9 to the Merry Land Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Merry Land and the Merry Land Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or, to the Knowledge of Merry Land, threatened against or affecting Merry Land or any Merry Land Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Merry Land Material Adverse Effect or
(ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Merry Land or any Merry Land Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Notwithstanding the foregoing, (y) Schedule
2.8 to the Merry Land Disclosure Letter sets forth each and every (i) uninsured claim involving a potential dollar cost to Merry Land in excess of $250,000,
(ii) equal employment opportunity claim and (iii) claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of Merry Land, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (z) no claim is pending or has been made within the last five (5) years under any
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

directors' or officers' liability insurance policy maintained at any time by Merry Land or any of the Merry Land Subsidiaries.

     2.9 PROPERTIES. (a) Schedule 2.9 to the Merry Land Disclosure Letter identifies all real property owned or leased by Merry Land and the Merry Land Subsidiaries (the "Merry Land Properties"). Except as provided in Schedule 2.9 of the Merry Land Disclosure Letter, Merry Land or the Merry Land Subsidiary set forth on Schedule 2.2 of the Merry Land Disclosure Letter owns fee simple title to each of the Merry Land Properties, which are all of the real estate properties owned by them (other than Transferred Properties). All such properties are owned in each case free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances") (except as provided below). Except as set forth in Schedule 2.2, Schedule 2.18 or Schedule 2.9 of the Merry Land Disclosure Letter, no other Person has any ownership interest in any of the Merry Land Properties, and any such ownership interest so scheduled does not materially detract from the value of, or materially interfere with the present use of, any of the Merry Land Properties subject thereto or affected thereby. The Merry Land Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or other Encumbrances, except for (i) Encumbrances and Property Restrictions set forth in the Merry Land Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Merry Land Property,
(iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to EQR and listed in the Merry Land Disclosure Letter), which Encumbrances and Property Restrictions, in any event, do not materially detract from the value of, or materially interfere with the present use of, any of the Merry Land Properties subject thereto or affected thereby (provided that Merry Land specifically represents and warrants that any Encumbrances identified on any existing title report as securing any Indebtedness, other than the Indebtedness identified on Schedule 2.18 of the Merry Land Disclosure Letter, has been released of record since the date of the title report in question) and (iv) mechanics', carriers', workmen's, repairmen's liens, other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Merry Land Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Merry Land and the Merry Land Subsidiaries. Except as provided in Schedule 2.9 of the Merry Land Disclosure Letter, no portion of any of the Merry Land Properties is located in a flood zone area "V". Schedule 2.9 lists each of the Merry Land Properties which are under development as of the date of this Agreement and describes the status of such development as of the date hereof.

     (b) Except as provided in Schedule 2.9 to the Merry Land Disclosure Letter, valid policies of title insurance (each a "Merry Land Title Insurance Policy") have been issued insuring Merry Land's or the applicable Merry Land Subsidiary's fee simple title to the Merry Land Properties in amounts at least equal to the purchase price thereof paid by Merry Land therefor, subject only to the matters disclosed above and on the Merry Land Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. A true and correct copy of each Merry Land Title Insurance Policy has been previously delivered to EQR.

     (c) Except as provided in Schedule 2.9 to the Merry Land Disclosure Letter or in Merry Land's capital budget attached to the Merry Land Disclosure Letter (the "Merry Land Capital Budget"), Merry Land has no Knowledge (as defined in
Section 2.26) (i) that, any certificate, permit or license from any governmental authority having jurisdiction over any of the Merry Land Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Merry Land Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Merry Land Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially and adversely affecting any of the Merry Land Properties issued by any governmental

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authority; (iii) of any material structural defects relating to any Merry Land
Property which costs more than $100,000 to repair; (iv) of any Merry Land Property whose building systems are not in working order in any material respect and costs more than $100,000 to repair; (v) of any physical damage to any Merry Land Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration; (vi) of any current renovation or uninsured restoration to any Merry Land Property the cost of which exceeds $250,000; or (vii) of items referred to in Section 2.9(c)(iii)-(vi) which aggregate for Merry Land and the Merry Land Subsidiaries more than $7,500,000.

     (d) Except as set forth in Schedule 2.9 to the Merry Land Disclosure Letter, neither Merry Land nor any of the Merry Land Subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Merry Land Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated in any material respect for any property by the continued maintenance, operation or use of any buildings or other improvements on any of the Merry Land Properties or by the continued maintenance, operation or use of the parking areas.

     (e) Except as set forth in Schedule 2.9 to the Merry Land Disclosure Letter, all of the Merry Land Properties are managed by Merry Land or a wholly-owned Merry Land Subsidiary.

     (f) The Rent Roll for the Merry Land Properties as of June 1, 1998 has been previously delivered or made available to EQR, and is complete and correct in all material respects as of the date thereof.

     (g) Except as set forth in Schedule 2.9 to the Merry Land Disclosure Letter, all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any Merry Land Properties (e.g., local improvement district, road improvement district, environmental mitigation) have been performed, paid or taken, as the case may be, other than those where, individually or in the aggregate with any other condition or omission resulting in a breach of the representations and warranties set forth in this Section 2.9, the failure would not have a Merry Land Material Adverse Effect, and Merry Land has no Knowledge of any material work, payments or actions that are required after the date hereof pursuant to such agreements, except as set forth in development or operating budgets for such Merry Land Properties delivered to EQR prior to the date hereof.

     (h) Merry Land and each of the Merry Land Subsidiaries have good and sufficient title to all their personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of Merry Land as of December 31, 1997, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except such Encumbrances reflected on Schedule 2.18 or Schedule 2.9 to the Merry Land Disclosure Schedule or on the consolidated balance sheet of Merry Land as of December 31, 1997, and the notes thereto, and except for liens for current taxes not yet due and payable, and liens or encumbrances which are normal to the business of Merry Land and the Merry Land Subsidiaries and are not, in the aggregate, material in relation to the assets of Merry Land on a consolidated basis and except also for such imperfections of title, easement and encumbrances, if any, as do not materially interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the consolidated business operations of Merry Land.

     (i) Except as set forth in Schedule 2.9 to the Merry Land Disclosure Letter, no Merry Land Property is currently under development or subject to any agreement with respect to development, and neither Merry Land nor any Merry Land Subsidiary shall enter into any such agreements between the date hereof and the Effective Time without the prior written approval of EQR.

     2.10 ENVIRONMENTAL MATTERS. Merry Land has delivered to EQR a true and complete copy of the environmental reports listed on Schedule 2.10 of the Merry Land Disclosure Letter (the "Merry Land Environmental Reports"). To Merry Land's Knowledge, the Merry Land Environmental Reports constitute all final environmental reports (including, without limitation, all final versions of environmental investigations and testing or analysis made by or on behalf of Merry Land or any of the Merry Land Subsidiaries) with respect to the Merry Land Properties in the possession of Merry Land or any Merry Land Subsidiary. With respect to each Merry Land Property, since the day of the most recent Environmental Report relating to such Merry Land Property, except for any condition that individually or in the aggregate would not be reasonably likely to have a Merry Land Material Adverse Effect, (a) no Hazardous Substances (as defined below) have been used, stored, manufactured, treated, processed or transported to or from any such Merry Land Property except as necessary to the conduct of business and in compliance with Environmental Laws (as defined below); (b) there have been no spills, releases, discharges or disposal of Hazardous Substances to have occurred or be presently occurring on or from such Merry Land Property; (c) such Merry Land Property and the business conducted thereon are not in violation of Environmental Laws; (d) Merry Land and the Merry Land Subsidiaries have not received and do not reasonably expect to receive any notice of potential responsibility, letter of inquiry or notice of alleged liability from any Person regarding such Merry Land Property or the business conducted thereon. For the purposes of this Paragraph 2.10 only, "Merry Land Properties" shall be deemed to include all property formerly owned, operated or leased by Merry Land or the Merry Land Subsidiaries; solely, however, as to the period of time when such property was so owned, operated, or leased by Merry Land or the Merry Land Subsidiaries.

     "Environmental Laws" shall mean any applicable statute, code, enactment, ordinance, rule, regulation, permit, consent, approval, authorization, judgment, order, common law rule (including without limitation the common law respecting nuisance and tortious liability), decree, injunction, or other requirement having the force and effect of law, whether local, county, state, territorial or national, at any time in force or effect relating to:

     (a) emissions, discharges, spills, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;

     (b) the use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances;

     (c) the regulation of storage tanks; or

     (d) otherwise relating to pollution or the protection of human health or the environment.

     "Hazardous Substances" shall mean all substances, wastes, pollutants, contaminants and materials regulated or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic pursuant to any law, by any local, county, state, territorial or federal governmental authority, or with respect to which such a governmental authority otherwise requires environmental investigation, monitoring, reporting, or remediation; including, but not limited to,

     (a) all substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic, under the following federal statutes and their state counterparts, as well as their statutes' implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
section 9601 et. seq., the Resource Conservation and Recovery Act, 42 U.S.C.
section 6901 et. seq., the Toxic Substances Control Act, 15 U.S.C. section 2601 et. seq., the Clean Water Act, 33 U.S.C. section 1251 et. seq., the Clean Air Act, 42 U.S.C. section 7401 et. seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. section 11011 et. seq., the Safe Drinking Water Act, 33 U.S.C. section 300f et. seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. section 136 et. seq., the Atomic Energy Act, 42 U.S.C.
section 22011 et. seq., and the Hazardous Materials Transportation Act, 42 U.S.C. section 1801 et. seq.;

     (b) petroleum and petroleum products including crude oil and any fractions thereof;

     (c) natural gas, synthetic gas, and any mixtures thereof; and

     (d) radon, radioactive substances, asbestos, urea formaldehyde, polychlorinated biphenyls and electromagnetic field radiation.

     2.11 RELATED PARTY TRANSACTIONS. Set forth in Schedule 2.11 to the Merry Land Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Merry Land or any of the Merry Land Subsidiaries under which continuing obligations exist with (a) any consultant, (b) any person who is an officer, trustee, director or Affiliate (as defined below) of Merry Land or any of the Merry Land Subsidiaries, any member of the "immediate family" (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities
Act) of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (c) any person who acquired Merry Land Shares in a private placement within the preceding three years, except those of a type available to Merry Land employees generally. Such documents, copies of all of which have previously been delivered or made available to EQR, are listed in Schedule 2.11 to the Merry Land Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

     2.12 EMPLOYEE BENEFITS. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, stock loan, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, arrangement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Merry Land or Merry Land Subsidiaries (each a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee Plan). Each Employee Plan is listed on Schedule 2.12. With respect to the Employee Plans:

          (a) Except as disclosed in the Merry Land SEC Documents or in Schedule
     2.12 to the Merry Land Disclosure Letter, no Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by section 4980B of the Code or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

          (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax exempt under Section 501(a) of the Code and no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed or are pending, Merry Land has received no notice of such a lawsuit, claim or complaint and, to the Knowledge of Merry Land, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan. Without limiting the foregoing, the following are true with respect to each Employee Plan:

             (i) all Controlled Group Members have filed or caused to be filed every material return, report, statement, notice, declaration and other document required by any law or governmental agency, federal, state and local (including, without limitation, the IRS and the Department of Labor) with respect to each such Employee Plan, each of such filings has been complete and accurate in all material respects and no Controlled Group Member has incurred any material liability in connection with such filings;

             (ii) all Controlled Group Members have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Controlled Group Member has incurred any material liability in connection with such deliveries;

             (iii) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code;

             (iv) with respect to each such Employee Plan, to the extent applicable, Merry Land has delivered to EQR true and complete copies of
        (A) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Report (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan.

          (c) With respect to each Employee Plan, there has not occurred, and no person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.

          (d) Except as disclosed in Schedule 2.12A, no Controlled Group Member has maintained or been obligated to contribute to any Employee Plan subject to Code Section 412 or Title IV of ERISA. With respect to each Employee Plan set forth on Schedule 2.12A, Merry Land represents that each such Employee Plan has been completely terminated in accordance with all Code and ERISA requirements for a "standard termination" (as defined in 4041(b) of ERISA), as applicable on the termination date.

          (e) With respect to each pension plan maintained by any Controlled Group Member, such Plans provide the Plan Sponsor the authority to amend or terminate the plan at any time, subject to applicable requirements of ERISA and the Code.

     2.13 EMPLOYEE MATTERS. Schedule 2.13 of the Merry Land Disclosure Letter lists the employee handbooks of Merry Land and each of the Merry Land Subsidiaries currently in effect. A copy of each such employee handbook has previously been made available to EQR. Except as set forth in Schedule 2.13 of the Merry Land Disclosure Letter, such handbooks fairly and accurately summarize all material employee policies, vacation policies and payroll practices of Merry Land and the Merry Land Subsidiaries. Neither Merry Land nor any of the Merry Land Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor organization, nor has Merry Land or any of the Merry Land Subsidiaries agreed that any unit of their employees is appropriate for collective bargaining. No union or other labor organization has been certified as bargaining representative for any of Merry Land's employees. To the Knowledge of Merry Land there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Merry Land or any of the Merry Land Subsidiaries.

     2.14 TAXES. (a) Each of Merry Land and the Merry Land Subsidiaries has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or Merry Land has paid on its behalf) all Taxes (as defined below) shown or reflected on such returns and reports as required to be paid by it except (i) as set forth in
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

Schedule 2.14 to the Merry Land Disclosure Letter, or (ii) real estate taxes that are being contested in good faith by appropriate proceedings and for which Merry Land or the applicable Merry Land Subsidiary shall have set aside on its books adequate reserves. The most recent audited financial statements contained in the Merry Land SEC Documents reflect an adequate reserve for all material Taxes payable or accrued by Merry Land and the Merry Land Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the Merry Land Financial Statement Date, Merry Land has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including, without limitation, any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Merry Land nor any Merry Land Subsidiary has incurred any liability for taxes other than in the ordinary course of business. Neither the consummation of the Spin-Off by Merry Land nor the consummation of the Purchase and Sale Agreement by and between EQR and Spinco will cause Merry Land or any Merry Land Subsidiary or EQR or any EQR Subsidiary to incur any liability under Section 857(b)(6) of the Code. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Merry Land. No deficiencies for any Taxes have been proposed, asserted or assessed pursuant to a "30-day letter" or notice of deficiency sent by the IRS, or, to the Knowledge of Merry Land, otherwise proposed, asserted or assessed against Merry Land or any of the Merry Land Subsidiaries. No waivers of the time to assess any such Taxes have been executed by Merry Land or any Merry Land Subsidiary and, to the Knowledge of Merry Land, no requests for such waivers are pending. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

     (b) Merry Land (i) for all taxable years commencing with January 1, 1987 through December 31, 1997, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending December 31, 1998, and thereafter until the Effective Time and (iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents paid by the tenants of the Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2)(C) of the Code, or (B) otherwise result in a challenge to its status as a REIT, and no such challenge is pending or, to Merry Land's Knowledge, threatened. Each Merry Land Subsidiary which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or ignored as a separate entity, as the case may be, and (ii) has not since its formation owned any assets (including, without limitation, securities) that would cause Merry Land to violate Section 856(c)(4) of the Code. Except for ML Services, Inc., each Merry Land Subsidiary which is a corporation or treated as an association taxable as a corporation has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code.

     2.15 NO PAYMENTS TO EMPLOYEES, OFFICERS, TRUSTEES OR DIRECTORS. Set forth in Schedule 2.3 and Schedule 2.15 of the Merry Land Disclosure Letter is a true and complete list of all cash and non-cash payments, rights to property or other contract rights which will become payable, accelerated or vested to or in each employee, officer, trustee or director of Merry Land or any Merry Land Subsidiary as a result of the Spin-Off and Merger. Except as described in
Schedule 2.3 and Schedule 2.15 to the Merry Land Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer, trustee or director of Merry Land or any Merry Land Subsidiary.

     2.16 BROKERS; SCHEDULE OF FEES AND EXPENSES.  Except as disclosed in
Schedule 2.16 to the Merry Land Disclosure Letter, no broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which have previously been disclosed to EQR, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection

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with the transactions contemplated hereby based upon arrangements made by or on behalf of Merry Land or any Merry Land Subsidiary.

     2.17 COMPLIANCE WITH LAWS. Except as disclosed in the Merry Land SEC Documents or in Schedule 2.6 to the Merry Land Disclosure Letter, neither Merry Land nor any of the Merry Land Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have a Merry Land Material Adverse Effect.

     2.18 CONTRACTS; DEBT INSTRUMENTS. (a) To the Knowledge of Merry Land, except as disclosed in the Merry Land SEC Documents or in Schedule 2.18 to the Merry Land Disclosure Letter, there is no contract or agreement that purports to limit in any material respect the names or the geographic location in which Merry Land or any Merry Land Subsidiary may conduct its business. Neither Merry Land nor any Merry Land Subsidiary has received a written notice that Merry Land or any Merry Land Subsidiary is in violation of or in default under (nor to the Knowledge of Merry Land does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule
2.18 to the Merry Land Disclosure Letter, nor to the Knowledge of Merry Land does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not have a Merry Land Material Adverse Effect.

     (b) Except for any of the following expressly identified in Merry Land SEC Documents, Schedule 2.18 to the Merry Land Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness of Merry Land or any Merry Land Subsidiary, other than Indebtedness payable to Merry Land or a Merry Land Subsidiary is outstanding or may be incurred (collectively, the "Debt Documents"), as well as the amount outstanding under each Debt Document as of June 30, 1998. For purposes of this Section 2.18, "Indebtedness" shall mean, to the extent any such item exceeds $50,000, (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any such indebtedness of any other person.

     (c) To the extent not set forth in response to the requirements of Section 2.18(b), Schedule 2.18 to the Merry Land Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Merry Land or any Merry Land Subsidiary is a party or an obligor with respect thereto.

     (d) Except as set forth in Schedule 2.18 to the Merry Land Disclosure Letter, neither Merry Land nor any of the Merry Land Subsidiaries is party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Merry Land Properties.

     (e) Neither Merry Land nor any of the Merry Land Subsidiaries is a party to any agreement relating to the management of any of the Merry Land Properties except the agreements described in Schedule 2.18 to the Merry Land Disclosure Letter (the "Third Party Management Agreements"). True and complete copies of the Third Party Management Agreements have previously been furnished to EQR.

     (f) Neither Merry Land nor any of the Merry Land Subsidiaries is a party to any agreement pursuant to which Merry Land or any Merry Land Subsidiary manages any real properties other than Merry Land Properties, except for the agreements described in Schedule 2.18 to the Merry Land Disclosure Letter (the "Outside Property Management Agreements").

     (g) Except for budgeted construction disclosed in the Merry Land Capital Budget or in Schedule 2.22 of the Merry Land Disclosure Letter, Schedule 2.18 of the Merry Land Disclosure Letter lists all agreements entered into by Merry Land or any of the Merry Land Subsidiaries relating to the development or construction of, or additions or expansions to, any Merry Land Properties which are currently in effect and under which Merry Land or any of the Merry Land Subsidiaries currently has, or expects to incur, an obligation in excess of $250,000. True and correct copies of such agreements have previously been delivered or made available to EQR.

     (h) Schedule 2.18 to the Merry Land Disclosure Letter lists all agreements entered into by Merry Land or any of the Merry Land Subsidiaries providing for the sale of, or option to sell, any Merry Land Properties or the purchase of, or option to purchase, any real estate which are currently in effect.

     (i) Except as set forth in Schedule 2.18 to the Merry Land Disclosure Letter, neither Merry Land nor any Merry Land Subsidiary has any continuing contractual liability (i) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by Merry Land or any Merry Land Subsidiary, except for standard indemnification provisions entered into in the normal course of business, (ii) to pay any additional purchase price for any of the Merry Land Properties, or
(iii) to make any reprorations or adjustments to prorations involving an amount in excess of $25,000 (other than real estate taxes) that may previously have been made with respect to any property currently or formerly owned by Merry Land.

     (j) Except as set forth in Schedule 2.18 to the Merry Land Disclosure Letter, neither Merry Land nor any Merry Land Subsidiary has entered into or is subject, directly or indirectly, to any "Tax Protection Agreements." As used herein, a Tax Protection Agreement is an agreement, oral or written, (A) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Merry Land Partnership or any other Merry Land Subsidiary that is treated as a partnership for federal income tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of Merry Land or any Merry Land Subsidiary, (including, without limitation, requiring Merry Land or any Merry Land Subsidiary to indemnify any person for any tax liabilities resulting from any such disposition), (ii) requires that Merry Land or any Merry Land Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Merry Land Properties, or (iii) requires that Merry Land or any Merry Land Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Merry Land or any Merry Land Subsidiary.

     (k) Except as set forth in Schedule 2.18 to the Merry Land Disclosure Letter, there are no material outstanding contractual obligations of Merry Land or any Merry Land Subsidiary to provide any funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Merry Land Subsidiary or any other Person.

     2.19 OPINION OF FINANCIAL ADVISOR. Merry Land has received the opinion of Morgan Stanley & Co. Incorporated, dated July 8, 1998, satisfactory to Merry Land, and a signed copy of which has been provided to EQR.

     2.20 STATE TAKEOVER STATUTES. Merry Land has taken all action necessary to exempt the transactions contemplated by this Agreement between EQR and Merry Land and its Affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (a "Takeover Statute").

     2.21 REGISTRATION STATEMENT. The information relating to Merry Land and the Merry Land Subsidiaries included in the Registration Statement (as defined in Section 5.1) will not, as of the effective date of the Registration Statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.22 DEVELOPMENT PROPERTIES. Schedule 2.22 to the Merry Land Disclosure Letter lists all agreements entered into by Merry Land or any of the Merry Land Subsidiaries relating to the development or construction of, or additions or expansions to, any real properties which are currently in effect.

     2.23 INVESTMENT COMPANY ACT OF 1940. Neither Merry Land nor any of the Merry Land Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     2.24 TRADEMARKS, PATENTS AND COPYRIGHTS.  Except as set forth in Schedule
2.24 to the Merry Land Disclosure Letter, or to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) individually or in the aggregate would not have a Merry Land Material Adverse Effect, Merry Land and each Merry Land Subsidiary owns or possesses adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Merry Land and the Merry Land Subsidiaries as currently conducted or as contemplated to be conducted, and Merry Land has no Knowledge of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of Merry Land and the Merry Land Subsidiaries as currently conducted and as contemplated to be conducted did not, does not and will not infringe in any way any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, or copyright of any third party that, individually or in the aggregate, could have a Merry Land Material Adverse Effect. To Merry Land's Knowledge, there are no infringements of any proprietary rights owned by or licensed by or to Merry Land or any Merry Land Subsidiary that individually or in the aggregate could have a Merry Land Material Adverse Effect.

     2.25 INSURANCE. Except as set forth on Schedule 2.25 to the Merry Land Disclosure Letter, each of Merry Land and the Merry Land Subsidiaries are, and has been continuously since January 1, 1993, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Merry Land and the Merry Land Subsidiaries during such time period. Except as set forth on
Schedule 2.25 to the Merry Land Disclosure Letter, neither Merry Land nor any Merry Land Subsidiary has received any notice of cancellations or termination with respect to any material insurance policy of Merry Land or any Merry Land Subsidiary. The insurance policies of Merry Land and each Merry Land Subsidiary are valid and enforceable policies in all material respects.

     2.26 DEFINITION OF KNOWLEDGE OF MERRY LAND. As used in this Agreement, the phrase "to the Knowledge of Merry Land" (or words of similar import) means the knowledge of those individuals identified in Schedule 2.26 of the Merry Land Disclosure Letter.

     2.27 VOTE REQUIRED. Except for the Merry Land Shareholder Approvals, no other vote or consent by the equity-holders of Merry Land or any Merry Land Subsidiary (whether by agreement, under applicable law or otherwise) is required to approve this Agreement and the transactions contemplated hereby; provided, however, no representation or warranty is being made in this Section 2.27 with respect to any vote or consent required for any Alternative Merger.

     2.28 ESOP ACCRUALS. As of the date hereof, Merry Land has accrued a total of approximately $559,000 in contributions to the ESOP and, other than regular monthly accruals in monthly amounts not exceeding $95,000 (the "Monthly ESOP Accrual"), has made no accruals or contributions to the ESOP during the previous twelve (12) month period from the date hereof.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF EQR

     Except as set forth in the letter of even date herewith signed by the President of EQR and delivered to Merry Land prior to the execution hereof (the "EQR Disclosure Letter"), EQR represents and warrants to Merry Land as follows:

     3.1 ORGANIZATION, STANDING AND POWER OF EQR. EQR is a real estate investment trust duly organized and validly existing under the laws of Maryland and has the requisite power and authority to carry on its business as now being conducted. EQR is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of EQR and the Subsidiaries of EQR (other than Subsidiaries which are not Affiliates of EQR) ("EQR Subsidiaries") taken as a whole ("EQR Material Adverse Effect"). EQR has delivered to Merry Land complete and correct copies of its Second Amended and Restated Declaration of Trust and Second Amended and Restated Bylaws, in each case as amended or supplemented to the date of this Agreement.

     3.2 CAPITAL STRUCTURE. (a) The authorized shares of beneficial interest of EQR consist of 200,000,000 EQR Common Shares and 100,000,000 preferred shares of beneficial interest ("EQR Preferred Shares"), including (i) 6,120,000 9 3/8% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the "EQR Series A Preferred Shares"), (ii) 500,000 9 1/8% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, that are represented by 5,000,000 depository shares (the "EQR Series B Preferred Shares"), (iii) 460,000 9 1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, that are represented by 4,600,000 depository shares (the "EQR Series C Preferred Shares"), (iv) 805,000 8.60% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest (Liquidation Preference $250.00 Per Share) (the "EQR Series D Preferred Shares"), (v) 4,600,000 Series E Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share (the "EQR Series E Preferred Shares"), (vi) 2,300,000 9.65% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the "EQR Series F Preferred Shares"), and (vii) 1,265,000 7 1/4% Series G Convertible Cumulative Preferred Shares of Beneficial Interest, $0.01 par value per share (the "EQR Series G Preferred Shares"). As of June 30, 1998, (i) 97,870,504 EQR Common Shares, 6,120,000 EQR Series A Preferred Shares, 500,000 EQR Series B Preferred Shares (represented by 5,000,000 depositary shares), 460,000 EQR Series C Preferred Shares (represented by 4,600,000 depositary shares), 700,000 EQR Series D Preferred Shares (represented by 7,000,000 depositary shares), 3,998,000 EQR Series E Preferred Shares, 2,300,000 EQR Series F Preferred Shares and 1,265,000 EQR Series G Preferred Shares were outstanding, (ii) 825,223 EQR Common Shares were available for issuance under EQR's 1996 Non-Qualified Employee Share Purchase Plan (the "EQR Employee Share Plan"), (iii) 5,664,717 EQR Common Shares were issuable upon exercise of outstanding share options (the "EQR Options") to purchase EQR Common Shares and 1,282,059 EQR Common Shares were available for grant, under EQR's Fourth Amended and Restated 1993 Share Option and Share Award Plan (the "Employee Share Award and Option Plan"), (iv) 5,996,377 shares were reserved for issuance under EQR's Distribution Reinvestment and Purchase Plan (the "EQR Distribution Reinvestment Plan"), (v) 9,687,781 EQR Common Shares were reserved for issuance upon redemption of limited partnership interests in ERP Operating Partnership (" OP Units") for EQR Common Shares pursuant to the EQR Partnership Agreement, and (vi) 7,623,507 shares were reserved for issuance upon the conversion of the EQR Preferred Shares which are convertible into EQR Common Shares. On the date hereof, except as set forth in this Section 3.2 or Schedule 3.2 of the EQR Disclosure Letter, no shares of beneficial interest or other voting securities of EQR were issued, reserved for issuance or outstanding.

     (b) All outstanding shares of beneficial interest of EQR are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, except that the shareholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by EQR. There are no bonds, debentures, notes or other indebtedness of EQR having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of EQR may vote.

     (c) Except (i) for the EQR Options, (ii) for the OP Units (which, subject to certain restrictions, may be exchanged by the holders thereof for either EQR Common Shares on a one-for-one basis or, at EQR's option, cash), as are disclosed in Schedule 3.2 to the EQR Disclosure Letter, (iii) for the EQR Reinvestment Plan, (iv) for the EQR Employee Share Award and Option Plan, or (v) as set forth in Schedule 3.2 to the EQR Disclosure Letter, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which EQR or any EQR Subsidiary is a party or by which such entity is bound, obligating EQR or any EQR Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, voting securities or other ownership interests of EQR or of any EQR Subsidiary or obligating EQR or any EQR Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to EQR or an EQR Subsidiary). Except as set forth on
Schedule 3.2 to the EQR Disclosure Letter or as required under the ERP Operating Partnership Agreement, there are no outstanding contractual obligations of EQR or any EQR Subsidiary to repurchase, redeem or otherwise acquire any shares of beneficial interest of EQR or any capital stock, voting securities, or other ownership interests in any EQR Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than an EQR Subsidiary).

     (d) EQR owns all of its partnership interests in ERP Operating Partnership free and clear of all Liens.

     3.3 ORGANIZATION, STANDING AND POWER OF ERP OPERATING PARTNERSHIP. ERP Operating Partnership is a limited partnership duly organized and validly existing under the laws of Illinois and has the requisite power and authority to carry on its business as now being conducted. ERP Operating Partnership is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a EQR Material Adverse Effect. EQR has delivered to Merry Land complete and correct copies of ERP Operating Partnership's Fourth Amended and Restated Agreement of Limited Partnership, as amended or supplemented to the date of this Agreement, as well as a form of ERP Operating Partnership Fifth Amended and Restated Agreement of Limited Partnership, which EQR currently contemplates adopting, in whole or in part, prior to the Effective Time.

     3.4 CAPITAL STRUCTURE OF ERP OPERATING PARTNERSHIP. As of June 30, 1998, the number of outstanding OP Units consisted of (a) 97,870,499 units of general partnership interest, (b) 9,687,781 units of limited partnership interest, (c) 6,120,000 9 3/8% Series A Cumulative Redeemable Preference Units, (d) 500,000
9 1/8% Series B Cumulative Redeemable Preference Units, (e) 460,000 9 1/8% Series C Cumulative Redeemable Preference Units, (f) 700,000 8.60% Series D Cumulative Redeemable Preference Units, (g) 3,998,000 Series E Cumulative Convertible Preference Units, (h) 2,300,000 Series F Cumulative Redeemable Preference Units, and (i) 1,265,000 7 1/4% Series G Convertible Cumulative Preference Units. Except for the units of limited partnership interest, all of the units of partnership interest in ERP Operating Partnership are owned by EQR free and clear of all Liens.

     3.5 AUTHORITY; NONCONTRAVENTION; CONSENTS. (a) EQR has the requisite power and authority to enter into this Agreement and, subject to the affirmative vote of at least a majority of the outstanding EQR Common Shares entitled to vote thereon to approve the Merger (the "EQR Shareholder Approvals" and, together with the Merry Land Shareholder Approvals, the "Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which EQR is a party. The execution and delivery of this Agreement by EQR and the consummation by EQR of the transactions contemplated by this Agreement to which EQR is a party have been duly authorized by all necessary action on the part of EQR, subject to the EQR Shareholder Approvals. This Agreement has been duly executed and delivered by EQR and constitutes a valid and binding obligation of EQR, enforceable against EQR in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) Except as set forth in Schedule 3.5 to the EQR Disclosure Letter, the execution and delivery of this Agreement by EQR do not, and the consummation of the transactions contemplated by this Agreement to which EQR is a party and compliance by EQR with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of EQR or any EQR Subsidiary under, (i) the Second Amended and Restated Declaration of Trust or Second Amended and Restated Bylaws of EQR or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other EQR Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to EQR or any EQR Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to EQR or any EQR Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have an EQR Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to EQR or any EQR Subsidiary in connection with the execution and delivery of this Agreement or the consummation by EQR of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) the Proxy Statement and
(y) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger with the Department, (iii) the filing of the Certificate of Merger with the Secretary of State, (iv) such filings as may be required in connection with the payment of any transfer and gains taxes and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.5 to the EQR Disclosure Letter or (B) as may be required under (x) federal, state or local environmental laws or (y) the securities laws of the State of Maryland or
(C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent EQR from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, an EQR Material Adverse Effect.

     (c) EQR is making no representation or warranty in this Section 3.5 with respect to any matters or approvals required for any Alternative Merger.

     (d) For purposes of determining compliance with the Hart-Scott Act, EQR confirms that the conduct of its business consists solely of investing in, owning and operating real estate for the benefit of its shareholders.

     3.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. EQR and ERP Operating Partnership have filed all required reports, schedules, forms, statements and other documents with the SEC since August 18, 1993 through the date hereof (the "EQR SEC Documents"). Schedule 3.6 to the EQR Disclosure Letter contains a complete list of all EQR SEC Documents filed by EQR under the Exchange Act since January 1, 1997 and on or prior to the date of this Agreement. All of the EQR SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such EQR SEC Documents. None of the EQR SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later EQR SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of EQR and the EQR Subsidiaries included in the EQR SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of EQR and the EQR Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations set forth in the EQR SEC Documents or in Schedule 3.6 to the EQR Disclosure Letter, neither EQR nor any EQR Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of EQR or in the notes thereto and which, individually or in the aggregate, would have an EQR Material Adverse Effect.

     3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the EQR SEC Documents or in Schedule 3.7 to the EQR Disclosure Letter, since the date of the most recent audited financial statements included in the EQR SEC Documents (the "EQR Financial Statement Date"), EQR and the EQR Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of EQR and the EQR Subsidiaries taken as a whole (a "EQR Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an EQR Material Adverse Change, (b) except for regular quarterly distributions (in the case of EQR) not in excess of $0.67 per EQR Common Share, $0.5859 per EQR Series A Preferred Share, $0.5703 per EQR Series B Preferred Share, $0.5703 per EQR Series C Preferred Share, $0.5375 per EQR Series D Preferred Share, $0.4375 per EQR Series E Preferred Share, $0.6031 per EQR Series F Preferred Share and $0.4531 per EQR Series G Preferred Share, in each case subject to rounding adjustments as necessary and with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of EQR's shares of beneficial interest, (c) any split, combination or reclassification of any of EQR's shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have an EQR Material Adverse Effect, or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by EQR or any EQR Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the EQR SEC Documents or required by a change in GAAP. EQR is not in default in the payment of distributions on the EQR Preferred Shares.

     3.8 LITIGATION.  Except as disclosed in the EQR SEC Documents or in
Schedule 3.8 to the EQR Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of EQR and the EQR Subsidiaries (a) which are covered by adequate insurance, or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or, to the Knowledge of EQR, threatened in writing against or affecting EQR or any EQR Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have an EQR Material Adverse Effect, or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against EQR or any EQR Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     3.9 PROPERTIES. (a) EQR or one of the EQR Subsidiaries owns fee simple title to each of the real properties listed in the EQR SEC Filings as owned by it (the "EQR Properties"), except where the failure to own such title would not have an EQR Material Adverse Effect.

     (b) The EQR Properties are not subject to any Encumbrances or Property Restrictions which could cause an EQR Material Adverse Effect.

     (c) Valid policies of title insurance have been issued insuring EQR's or the applicable EQR Subsidiaries' fee simple title to the EQR Properties in amounts at least equal to the purchase price thereof paid by EQR or the applicable EQR Subsidiaries therefor, except where the failure to obtain such title insurance would not have an EQR Material Adverse Effect.

     (d) EQR has no Knowledge (i) that it has failed to obtain a certificate, permit or license from any governmental authority having jurisdiction over any of the EQR Properties where such failure would have an EQR Material Adverse Effect, or of any pending threat of modification or cancellation of any of the same which would have an EQR Material Adverse Effect, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, rule, regulation or requirement affecting any of the EQR Properties issued by any governmental authorities which would have an EQR Material Adverse Effect, or
(iii) of any structural defects relating to EQR Properties, EQR Properties whose building systems are not in working order, physical damage to any EQR Property for which there is no insurance in effect covering the cost of restoration, any current renovation or uninsured restoration, except such structural defects, building systems not in working order, physical damage, renovation and restoration which, in the aggregate, would not have an EQR Material Adverse Effect.

     (e) Neither EQR nor any of the EQR Subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the EQR Properties, or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the EQR Properties or by the continued maintenance, operation or use of the parking areas, other than such notices which, in the aggregate, would not have an EQR Material Adverse Effect.

     (f) All work to be performed, payments to be made and actions to be taken by EQR or the EQR Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or similar action relating to any EQR Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation), has been performed, paid or taken, as the case may be, except where the failure to do so would, in the aggregate, not have an EQR Material Adverse Effect, and EQR has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements which would have an EQR Material Adverse Effect.

     3.10 ENVIRONMENTAL MATTERS. None of EQR, any of the EQR Subsidiaries or, to EQR's Knowledge, any other Person has caused or permitted (a) the unlawful presence of any Hazardous Substances on any of the EQR Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the EQR Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have an EQR Material Adverse Effect; and in connection with the construction on or operation and use of the EQR Properties, EQR and the EQR Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have an EQR Material Adverse Effect. EQR has previously delivered or made available to Merry Land complete copies of all environmental investigations and testing or analysis made by or on behalf of EQR or any of the EQR Subsidiaries with respect to the environment condition of the EQR Properties, all of which are listed in the EQR Disclosure Letter.

     3.11 TAXES. (a) Each of EQR and the EQR Subsidiaries has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or EQR has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it except where the failure to file such tax returns or reports and failure to pay such Taxes would not have an EQR Material Adverse Effect. The most recent audited financial statements contained in the EQR SEC Documents reflect an adequate reserve for all material Taxes payable by EQR and the EQR Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the EQR Financial Statement Date, EQR has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither EQR nor any EQR Subsidiary has incurred any liability for taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon EQR. No deficiencies for any Taxes have been proposed, asserted or assessed pursuant to a "30-day letter" or notice of deficiency sent by the IRS, or, to the Knowledge of EQR, otherwise proposed, asserted or assessed against EQR or any of the EQR Subsidiaries. No waivers of the time to assess any such Taxes have been executed by EQR or any EQR Subsidiary and, to the Knowledge of EQR, no such waivers are pending.

     (b) EQR (i) for all taxable years commencing with 1992 through the most recent December 31, has been subject to taxation as a REIT within the meaning of
Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1998, and
(iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents paid by tenants to the EQR Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2) of the Code, or (B) otherwise result in a challenge to its status as a REIT, and to EQR's Knowledge, no such challenge is pending or threatened. Each EQR Subsidiary which is a partnership, joint venture or limited liability company has been treated since its formation and continues to be treated for federal income tax purposes as a partnership, or ignored as a separate entity, as the case may be, and not as a corporation or as an association taxable as a corporation. Each corporation, trust or other entity taxable as an association which has merged with and into EQR had been subject to taxation as a REIT at all times since its initial election of REIT status and had satisfied all requirements to qualify as a REIT for such years, except to the extent that a failure to satisfy such requirements would not have a EQR Material Adverse Effect.

     3.12 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than J.P. Morgan Securities Inc. the fees and expenses of which have previously been disclosed to Merry Land and will be paid by EQR, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of EQR or any EQR Subsidiary.

     3.13 COMPLIANCE WITH LAWS. Except as disclosed in the EQR SEC Documents, neither EQR nor any of the EQR Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have an EQR Material Adverse Effect.

     3.14 CONTRACTS; DEBT INSTRUMENTS. Neither EQR nor any EQR Subsidiary has received a written notice that EQR or any EQR Subsidiary is in violation of or in default under (nor to the Knowledge of EQR does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of EQR does such a violation or default exist, except to the extent such violation or default, individually or in the aggregate, would not have an EQR Material Adverse Effect, except as set forth in Schedule 3.14 to the EQR Disclosure Letter.

     3.15 OPINION OF FINANCIAL ADVISOR. EQR has received the opinion of J.P. Morgan Securities Inc. dated July 8, 1998, satisfactory to EQR, a signed copy of which has been provided to Merry Land, to the effect that the consideration to be paid by EQR in connection with the Merger is fair, from a financial point of view, to EQR.

     3.16 STATE TAKEOVER STATUTES. EQR has taken all action necessary to exempt transactions between EQR and Merry Land and its Affiliates from the operation of Takeover Statutes.

     3.17 REGISTRATION STATEMENT. The information with respect to EQR and the EQR Subsidiaries included in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.18 INVESTMENT COMPANY ACT OF 1940. Neither EQR nor any of the EQR Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

     3.19 DEFINITION OF KNOWLEDGE OF EQR. As used in this Agreement, the phrase "to the Knowledge of EQR" (or words of similar import) means the knowledge of those individuals identified in Schedule 3.19 to the EQR Disclosure Letter.

     3.20 VOTE REQUIRED. Except for the EQR Shareholder Approvals, no other vote or consent by the equity-holders of EQR or any EQR Subsidiary (whether by agreement, under applicable law or otherwise) is required to approve this Agreement or the transactions contemplated hereby; provided, however, that no representation or warranty is being made in this Section 3.20 with respect to any vote or consent required for any Alternate Merger.

     3.21 EMPLOYEE POLICIES. Each employee plan or arrangement of EQR is in material compliance with ERISA, to the extent subject to ERISA, and any other applicable law governing such employee plan or arrangement.

                                   ARTICLE 4

                                   COVENANTS

     4.1 ACQUISITION PROPOSALS. Prior to the Effective Time, Merry Land agrees that:

          (a) neither it nor any of the Merry Land Subsidiaries shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of Merry Land or any of the Merry Land Subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

          (b) it will use its best efforts not to permit any of its officers, directors, employees, agents or financial advisors to engage in any of the activities described in Section 4.1(a);

          (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in Section 4.1(b) of the obligations undertaken in this Section 4.1; and

          (d) it will notify EQR immediately if Merry Land receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Section 4.1 shall prohibit the Board of Directors of Merry Land from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (A) the Board of Directors of Merry Land determines in good faith that such action is required for the Board of Directors to comply with its duties to shareholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Merry Land provides written notice to EQR to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which Merry Land determined in good faith was required to be executed in order for the Board of Directors to comply with its duties to shareholders imposed by law), Merry Land keeps EQR informed of the status (not the terms) of any such discussions or
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

negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 4.1 shall (x) permit Merry Land to terminate this Agreement (except as specifically provided in Article 7 hereof), (y) permit Merry Land to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Merry Land shall not enter into an agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form executed as provided above)) or (z) affect any other obligation of Merry Land under this Agreement; provided, however, that the Board of Directors of Merry Land may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which a majority of the members of the Board of Directors of Merry Land determines in good faith to be more favorable to Merry Land's shareholders from a financial point of view than the Merger and which the Board of Directors of Merry Land determines is reasonably capable of being consummated.

     4.2 CONDUCT OF MERRY LAND'S BUSINESS PENDING MERGER. Prior to the Effective Time, except as (i) contemplated by this Agreement, (ii) set forth in
Schedule 4.2 to the Merry Land Disclosure Letter or (iii) consented to in writing by EQR, Merry Land shall, and shall cause each of the Merry Land Subsidiaries to, conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore, and, irrespective of whether or not in the ordinary course of business, Merry Land shall, and shall cause each of the Merry Land Subsidiaries to:

          (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

          (b) confer on a regular basis with one or more representatives of EQR to report operational matters of materiality and, subject to Section 4.1, any proposals to engage in material transactions;

          (c) promptly notify EQR of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

          (d) promptly deliver to EQR true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (e) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

          (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Merry Land notifies EQR that it is availing itself of such extensions and provided such extensions do not adversely affect Merry Land's status as a qualified REIT under the Code;

          (g) not make or rescind any express or deemed election relative to Taxes (unless required by law or necessary to preserve Merry Land's status as a REIT or the status of any Merry Land Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

          (h) other than in connection with those development agreements set forth in Schedule 2.22 to the Merry Land Disclosure Letter, not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness except for working capital under its revolving line(s) of credit, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct other real estate projects;

          (i) not amend its Articles of Incorporation, Bylaws, code of regulations or partnership agreement or comparable charter or organizational document or the articles of incorporation, Bylaws, partnership agreement, joint venture agreement or comparable charter or organization document of any Merry Land Subsidiary without EQR's prior written consent, which shall not be unreasonably withheld or delayed;

          (j) issue no and make no change in the number of shares of capital stock, membership interests or units of limited partnership interest issued and outstanding or reserved for issuance, other than pursuant to (i) those items disclosed in Schedule 2.3 to the Merry Land Disclosure Letter and
     (ii) the conversion of any Merry Land Preferred Shares, in accordance with the terms thereof;

          (k) grant no options or other right or commitment relating to its shares of beneficial interest or capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of beneficial interest or capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors;

          (l) except (i) as provided in Section 5.13 and Section 5.14 hereof,
     (ii) in connection with the use of Merry Land Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, or (iii) for dividends and distributions by a Merry Land Subsidiary to Merry Land, a wholly-owned Merry Land Subsidiary, ML Services, Inc., a Georgia corporation ("Services Corp."), or Merry Land DownREIT, not (x) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its beneficial interest or capital stock, or (y) directly or indirectly redeem, purchase or otherwise acquire any shares of beneficial interest, shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of beneficial interest, shares of capital stock, membership interests, or units of partnership interest;

          (m) not sell, lease, mortgage, subject to Lien or otherwise dispose of any material part of its assets, individually or in the aggregate, except in the ordinary course of business;

          (n) not make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to wholly-owned Merry Land Subsidiaries in existence on the date hereof (other than Spinco and Subsidiaries of Spinco), Merry Land DownREIT or Services Corp.;

          (o) not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to EQR or incurred in the ordinary course of business consistent with past practice;

          (p) except as reflected in the Merry Land Capital Budget, not enter into any commitment, contractual obligation, capital expenditure or transaction (each, a "Commitment") which may result in total payments or liability by or to it in excess of $1,000,000 or aggregate Commitments in excess of $5,000,000;

          (q) not guarantee the indebtedness of another Person (including Spinco), enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

          (r) not enter into or amend any Commitment with any officer, director, consultant or Affiliate of Merry Land or any of the Merry Land Subsidiaries other than Commitments with consultants involving payments of less than $10,000 per annum;

          (s) not increase any compensation or enter into or amend any employment agreement or other arrangement with any of its officers, directors or employees earning more than $75,000 per annum as of the date hereof, other than waivers by employees of benefits under such agreements, or enter into any employment agreement or arrangement with any other Person not currently an employee of Merry Land or a Merry Land Subsidiary, providing for compensation in excess of $75,000 per annum;

          (t) except as otherwise provided in Section 5.10(c) and Section 5.19, not adopt any new employee benefit plan or amend any existing plans, options or rights, except for changes which are required by law and changes which are not more favorable to participants than provisions presently in effect;

          (u) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

          (v) not change the ownership of any of its Subsidiaries except pursuant to the Asset Exchange Agreement on the Closing Date;

          (w) not accept a promissory note in payment of the exercise price payable under any option to purchase Merry Land Shares;

          (x) not enter into or amend or otherwise modify or waive any rights under any agreement or arrangement for the persons that are affiliates, or as of the date hereof, all officers, directors or employees, of Merry Land or any Merry Land Subsidiary;

          (y) Except as provided in Schedule 2.9 or Schedule 2.18 to the Merry Land Disclosure Letter, not directly or indirectly or through a subsidiary, merge or consolidate with, acquire all or substantially all of the assets of, or acquire the beneficial ownership of a majority of the outstanding capital stock or other equity interest in any person or entity;

          (z) not purchase any property nor conduct any material business or operations on behalf of or for the benefit of Spinco nor cause or permit Spinco to purchase any property or conduct any material business or operations on its own behalf; provided, however, that Spinco may take steps deemed necessary to prepare for the receipt of the Transferred Properties and the commencement of operations on the Effective Date;

          (aa) suspend the Merry Land Dividend Reinvestment Plan, effective as of the date of this Agreement; and

          (bb) use its reasonable best efforts to continue to qualify as a REIT prior to the Effective Time and not enter into any prohibited transaction, including, without limitation, any transaction consummated pursuant to the Spin-Off that would be considered a prohibited transaction as defined in
     Section 857(b)(6) of the Code.

     For purposes of this Section 4.2 only, any contract, transaction or other event shall be deemed to be material and to be subject to the terms hereof if it would result or is expected to result in a net impact on Merry Land's consolidated income statement in excess of $1,000,000, or on Merry Land's consolidated balance sheet in excess of $1,000,000.

     4.3 CONDUCT OF EQR'S BUSINESS PENDING MERGER. Prior to the Effective Time, except as (i) contemplated by this Agreement, or (ii) consented to in writing by Merry Land, EQR shall, and shall cause each of the EQR Subsidiaries to:

          (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

          (b) confer on a regular basis with one or more representatives of Merry Land to report operational matters of materiality which would have a EQR Material Adverse Effect;

          (c) promptly notify Merry Land of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

          (d) promptly deliver to Merry Land true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (e) maintain its books and records in accordance with GAAP consistently applied;

          (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities; and

          (g) use its reasonable best efforts to continue to qualify as a REIT prior to the Effective Time and not enter into any prohibited transaction, including, without limitation, any transaction consummated pursuant to the Spin-Off that would be considered a prohibited transaction as defined in
     Section 857(b)(6) of the Code.

     For purposes of this Section 4.3 only, an emergency, change, complaint, investigation or hearing shall be deemed material if it would reasonably be expected to have an EQR Material Adverse Effect.

     4.4 OTHER ACTIONS. Each of Merry Land on the one hand and EQR on the other hand shall not, and shall use its reasonable best efforts to cause their Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.1, any of the conditions to the Merger set forth in
Article 6 not being satisfied.

     4.5 FILING OF CERTAIN REPORTS. The Surviving Trust shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of Merry Land or EQR may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares of beneficial interest of the Surviving Trust received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such Rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

     4.6 COMPLIANCE WITH THE SECURITIES ACT. Prior to the Effective Time, Merry Land shall promptly cause to be prepared and delivered to EQR a list (reasonably satisfactory to counsel for EQR) identifying all persons who, at the time of the Merry Land and EQR Shareholders Meetings, may be deemed to be "affiliates" of Merry Land as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). Merry Land shall use its best efforts to cause each person who is identified as an Affiliate in such list to deliver to Merry Land on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any EQR Common Shares issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with Rule 145. EQR shall be entitled to place legends as specified in such written agreements on the certificates representing any EQR Common Shares to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the EQR Common Shares, consistent with the terms of such agreements.

                                   ARTICLE 5

                              ADDITIONAL COVENANTS

     5.1 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; MERRY LAND SHAREHOLDERS MEETING AND EQR SHAREHOLDERS MEETING. (a) Merry Land and EQR shall use their reasonable best efforts to prepare and file with the SEC a preliminary Proxy Statement (which shall also constitute an information statement with respect to Spinco), in form and substance satisfactory to each of EQR and Merry Land and such registration statements under the Securities Act and Exchange Act as may be required (collectively, the "Registration Statement") as soon as practicable following the date of this Agreement. To the extent practicable, the parties shall utilize one document for transmittal to their respective shareholders to meet applicable legal requirements. Each of Merry Land and EQR shall promptly use its reasonable best efforts to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and Exchange Act and the rules and regulations promulgated under such acts as promptly as practicable after such filing and to
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keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of Merry Land and EQR will use its reasonable best efforts to cause the Proxy Statement to be mailed to Merry Land's shareholders and EQR's shareholders, respectively, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party agrees to date its Proxy Statement as of the same date, which shall be the approximate date of mailing to the shareholders of the respective parties. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. The Registration Statement and the Proxy Statement shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, EQR or Merry Land, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of EQR and the shareholders of Merry Land such amendment or supplement to the Proxy Statement. Merry Land also shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of beneficial interest of the Surviving Trust pursuant to the Merger, and Merry Land shall furnish all information concerning Merry Land and the holders of Merry Land Shares and rights to acquire Merry Land Shares as may be reasonably requested in connection with any such action.

     (b) EQR will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of EQR), duly call, give notice of, convene and hold a meeting of its shareholders (the "EQR Shareholders Meeting") for the purpose of obtaining the EQR Shareholder Approvals. EQR will, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger, and the transactions contemplated by this Agreement.

     (c) Merry Land will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of Merry Land), duly call, give notice of, convene and hold a meeting of its shareholders (the "Merry Land Shareholders Meeting", and, together with the EQR Shareholders Meeting, the "Shareholders Meetings") for the purpose of obtaining Merry Land Shareholder Approvals. Merry Land will, through its Board of Directors, recommend to its shareholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement; provided, that prior to the Merry Land Shareholders Meeting, such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a proposal constituting a Superior Acquisition Proposal, the Board of Directors of Merry Land determines in good faith that such withdrawal, modification or amendment is appropriate.

     (d) EQR and Merry Land shall use their best efforts to hold their respective shareholder meetings on the same day, which day, subject to the provisions of Sections 5.1(b) and 5.1(c), shall be a day not later than 35 days after the date the Proxy Statement is mailed.

     (e) If on the date for the EQR Shareholders Meeting and Merry Land Shareholders Meeting established pursuant to Section 5.1(d) of this Agreement, either EQR or Merry Land has not received a sufficient number of proxies to approve the Merger (but less than a majority of the outstanding common shares of beneficial interest or common stock, as the case may be, of such party have voted against the Merger), then both parties shall adjourn their respective shareholders meetings until the first to occur of (i) the date ten (10) days after the originally scheduled date of the shareholders meetings or (ii) the date on which the requisite number of proxies approving the Merger has been obtained or proxies have been received representing more than a majority of its outstanding common shares of beneficial interest or common stock, as the case may be, which voted against the Merger.

     5.2 ACCESS TO INFORMATION: CONFIDENTIALITY. Subject to the requirements of confidentiality agreements with third parties, each of Merry Land and EQR shall, and shall cause each of the Merry Land Subsidiaries and EQR Subsidiaries, respectively, to afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable

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access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Merry Land and EQR shall, and shall cause each of the Merry Land Subsidiaries and EQR Subsidiaries, respectively, to furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of Merry Land and EQR shall, and shall cause the Merry Land Subsidiaries and EQR Subsidiaries, respectively, to use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement dated as of May 26, 1998 between Merry Land and EQR (the "Confidentiality Agreement").

     5.3 BEST EFFORTS; NOTIFICATION. (a) Subject to the terms and conditions herein provided, Merry Land and EQR shall: (i) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated by such agreements and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to Merry Land and EQR; and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and trustees of Merry Land and EQR shall take all such necessary action.

     (b) Merry Land shall give prompt notice to EQR, and EQR shall give prompt notice to Merry Land, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.4 COSTS OF TRANSACTION. On the Closing Date, EQR and Merry Land shall execute, and Merry Land shall cause Spinco to execute, the Transaction Costs Agreement in substantially the form attached hereto as Exhibit "F" (the "Transaction Costs Agreement"). In the event that the Merger is not consummated, each of EQR and Merry Land shall pay their own costs and expenses relating to the Merger and the other transactions contemplated by this Agreement; provided, however, that all printing costs and SEC filing fees in connection with the Merger shall be paid 50% by Merry Land and 50% by EQR and, provided further, that this Section 5.4 shall in no way affect the rights and obligations of the parties hereto under Article 7.

     5.5 TAX TREATMENT. Each of EQR and Merry Land shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(g).

     5.6 PUBLIC ANNOUNCEMENTS. EQR and Merry Land will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Spin-Off, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

     5.7 LISTING. Prior to the Effective Time, EQR shall use its best efforts to have the NYSE approve for listing, upon official notice of issuance, the shares of beneficial interest in EQR to be issued in the Merger and listed on the NYSE after the Effective Time.

     5.8 LETTERS OF ACCOUNTANTS. (a) Merry Land shall use its reasonable best efforts to cause to be delivered to EQR on or before the date of the mailing of the Proxy Statement, the "comfort" letter of Arthur Andersen LLP, Merry Land's independent public accountants, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to EQR, in form and substance reasonably satisfactory to EQR and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     (b) EQR shall use its reasonable best efforts to cause to be delivered to Merry Land on or before the date of the mailing of the Proxy Statement, the "comfort" letter of Ernst & Young LLP, EQR's independent public accountants, of the kind contemplated by the AICPA Statement, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Merry Land, in form and substance reasonably satisfactory to Merry Land and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     5.9 TRANSFER AND GAINS TAXES. EQR and Merry Land shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, the Surviving Trust shall, or shall cause ERP Operating Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of beneficial interests in the Surviving Trust, all Transfer and Gains Taxes.

     5.10 BENEFIT PLANS AND OTHER EMPLOYEE ARRANGEMENTS.  (a) BENEFIT
PLANS. After the Effective Time, all employees of Merry Land who are employed by the Surviving Trust shall, at the option of the Surviving Trust, either continue to be eligible to participate in an "employee benefit plan", as defined in Section 3(3) of ERISA, currently maintained by Merry Land which is, at the option of the Surviving Trust, continued by the Surviving Trust, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of the Surviving Trust who were formerly employees of EQR in any "employee benefit plan," as defined in Section 3(3) of ERISA, sponsored or maintained by the Surviving Trust for similarly situated employees after the Effective Time. With respect to each such employee benefit plan, service with EQR or any EQR Subsidiary or with Merry Land or any Merry Land Subsidiary (as applicable) shall be included for purposes of determining eligibility to participate and vesting (if applicable). With respect to medical benefits provided by the Surviving Trust on and after the Closing Date, coverage that would otherwise be denied due to a preexisting illness shall be provided to those employees who had such coverage under a plan sponsored by EQR, Merry Land or any of the EQR Subsidiaries or Merry Land Subsidiaries before the Closing Date.

     (b) RETENTION AND SEVERANCE PROGRAM. Prior to the Effective Time, Merry Land shall adopt a severance/bonus/Retention and Severance Program (the "Retention and Severance Program") attached hereto as Exhibit "G". The Retention and Severance Program shall allow for the payment of (i) cash severance and bonus payments ("Severance Payments") to be allocated among certain employees of Merry Land and the Merry Land Subsidiaries, in lieu of any and all other severance payments, but exclusive of and not in lieu of any bonus, ESOP, or other compensation accrued in the ordinary course of business with respect to services rendered in 1998 to the Effective Date, all in accordance with past practice, as compensation for remaining employed by Merry Land or a Merry Land Subsidiary until the Effective Time and (ii) retention payments ("Retention Payments") for entering into employment arrangements with EQR or a EQR Subsidiary subsequent to the Effective Time. Schedule 5.10 to the Merry Land Disclosure Letter sets forth those employees (the "Merry Land Schedule 5.10 Employees") who will be offered Severance Payments, as well as the amount of each such Severance Payment. The Surviving Trust shall maintain the Retention and Severance Program in accordance with the terms thereof. In no event shall Merry Land adopt or agree to any other severance or Retention and Severance Program in addition to the Retention and Severance Program, except as otherwise specifically set forth in this Agreement. Neither the Retention and Severance Program nor any other term of this Agreement shall require the Surviving Trust to continue the employment of any employee of Merry Land after the Effective Time. As a condition to receiving any payment under this Section 5.10(b), each Merry Land Schedule 5.10 Employee shall execute a release in the form provided in the Retention and Severance Program (an "Employment Release").

     (c) OPTIONEES. (i) Prior to the Closing, each individual holding a Merry Land Option shall have the right to enter into a written agreement with EQR providing for the cancellation of the vested portion of such option immediately following the Effective Time for cash in an amount equal to the difference between the Closing Price of Merry Land Common and the applicable exercise price set forth in such option, multiplied by the number of Merry Land Common Shares subject to such option to the extent such option is vested at the Effective Time, it being understood that all employees whose employment does not continue after the Effective Time shall be deemed vested as of the Effective Time. For purposes of this paragraph, "Closing Price" shall mean the unweighted average closing price of a Merry Land Common Share, reported as "New York Stock Exchange Composite Transactions" by The Wall Street Journal (Midwest Edition) for the ten
(10) Trading Days ending on the third Trading Day immediately prior to the Closing Date. For the purposes of the paragraph only, "Trading Day" shall mean any day on which Merry Land Common Shares are traded on the NYSE.

     (ii) Merry Land and EQR agree to take all appropriate action to cause each Merry Land Option which remains unexercised as of the Effective Time (other than those options to be terminated pursuant to Section 5.10(c)(i)) to be amended to
(i) adjust the number of shares for which such option is thereafter exercisable by multiplying such number of shares by .54, (ii) adjust the per share exercise price by dividing such exercise price by .54, and (iii) to provide that such option shall be exercisable for EQR Common Shares. Accordingly, as more fully described in the Merry Land Stock Option and Incentive Plan (the "Plan"), upon conversion of the number of shares and the exercise price, all Merry Land options shall remain subject to the Plan's terms. EQR agrees to register the shares subject to the Plan on a registration statement on Form S-8 filed with the SEC as soon as practicable following the Effective Time.

     (iii) From and after the date hereof the Merry Land Board of Directors will not authorize, and Merry Land will not grant any Incentive Stock Options, Nonstatutory Stock Options, Stock Loan Rights, Director Stock Loan Rights, Dividend Rights, or Restricted Stock Grants under the Merry Land Stock Option and Incentive Plan. Furthermore, the Merry Land Board of Directors will not authorize any additional Stock Appreciation Rights under Section 7 of the Merry Land Stock Option and Incentive Plan and shall terminate any Stock Appreciation Rights heretofore granted pursuant to such Section 7 to the extent such termination will not violate the rights of any optionee and, in lieu thereof, Merry Land will assist such Optionees in making a "cashless" exercise of such options through a broker.

     (d) WITHHOLDING. Merry Land shall require each employee who exercises a Merry Land Option, receives Merry Land Shares pursuant to any existing commitment, receives any payment or loan satisfaction pursuant to Section 5.10(f) hereof, or otherwise receives any payment from Merry Land as a result of the transactions contemplated by this Agreement, to pay to Merry Land in cash or Merry Land Shares an amount sufficient to satisfy in full Merry Land's obligation to withhold Taxes incurred by reason of such exercise, issuance or receipt.

     (e) PAYMENTS/LOAN FORGIVENESS. (i) The compensation, benefits, payments, accelerations, share options and share appreciation rights of the executives and directors of Merry Land, as set forth in Schedule 2.15 of the Merry Land Disclosure Letter, shall be satisfied at the Effective Time or as otherwise set

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

forth in this Agreement in accordance with the terms set forth in Schedule 2.15 and Schedule 5.10(e) to the Merry Land Disclosure Letter.

     (ii) All outstanding loans made to the employees and directors of Merry Land under the Merry Land Stock Loan Program shall be forgiven at the Effective Time; provided, however, that 60% of any dividends or distributions declared on the Merry Land Common Shares after the date hereof, where the record date for such dividends or distributions is prior to the Effective Time (other than the Distribution), shall continue to be applied towards the repayment of such loans.

     As a condition to each employee and director of Merry Land receiving compensation, benefits, payments, accelerations, share options, appreciation rights and loan forgiveness described in this Section 5.10(e), such employee or director shall execute an Employment Release.

     5.11 TAX INDEMNIFICATION. If the compensation, benefits, payment accelerations, share option acceleration, appreciation rights or loan forgiveness received by an employee of Merry Land who will receive a Severance Payment (as to each such employee or director, the "Payments") will be subject to the excise tax imposed by Section 4999 of the Code and any successor provision, or any comparable provision of state or local tax law (collectively, "Section 4999"), or any interest, penalty or addition to tax will be incurred by such persons with respect to such excise tax (such excise tax, together with any such interest, penalty or addition to tax being referred to herein as the "Excise Tax"), then, those employees of Merry Land who will receive Severance Payments shall receive an additional cash payment (a "Gross-Up Payment") in an amount such that after the payment by such employee of Merry Land of all taxes, interest, penalties, and additions to tax imposed with respect to the Gross-Up Payment (including, without limitation, any income tax, employment tax payable by the employee and Excise Tax imposed upon the Gross-Up Payment), such employee of Merry Land retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Payments; provided, however, that in no event shall the aggregate amount of Gross-Up Payments paid in accordance with this Section 5.11 exceed $16,250,000 and in no event shall the aggregate payments made to any individual pursuant to this Section 5.11 exceed the Gross-Up Payment (i.e., the amount necessary to offset the amount of the Excise Tax). Schedule 5.11 to the Merry Land Disclosure Letter sets forth the name of each individual who shall be entitled to a Gross-Up Payment pursuant to this Section 5.11, as well as the estimated amount of each such Gross-Up Payment. In calculating the Gross-Up Payment, each Gross-Up Payment recipient will be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation as of the year in which the Gross-Up Payment is to be made and state and local taxes at the highest marginal rate of taxation in the state or locality of the Gross-Up Payment recipient's state of residence as of the date the Effective Time occurs, net of the maximum reduction in Federal income taxes which could be obtained from deducting the state and local taxes if paid in the year in which the Effective Time occurs.

     5.12 INDEMNIFICATION. (a) From and after the Effective Time, EQR shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Merry Land or any Merry Land Subsidiary (including W. Tennent Houston, in his capacity as trustee under the ESOP) (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Merry Land (including advancement of expenses, if so provided) immediately prior to the Effective Time in its Amended and Restated Articles of Incorporation and Bylaws, the ESOP or any other Employee Plan as in effect at the close of business on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement and; provided further, that EQR shall not be obligated under any circumstances to provide exculpation or indemnification for any officer or director of Spinco in their capacity as an officer or a director of Spinco. EQR shall obtain and maintain in effect at the Effective Time and continuing until the sixth anniversary thereof "run-off" directors and officers liability insurance with a coverage amount and other terms and conditions comparable to Merry Land's current directors and officers liability insurance policy covering the directors and officers of Merry Land with respect to their service as such prior to the Effective Time. The premium for such policy shall be paid in full at the Effective Time. If EQR has directors' and officers' insurance, such insurance shall apply to all directors and officers of EQR serving as such during the period such coverage is in effect.

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

     (b) The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of EQR and Merry Land. EQR agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party or his or her heirs or his or her personal representatives in successfully enforcing the indemnity or other obligations of EQR under this Section 5.12. The provisions of this Section 5.12 shall survive the Merger and are in addition to any other rights to which an Indemnified Party may be entitled.

     (c) In the event that the Surviving Trust or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.12, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each trustee, director and officer covered hereby.

     5.13 ASSET EXCHANGE AND PURCHASE AND SALE AGREEMENTS. Merry Land shall (i) cause Spinco to execute the Purchase and Sale Agreement, (ii) execute, and cause Spinco to execute, the Asset Exchange Agreement and any other agreement related to the transactions contemplated hereby to which Merry Land or Spinco is a party and (iii) use its commercially reasonable efforts to obtain all material consents required to be obtained by Merry Land and the Merry Land Subsidiaries from third parties in order to perform their respective obligations under the Purchase and Sale Agreement, the Asset Exchange Agreement and the other agreements contemplated thereby to which Merry Land or Spinco is a party. Merry Land shall keep EQR currently apprised of its progress in obtaining such consents. Merry Land shall inform EQR promptly if it appears unlikely that any given consent will be obtained. Merry Land shall cooperate with EQR in taking any action to either obtain such consents or to put Merry Land and the Merry Land Subsidiaries in a position so that such consents are no longer required.

     5.14 DECLARATION OF DIVIDENDS AND DISTRIBUTIONS. From and after the date of this Agreement, Merry Land shall not make any dividend or distribution to its shareholders without the prior written consent of EQR; provided, however, the written consent of EQR shall not be required for (i) the distribution of Spinco shares pursuant to the Spin-Off, (ii) the authorization and payment of quarterly distributions with respect to the Merry Land Series A Shares of up to $0.4375 per share, the Merry Land Series B Shares of up to $0.5513 per share, the Merry Land Series C Shares of up to $0.5375 per share, the Merry Land Series D Shares of up to $1.0363 per share, and the Merry Land Series E Shares of up to $0.4765 per share or (iii) the authorization and payment of quarterly distributions with respect to the Merry Land Common Shares (and, if required under the Amended and Restated Partnership Agreement of Merry Land DownREIT, with respect to the DownREIT Units), on a per share (or per unit) basis, of up to$0.41 for the third and fourth quarters of 1998, provided that the record dates for such distributions shall be September 16, 1998, and, provided that the Merger has not previously been consummated, December 16, 1998, respectively.

     5.15 TRANSFER OF MERRY LAND ASSETS AFTER EFFECTIVE TIME. Merry Land acknowledges that immediately after the Effective Time, the real properties owned by Merry Land and the Merry Land Subsidiaries (or the equity interests in the entity then holding such properties) and the equity interests in certain of the Merry Land Subsidiaries shall be transferred through one or more transactions to ERP Operating Partnership, subject to all liabilities of Merry Land and the Merry Land Subsidiaries, as a capital contribution in exchange for a number of units and preferred units of ERP Operating Partnership equal to the number of common shares of beneficial interest and preferred shares of beneficial interest of the Surviving Trust issued in the Merger to the owners of the shares of beneficial interest of Merry Land in the Merger; provided, however, that Merry Land makes no representation or warranty regarding EQR's ability to accomplish the foregoing, the costs that would be incurred, whether under Section 5.9 hereof or otherwise, in connection therewith or any consents or approvals that may be required therefor.

     5.16 NOTICES. (a) Within the time period provided for in the Second Amended and Restated Declaration of Trust of EQR, as amended as provided in the Articles of Merger, EQR shall notify the holders

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

of convertible Merry Land Preferred Shares (which have been converted into preferred shares of EQR pursuant to the Merger) of the conversion rate applicable to such shares after giving effect to the Merger.

     (b) Each party shall provide such notice to its shareholders of the Merger and other transactions contemplated hereby as is required under Maryland law and Georgia law.

     5.17 RESIGNATIONS. On the Closing Date, if requested by EQR, Merry Land shall cause the directors and officers of Merry Land and each of the Merry Land Subsidiaries (excluding Spinco and any Subsidiaries thereof) to submit their resignations from such positions, effective as of the Effective Time.

     5.18 10b-17 NOTICE. Merry Land shall give any notice required under Rule 10b-17 promulgated under the Exchange Act of the record date for determining the holders of Merry Land Common Shares entitled to receive the distribution of the shares of Spinco owned by Merry Land. The parties shall co-operate in establishing the date for the Closing Date in order to facilitate compliance with said Rule.

     5.19 ESOP. With respect to the ESOP, prior to the Effective Time, Merry Land shall, in accordance with ERISA and any other applicable law, use its best efforts to cause (i) the satisfaction of the ESOP's outstanding acquisition loan; (ii) the termination of the ESOP; and (iii) the completion of termination distributions to all participants and beneficiaries of the ESOP. Prior to the Effective Time, Merry Land shall make no accruals, contributions or other payments to the ESOP other than accruals, contributions or other payments in respect of the Monthly ESOP Accrual or as otherwise contemplated by this Section 5.19.

     5.20 VALUATION OF DISTRIBUTION. For the purposes of valuing the Distribution in order to adjust the applicable conversion prices of the Merry Land Series A, B and C Shares (according to the terms of such shares), Merry Land hereby covenants that such valuation shall be such that when the adjusted conversion price of such shares is multiplied by the Exchange Ratio, such number shall be no greater than the conversion price of such shares on the date of this Agreement multiplied by .54.

     5.21 MERGER OF MERRY LAND DOWNREIT. Merry Land hereby acknowledges that, prior to the Effective Time, EQR may desire to effectuate (i) the merger of Merry Land DownREIT with and into ERP Operating Partnership or an affiliate of ERP Operating Partnership, (ii) the contribution by the limited partners of Merry Land DownREIT of their DownREIT Units to ERP Operating Partnership in exchange for limited partnership interests in ERP Operating Partnership, and/or
(iii) another transaction or transactions related to the ownership and/or operation of Merry Land DownREIT. Merry Land hereby undertakes to use its best efforts to cooperate with and assist EQR (at EQR's request) in the effectuation of any or all of the above transactions, it being understood, however, that the consummation of any such transaction is not a condition to the Merger or the other transactions contemplated by this Agreement.

     5.22 TRANSFER OF SERVICES COMPANY SHARES. At the Closing, Merry Land shall cause the owners (other than Merry Land or a wholly-owned subsidiary of Merry
Land) to transfer to such person or persons as EQR shall designate by written notice delivered to Merry Land prior to the Closing, all of the shares of Services Corp. owned by them, constituting all the outstanding shares of the Services Corp. which are not owned by Merry Land or a wholly-owned subsidiary of Merry Land for an aggregate consideration of $1.00, unless Services Corp. was dissolved prior to the Closing Date.

     5.23 CERTAIN PROPERTIES. (a) EQR hereby acknowledges that five (5) specified assets, as set forth in the Asset Exchange Agreement and Purchase and Sale Agreement attached hereto as Exhibits "B" and "F", respectively (collectively, the "Spinco Assets"), are to be either transferred by Merry Land to Spinco prior to the consummation of the Merger pursuant to the Asset Exchange Agreement or sold to Spinco by ERP Operating Partnership or an Affiliate of ERP Operating Partnership pursuant to the Purchase and Sale Agreement subsequent to the Effective Time. EQR agrees that Merry Land shall have the right to determine which of the one or more five (5) Spinco Assets that will be transferred to Spinco pursuant to the Asset Exchange Agreement and which of the five (5) Spinco Assets that will be sold to Spinco pursuant to the Purchase and Sale Agreement subject to the approval of EQR, which will not be unreasonably withheld; provided, however, that in no event shall the excess of (i) the Agreed Value (as defined in the Purchase and Sale Agreement) of the Spinco Assets sold to Spinco pursuant to the Purchase and Sale Agreement over (ii) the adjusted tax basis of such assets as of the date such assets are sold to Spinco exceed the Gain

Limitation (as defined below). Schedule 5.23A of the EQR and Merry Land Disclosure Letters sets forth the current allocation of the Spinco Assets as between those Spinco Assets which will be transferred to Spinco pursuant to the Asset Exchange Agreement and those Spinco Assets which will be sold to Spinco pursuant to the Purchase and Sale Agreement; provided, however, that if the parties hereinafter agree to a different allocation of Spinco Assets pursuant to this Section 5.23, Schedule 5.23A shall be amended to reflect such different allocation.

     (b) For purposes of this Section 5.23, the "Gain Limitation" shall mean the amount by which (i) the distributions that EQR is expected to pay to the former holders of Merry Land Shares on the first dividend payment date of EQR following the Closing (determined using the estimated dividend rates set forth on Schedule 5.23B to the EQR and Merry Land Disclosure Letters), exceeds (ii) the "Short Period Merry Land E&P" (as defined below). The parties further acknowledge and agree that in the event the Effective Time occurs on the same date that Merry Land has paid a dividend on the Merry Land Shares, then the Gain Limitation shall be zero. For purposes of this Section 5.23, the "Short Period Merry Land E&P" shall mean (i) the "earnings and profits" of Merry Land (as determined under the Code and agreed upon by EQR and Merry Land) for the period beginning on January 1 of the year of Closing through the Closing Date (excluding any gain on the sale of the Spinco Assets recognized by Rudolph and any deductions for any Payments and Gross-Up Payments made by Rudolph) multiplied by (ii) a fraction, the numerator of which is the number of days in the calendar year from the Closing Date through the end of the calender quarter in which the Closing Date occurs and the denominator of which is 360 less the number of days in the calendar year from the Closing Date to December 31 of the year of Closing.
Schedule 5.23B to the EQR and Merry Land Disclosure Letters sets forth an illustration of the foregoing formula.

     (c) Notwithstanding to the foregoing, the Gain Limitation shall be reduced (but not below zero) by the amount of any and all Payments and Gross-Up Payments (as defined in Section 5.11 hereof), to the extent any such items are deductible by Merry Land for Federal income tax purposes. The parties further agree that in the event that the earnings and profits of Merry Land (as agreed upon by EQR and Merry Land) for the period beginning on January 1 of the year of Closing and ending on the Closing Date are greater than zero after taking into account all income and deductions for such period (including, without limitation, any gain recognized by Merry Land as a result of the transfer of Spinco Assets to Spinco under the Asset Exchange Agreement and any distribution of Spinco common shares to the holders of the Merry Land Common Shares), then to the extent permitted under Section 857(b)(3)(D) of the Code, Merry Land shall treat the amount (if any) of such earnings and profits in excess of zero as an undistributed capital gain in accordance with Section 857(b)(3)(D) of the Code.

                                   ARTICLE 6

                                   CONDITIONS

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) SHAREHOLDER APPROVALS. This Agreement, the Merger and the transactions contemplated by this Agreement shall have been approved and adopted by the Shareholder Approvals.

          (b) LISTING OF SHARES. The NYSE shall have approved for listing the shares of beneficial interest of the Surviving Trust to be issued in the Merger and to be listed on the NYSE after the Effective Time, subject to official notice of issuance.

          (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities and Exchange Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

          (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

          (e) BLUE SKY LAWS. The Surviving Trust shall have received all state securities or "blue sky" permits and other authorizations necessary (i) to issue shares of beneficial interest to the shareholders of Merry Land.

          (f) OPINION OF MARYLAND COUNSEL. EQR and Merry Land shall have received the opinion of Ballard Spahr Andrews & Ingersoll, LLP, to the effect that this Agreement and the Articles of Merger are enforceable under Maryland law, that all requisite approval of the Merger by the shareholders of EQR has been obtained, and as to such other matters as are customary in a transaction such as the Merger.

          (g) OPINION OF GEORGIA COUNSEL. EQR and Merry Land shall have received the opinion of Hull, Towill, Norman & Barrett, P.C. to the effect that this Agreement and the Certificate of Merger are enforceable under Georgia law, that all the requisite approvals of the Merger by the shareholders of Merry Land have been obtained, and as to such other matters as are customary in transactions such as the Merger.

     6.2 CONDITIONS TO OBLIGATIONS OF EQR. The obligations of EQR to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived in writing by EQR:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Merry Land set forth in this Agreement shall be true and correct as of the Closing Date (other than changes thereto which occurred solely by reason of the Spin-Off, except with respect to the representations and warranties provided in Section 2.14), as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and EQR shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Merry Land contained herein are so qualified) signed on behalf of Merry Land by the chief executive officer or the chief financial officer of Merry Land, in such capacity, to such effect; provided, however, that no representation or warranty shall be deemed to have been breached as a result of any act of Spinco and its Subsidiaries taken or omitted to be taken after the date of this Agreement, if such act or omission was taken or omitted to be taken without causing Spinco to breach Section 4.2 of this Agreement. For the purposes of Section 6.2(a), the representations and warranties of Merry Land shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have a Merry Land Material Adverse Effect.

          (b) PERFORMANCE OF OBLIGATIONS OF MERRY LAND. Merry Land shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and EQR shall have received a certificate signed on behalf of Merry Land by the chief executive officer or the chief financial officer of Merry Land, in such capacity, to such effect.

          (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Merry Land Material Adverse Change and EQR shall have received a certificate of the chief executive officer or chief financial officer of Merry Land, in such capacity, certifying to such effect.

          (d) OPINION RELATING TO REIT AND PARTNERSHIP STATUS. EQR shall have received an opinion of Hull, Towill, Norman & Barrett, P.C., and, if requested by EQR, Arthur Andersen LLP, reasonably satisfactory to EQR, that, (i) commencing with its taxable year ended December 31, 1987, Merry Land was organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations) and (ii) each Merry Land Subsidiary which is a partnership, joint venture or limited liability company has not been at any time since it became a Merry Land Subsidiary treated for federal income tax purposes as an association taxable as a corporation.

          (e) OTHER TAX OPINION. EQR shall have received an opinion dated the Closing Date from counsel to EQR, based upon customary certificates and representation letters, and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

          (f) COMFORT LETTER. EQR shall have received the letter from the accountants for Merry Land required by Section 5.8 hereof.

          (g) OPINION OF COUNSEL. EQR shall have received an opinion from Hull, Towill, Norman & Barrett, P.C. and Piper & Marbury L.L.P. or other counsel to Merry Land reasonably satisfactory to EQR dated the Closing Date in form and substance reasonably satisfactory to EQR addressing the matters set forth in Exhibit "H" hereto.

          (h) CONSENTS. Except as set forth on Schedule 6.2 to the Merry Land Disclosure Letter, all consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EQR Material Adverse Effect or a Merry Land Material Adverse Effect.

          (i) ASSET EXCHANGE AGREEMENT. Merry Land and Spinco shall have entered into the Asset Exchange Agreement and each of the transactions contemplated thereby shall have been completed to the extent required to be completed thereunder as of such time.

          (j) PREFERRED STOCK PURCHASE AGREEMENT. Merry Land shall have executed and delivered the Preferred Stock Purchase Agreement.

          (k) DEVELOPMENT AGREEMENT. Spinco shall have executed and delivered the Development Agreement.

          (l) PURCHASE AND SALE AGREEMENT. Spinco shall have executed and delivered the Purchase and Sale Agreement.

     6.3 CONDITIONS TO OBLIGATIONS OF MERRY LAND. The obligation of Merry Land to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived in writing by Merry Land:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of EQR set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Merry Land shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of EQR contained herein are so qualified) signed on behalf of EQR by the chief executive officer and the chief financial officer of such party to such effect. For the purposes of this Section 6.3(a), the representations and warranties of EQR shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have an EQR Material Adverse Effect.

          (b) PERFORMANCE OF OBLIGATIONS OF EQR. EQR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Merry Land shall have received a certificate of EQR signed on behalf of EQR by the chief executive officer or the chief financial officer of EQR, in such capacity, to such effect.

          (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no EQR Material Adverse Change and Merry Land shall have received a certificate of the chief executive officer or chief financial officer of EQR, in such capacity, certifying to such effect.

          (d) COMFORT LETTER. Merry Land shall have received the letter from the accountants for EQR required by Section 5.8 hereof.

          (e) OPINION RELATING TO REIT STATUS AND PARTNERSHIP STATUS. Merry Land shall have received an opinion of Rudnick & Wolfe, reasonably satisfactory to Merry Land, that, commencing with its taxable year ended December 31, 1992, (A) EQR was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (B) ERP Operating Partnership has been during and since 1993 and continues to be, treated for federal income tax purposes as a partnership, and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

          (f) OTHER TAX OPINION. Merry Land shall have received an opinion dated the Closing Date from Piper & Marbury L.L.P., based upon customary certificates and representation letters and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

          (g) OPINION OF COUNSEL. Merry Land shall have received an opinion from Rudnick & Wolfe or other counsel to EQR reasonably satisfactory to Merry Land dated the Closing Date in form and substance reasonably satisfactory to Merry Land addressing the matters set forth in Exhibit "I" hereto dated the Closing Date.

          (h) CONSENTS. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EQR Material Adverse Effect or a Merry Land Material Adverse Effect.

          (i) PREFERRED STOCK PURCHASE AGREEMENT. ERP Operating Partnership shall have executed and delivered the Preferred Stock Purchase Agreement.

          (j) DEVELOPMENT AGREEMENT. ERP Operating Partnership shall have executed and delivered the Development Agreement.

          (k) PURCHASE AND SALE AGREEMENT. ERP Operating Partnership shall have executed and delivered the Purchase and Sale Agreement.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the filing of the Articles of Merger with the Department, whether before or after either of the Shareholder Approvals are obtained:

          (a) by mutual written consent duly authorized by both the Board of Trustees of EQR and Board of Directors of Merry Land;

          (b) by EQR, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Merry Land set forth in this Agreement, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by February 28, 1999 (or as otherwise extended);

          (c) by Merry Land, upon a breach of any representation, warranty, covenant obligation or agreement on the part of EQR set forth in this Agreement, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by February 28, 1999 (or as otherwise extended);

          (d) by either EQR or Merry Land, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (e) by either EQR or Merry Land, if the Merger shall not have been consummated before February 28, 1999; provided, in the case of termination pursuant to this Section 7.1(e), the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this Section;

          (f) by either EQR or Merry Land if, upon a vote at a duly held Merry Land Shareholders Meeting or any adjournment thereof, the Merry Land Shareholder Approvals shall not have been obtained as contemplated by
     Section 5.1;

          (g) by either EQR or Merry Land if, upon a vote at a duly held EQR Shareholders Meeting or any adjournment thereof, the EQR Shareholder Approvals shall not have been obtained as contemplated by Section 5.1;

          (h) by Merry Land, if prior to the Merry Land Shareholders Meeting, the Board of Directors of Merry Land shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal; and

          (i) by EQR if (i) prior to the Merry Land Shareholders Meeting, the Board of Directors of Merry Land shall have withdrawn or modified in any manner adverse to EQR its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, or (ii) Merry Land shall have entered into a definitive agreement with respect to any Acquisition Proposal.

     7.2 CERTAIN FEES AND EXPENSES. If this Agreement shall be terminated (i) pursuant to Section 7.1(h) or 7.1(i), then Merry Land will pay EQR (provided Merry Land was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) a fee equal to the Break-Up Fee (as defined below), or (ii) pursuant to Section 7.1(b) or 7.1(f), then Merry Land will pay EQR (provided Merry Land was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) an amount equal to the Break-Up Expenses (as defined below). If this Agreement shall be terminated pursuant to Section 7.1(c) or 7.1(g), then EQR will pay Merry Land (provided EQR was not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination), an amount equal to the Break-Up Expenses. If the Merger is not consummated (other than due to the termination of this Agreement pursuant to Section 7.1(a), 7.1(c) or 7.1(g), or by EQR pursuant to 7.1(e), and at the time of the termination of this Agreement an Acquisition Proposal has been received by Merry Land, and either prior to the termination of this Agreement or within twelve (12) months thereafter Merry Land or any Merry Land Subsidiary enters into any written Acquisition Proposal which is subsequently consummated (whether or not such Acquisition Proposal is the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then Merry Land shall pay the Break-Up Fee to EQR. The payment of the Break-Up Fee shall be compensation and liquidated damages for the loss suffered by EQR as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances and neither party shall have any other liability to the other after the payment of the Break-Up Fee. The Break-Up Fee shall be paid by Merry Land to EQR, or the Break-Up Expenses shall be paid by Merry Land to EQR or EQR to Merry Land (as applicable), in immediately available funds within fifteen (15) days after the date of the event giving rise to the obligation to make such payment occurred. As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of (i) $45,000,000 plus Break-Up Expenses (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to EQR without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to EQR, and (B) in the event EQR receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that EQR has received a ruling from the IRS holding that EQR's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by EQR of the excess of the Base Amount over the amount payable in clause (A) following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. In the event that EQR is not able to receive the full Base Amount, Merry Land shall place the unpaid amount in escrow and shall not release any portion thereof to EQR unless and until Merry Land receives any one or combination of the following: (i) a letter from EQR's independent accountants indicating the maximum amount that can be paid at that time to EQR without causing EQR to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event Merry Land shall pay to EQR the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. Merry Land's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. The "Break-Up Expenses" payable to EQR or Merry Land, as the case may be (the "Recipient"), shall be an amount equal to the lesser of (i) $5,000,000, (ii) the Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) and (iii) the sum of (A) the maximum amount that can be paid to the Recipient without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Recipient, and (B) in the event the Recipient receives a Break-Up Fee Tax Opinion indicating that the Recipient has received a ruling from the IRS holding that the Recipient's receipt of the Expense Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by the Recipient of the excess of the Expense Fee over the amount payable under clause (A) following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Expense Fee less the amount payable under clause (A) above. In the event that the Recipient is not able to receive the full Expense Fee, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives any one or combination of the following: (i) a letter from the Recipient's independent accountants indicating the maximum amount that can be paid at that time to the Recipient without causing the Recipient to fail to meet the REIT Requirements or
(ii) a Break-Up Fee Tax Opinion, in which event the Payor shall pay to the Recipient the lesser of the unpaid Expense Fee or the maximum amount stated in the letter referred to in (i) above. The obligation of EQR or Merry Land, as applicable ("Payor"), to pay any unpaid portion of the Break Up Expenses shall terminate three years from the date of this Agreement.

     7.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Merry Land or EQR as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of EQR, or Merry Land, other than the last sentence of Section 5.2,
Section 7.2, this Section 7.3 and Article 8; provided that (a) if this Agreement is terminated by EQR pursuant to Section 7.1(b), Merry Land shall not be entitled to any of the benefits of Section 7.2, or (b) if this Agreement is terminated by Merry Land pursuant to Section 7.1(c), EQR shall not be entitled to any of the benefits of Section 7.2.

     7.4 AMENDMENT. This Agreement may be amended by the parties in writing by action of their respective Boards of Trustees and Board of Directors at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Articles of Merger with the Department or Certificate of Merger with the Secretary of State; provided, however, that, after the Shareholder Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders without obtaining such further approval.

     7.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 8

                               GENERAL PROVISIONS

     8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

    (a)   if to EQR, to:            Equity Residential Properties Trust
                                    Two North Riverside Plaza, Suite 400
                                    Chicago, Illinois 60606
                                    Attention: Bruce C. Strohm
                                    Fax No. (312) 454-8703
          with a copy to:           Rudnick & Wolfe
                                    203 N. LaSalle St., Suite 1800
                                    Chicago, Illinois 60601
                                    Attention: Errol R. Halperin, Esq.
                                    Fax No. (312) 236-7516
    (b)   if to Merry Land, to:     Merry Land & Investment Company, Inc.
                                    624 Ellis Street
                                    Augusta, Georgia 30901
                                    Attention: John Gibson
                                    Fax No. (706) 722-4681
          with a copy to:           Hull, Towill, Norman & Barrett, P.C.
                                    801 Broad Street, 7th Floor
                                    Trust Company Bank Building
                                    Augusta, Georgia 30901
                                    Attention: Mark S. Burgreen, Esq.
          and:                      Piper & Marbury L.L.P.
                                    Charles Center South
                                    Baltimore, Maryland 21201-3018
                                    Attention: R.W. Smith, Jr., Esq.

All notices shall be deemed given only when actually received.

     8.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Merry Land Disclosure Letter, the EQR Disclosure Letter, the Confidentiality Agreement and the other agreements entered into in connection with the Transactions (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except as provided in Section .10 (with respect to the Schedule 5.10 Employees who do not receive Retention and Severance Program Letters) and Section 5.11 ("Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the directors of Merry Land who had been directors of Merry Land prior to the Effective Time.

     8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     8.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Illinois or Georgia or in any Illinois or Georgia State court located in Illinois or Georgia, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Illinois or Georgia or any Illinois or Georgia State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     8.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.10 NON-RECOURSE TO DIRECTORS, TRUSTEES AND OFFICERS. (a) This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of Merry Land by the undersigned in his capacity as a director or officer of Merry Land, which has been formed as a Georgia corporation pursuant to Articles of Incorporation dated as of January 25, 1966, as amended and restated, and not individually, and neither the directors, officers nor shareholders of Merry Land shall be personally bound or have any personal liability hereunder. EQR shall look solely to the assets of Merry Land for satisfaction of any liability of Merry Land with respect to this Agreement and any other agreements to which it is a party. EQR will not seek recourse or commence any action against any of the shareholders of Merry Land or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of Merry Land or seek recourse against any of their personal assets, for the performance or payment of any obligation of Merry Land hereunder or thereunder.

     (b) This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of EQR by the undersigned in his capacity as a trustee or officer of EQR, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of EQR dated as of November 2, 1992, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of EQR shall be personally bound or have any personal liability hereunder. Merry Land shall look solely to the assets of EQR for satisfaction of any liability of EQR with respect to this Agreement and any other agreements to which it is a party. Merry Land will not seek recourse or commence any action against any of the shareholders of EQR or any of their personal assets, and will not commence any action for money judgments against any of the trustees or officers of EQR or seek recourse against any of their personal assets, for the performance or payment of any obligation of EQR hereunder or thereunder.

     IN WITNESS WHEREOF, EQR and Merry Land have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          EQUITY RESIDENTIAL PROPERTIES TRUST

                                          By:   /s/ DOUGLAS J. CROCKER II
                                            ------------------------------------
                                                   Douglas J. Crocker II
                                               President and Chief Executive
                                                           Officer

                                          MERRY LAND & INVESTMENT COMPANY, INC.

                                          By:    /s/ W. TENNENT HOUSTON
                                            ------------------------------------
                                                     W. Tennent Houston
                                                         President

                                    FORM OF
                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Amendment to Agreement and Plan of Merger ("Amendment") is entered
into and made effective as of the      day of           , 1998 by and among
Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), Merry Land & Investment Company, Inc., a Georgia corporation ("Merry Land"), Merry Land Merger Subsidiary, Inc., a Maryland corporation ("Merry Land Merger Subsidiary"), and Merry Land LLC, a Delaware limited liability company ("Merry Land LLC").

                                   RECITALS:

     A. EQR and Merry Land have entered into an Agreement and Plan of Merger, dated as of July 8, 1998 (the "Merger Agreement"), which provides for the merger of Merry Land with and into EQR (the "Merry Land/EQR Merger"), on the terms and subject to the conditions set forth in the Merger Agreement.

     B. The Merger Agreement also provides that at the option of EQR, subject to the provisions of Section 1.9 of the Merger Agreement, such business combination shall be effected through the Alternative Merger (as defined in the Merger Agreement).

     C. EQR and Merry Land wish to amend the Merger Agreement to set forth the terms and conditions of the Alternative Merger.

     D. To facilitate the occurrence of the Alternative Merger, Merry Land has caused (i) Merry Land Merger Subsidiary to be formed as its wholly-owned subsidiary, (ii) Merry Land LLC to be formed with Merry Land Merger Subsidiary as its sole member, and (iii) each of Merry Land Merger Subsidiary and Merry Land LLC to become a party to this Amendment.

     E. EQR and Merry Land have agreed upon modifications to the forms of the Development Agreement (the "Development Agreement") and the Option Agreement and Right of First/Last Offer Agreement (the "Option Agreement") that were attached as exhibits to the Merger Agreement, and desire to amend the Merger Agreement to effectuate the substitution of modified forms of said exhibits.

     F. EQR and Merry Land have agreed upon the form of the Augusta Office Lease, and desire to memorialize said agreement in this Amendment.

     G. EQR and Merry Land have agreed that EQR and "Spinco" (as such term is defined in the Merger Agreement) shall form a joint venture (the "Joint Venture") for the purposes of owning, operating and disposing of six (6) properties to be acquired by EQR pursuant to the Merger, and EQR and Merry Land desire to memorialize said agreement in this Amendment.

     NOW, THEREFORE, in consideration of the premises, and the mutual agreements contained herein, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

     2. Election Notice. EQR may, at any time prior to the Closing Date, but subject to the condition set forth in Section 6.1 below, deliver to Merry Land written notice given in accordance with Section 8.2 of the Merger Agreement that EQR elects to have the Alternative Merger effected in lieu of the Merry Land/EQR Merger (the "Election Notice"). Upon delivery of the Election Notice, the Alternative Merger shall be effected in accordance with and subject to the terms hereof and the terms of the Merger Agreement.

     3. Merger of Merry Land into Merry Land LLC. If the Election Notice has been delivered and the conditions set forth in Section 6.2 below have been fulfilled, Merry Land shall merge with and into Merry Land LLC, with Merry Land LLC being the surviving entity of such merger (the "ML/LLC Merger"). Upon the effectiveness of such merger, the separate corporate existence of Merry Land shall cease and Merry Land LLC shall continue its existence under the laws of the State of Delaware under the name "Merry Land LLC" and shall succeed to all rights, assets, liabilities and obligations of Merry Land and Merry Land LLC, all in accordance with the applicable provisions of the Delaware Limited Liability Company Act ("DLLCA") and the Georgia Business Corporation Code ("GBCC").

     3.1 In the ML/LLC Merger, (i) each issued and outstanding Merry Land Common Share shall without any action on the part of the holder thereof be converted into one share of Merry Land Merger Subsidiary common stock, without par value ("Merry Land Merger Subsidiary Common Share"), (ii) each issued and outstanding Merry Land Preferred Share, Series A through E, shall without any action on the part of the holder thereof be converted into one share of Merry Land Merger Subsidiary preferred stock, without par value, Series A through E ("Merry Land Merger Subsidiary Preferred Share"), respectively, and (iii) each Merry Land Merger Subsidiary Common Share issued and outstanding immediately prior to the ML/LLC Merger and held by Merry Land shall be cancelled. The ML/LLC Merger shall not result in any change to the limited liability company interests of Merry Land LLC outstanding immediately prior to the ML/LLC Merger, all of which shall remain vested in Merry Land Merger Subsidiary as the sole member of Merry Land LLC.

     3.2 Each certificate representing issued and outstanding Merry Land Common Shares or Merry Land Preferred Shares shall, upon effectiveness of the ML/LLC Merger, be deemed to represent the same number of Merry Land Merger Subsidiary Common Shares or Merry Land Merger Subsidiary Preferred Shares, respectively, until consummation of the Merry Land Merger Subsidiary/EQR Merger (as defined in Section 4 below), and each holder of a certificate for Merry Land Common or Preferred Shares shall cease to have any rights in respect of such shares, except the right to receive any dividends or other distributions with a record date prior to the ML/LLC Merger Effective Time (as defined in Section 3.3 below) which may have been declared or made by Merry Land on such Merry Land Common or Preferred Shares and which remain unpaid at the ML/LLC Merger Effective Time.

     3.3 Merry Land LLC, as the surviving entity of the ML/LLC Merger, shall cause to be filed with the Secretary of State of Delaware a certificate of merger substantially in the form of Exhibit A hereto, and such other filings as may be required under the DLLCA, and with the Secretary of State of the State of Georgia a Certificate of Merger substantially in the form of Exhibit B hereto, and such other filings as may be require under the GBCC. The ML/LLC Merger shall become effective (the "ML/LLC Merger Effective Time") at such time as shall be specified in the Certificates of Merger. Unless otherwise agreed, the parties shall cause the ML/LLC Merger to occur on the Closing Date.

     3.4 As of the ML/LLC Merger Effective Time, each outstanding Merry Land Option shall be assumed by Merry Land Merger Subsidiary and shall be deemed to constitute an option to acquire (each, a "Merry Land Merger Subsidiary Stock Option") on the same terms and conditions applicable under such Merry Land Option, the same number of Merry Land Merger Subsidiary Common Shares as the holder of such Merry Land Option would have been entitled to receive pursuant to the ML/LLC Merger had such holder exercised such Merry Land Option in full immediately prior to the ML/LLC Merger Effective Time.

     4. Merger of Merry Land Merger Subsidiary into EQR. Immediately following the ML/LLC Merger Effective Time, if the conditions set forth in Section 6.3 below have been fulfilled, Merry Land Merger Subsidiary shall merge with and into EQR, with EQR being the surviving entity of such merger (the "Merry Land Merger Subsidiary/EQR Merger"). Upon the effectiveness of such merger, the separate corporate existence of Merry Land Merger Subsidiary shall cease and EQR shall continue its existence under the laws of the State of Maryland under the name "Equity Residential Properties Trust" and shall succeed to all rights, assets, liabilities and obligations of Merry Land Merger Subsidiary and EQR, all in accordance with the applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8").

     4.1 At the Merry Land Merger Subsidiary/EQR Merger Effective Time (as defined in Section 4.2 below), the issued and outstanding Merry Land Merger Subsidiary Common Shares and Merry Land Merger Subsidiary Preferred Shares shall without any action on the part of the holders thereof be converted into EQR Common Shares and EQR Preferred Shares, respectively, on the same basis that Merry Land Common and Preferred Shares would have been converted into EQR Common and Preferred Shares, respectively, had the transactions contemplated by the Merger Agreement been effected through the Merry Land/EQR Merger, all as more fully set forth in the Merger Agreement.

     4.2 In lieu of the filings described in Section 1.4 of the Merger Agreement, EQR as the surviving entity of the Merry Land Merger Subsidiary/EQR Merger shall cause to be filed with the Department the Articles of Merger, substantially in the form of Exhibit C hereto and such other filings as may be required under Title 8. The Merry Land Merger Subsidiary/EQR Merger shall become effective (the "Merry Land Merger Subsidiary/EQR Effective Time") at such time as shall be specified in the Articles of Merger.

     5. Representations and Warranties.

     5.1 Merry Land represents and warrants to EQR that:

          (a) From the date of its formation through the time immediately prior to the ML/LLC Merger, (i) the authorized capital stock of Merry Land Merger Subsidiary shall consist of Merry Land Merger Subsidiary Common Shares and Merry Land Merger Subsidiary Preferred Shares identical in number, rights, preferences and characteristics to that of the Merry Land Common Shares and Merry Land Preferred Shares, respectively, (ii) the only issued and outstanding shares of capital stock of Merry Land Merger Subsidiary shall be 100 Newco Common Shares, issued to and held by Merry Land, (iii) the Merry Land Merger Subsidiary Common Shares and Merry Land Merger Subsidiary Preferred Shares issuable in the ML/LLC Merger will, when issued in accordance with the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable and free and clear of all Liens, (iv) the sole limited liability company interest of Merry Land LLC shall be held by Merry Land Merger Subsidiary, and (v) except for their organizational expenses and obligations pursuant to this Amendment, neither Merry Land Merger Subsidiary nor Merry Land LLC shall have any debts, liabilities or other obligations whatsoever.

          (b) The execution and delivery of this Amendment by each of Merry Land, Merry Land Merger Subsidiary and Merry Land LLC and the consummation by each of them of the transactions contemplated by this Amendment to which each is a party have been duly authorized by all necessary action on the part of each of them, subject to the Merry Land Shareholder Approvals. Except for the Merry Land Shareholder Approvals and the filings described in Section 3.3 above, no vote, consent, approval, notice to or filing with any Person is required to be obtained by any of Merry Land, Merry Land Merger Subsidiary or Merry Land LLC in order for any of them to consummate the transactions contemplated by this Amendment that are not described in the Merger Agreement. This Amendment has been duly executed and delivered by each of Merry Land, Merry Land Merger Subsidiary and Merry Land LLC and constitutes a valid and binding obligation of each of them, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     5.2 EQR represents and warrants to Merry Land that the execution and delivery of this Amendment by EQR and the consummation by EQR of the transactions contemplated by this Amendment to which EQR is a party have been duly authorized by all necessary action on the part of EQR, subject to the EQR Shareholder Approvals. Except for the EQR Shareholder Approvals and the filings described in Section 4.2 above, no vote, consent, approval, notice to or filing with any Person is required to be obtained by EQR in order for EQR to consummate the transactions contemplated by this Amendment that are not described in the Merger Agreement. This Amendment has been duly executed and delivered by EQR and constitutes a valid and binding obligation of EQR, enforceable against EQR in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     6. Conditions to Election Notice and Alternative Merger.

     6.1 EQR shall not be entitled to deliver the Election Notice unless and until EQR and Merry Land shall have received a private letter ruling from the IRS to the effect that the Alternative Merger may be effected on a tax-free basis to the shareholders of Merry Land, Merry Land Merger Subsidiary and EQR.

     6.2 The ML/LLC Merger shall not occur unless and until (i) each of the conditions set forth in Article 6 of the Merger Agreement has been satisfied or waived in writing by the party for whose benefit the condition exists and (ii) in addition to the delivery of the opinions of counsel described in Article 6 of the Merger Agreement:

          (a) EQR and Merry Land shall have received an opinion of Ballard Spahr Andrews & Ingersoll, LLP, to the effect that this Amendment and the Articles of Merger attached as Exhibit C hereto are enforceable under Maryland law, that all requisite approval of the Merry Land Merger Subsidiary/EQR Merger by the shareholders of EQR has been obtained, that no appraisal rights exist in favor of the shareholders of EQR as a result of the Merry Land Merger Subsidiary/EQR Merger, and as to such other matters as are customary in a transaction such as the Merry Land Merger Subsidiary/EQR Merger;

          (b) EQR and Merry Land shall have received an opinion of Hull, Towill, Norman & Barrett, P.C., as to matters of Georgia law, and of Piper & Marbury L.L.P. as to matters of Maryland and Delaware law, to the effect that the Amendment and the Certificate of Merger attached as Exhibit B hereto are enforceable under Georgia law, that the Amendment and the Articles of Merger attached as Exhibit C hereto are enforceable under Maryland law, that the Certificate of Merger attached as Exhibit A hereto is enforceable under Delaware law, that all the requisite approvals of the ML/LLC Merger by the shareholders of Merry Land and of Merry Land Merger Subsidiary and by the sole member of Merry Land LLC have been obtained, that all requisite approvals of the Merry Land Merger Subsidiary/EQR Merger by the shareholders of Merry Land Merger Subsidiary have been obtained, that no appraisal rights exist in favor of the shareholders of Merry Land as a result of the ML/LLC Merger or in favor of the shareholders of Merry Land Merger Subsidiary as a result of the Merry Land Merger Subsidiary/ EQR Merger, and as to such other matters as are customary in transactions such as the ML/LLC Merger;

          (c) EQR shall have received an opinion of counsel of Hull, Towill, Norman & Barrett, P.C. or other counsel to Merry Land reasonably satisfactory to EQR dated the Closing Date in form and substance reasonably satisfactory to EQR addressing the matters set forth on Exhibit D hereto; and

          (d) Merry Land shall have received an opinion of counsel of Rudnick & Wolfe or other counsel to EQR reasonably satisfactory to Merry Land dated the Closing Date in form and substance reasonably satisfactory to Merry Land addressing the matters set forth on Exhibit E hereto.

     6.3 The Merry Land Merger Subsidiary/EQR Merger shall not occur unless and until the ML/LLC Merger has become effective under applicable law.

     7. Abandonment. The ML/LLC Merger and the Merry Land Merger Subsidiary/EQR Merger may be abandoned, whether before or after either of the Shareholder Approvals are obtained, (i) at the election of EQR (by vote of its entire Board of Trustees), in its sole discretion, not to effect the transactions contemplated by the Merger Agreement through the Alternative Merger (notwithstanding that EQR may have previously delivered the Election Notice), in which event the transactions contemplated by the Merger Agreement shall be effected through the Merry Land/EQR Merger, on the terms and subject to the conditions set forth in the Merger Agreement, or (ii) by termination of the Merger Agreement in accordance with the provisions Section 7.1 of the Merger Agreement.

     8. Amendment to Option Agreement. Exhibit D to Exhibit B to the Merger Agreement, the form of Option Agreement, is hereby deleted and the form of Option Agreement attached hereto as Exhibit F is hereby substituted in lieu thereof.

     9. Amendment to Development Agreement. Exhibit D to the Merger Agreement, the form of Development Agreement, is hereby deleted and the form of Development Agreement attached hereto as Exhibit G is hereby substituted in lieu thereof.

     10. Amendment to Section 1.2(d). Section 1.2(d) of the Merger Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

          "EQR shall cause ERP Operating Partnership to execute and deliver, and Merry Land shall cause Spinco to execute and deliver, the Augusta Office Lease."

     All references in the Merger Agreement to the Augusta Office Lease shall be deemed to refer to a document in the form attached as Exhibit H to this Amendment.

     11. Joint Venture. Attached hereto as Exhibit I is a term sheet with respect to the Joint Venture (the "Joint Venture Term Sheet"). EQR and Merry Land agree to prepare, negotiate and agree upon the form of the Joint Venture's "Joint Venture Agreement" (as such term is defined in the Joint Venture Term Sheet) in such form as shall be consistent with the Term Sheet and is otherwise mutually agreeable to EQR and Merry Land, acting in good faith. EQR and Merry Land shall cause ERP Operating Partnership and Spinco, respectively, to form the Joint Venture in accordance with the Joint Venture Agreement. Notwithstanding the foregoing, the formation of the Joint Venture shall not be a condition precedent to EQR's or Merry Land's obligation to consummate the Merger.

     12. Amendment to Section 5.10(c). Section 5.10(c)(i) of the Merger Agreement is hereby deleted and the following substituted in lieu thereof:

     "(c) Optionees.

          (i) Prior to the Closing, each individual holding a Merry Land Option shall have the right to enter into a written agreement with EQR providing for the cancellation of such option, whether or not vested, immediately following the Effective Time for cash in an amount equal to the difference between the Closing Price of Merry Land Common and the applicable exercise price set forth in such option, multiplied by the number of Merry Land Common Shares subject to such option. For purposes of this paragraph, "Closing Price" shall mean the unweighted average closing price of a Merry Land Common Share, reported as "New York Stock Exchange Composite Transactions" by The Wall Street Journal (Midwest Edition) for the ten (10) Trading Days ending on the third Trading Day immediately prior to the Closing Date. For the purposes of this paragraph only, "Trading Day" shall mean any day on which Merry Land Common Shares are traded on the NYSE."

     13. Certain Effects of Amendment. From and after the date of this Amendment, the term "Agreement" as defined in the Merger Agreement, shall mean the Merger Agreement, as hereby amended (except that references in the Merger Agreement to "the date of this Agreement" shall continue to mean the date of the Merger Agreement without regard to this Amendment), and the term "Merry Land Subsidiaries," as defined in the Merger Agreement, shall be deemed to include each of Merry Land Merger Subsidiary and Merry Land LLC. If the transactions contemplated by the Merger Agreement shall be effected through the consummation of the Alternative Merger, the following terms as used in the Merger Agreement shall be deemed to have the following meanings: (i) "Effective Time" shall mean the Merry Land Merger Subsidiary/EQR Effective Time; (ii) "Surviving Trust" shall mean EQR as the surviving entity of the Merry Land Merger Subsidiary/ EQR Merger; and (iii) the references to "Merry Land Options" in Section 5.10(c) of the Merger Agreement shall refer to the Merry Land Merger Subsidiary Stock Options. The parties hereby acknowledge and affirm that the term "Merger" as used in the Merger Agreement means and refers to the combination of businesses of Merry Land and EQR, with EQR as the surviving entity of such combination, whether such combination is effected through the Merry Land/EQR Merger or the Alternative Merger. The Merger Agreement, as modified by this Amendment, remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly authorized and executed all as of the date first written above.

                                          EQUITY RESIDENTIAL PROPERTIES TRUST

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          MERRY LAND & INVESTMENT COMPANY, INC.

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          MERRY LAND MERGER SUBSIDIARY, INC.

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          MERRY LAND LLC

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                   APPENDIX B

                      EQUITY RESIDENTIAL PROPERTIES TRUST
                     MERRY LAND & INVESTMENT COMPANY, INC.

                               ARTICLES OF MERGER

     EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust ("EQR"), and MERRY LAND & INVESTMENT COMPANY, INC., a Georgia corporation ("Merry Land"), certify to the State Department of Assessments and Taxation of
Maryland:

     The Merger. Pursuant to that certain Agreement and Plan of Merger by and between EQR and Merry Land dated July 8, 1998 (the "Merger Agreement"), EQR and Merry Land agree to merge in the manner hereinafter set forth. Subject to the acceptance for record of these Articles of Merger ("Articles") by the State Department of Assessments and Taxation of Maryland (the "Department") and the occurrence of the Effective Time (as defined below), Merry Land shall be merged with and into EQR in accordance with Section 8-501.1 of the Corporations and Associations Article (the "Maryland Code") of the Annotated Code of Maryland, and the separate existence of Merry Land shall thereupon cease (the "Merger").

     1. Formation. EQR was formed under Title 8 of the Maryland Code. Merry Land was incorporated under the Georgia Business Corporation Code (the "GBCC") on
               , 1966 and was qualified to do business in the State of Maryland
on                .

     2. Principal Offices. The principal office of EQR in the State of Maryland is located in Baltimore City.

     3. Ownership of Land Interests. Merry Land owns interests in land located within Columbia County, State of Maryland.

     4. Declaration of Trust. The Second Amended and Restated Declaration of Trust of EQR (the "Declaration"), shall be amended by the amendment set forth in Exhibit "A" to the Articles, until duly amended in accordance with its terms and applicable law.

     5. Effective Time. The Merger shall be effective at the later of (i) 4:15 p.m. on the date on which the Department accepts these Articles for record or
(ii) the acceptance of a Certificate of Merger relating to the Merger by the Secretary of State of Georgia (the time at which the Merger becomes effective being herein referred to as the "Effective Time"). The date on which the Effective Time occurs is herein referred to as the "Effective Date".

     6. Effects. The Merger shall have the effects specified in the GBCC and
Section 8-501.1(n) of the Maryland Code. At the Effective Time all the properties, rights, privileges, powers and franchises of Merry Land shall vest in EQR and all debts, liabilities and duties of Merry Land shall become the debts, liabilities and duties of EQR. If at any time EQR shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm in EQR the title to any property or rights of EQR or Merry Land or otherwise to carry out the provisions hereof, the persons who are the proper officers, trustees and directors of EQR or Merry Land immediately prior to the Effective Time (or their successors in office) shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper, to vest, perfect or confirm title to such property or rights in EQR and otherwise to carry out the provisions hereof. EQR shall continue to be governed by Title 8 of the Maryland Code.

     7. Approval of Merger. The terms and conditions of the Merger were duly advised, authorized and approved by EQR in the manner and by the vote required by Title 8 of the Maryland Code and the Declaration of EQR as follows:

          The Board of Trustees of EQR, at a meeting duly called and held, adopted a resolution declaring that the terms and conditions of the Merger described herein were advisable and directing that the proposed transaction be submitted for consideration by the shareholders of EQR.

     The shareholders of EQR entitled to vote on the proposed merger, at a meeting duly called and held, adopted a resolution approving the Merger.

     The terms and conditions of the Merger were duly advised, authorized and approved by Merry Land in the manner and by the vote required by the GBCC and the Articles of Incorporation of Merry Land (the "Merry Land Articles") as follows:

          (a) The Board of Directors of Merry Land, at a meeting duly called and held, adopted a resolution declaring that the terms and conditions of the Merger described herein were advisable and directing that the proposed transaction be submitted for consideration by the shareholders of Merry Land.

          (b) The shareholders of Merry Land entitled to vote on the proposed merger, at a meeting duly called and held, adopted a resolution approving the Merger.

     The shareholders of Merry Land are not entitled to any appraisal rights in connection with the Merger.

     8. Trustees. As of the Effective Time, the trustees of EQR and their terms of office shall be as set forth on Exhibit "B" attached hereto. If any of the individuals named in Exhibit "B" are unable to serve as a trustee of EQR at the Effective Time, his successor will be nominated and elected in accordance with the laws of the State of Maryland and the Second Amended and Restated Bylaws of EQR (the "EQR Bylaws").

     9. Capital

     (a) The Merry Land Articles as in effect immediately prior to the Effective Time authorizes the issuance of 100,000,000 shares of common stock, without par value ("Merry Land Common"), and 20,000,000 shares of preferred stock, without par value ("Merry Land Preferred", and, together with the Merry Land Common, the "Merry Land Shares"). The Merry Land Preferred consists of 187,666 shares of $1.75 Series A Cumulative Convertible Preferred Stock ("Merry Land Series A Shares"), (ii) 4,000,000 shares of $2.205 Series B Cumulative Convertible Preferred Stock ("Merry Land Series B Shares"), (iii) 599,400 shares of $2.15 Series C Cumulative Convertible Preferred Stock ("Merry Land Series C Shares"),
(iv) 1,000,000 shares of $4.145 Series D Cumulative Redeemable Preferred Stock ("Merry Land Series D Shares"), and (v) 4,000,000 shares of 7.625% Series E Cumulative Redeemable Preferred Stock ("Merry Land Series E Shares"). The aggregate par value of all the authorized shares of Merry Land is $0.

     (b) EQR's Declaration authorizes the issuance of 300,000,000 shares of beneficial interest, of which 200,000,000 are common shares, $.01 par value par share ("EQR Common"), and 100,000,000 are preferred shares ("EQR Preferred' and, together with EQR Common, the "EQR Shares"). EQR has established the following series of preferred shares: (i) 6,900,000 shares of 9 3/8% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share;
(ii) 575,000 shares of 9 1/8% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share; (iii) 460,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share; and (iv) 805,000 shares of 8.60% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share;
(v) 4,600,000 shares of Series E Convertible Preferred Shares of Beneficial Interest, par value $.01 per share; (vi) 2,300,000 shares of Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share; and (vii) 1,265,000 shares of 7 1/4% Series G Convertible Cumulative Preferred Shares of Beneficial Interest, par value $.01 per share. The aggregate par value of all the authorized shares of beneficial interest of EQR immediately prior to the Effective Time is $3,000,000.

     (c) Effective at the Effective Time, EQR's Declaration will be amended to, among other things, increase the number of authorized shares of beneficial interest to 450,000,000, of which 350,000,000 will be EQR Common, and designate the following additional series of EQR Preferred: 187,666 shares of $1.75 Series H Cumulative Convertible Preferred Stock ("EQR Series H Shares"), (ii) 4,000,000 shares of $2.205 Series I Cumulative Convertible Preferred Stock ("EQR Series I Shares"), (iii) 4,599,400 shares of $2.15 Series J Cumulative Convertible Preferred Stock ("EQR Series J Shares"), (iv) 1,000,000 shares of $4.145 Series K Cumulative Redeemable Preferred Stock ("EQR Series K Shares") and (v) 4,000,000 shares of 7.625% Series L Cumulative Redeemable Preferred Stock ("EQR Series L Shares"). The aggregate par value of all the authorized shares of beneficial interest of EQR immediately prior to the Effective Time shall be $4,500,000.

     10. Conversion. The manner of converting the shares of Merry Land shall be as follows:

     (a) Subject to the provisions of Section 10(i) hereof, at the Effective Time, each share of Merry Land Common outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be converted into 0.53 of a share of EQR Common, except for shares of Merry Land Common owned by EQR or an direct or indirect subsidiary of EQR which shall be cancelled.

     (b) At the Effective Time, each Merry Land Series A Share shall, without any action on the part of the holder thereof, continue as a preferred share of EQR with its same preferences, rights and powers, and be converted in the Merger into one EQR Series H Share.

     (c) At the Effective Time, each Merry Land Series B Share shall, without any action on the part of the holder thereof, continue as a preferred share of EQR with its same preferences, rights and powers, and be converted in the Merger into one EQR Series I Share.

     (d) At the Effective Time, each Merry Land Series C Share shall, without any action on the part of the holder thereof, continue as a preferred share of EQR with its same preferences, rights and powers, and be converted in the Merger into one EQR Series J Share.

     (e) At the Effective Time, each Merry Land Series D Share shall, without any action on the part of the holder thereof, continue as a preferred share of EQR with its same preferences, rights and powers, and be converted in the Merger into one EQR Series K Share.

     (f) At the Effective Time, each Merry Land Series E Share shall, without any action on the part of the holder thereof, continue as a preferred share of EQR with its same preferences, rights and powers, and be converted in the Merger into one EQR Series L Share.

     (g) At the Effective Time, each certificate representing Merry Land Preferred will, without any action on the part of the holder thereof, thereafter represent the right to receive a certificate evidencing an equal number of EQR Preferred of the series set forth above, upon the surrender of such Merry Land certificate or certificates.

     (h) At the Effective Time, each certificate representing outstanding shares of Merry Land Common will, without any action on the part of the holder thereof, thereafter represent the right to receive, without interest, a certificate evidencing the EQR Common as calculated pursuant to Section 10(a) above and cash in lieu of fractional shares of the EQR Common in accordance with Section 10(i), upon the surrender of such Merry Land certificate or certificates.

     (i) Notwithstanding any other provision hereof, no fractional shares of EQR Common shall be issued in connection with the Merger. Instead, each holder of outstanding Merry Land Common having a fractional interest arising upon the conversion or exchange of such shares in connection with the Merger shall, at the time of surrender of its Merry Land certificate or certificates, be paid an amount in cash equal to the Closing Price (as hereinafter defined) multiplied by the fraction of a share of EQR Common to which such holder would otherwise be entitled. In the event that any one holder holds more than one certificate representing Merry Land Common, the shares represented by all such certificates surrendered together for conversion or exchange shall be aggregated and one new certificate representing EQR Common shall be issued in respect of such certificates representing Merry Land Common, insofar as is necessary to reduce the number of fractional interests in respect of EQR Common which would otherwise arise. No such holder shall be entitled to dividends or other distributions, voting rights or any other shareholder rights in respect of any fractional share. For purposes of this Section 10(i), "Closing Price" shall mean the unweighted average closing price of a share of EQR Common (as reported in the New York Stock Exchange, Inc. Composite Tape) for the five (5) Trading Days immediately preceding the Effective Date, and "Trading Day" shall mean any day on which EQR Common is traded on the New York Stock Exchange and reported on its Composite Tape.

     (j) At the Effective Time, each outstanding option to purchase Merry Land Common (a "Merry Land Stock Option" or collectively "Merry Land Stock Options") shall be amended to (i) adjust the number of shares for which such option is thereafter exercisable by multiplying such number of shares by 0.54, (ii) adjust the per-share exercise price by dividing such exercise price by 0.54 and (iii) to provide that such option shall be exercisable for EQR Common Shares.

     (k) The Merry Land Dividend Reinvestment and Stock Purchase Plan shall terminate effective as of the Effective Time.

     (l) Each outstanding share of Merry Land Common which was subject to any risk of forfeiture immediately prior to the Effective Time shall, by virtue of the Merger, become fully vested immediately prior to the Merger, and shall no longer be subject to any risk of forfeiture.

     11. Exchange of Certificates.

     (a) As of the Effective Time, EQR shall deposit, or shall cause to be deposited, with an exchange agent selected by EQR (the "Exchange Agent"), for the benefit of the holders of certificates representing Merry Land Common Shares (the "Merry Land Certificates"), for exchange in accordance with this Section 11, certificates evidencing the EQR Shares (the "EQR Certificates") to be issued pursuant to this Section 11.

     (b) Promptly after the Effective Time, EQR shall cause the Exchange Agent to mail to each holder of record of Merry Land Shares a letter of transmittal which shall specify (i) that delivery shall be effected, and risk of loss and title to Merry Land Certificates shall pass, only upon delivery of such Merry Land Certificates to the Exchange Agent, and shall be in such form and have such other provisions as EQR may reasonably specify, and (ii) instructions for use in effecting the surrender of such Merry Land Certificates in exchange for EQR Certificates and cash in lieu of fractional shares of EQR Common. Upon surrender of one or more Merry Land Certificates for cancellation to the Exchange Agent, duly executed and completed in accordance with the instructions thereto, together with such letter of transmittal, the holder of such Merry Land Certificates so surrendered shall be entitled to receive in exchange therefor
(x) a EQR Certificate evidencing the number of whole EQR Shares and (y) a check representing the amount of cash in lieu of fractional shares of EQR Common, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of Section 10(i) in respect of the one or more Merry Land Certificates surrendered, after giving effect to any required withholding tax, and the one or more Merry Land Certificates so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares of EQR Common and unpaid dividends and distributions, if any, payable to holders of Merry Land Certificates. In the event of a transfer of ownership of Merry Land Shares which is not registered in the transfer records of Merry Land, EQR Certificates evidencing the proper number of EQR Shares, together with a check for the cash to be paid in lieu of any fractional shares of EQR Common, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to
Section 10(i) in respect of the Merry Land Certificate so surrendered, after giving effect to any required withholding tax, may be issued to such a transferee if the Merry Land Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. All Merry Land Certificates so surrendered will be canceled forthwith. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Merry Land Shares for any EQR Shares or dividends or other distributions thereon, or cash in lieu of any fractional EQR Common, delivered to a public official pursuant to applicable escheat law.

     (c) Notwithstanding any other provisions of these Articles, no dividends or other distributions on EQR Shares shall be paid with respect to any Merry Land Shares represented by a Merry Land Certificate until such Merry Land Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Merry Land Certificate, there shall be paid to the holder of the EQR Certificate issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole EQR Shares and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole of EQR Shares, less the amount of any withholding taxes which may be required thereon.

     (d) At and after the Effective Time, there shall be no transfers on the share transfer books of Merry Land of the Merry Land Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Merry Land Certificates are presented to EQR, they shall be canceled and exchanged for certificates evidencing EQR Shares and cash in lieu of fractional EQR Common, if any, and unpaid dividends and distributions deliverable in respect thereof pursuant to these Articles in accordance with the procedures set forth in this Section 11.

     (e) Any portion of the EQR Certificates made available to the Exchange Agent pursuant to Section 11(a) which remains unclaimed by the holders of Merry Land Shares for one hundred twenty (120) days after the Effective Time shall be delivered to EQR, upon demand of EQR, and any former shareholders of Merry Land who have not theretofore complied with this Section 11 shall look only to EQR for payment of their EQR Shares, cash in lieu of fractional shares of EQR Common and unpaid dividends and distributions on the EQR Shares deliverable in respect of each share of Merry Land Shares such shareholder holds as determined pursuant to these Articles, in each case, without any interest thereon.

     (f) None of Merry Land, EQR, the Exchange Agent or any other person shall be liable to any former holder of Merry Land Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) In the event any Merry Land Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by EQR, the posting by such person of a bond in such reasonable amount as EQR may direct as indemnity against any claim that may be made against it with respect to such Merry Land Certificate, the Exchange Agent or EQR will issue in exchange for such lost, stolen or destroyed Merry Land Certificate the EQR Shares and cash in lieu of fractional EQR Common, and unpaid dividends and distributions on the EQR Shares as provided in Section 10(i), deliverable in respect thereof pursuant to these Articles.

     12. Amendment. The parties hereto may amend, modify or supplement these Articles in whole or in part and in such manner as may be agreed upon by them in writing at any time before or after the approval of the Merger by the parties' shareholders as contemplated hereby; provided, however, that after any such shareholder approval, any such amendment will be subject to further approval of such shareholders if such further approval is required under the Declaration of EQR or the EQR Bylaws, or the Merry Land Articles or Amended and Restated Bylaws of Merry Land, as the case may be, or under applicable law.

     13. Waiver. Any term or provision of these Articles (other than any matter which cannot under applicable law be waived) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of these Articles, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of these Articles.

     14. Notice. Any notice or other communication required or permitted under these Articles shall be given, and shall be effective, in accordance with the provisions of the Merger Agreement.

     15. Governing Law. These Articles shall be governed by and construed in accordance with the laws of the State of Maryland.

     16. Counterparts. These Articles may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

     17. Abandonment. The Merger may be abandoned before the Effective Time by majority vote of the entire Board of Trustees of EQR and Board of Directors of Merry Land.

     IN WITNESS WHEREOF, these Articles have been signed on this      day of
               , 1998 by the                     of EQR and the
                    of Merry Land, and each of the undersigned acknowledges these Articles to be the act of the entity on whose behalf he or she has signed, and as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that to the best of his or her knowledge, information, and belief, the matters and facts are true in all material respects and such statement is made under the penalties for perjury.

EQUITY RESIDENTIAL PROPERTIES
  TRUST

By:
--------------------------------------------------

   Its:
   --------------------------------------------------

Attest:
----------------------------------------------

       -----------------------------------------------------
MERRY LAND & INVESTMENT
  COMPANY, INC.

By:
--------------------------------------------------

   Its:
   --------------------------------------------------

Attest:
----------------------------------------------

       -----------------------------------------------------

                                   EXHIBIT A

                          AMENDMENT TO EQR DECLARATION

                                   EXHIBIT B

                          TRUSTEES OF SURVIVING TRUST

                          TRUSTEE                             TERM EXPIRES
                          -------                             ------------
Samuel Zell.................................................      1999
Douglas Crocker II..........................................      2001
Sheli Z. Rosenberg..........................................      2001
Gerald A. Spector...........................................      2001
James D. Harper, Jr.........................................      2001
Errol R. Halperin...........................................      1999
Barry S. Sternlicht.........................................      2000
John W. Alexander...........................................      1999
B. Joseph White.............................................      2000
Henry H. Goldberg...........................................      1999
Jeffrey M. Lynford..........................................      2000
Edward Lowenthal............................................      2000
Stephen O. Evans............................................      2000
Boone A. Knox...............................................      1999
Michael N. Thompson.........................................      2001

                                   APPENDIX C

                            CERTIFICATE OF MERGER OF
                      EQUITY RESIDENTIAL PROPERTIES TRUST,
                    A MARYLAND REAL ESTATE INVESTMENT TRUST

                                      AND

                     MERRY LAND & INVESTMENT COMPANY, INC.,
                             A GEORGIA CORPORATION

                                       I

     The Board of Directors and shareholders of EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust ("Equity Residential Properties Trust"), and the Board of Directors and shareholders of MERRY LAND & INVESTMENT COMPANY, INC., a Georgia corporation ("Merry Land & Investment Company, Inc."), have duly approved that certain Agreement and Plan of Merger by and between EQUITY RESIDENTIAL PROPERTIES TRUST and MERRY LAND & INVESTMENT COMPANY, INC. dated July 8, 1998 ("Merger Agreement").

                                       II

     The name of the surviving corporation is EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust.

                                      III

     The Articles of Incorporation of EQUITY RESIDENTIAL PROPERTIES TRUST have been amended by the Second Amended and Restated Declaration of Trust, as set forth in Exhibit "A" hereof.

                                       IV

     An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of EQUITY RESIDENTIAL PROPERTIES TRUST at Two North Riverside Plaza, Chicago, Illinois 60606 and a copy will be furnished, on request and without cost, to any shareholder of EQUITY RESIDENTIAL PROPERTIES TRUST or MERRY LAND & INVESTMENT COMPANY, INC.

                                       V

     Pursuant to the Merger, the merger shall be effective at the later of (i) 4:15 p.m. on the date on which the State Department of Assessments and Taxation of Maryland accepts the Articles of Merger filed with it or (ii) the acceptance of this Certificate of Merger becomes effective with the Georgia Secretary of State (the time at which the merger becomes effective being herein referred to as the "Effective Time"). The date on which the Effective Time occurs is herein referred to as the "Effective Date".

                                       VI

     The terms and conditions of the merger of MERRY LAND & INVESTMENT COMPANY, INC. into EQUITY RESIDENTIAL PROPERTIES TRUST as set forth in the Merger Agreement was duly approved by the respective shareholders.

                                          EQUITY RESIDENTIAL PROPERTIES TRUST, a
                                          Maryland Real Estate Investment Trust

                                          By:
                                          --------------------------------------

                                          As Its:
                                          --------------------------------------

Attest:

By:
-------------------------------------------------

As Its:
---------------------------------------------

                                          MERRY LAND & INVESTMENT COMPANY, INC.,
                                          a Georgia Corporation

                                          By:
                                          --------------------------------------

                                          As Its:
                                          --------------------------------------

Attest:

By:
-------------------------------------------------

As Its:
---------------------------------------------

                                   APPENDIX D

                    OPINION OF J.P. MORGAN SECURITIES, INC.

July 8, 1998

The Board of Trustees
Equity Residential Properties Trust
Two North Riverside Drive
Chicago, Illinois 60606

Ladies and Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to Equity Residential Properties Trust (the "Company") of the consideration proposed to be paid by the Company in connection with the proposed merger (the "Merger") of the Company with Merry Land and Investment Company, Inc. (the "Seller"). Pursuant to the Agreement and Plan of Merger, dated as of July 8, 1998 (the "Agreement"), between the Company and the Seller, each share of common beneficial interest of the Seller, $1.00 par value per share, will be converted into 0.530 shares of common beneficial interest of the Company. In addition, the Company will pay certain amounts to key executives of the Seller in compensation, benefits, payments, accelerations, share options and share appreciation rights, as more particularly described in the Agreement.

     In arriving at our opinion set forth below, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the business of the Seller and of certain other companies engaged in businesses comparable to those of the Seller, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Seller and the consideration received for such companies; (iv) current and historical market prices of the common stock of the Seller; (v) audited financial statements of the Company and the Seller for the fiscal year ended December 31, 1997, and unaudited financial statements of the Company and the Seller for the three months ended March 31, 1998; (vi) certain agreements with respect to outstanding indebtedness or obligations of the Company and the Seller; (vii) certain internal financial analyses and forecasts prepared by the Company and the Seller and their respective managements; and (viii) the terms of other business combinations that we deemed relevant.

     In addition, we have held discussions with certain members of the management of the Company and the Seller with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Seller, the financial condition and future prospects and operations of the Company and the Seller, the effects of the Merger on the financial condition and future prospects of the Company and the Seller, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

     In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Seller or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities of the Company, Seller, or Merry Land Properties, Inc., or any other entity, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Seller to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company's or Merry Land Properties, Inc.'s stock will trade at any future time.

     We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. Our affiliate, Morgan Guaranty Trust Company of New York, is a co-agent on the Company's revolving credit facility. We have also provided other financial advisory services to the Company and its affiliates in the past and have received fees for such services. In the ordinary course of their businesses, our affiliates may actively trade the debt and equity securities of the Company or the Seller for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

     On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid by the Company in the proposed Merger is fair, from a financial point of view, to the Company.

     This letter is provided to the Board of Trustees of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

Very truly yours,

J.P. MORGAN SECURITIES INC.

By: /s/ NICHOLAS B. PAUMGARTEN

    -----------------------------------------------------
    Name: Nicholas B. Paumgarten
    Title:  Managing Director

                                   APPENDIX E
                  OPINION OF MORGAN STANLEY & CO. INCORPORATED

                                                                    July 8, 1998

Board of Directors
Merry Land & Investment Company, Inc.
P.O. Box 1417
Augusta, GA 30903

Members of the Board:

     We understand that Merry Land & Investment Company, Inc. ("Merry Land") and Equity Residential Properties Trust ("Equity Residential") have entered into an Agreement and Plan of Merger dated as of July 8, 1998 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merry Land with and into Equity Residential. It is also our understanding that Merry Land, prior to the Merger, will enter into an Asset Exchange Agreement with Spinco, a to be formed corporation or business trust (the "Asset Exchange Agreement"), whereby, among other things, Merry Land will (i) contribute to Spinco certain of the assets and liabilities of Merry Land and (ii) distribute, immediately prior to the Merger, as a taxable distribution to the holders of shares of common stock, no par value, of Merry Land ("Merry Land Common"), all of the outstanding shares of common stock of Spinco owned by Merry Land (the "Spinco Common Stock"), on a pro rata basis (the "Asset Exchange"). Pursuant to the Merger, each outstanding share of Merry Land Common, other than shares of Merry Land Common held in treasury or any shares held by Equity Residential or any wholly-owned subsidiary of Equity Residential, will be converted into 0.53 common shares (together with the Spinco Common Stock, the "Merger Consideration") of beneficial interest, par value $0.01 per share, of Equity Residential ("Equity Residential Common Stock"). Each Merry Land operating partnership unit ("Merry Land Unit") will be converted into 0.54 shares of Equity Residential Common Stock for each share of Merry Land Common into which it is currently convertible. In addition, each of the various series of Merry Land convertible preferred shares ("Merry Land Convertible Preferred Stock") will have its conversion terms modified so as to be convertible into 0.54 shares of Equity Residential Common Stock per share of Merry Land Common into which it is currently convertible. Neither the Merry Land Units nor the Merry Land Convertible Preferred Stock will participate in the distribution of Spinco Common Stock, unless such securities are converted into Merry Land Common prior to the record date of the distribution. The terms and conditions of the Merger and the Asset Exchange are more fully set forth in the Merger Agreement and the Asset Exchange Agreement.

     You have asked for our opinion as to whether on the date hereof the Merger Consideration pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Merry Land Common.

     For purposes of the opinion set forth herein, we have:

          i) reviewed certain publicly available financial statements and other information of Merry Land and Equity Residential;

          ii) reviewed certain internal financial statements and other financial and operating data concerning Merry Land and Equity Residential prepared by the managements of Merry Land and Equity Residential, respectively;

          iii) analyzed certain financial projections for Merry Land and Equity Residential prepared by the managements of Merry Land and Equity Residential, respectively;

          iv) discussed the past and current operations and financial condition and the prospects and long term plans of Merry Land and Equity Residential with senior executives of Merry Land and Equity Residential, respectively;

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Board of Directors
July 8, 1998
Page  2

          v) reviewed the reported prices and trading activity for the Merry Land Common and the Equity Residential Common Stock;

          vi) compared the financial performances of Merry Land and Equity Residential and the prices and trading activity of Merry Land Common and Equity Residential Common Stock with that of certain other comparable publicly-traded companies and their securities;

          vii) discussed with the senior management of Merry Land and Equity Residential their estimates of the synergies and cost savings expected to be derived from the Merger;

          viii) discussed the strategic objectives of the Merger and the plan for the combined company with senior executives of Merry Land and Equity Residential;

          ix) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

          x) reviewed the pro forma impact of the Merger on Merry Land's funds from operations per share, consolidated capitalization and financial ratios;

          xi) participated in discussions and negotiations among representatives of Merry Land and Equity Residential and their financial and legal advisors;

          xii) reviewed drafts of the Merger Agreement and certain related documents; and

          xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Merry Land and Equity Residential. We have relied upon, with your consent, the assumptions of the managements of Merry Land and Equity Residential regarding cost savings and other synergies expected to result from the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of Merry Land or Equity Residential, nor have we been furnished with any such appraisals. We have also assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of Merry Land, nor did we negotiate with any party other than Equity Residential in connection with a transaction involving Merry Land.

     We have acted as financial advisor to the Board of Directors of Merry Land in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, Merry Land has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financing services for Merry Land and Equity Residential and have received fees for the rendering of those services. In addition, in the ordinary course of our trading, brokerage and financing activities, Morgan Stanley & Co. Incorporated or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities or senior loans for Merry Land or Equity Residential.

     It is understood that this letter is for the information of the Board of Directors of Merry Land and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Merry Land with the Securities and Exchange Commission with respect to the Merger. We express no opinion and make no recommendation as to how shareholders of Merry Land

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Board of Directors
July 8, 1998
Page  3

should vote at the shareholders' meeting to be held in connection with the Merger. In addition, we are not expressing any opinion herein (i) as to the price at which the Equity Residential Common Stock or the Spinco Common Stock will trade following the announcement or the consummation of the Merger and (ii) as to the fairness of the consideration received by the holders of Merry Land Units and the holders of Merry Land Convertible Preferred Stock.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Merry Land Common.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ SCOTT KELLEY

                                            ------------------------------------
                                            Scott Kelley
                                            Managing Director

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

                                   APPENDIX F
                          MERRY LAND PROPERTIES, INC.
                         1998 MANAGEMENT INCENTIVE PLAN

     WHEREAS, Merry Land Properties, Inc. ("Merry Land") desires to adopt the Merry Land Properties, Inc. 1998 Management Incentive Plan (the "Plan") and to subject 500,000 shares of Merry Land Common to the Plan by adopting this Plan with respect to such Common Stock.

     NOW, THEREFORE, Merry Land hereby adopts the following Plan:

     1. PURPOSE

          a. This Plan is intended as a performance incentive and to encourage the continued employment of key employees of Merry Land and other corporations which qualify as subsidiary corporations of Merry Land (the "Subsidiaries") within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), so that the person to whom an award (the "Award") is granted (the "Participant") may acquire or increase his or her proprietary interest in the success of Merry Land and the Subsidiaries. The Plan is also intended as a performance incentive and to encourage the continued loyalty, support and services of the members of Merry Land's Board of Directors. The Plan is further intended to closely associate the interests of Merry Land's management with the shareholders by reinforcing the relationship between Participants' rewards and shareholders' gains.

          b. Awards may be designated as Incentive Stock Options, Nonstatutory Stock Options, Reload Options, Stock Loan Rights, Director Stock Loan Rights, Dividend Rights, or Restricted Stock Grants. Awards designated as Incentive Stock Options are intended to qualify as incentive stock options as defined in Section 422 of the Code.

     2. ADMINISTRATION

          a. The Plan shall be administered by the Board of Directors of Merry Land (the "Board of Directors"). A Director who is not an employee of Merry Land or its Subsidiaries shall not be eligible at any time during his or her tenure to receive Awards under the Plan, other than Director Stock Loan Rights. A majority vote of the Board of Directors shall be required for all of their actions.

          b. The Board of Directors shall have the power, subject to, and within the limits of, the express provisions of the Plan:

             i. To determine from time to time which employees are eligible persons and which of the eligible persons shall be granted Awards under the Plan, and the time or times when, and the number of shares for which, an Award shall be granted to such person;

             ii. To prescribe the other terms and provisions (which need not be identical) of each Award granted under the Plan to eligible persons;

             iii. To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for administration. The Board of Directors, in the exercise of this power, may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan, or in any Award agreement, in the manner and to the extent they shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Board of Directors may retain counsel at the expense of Merry Land. All decisions and determinations by the Board of Directors in exercising this power shall be final and binding upon Merry Land, the Subsidiaries, and the Participants.

             iv. To determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting a termination of his or her employment for purposes of the Plan; and

             v. Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of Merry Land and the Subsidiaries with respect to the Plan.

             vi. To delegate all its authority with respect to the Plan to a committee of the Board consisting of at least two (2) members of the Board who are treated as "outside directors" for purposes of sec.162(m) of the Code and "Non-Employee Directors" for purposes of Rule 16b-3 of the Securities Exchange Act of 1934.

     3. STOCK

          a. The stock subject to the Awards shall be shares of Merry Land's authorized but unissued common stock, no par value per share (the "Common Stock"). The original number of shares of common stock for which Awards are authorized, excluding the shares involved in the unexercised portion of any canceled, terminated or expired Awards, is 500,000.

          b. Whenever any outstanding Stock Option or Reload Option under the Plan expires, is canceled, or is otherwise terminated, the shares of Common Stock allocable to the unexercised portion of such Award may again be the subject of Awards under the Plan except for Awards surrendered as provided in Section 7 hereof.

     4. ELIGIBILITY

     The persons who shall be eligible to receive Awards shall be full-time employees of Merry Land or the Subsidiaries who, in the opinion of the Board of Directors, are responsible in more than ministerial ways for the management, operation and success of Merry Land or a parent or Subsidiary (such employees to be designated as "key employees"). Further, members of the Board of Directors are eligible to receive Director Stock Loans, regardless of whether they are key employees. Subject to the following provisions, the Board of Directors may from time to time grant Awards to one or more eligible persons. A Participant may hold more than one option and receive more than one Award.

     5. INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS

     The terms of each Award of Incentive Stock Options or Nonstatutory Stock Options shall be evidenced by an option agreement. Each option agreement shall contain such provisions as the Board of Directors shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

          a. Stock Options granted under this Plan shall be exercisable for such periods as shall be determined by the Board of Directors at the time of grant of each such option, but in no event shall an Incentive Stock Option be exercisable after the expiration of 10 years from the date of grant, provided, however, that if any employee, at the time an Incentive Stock Option is granted to such employee, owns stock representing more than 10% of the total combined voting power of all classes of stock of Merry Land or any of the Subsidiaries (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of 5 years from the date of grant. Each Incentive Stock Option and Nonstatutory Stock Option granted under this Plan shall also be subject to earlier termination as provided in a particular Award agreement.

          b. The aggregate fair market value (determined at the time the Award is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under the Plan (and all such other Plans of Merry Land, a Subsidiary thereof, or parent or predecessor corporation within the meaning of Section 422 of the Code and the regulations promulgated thereunder) shall not exceed $100,000.00. For this purpose incentive stock options granted before January 1, 1987 shall not be taken into account. To the extent an Award of Incentive Stock Options would so exceed $100,000, such excess options shall be deemed Nonstatutory Stock Options.

          c. The minimum number of shares with respect to which an option may be exercised at any one time shall be 100 shares, unless the number purchased is the total number at the time available for purchase under the Award.

          d. Each Award shall be exercisable in such installments (which need not be equal) and at such times as designated by the Board of Directors. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but no later than the date the Award expires.

          e. The purchase price per share of Common Stock under each Incentive Stock Option shall be not less than the fair market value of the Common Stock subject to the Award on the date the Award is granted, subject to the conditions contained below with respect to 10% shareholders. For this purpose, the fair market value of the Common Stock shall be determined in good faith by the Board of Directors. If any employee, at the time an Incentive Stock Option is granted to him or her, owns stock representing more than 10% of the total combined voting power of all such classes of stock of Merry Land or any of the Subsidiaries (or, under Section 424(d) of the Code is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock) the purchase price per share of Common Stock under each Incentive Stock Option granted to him or her shall be not less than 110% of the fair market value of the Common Stock subject to the Award at the date the Award is granted.

          f. The optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such option unless and until the option shall have been exercised pursuant to the terms thereof, Merry Land shall have issued and delivered the shares to the optionee, and the optionee's name shall have been entered as a stockholder of record on the books of Merry Land. Thereupon, the optionee shall have full voting, dividend, and other ownership rights with respect to such shares of Common Stock.

          g. Except as provided to the contrary in Section 14 hereof, an Incentive Stock Option granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such Incentive Stock Option was granted remains an employee of Merry Land or any parent or Subsidiary.

          h. Notwithstanding anything to the contrary herein, each Option agreement shall provide that all Stock Options may be exercised at any time following a "Change in Control" as defined in Section 14(d) occurring after the date of the Award.

     6. METHOD OF EXERCISE, PAYMENT OF PURCHASE PRICE OF OPTIONS

          a. Subject to the provisions of Sections 5 and 13 hereof, Incentive Stock Options and Nonstatutory Stock Options granted under this Plan may be exercised in whole or in installments to such extent, and at such time or times during the terms thereof, as shall be determined by the Board of Directors at the time of grant of each such Award.

          b. An option may be exercised by the Participant delivering to the Board of Directors on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase (the "Notice").

          c. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be in either (i) cash equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), or (ii) in the discretion of the Board of Directors, shares of Common Stock of Merry Land with a fair market value, determined in accordance with Section 5 hereof, as of the effective date of exercise of the option, equal to or less than the Total Option Price, plus cash, in an amount equal to the amount, if any, by which the Total Option Price exceeds the fair market value of the Common Stock.

          d. Merry Land may, with the Board of Directors' approval, extend one or more loans to Participants in connection with the exercise or receipt of outstanding options granted under the Plan; provided any such loan shall be subject to the following terms and conditions:

             i. The principal of the loan shall not exceed the amount required to be paid to Merry Land upon the exercise of the option and the loan proceeds shall be paid directly to Merry Land in consideration of such exercise or receipt.

             ii. The loan shall be with full recourse to the Participant, shall be evidenced by the Participant's promissory note and shall bear interest at a rate determined by the Board of Directors but not less than Merry Land's average cost of funds as of a date within thirty-one
        (31) days of the date of such loan, as determined by the Board of Directors.

             iii. In the event a Participant terminates his or her employment with Merry Land, the unpaid principal balance of the note shall become due and payable on the tenth (10th) business day after such termination; provided, however, that if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the Securities Exchange Act of 1934, the unpaid balance shall become due and payable on the tenth (10th) business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Participant subsequent to such termination; provided, however, that this clause iv need not apply, in the discretion of the Board of Directors, if the Participant's employment terminates within three years after a "Change in Control" as defined in Section 14(d).

     7. STOCK APPRECIATION RIGHTS

          a. The Board of Directors may authorize on such terms and conditions as they deem appropriate in each case, Merry Land to accept the surrender by the Optionee of the right to exercise an Incentive Stock Option or Nonstatutory Stock Option (or portion thereof) in consideration for the payment by Merry Land of an amount equal to the excess of the fair market value of the shares of Common Stock subject to such option (or portion thereof) surrendered over the option price of such shares (referred to as a "Stock Appreciation Right" or "SAR"). Such payment, at the discretion of the Board of Directors, may be made in shares of Common Stock valued at the then fair market value thereof (determined as provided in Section 5 hereof), or in cash, or partly in cash and partly in shares of Common Stock. The terms and conditions for an SAR may be set forth in the Option agreement, or the Board may retain discretion to authorize SAR payments on a case-by-case basis; provided, however, that in the event of a "Change in Control" as defined in Section 14(d), the Board shall exercise any discretion in favor of making any requested SAR payments with respect to any Stock Options granted prior to the Change in Control.

          b. Any option surrendered as provided in this Section 7 shall be canceled by Merry Land and not be subject to further grant.

          c. The Board of Directors shall be authorized hereunder to make payment to the optionee in shares of Common Stock only if Section 83 of the Code applies to the Common Stock transferred to the Participant.

          d. Notwithstanding anything contained herein to the contrary, the Stock Appreciation Rights provided in this Section with respect to Incentive Stock Options shall, by their terms, meet the following requirements:

             i. The Stock Appreciation Rights shall expire not later than the expiration of the underlying Incentive Stock Option to which such rights relate;

             ii. The Stock Appreciation Rights may be for no more than 100% of the difference between the exercise price of the underlying Incentive Stock Option and the fair market value of the stock subject to the underlying Incentive Stock Option at the time the Stock Appreciation Rights are exercised;

             iii. The Stock Appreciation Rights may be transferable only when the underlying Incentive Stock Option is transferable, and under the same conditions;

             iv. The Stock Appreciation Rights may be exercised only when the underlying Incentive Stock Option is eligible to be exercised;

             v. The Stock Appreciation Rights may be exercised only when the fair market value of the stock subject to the underlying Incentive Stock Option exceeds the exercise price of such Incentive Stock Option; and

             vi. The Stock Appreciation Rights may be exercised only if such exercise has the same economic and tax consequences as the exercise of the underlying Incentive Stock Option followed by an immediate sale of the stock acquired thereby.

     8. RELOAD OPTIONS

          a. Authorization of Reload Options. Concurrently with the Award of any Stock Option (such Option hereinafter referred to as the "Underlying Option") to any Participant, the Board of Directors may grant one or more reload options (each, a "Reload Option") to such Participant to purchase for cash or Common Stock a number of shares of Common Stock as specified below. A Reload Option shall be exercisable for an amount of shares of Common Stock equal to (i) the number of shares of Common Stock delivered by the Optionee to the Company to exercise the Underlying Option, and (ii) to the extent authorized by the Board of Directors, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the Underlying Option, subject to the availability of Common Stock under the Plan at the time of such exercise. Any Reload Option may provide for the grant, when exercised, of subsequent Reload Options to the extent and upon such terms and conditions consistent with this Section 8, as the Board of Directors in its sole discretion shall specify at or after the time of grant of such Reload Option. The grant of a Reload Option will become effective upon the exercise of an Underlying Option or Reload Option by delivering to the Company Common Stock in payment of the exercise price and/or tax withholding obligations. Notwithstanding the fact that the Underlying Option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

          b. Reload Option Amendment. Each Stock Option Agreement shall state whether the Board of Directors has authorized Reload Options with respect to the Underlying Option. Upon the exercise of an Underlying Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Stock Option Agreement.

          c. Reload Option Price. The option price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the fair market value of a share of common Stock on the date the grant of the Reload Option becomes effective.

          d. Term and Exercise. Each Reload Option is fully exercisable immediately upon its grant. The term of each Reload Option shall be equal to the remaining option term of the Underlying Option.

          e. Termination of Employment. No additional Reload Options shall be granted to Optionees when Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the Optionee's employment unless the Board of Directors, in its sole discretion, shall determine otherwise.

          f. Applicability of Other Sections. Except as otherwise provided in this Section 8, the provisions of Sections 5 and 6 applicable to Options shall apply equally to Reload Options.

     9. STOCK LOAN RIGHTS -- DIRECTOR STOCK LOAN RIGHTS

     A Participant may be granted rights to receive limited or full recourse loans, with or without interest, to purchase Common Stock at the fair market value (determined as provided in Section 5) prevailing at the time of purchase ("Stock Loan Rights"). Stock Loan Rights may permit a Participant to elect to purchase the stock subject to the Award at any time within forty-five (45) days of the date of Award. If the Participant chooses not to purchase the Common Stock subject to the Award within such time period, the Award shall be deemed to be canceled and the Common Stock subject to such Award may again be the subject of Awards under the Plan. The loans shall be:

          a. evidenced by a promissory note,

          b. payable on demand (except upon the death or retirement of a Participant or upon a change in control as defined in Section 14(d)),

          c. secured by the Common Stock purchased by the employee with such percentage as may be set by the Board of Directors of all dividends to be applied against the principal balance of the loan, and

          d. if approved by the Board of Directors, extended on a limited recourse basis with recourse in the event of default limited to the shares of stock purchased with and securing the loan and without personal liability on the part of the employee.

     The percentage of dividends required to be applied against the principal balance of any loan shall be set forth in the terms of the Award. No shares of Common Stock purchased pursuant to an Award of Stock Loan Rights may be released to the employee until the loan is repaid in full; provided, however, the Board of Directors may release a portion of said shares if and to the extent the fair market value of the remaining shares securing repayment of the loan exceeds 150% of the outstanding principal balance of the loan.

     The loans shall be forgiven upon a "Change in Control" as defined in
Section 14(d) occurring after the Award of the Stock Loan, except that if the Change in Control occurs within four years of the Award, the percentage of the loan forgiven shall be limited initially to 20% of the initial loan amount, and another 20% for each year thereafter.

     Similar rights on the same terms may also be granted to any member of the Board of Directors, regardless of whether he is an employee, and such Awards shall be referred to as "Director Stock Loan Rights".

     10. DIVIDEND RIGHTS

     A Participant may also be granted "Dividend Rights" based on the dividends declared on the Common Stock, to be credited as of dividend payment dates, during the period between the Award Date and the date such Award is exercised, vests or expires, as determined by the Board of Directors. Such Dividend Rights shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Board of Directors.

     11. RESTRICTED STOCK GRANTS

          a. The Board of Directors, acting in its absolute discretion shall have the right to award Restricted Stock Grants to Participants. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, which will need to be timely satisfied before the Award will be effective and the conditions, if any, under which the Participant's interest in the related Common Stock will be forfeited. The Board of Directors acting in its absolute discretion may make a Restricted Stock Grant subject to the satisfaction of such conditions which the Board of Directors deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition. If a Restricted Stock Grant fails to become effective by reason of the failure of a condition to the effectiveness of the Award, in whole or in part, the Award shall be deemed to be canceled and the Common Stock subject to such Award may again be the subject of Awards under the Plan.

          b. The Board of Directors may make each Restricted Stock Grant (if, when and to the extent that the grant becomes effective) subject to such conditions which the Board of Directors acting in its absolute discretion deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition, which conditions may be waived in the event of death, disability or retirement of a Participant as well as a change in control. A Participant's nonforfeitable interest in the shares of Common Stock related to a Restricted Stock Grant shall depend on the extent to which each such condition is timely satisfied. A stock certificate shall be issued to, or for the benefit of, the Participant with respect to the number of shares of Common Stock for which a grant has become effective and completely nonforfeitable.

          c. Each Restricted Stock Agreement shall provide the right to receive any cash or other dividends which are paid with respect to his or her Restricted Stock Grant before the Participant's interest in such stock becomes completely nonforfeitable.

          d. A Participant shall have the right to vote the Stock related to his or her Restricted Stock Grant after the Award is effective with respect to such Stock but before his or her interest in such Stock has been forfeited or has become nonforfeitable.

          e. In the event of a "Change of Control" as defined in Section 14(d) occurring after the Award of the Restricted Stock Grants, a Participant shall become fully vested in the Restricted Stock Grant, except that if the Change in Control occurs within four years of the Award, the percentage of the Restricted Stock Grants that becomes vested under this clause e will be limited initially to 20% and another 20% for each year thereafter.

     12. USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of Common Stock pursuant to Options or Stock Loans granted under the Plan shall constitute general funds of Merry Land.

     13. ADJUSTMENT OF SHARES UPON CHANGES IN CAPITAL STRUCTURE

     The number of available shares authorized to be the subject of Awards and the number of shares covered by any outstanding Stock Option, Reload Option, Dividend Right or Restricted Stock Grant and the price per share thereof shall be proportionately adjusted by the Board of Directors for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend or any other increases in such shares effected without receipt of consideration by Merry Land, or any other decrease therein effected without distribution of cash or property in connection therewith.

     If Merry Land is merged into or consolidated with another corporation under circumstances where Merry Land is not the surviving corporation or if Merry Land is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Stock Options, Reload Options, Dividend Rights or Restricted Stock Grants remain outstanding under the Plan, (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation, or sale, as the case may be, each holder of any outstanding Award shall be entitled, in lieu of such rights to shares of Common Stock, similar rights with respect to shares of such stock or other securities, cash, or other property, as the holders of shares of common stock receive pursuant to the terms of the merger, consolidation, or sale; and (iii) all outstanding options may be canceled by the Board of Directors as of the effective date of any such merger, consolidation, liquidation, or sale provided that notice of such cancellation shall be given to each holder of an option, and each holder of any option shall have the right to exercise such option in full, whether or not then otherwise exercisable, during a 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or acquisition.

     14. TERMINATION OF EMPLOYMENT OR SERVICE

          a. In the event of the death of an optionee while in the employ of Merry Land or a parent or Subsidiary:

             i. Stock Options, whether or not exercisable at the time of the death of the optionee, may be exercised, as provided in Section 6 hereof, by the estate of the optionee or by a person who acquired the right to exercise such option by bequest or inheritance from such optionee, within one year after the date of death but not later than the date on which the option would otherwise expire; or

             ii. The Board of Directors may authorize, if not theretofore authorized, Merry Land to accept surrender of the right to exercise such option (or any part thereof) to the extent that the optionee was entitled to do so under Section 7 hereof at the date of his or her death by the estate of the optionee, or by a person who acquired the right to exercise such option by bequest or inheritance from such optionee, within one year after the date of such death but not later than the date on which the Option would otherwise expire.

          b. If the employment of an optionee is terminated by reason of disability as defined in Section 22(e)(3) of the Code, the Stock Options held by such optionee may be exercised, as provided in Section 6 hereof, whether or not exercisable at the time of such termination of employment (subject to the limitations of Section 4(c)), within one year after such termination but not later than the date on which such options would otherwise expire.

          c. If the employment of an optionee is terminated for any reason other than death or disability, Incentive Stock Options held by such optionee shall, to the extent not theretofore exercised, be canceled no later than three months after the date of such termination but no later than the date on which the options would otherwise expire.

          d. "Change in control" means a change in control of Merry Land of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect on January 1, 1997, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 30% or more of the combined voting power for election of directors of the then outstanding securities of Merry Land or any successor of Merry Land; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of Merry Land approve any merger, consolidation or share exchange as a result of which the common stock of Merry Land shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of Merry Land), or any dissolution or liquidation of Merry Land or any sale or the disposition of 50% or more of the assets or business of Merry Land; or (iv) the shareholders of Merry Land approve any merger or consolidation to which Merry Land is a party or a share exchange in which Merry Land shall exchange its shares for shares of another corporation as a result of which the persons who were shareholders of Merry Land immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

     15. AMENDMENT OF THE PLAN

          a. The Board of Directors, at any time, and from time to time, may amend the Plan, subject to any required regulatory approval and to the limitation that, except as provided in Section 13 hereof, no amendment shall be effective unless approved by vote of a majority of the total votes cast by the stockholders of Merry Land at an annual or special meeting held within twelve months before or after the date of such amendment's adoption, where such amendment will:

             i. Increase the number of shares of Common Stock as to which Incentive Stock Options may be granted under the Plan; or

             ii. Change in substance Section 4 hereof relating to eligibility to participate in the Plan; or

             iii. Materially increase the cost to Merry Land of Awards other than Incentive Stock Options.

          b. Except as provided in Section 13 hereof, rights and obligations under any Award granted before amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person to whom the Award was granted. The amendments made by this Plan shall apply only with respect to Awards granted on or after the date this Plan is adopted by the Board of Directors.

     16. EFFECTIVENESS OF THE PLAN

     This Plan shall become effective upon its adoption by the Board of Directors; provided, however, that (i) the effectiveness of this Plan shall be subject to the approval of the stockholders of Merry Land, within 12 months before or after the adoption of this Plan by the Board of Directors, and (ii) the effectiveness of Awards granted under this Plan prior to the date such stockholder approval is obtained shall also be subject to such stockholder approval.

     17. TERMINATION OR SUSPENSION OF PLAN

     The Board of Directors at any time may terminate or suspend the Plan. Unless sooner terminated, the Plan shall terminate on the tenth anniversary of the effective date specified in Section 16 hereof, but such termination shall not affect any Award theretofore granted. An Award may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan except with the consent of the Participant.

     18. NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of Merry Land for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. The adoption of this Plan shall not terminate or have any effect on any prior or existing incentive stock option or stock loan plan, except as specifically provided herein.

     19. NONTRANSFERABILITY OF AWARDS

     Except as provided in Section 14 hereof:

          a. All Awards granted pursuant to the Plan shall not be transferable, except by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant; and

          b. No assignment or transfer of the Award, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right in the Award whatsoever, but immediately upon any attempt to assign or transfer the Award the same shall terminate and be of no force or effect.

     20. MANNER OF GRANT OF AWARDS

     Nothing contained in this Plan or in any resolution heretofore or hereafter adopted by the Board of Directors or any committee or by the stockholders of Merry Land with respect to this Plan shall constitute the granting of an Award under the Plan. The granting of an Award under this Plan shall be deemed to occur only upon the date on which the Board of Directors as provided for in
Section 2 hereof shall approve the grant of such Award.

     21. SECURITIES LAWS

     All Awards shall be subject to any provision necessary to assure compliance with federal and state securities laws. Unless registered under the Securities Act of 1933 or otherwise advised by counsel to Merry Land, (i) each Award shall contain Participant's acknowledgment that neither the Award nor the securities subject to the Award have been registered under any state or federal securities law; (ii) Participant agrees that the Award may not be exercised unless he or she is able and willing to represent in writing to Merry Land that the securities subject to the Award are being acquired by Participant for his or her own account and without a view to the further distribution of such securities; and (iii) a legend reading substantially as follows shall be placed on the certificate(s) representing the securities:

        "These securities have not been registered under the Securities Act of 1933 nor under any state securities law and may not be offered or sold or transferred in the absence of an effective registration statement under the Securities Act or under any applicable state act or an opinion of counsel satisfactory to the Corporation that such registration is not required."

The transfer agent shall also be instructed to refuse to transfer the securities unless the legend has been complied with.

     22. TAX WITHHOLDING

     The employer (whether Merry Land or a Subsidiary) of any employee granted an Award under this Plan shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, vesting or exercise of any Award or the sale of stock acquired upon the exercise of an Incentive Stock Option in order for the employer to obtain a tax deduction available to the employer as a consequence of such grant, exercise, or sale, as the case may be or to comply with the law.

     23. CONTINUATION OF EMPLOYMENT

     Nothing contained in this Plan (or in any written Award agreement) shall obligate Merry Land or any Subsidiary to continue to employ, for any period, an employee to whom an Award has been granted, or interfere with the right of Merry Land or any Subsidiary to reduce such employee's compensation.

     24. PLAN NOT FUNDED

     No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of Merry Land by reason of any Award granted hereunder. There shall be no funding of any benefits which may become payable hereunder. Neither the provisions of the Plan (or of any documents related hereto), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create a trust of any kind or a fiduciary relationship between Merry Land and any Participant or beneficiary. To the extent that a Participant or beneficiary or other person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of Merry Land. Awards payable under the Plan shall be paid in shares of Common Stock or from the general assets of Merry Land, and no special or separate fund or deposit shall be established and no segregation of assets or shares shall be made to assure payment of such Awards.

     25. EXCULPATION AND INDEMNIFICATION

     Merry Land shall indemnify and hold harmless the members of the Board of Directors acting in accordance with Section 2, from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under this Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful misconduct, or criminal acts of such persons.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF TRUSTEES AND OFFICERS

     Under Maryland law, a REIT organized in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of its trustees, officers and shareholders for money damages except for liability resulting from
(a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by final judgment as being material to the cause of action. The Declaration of Trust of EQR includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

     The Declaration of Trust of EQR authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of EQR and at the request of EQR, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Trustee or officer of EQR. The Bylaws of EQR obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of EQR and at the request of EQR, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit EQR to indemnify and advance expenses to any person who served a predecessor of EQR in any of the capacities described above and to any employee or agent of EQR or a predecessor of EQR. The Bylaws of EQR require it to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the "MGCL") for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees and officers of EQR pursuant to the foregoing provisions or otherwise, EQR has been advised that, although the validity and scope of the governing statute have not been challenged in a court of law, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In addition, indemnification may be limited by state securities law.

ITEM 21. EXHIBITS

 2.1   Agreement and Plan of Merger by and between Equity
       Residential Properties Trust and Merry Land & Investment
       Company, Inc. dated as of July 8, 1998, and form of First
       Amendment thereto (included as Appendix A to the Prospectus contained in the Registration Statement)
 2.2   Articles of Merger by and between Equity Residential
       Properties Trust and Merry Land & Investment Company, Inc.
       (Included as Appendix B to the Prospectus contained in the Registration Statement)
 2.3   Certificate of Merger by and between Equity Residential
       Properties Trust and Merry Land and Investment Company, Inc.
       (Included as Appendix C to the Prospectus contained in the Registration Statement)
 5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding legality of issued shares*
 8.1 Opinion of Rudnick & Wolfe regarding certain tax aspects of the Merger*
 8.2   Opinion of Rudnick & Wolfe regarding REIT qualifications of
       EQR*
 8.3 Opinion of Piper & Marbury L.L.P. regarding certain tax aspects of the Merger*
 8.4   Opinion of Hull, Towill, Norman & Barrett, P.C. regarding
       REIT qualifications of Merry Land & Investment Company,
       Inc.*
23.1   Consent of Ernst & Young LLP
23.2   Consent of Grant Thornton LLP
23.3   Consent of Arthur Andersen LLP
23.4 Consent of Rudnick & Wolfe (included in Exhibits 8.1 and 8.2 hereof)
23.5   Consent of Hull, Towill, Norman & Barrett, P.C. (included in
       Exhibit 8.4 hereof)
23.6 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1 hereof)
23.7   Consent of J.P. Morgan Securities Inc.
23.8   Consent of Morgan Stanley & Co. Incorporated
23.9 Consent of Piper & Marbury L.L.P. (included in Exhibit 8.3 hereof)
24.1   Power of Attorney (Included as Page S-2)
99.1   Form of Proxy Card for Special Meeting of Shareholders of
       Equity Residential Properties Trust
99.2   Form of Proxy Card for Special Meeting of Shareholders of
       Merry Land & Investment Company, Inc.
99.3   Opinion of J.P. Morgan Securities Inc. (Included as Appendix
       D to the Prospectus contained in the Registration Statement)
99.4   Opinion of Morgan Stanley & Co. Incorporated (Included as
       Appendix E to the Prospectus contained in the Registration
       Statement)
99.5   Consent of Persons named to become Trustees
99.6   Form of Amendment to EQR's Second Amended and Restated
       Declaration of Trust*

-------------------------
* to be filed by amendment

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1)(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, in the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)(a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (b) The registrant undertakes that every prospectus (A) that is filed pursuant to paragraph (a) immediately preceding, or (B) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporation documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 14th day of August, 1998.

                                          EQUITY RESIDENTIAL PROPERTIES TRUST

                                          By:    /s/ DOUGLAS CROCKER II

                                            ------------------------------------
                                            Douglas Crocker II
                                            President, Chief Executive Officer
                                              and
                                            Trustee

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Douglas Crocker II, David Neithercut and Bruce C. Strohm, or any of them, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the Securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                        NAME                                         TITLE                      DATE
                        ----                                         -----                      ----
                   /s/ SAMUEL ZELL                       Chairman of the Board of          August 14, 1998
-----------------------------------------------------    Trustees
                     Samuel Zell

               /s/ DOUGLAS CROCKER II                    President, Chief Executive        August 14, 1998
-----------------------------------------------------    Officer and Trustee
                 Douglas Crocker II

               /s/ DAVID J. NEITHERCUT                   Executive Vice President and      August 14, 1998
-----------------------------------------------------    Chief Financial Officer
                 David J. Neithercut

                /s/ MICHAEL J. MCHUGH                    Senior Vice President, Chief      August 14, 1998
-----------------------------------------------------    Accounting Officer and
                  Michael J. McHugh                      Treasurer

                /s/ GERALD A. SPECTOR                    Executive Vice President,         August 14, 1998
-----------------------------------------------------    Chief Operating Officer and
                  Gerald A. Spector                      Trustee

                                                         Trustee                           August 14, 1998
-----------------------------------------------------
John W. Alexander

                /s/ STEPHEN O. EVANS                     Trustee                           August 14, 1998
-----------------------------------------------------
                  Stephen O. Evans

                /s/ HENRY H. GOLDBERG                    Trustee                           August 14, 1998
-----------------------------------------------------
                  Henry H. Goldberg

                /s/ ERROL R. HALPERIN                    Trustee                           August 14, 1998
-----------------------------------------------------
                  Errol R. Halperin

              /s/ JAMES D. HARPER, JR.                   Trustee                           August 14, 1998
-----------------------------------------------------
                James D. Harper, Jr.

                /s/ EDWARD LOWENTHAL                     Trustee                           August 14, 1998
-----------------------------------------------------
                  Edward Lowenthal

               /s/ JEFFREY H. LYNFORD                    Trustee                           August 14, 1998
-----------------------------------------------------
                 Jeffrey H. Lynford

               /s/ SHELI Z. ROSENBERG                    Trustee                           August 14, 1998
-----------------------------------------------------
                 Sheli Z. Rosenberg

                        NAME                                         TITLE                      DATE
                        ----                                         -----                      ----
               /s/ BARRY S. STERNLICHT                   Trustee                           August 14, 1998
-----------------------------------------------------
                 Barry S. Sternlicht

                 /s/ B. JOSEPH WHITE                     Trustee                           August 14, 1998
-----------------------------------------------------
                   B. Joseph White

                                       S-2